Exhibit 10.1

Execution Version

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601 (b)(10)

Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT NO. 6

AMENDMENT NO. 6, dated as of March 19, 2024 (this “Amendment”), to the Credit Agreement dated as of November 25, 2020, by and among Shoals Technologies Group, Inc., a Delaware corporation (the “Borrower”), Wilmington Trust, National Association (“Wilmington Trust”), as Collateral Agent, JPMorgan Chase Bank, N.A. (“JPMorgan”), as Administrative Agent and each L/C Issuer and lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) (as amended by the Incremental Amendment No. 1, dated as of December 22, 2020, Amendment No. 2, dated as of December 30, 2020, Amendment No. 3, dated as of August 26, 2021, Amendment No. 4, dated as of March 18, 2022, Amendment No. 5, dated as of May 2, 2022 and as further amended, restated, amended and restated, supplemented or modified from time to time prior to the date hereof, the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.
WHEREAS, the Borrower has requested that the 2024 Refinancing Revolving Lenders (as defined below) provide Refinancing Revolving Credit Commitments in U.S. Dollars in an aggregate principal amount of $200 million (the “2024 Refinancing Revolving Credit Commitments” and the loans thereunder, the “2024 Refinancing Revolving Credit Loans”) to refinance in full the Revolving Credit Commitments existing on the Amendment No. 6 Effective Date (immediately prior to the effectiveness of this Amendment) (such existing Revolving Credit Commitments, the “Existing Revolving Credit Commitments”), and to make certain corresponding modifications to the Credit Agreement;
WHEREAS, the Company has requested that Shoals Technologies Group, Inc., a Delaware corporation (the “Parent Borrower”), be joined to the Credit Agreement as the Company and a Borrower thereunder;
WHEREAS, the Company has requested that all of the Lenders under the Credit Agreement and the Agents agree to amend the Existing Credit Agreement in accordance with Section 10.01 of the Existing Credit Agreement as set forth herein; and
WHEREAS, all of the Lenders and the Agents are willing, on and subject to the terms and conditions hereof, to agree to the amendments set forth herein and to the joinder to the Credit Agreement of the Parent Borrower.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Refinancing Revolving Credit Commitments.
(a)    Each financial institution listed on Schedule A (each a “2024 Refinancing Revolving Lender” and collectively, the “2024 Refinancing Revolving Lenders”) hereby commits to provide a 2024 Refinancing Revolving Credit Commitment in Dollars in the amount set forth opposite such 2024 Refinancing Revolving Lender’s name in the second column of the chart in Schedule A to the Borrower on the Amendment No. 6 Effective Date (as defined below) on the terms and subject to the conditions set forth herein. On the Amendment No. 6 Effective Date, (x) the Existing Revolving Credit Commitments will be terminated and replaced with the 2024 Refinancing Revolving Credit Commitments of the 2024 Refinancing Revolving Lenders as set forth on Schedule A hereto and (y) each Revolving Credit Lender (immediately prior to the effectiveness of this Amendment) that is not also a 2024 Refinancing Revolving Lender will cease to be a Revolving Credit Lender; provided, any Revolving

Credit Borrowings outstanding under the Existing Revolving Credit Commitments existing immediately prior to giving effect to this Amendment shall be deemed to have been made under the 2024 Refinancing Revolving Credit Commitments and shall be deemed to be 2024 Refinancing Revolving Credit Loans for all purposes.
(b)    Pursuant to Section 2.18 of the Credit Agreement and subject to the terms and conditions set forth herein, effective as of the Amendment No. 6 Effective Date, for all purposes of the Loan Documents (i) the 2024 Refinancing Revolving Credit Commitments shall constitute “Revolving Credit Commitments”, “Refinancing Revolving Credit Commitments”, and “Commitments” (ii) any 2024 Refinancing Revolving Credit Loans shall constitute “Revolving Credit Loans”, “Refinancing Revolving Credit Loans”, and “Loans”, (iii) each 2024 Refinancing Revolving Lender shall constitute a “Revolving Credit Lender” and “Lender” and shall have all the rights and obligations of a Lender holding a Revolving Credit Commitment and (iv) other related terms will have correlative meanings mutatis mutandis.
(c)    All Letters of Credit outstanding under the Credit Agreement on the Amendment No. 6 Effective Date shall remain outstanding under the Amended Credit Agreement. Each 2024 Refinancing Revolving Lender’s risk participation in each such Letter of Credit shall be determined in accordance with such 2024 Refinancing Revolving Lender’s pro rata share, as provided in Section 2.03(c) of the Credit Agreement, as if such Letter of Credit had been issued on the Amendment No. 6 Effective Date immediately after giving effect to paragraph (a) above. For the avoidance of doubt, each L/C Issuer acting in such capacities immediately prior to the effectiveness of this Amendment shall continue to act in such capacities immediately following the effectiveness hereof.
(d)    Each 2024 Refinancing Revolving Lender acknowledges that all notice requirements set forth in the Credit Agreement with respect to the refinancing contemplated by this Amendment have been satisfied.
Section 2.    Amendments.
(a)    Amendments to Existing Credit Agreement. (i) The Credit Agreement (excluding the Schedules (other than Schedule 2.01(B)), which shall continue to be the Schedules under the Credit Agreement, as amended hereby) is, effective as of the Amendment No. 6 Effective Date amended to delete the stricken text (indicated in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated in the same manner as the following example: double-underlined text) as set forth on Exhibit A hereto, (ii) Schedule 2.01(B) to the Credit Agreement is hereby replaced in its entirety with Schedule A hereto and (iii) the Exhibits to the Credit Agreement are amended and restated in their entirety as set forth in Exhibit B hereto (the “Amended Exhibits”).
(b)    Amendments to Guaranty Agreement. Each Lender hereby authorizes and consents to the following amendment to the Guaranty (the “Existing Guaranty”, and as amended hereby, the “Amended Guaranty”):
(i)    the definition of “Guarantor” in Section 1.01 thereof shall be hereby amended and replaced in its entirety as follows:
““Guarantor” means (a) the Company and each Restricted Subsidiary listed on the signature pages hereof under the caption “Guarantors” and each Restricted Subsidiary that becomes a party to this Agreement after the Closing Date, (b) solely with respect to Obligations of the Company and the Restricted Subsidiaries in respect of Secured Hedge Agreements or Secured Cash Management Obligations, each Borrower (other than with respect to its own obligations) and (c) with respect to any Obligations of any Borrower, any other Borrower that is jointly and severally liable with respect to such Obligations in accordance with Section 11.02 of the Credit Agreement (other than with respect to its own Obligations); provided that, notwithstanding anything to the contrary, no Excluded Subsidiary (as defined in the Credit Agreement) shall be required to be a Guarantor.”

(ii)    Section 3.02(b) thereof shall be hereby amended and replaced in its entirety as follows:
“Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent (acting at the direction of the Required Lenders), all Indebtedness owed by it to any Subsidiary of the Company shall be fully subordinated to the Secured Obligations until the occurrence of the Termination Date”.
(iii)    each reference to “Revolving Facility Administrative Agent” shall be replaced with a reference to the “Administrative Agent” and each reference to the “Blackstone Representative” shall be removed and in each case, any related conforming changes as set forth in Exhibit F of the Amended Exhibits shall be made.
(c)    Amendments to Security Agreement. Each Lender hereby authorizes and consents to the following amendments to the Security Agreement (the “Existing Security Agreement”, and as amended hereby, the “Amended Security Agreement”):
(i)    the definition of “Grantors” in Section 1(c) thereof shall be hereby amended and replaced in its entirety as follows:
““Grantors” means the Borrower and each other Guarantor.”
(ii)    the definition of “Guarantors” in Section 1(c) thereof shall be hereby amended and replaced in its entirety as follows:
““Guarantors” means (i) each Restricted Subsidiary party to the Guaranty, (ii) each Subsidiary that shall, at any time after the date hereof, become a “Guarantor” pursuant to Section 6.10 of the Credit Agreement or Section 4.14 of the Guaranty, (iii) solely with respect to the Obligations of the Company and the Restricted Subsidiaries in respect of Secured Hedge Agreements or Secured Cash Management Obligations, each Borrower (other than with respect to its own obligations) and (v) with respect to any Obligations of the Borrower, any other Borrower that is jointly and severally liable with respect to such Obligations in accordance with Section 11.01 of the Credit Agreement (other than with respect to its own Obligations).”
(iii)    the introductory paragraph of Section 2(a) thereof shall be hereby amended and replaced in its entirety as follows:
“The Borrower and each other Guarantor listed on the signature pages hereof, in order to secure its Secured Obligations, hereby grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in all of its right, title and interest (the “Transaction Liens”) in the following property of the Borrower or such other Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “Collateral”)”.
(iv)    each reference to “Revolving Facility Administrative Agent” shall be replaced with a reference to the “Administrative Agent” and each reference to the “Blackstone Representative” shall be removed and in each case, any related conforming changes as set forth in Exhibit G of the Amended Exhibits shall be made.
(d)    Schedules to Closing Date Certificate. Each of Schedules 1.01B, 1.01D and 5.11 to the Closing Date Certificate is, effective as of the Amendment No. 6 Effective Date, hereby replaced in its entirety with Schedules 1.01B, 1.01D and 5.11 hereto, and shall for all purposes be the schedules referred to in the Amended Credit Agreement, as applicable.

Section 3.    Representations and Warranties. The Borrower hereby represents and warrants that as of the Amendment No. 6 Effective Date (as defined below), after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower and each other Loan Party contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, such representations and warranties were true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
Section 4.    Effectiveness. This Amendment shall become effective on the date (such date, the “Amendment No. 6 Effective Date”) that the following conditions have been satisfied:
(i)    The Administrative Agent shall have received executed signature pages hereto from each Loan Party, each 2024 Refinancing Revolving Lender, each L/C Issuer and each Revolving Credit Lender;
(ii)    The 2024 Refinancing Revolving Lenders and the Administrative Agent shall have received at least three (3) Business Days prior to the Amendment No. 6 Effective Date all documentation and other information about the Borrower and the Guarantors as has been reasonably requested in writing at least five (5) Business Days prior to the Amendment No. 6 Effective Date by any 2024 Refinancing Revolving Lender that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act. No later than three (3) Business Days prior to the Amendment No. 6 Effective Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, then the Borrower shall have delivered to each 2024 Refinancing Revolving Lender a Beneficial Ownership Certificate to the extent expressly required under the Beneficial Ownership Regulation in relation to the Borrower as has been reasonably requested in writing at least five (5) Business Days prior to the Amendment No. 6 Effective Date by any 2024 Refinancing Revolving Lender;
(iii)    The Administrative Agent shall have received a customary officer’s certificate of (x) each Loan Party with respect to (A) its Organization Documents (which may be in the form of a certification from such Loan Party that there have been no changes from the Organization Documents previously delivered to the Administrative Agents (as defined in the Credit Agreement) as of the Closing Date), (B) resolutions and (C) incumbency and (y) the Borrower certifying that the conditions set forth in clauses (vi), (vii) and (xi) below have been satisfied;
(iv)    Each requesting 2024 Refinancing Revolving Lender, as applicable, shall have received Revolving Credit Notes executed by the Borrower in favor of such Lender;
(v)    The Administrative Agent shall have received a legal opinion from each of (x) Kirkland & Ellis LLP, New York counsel to the Loan Parties and (y) Bradley Arant Boult Cummings LLP, Tennessee and Alabama counsel to the Loan Parties, each addressed to the Lenders on the Amendment No. 6 Effective Date;
(vi)    Each of the representations and warranties contained in Section 3 hereof shall be true and correct in all material respects on and as of the Amendment No. 6 Effective Date (or, to the extent qualified by materiality, in all respects);
(vii)    No Default or Event of Default shall exist, or would exist after giving effect to the 2024 Refinancing Revolving Credit Commitments on the Amendment No. 6 Effective Date or from the application of any proceeds therefrom;

(viii)    The Administrative Agent shall have received a certificate attesting to the Solvency of the Company and its Subsidiaries (on a consolidated basis) on the Amendment No. 6 Effective Date, after giving effect to the 2024 Refinancing Revolving Credit Commitments, from Borrower’s chief financial officer;
(ix)    JPMorgan shall have received the fees in the amounts previously agreed in writing to be received on the Amendment No. 6 Effective Date pursuant to that certain Engagement Letter, dated as of January 19, 2024, by and among JPMorgan and the Borrower, and all reasonable and documented out-of-pocket expenses (including the reasonable fees, charges and disbursements of Davis Polk & Wardwell LLP) required to be paid or reimbursed for which invoices have been presented a reasonable period of time prior to the Amendment No. 6 Effective Date shall have been paid;
(x)    The Administrative Agent shall have received good standing certificates or certificates of status, as applicable, and related bring downs, for each Loan Party;
(xi)    Since December 31, 2022, no Material Adverse Effect shall have occurred or is reasonably expected to occur;
(xii)    The Administrative Agent, Collateral Agent, and the Revolving Credit Lenders each shall have received all fees and other amounts due and payable on or prior to the Amendment No. 6 Effective Date, including all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Loan Parties under the Credit Agreement for which invoices have been presented a reasonable period of time prior to the Amendment No. 6 Effective Date (which for the avoidance of doubt, shall include the fees, charges and disbursements of Ballard Spahr LLP, as counsel to the Collateral Agent); and
(xiii)    The Collateral Agent shall have received the Global Intercompany Note duly executed Borrower and the other Restricted Subsidiaries party thereto; and
(xiv)    All Initial Term Loans outstanding immediately prior to the Amendment No. 6 Effective Date shall have been repaid in full prior to, or substantially concurrently with, the Amendment No. 6 Effective Date.
For purposes of determining whether the conditions set forth in this Section 4 have been satisfied, by releasing its signature page hereto, the Administrative Agent, each Lender, each Additional Lender and each L/C Issuer party hereto shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to such Lender such Additional Lender or such L/C Issuer, as the case may be.
Section 5.    Post-Closing Covenant.
Within 10 days of the Amendment No. 6 Effective Date (or such later time as may be agreed by the Collateral Agent in its reasonable discretion), the Borrower shall have delivered to Collateral Agent’s office located at 77 Upper Rock Circle, 8th floor, Rockville, MD 20850, Attn: Teisha Wright, the original signatures of Borrower and the other Restricted Subsidiaries party to the Global Intercompany Note.
Section 6.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The Administrative Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 7.    Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
Section 8.    Effect of Amendment; Reaffirmation.
(a)    This Amendment shall constitute an “Refinancing Amendment”, and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents and the 2024 Refinancing Revolving Credit Commitments shall constitute “Refinancing Revolving Credit Commitments” and “Revolving Credit Commitments” for all purposes of the Credit Agreement and the other Loan Documents. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent, in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Loan Party party hereto reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Collateral Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement, and from and after the Amendment No. 6 Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Amended Credit Agreement. Each of the Loan Parties hereby consents to this Amendment and confirms that all obligations of such Loan Party under the Loan Documents to which such Loan Party is a party shall continue to apply to the Amended Credit Agreement.
(b)    Each Loan Party hereby (i) affirms and confirms the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby, (ii) affirms and confirms its guarantee of (and, in the case of the Borrower, its principal obligation with respect to) of the Secured Obligations pursuant to the Guaranty, (iii) affirms and confirms its prior pledges and grants of Liens on the Collateral to secure the Secured Obligations and other commitments under the Collateral Documents to which it is a party and (iv) agrees that (x) the Guaranty and each Collateral Document to which it is a party shall continue to be in full force and effect in accordance with and subject to the terms and conditions and such Guaranty and Collateral Documents, after giving effect to this Amendment and (y) all guarantees, Liens, pledges, grants and other commitments thereunder shall continue to be in full force and effect and shall secure the Secured Obligations (after giving effect to this Amendment) including, without limitation, the 2024 Refinancing Revolving Credit Commitments and 2024 Refinancing Revolving Credit Loans and shall accrue to the benefit of the Agents and the other Secured Parties, including without limitation, the 2024 Refinancing Revolving Lenders.
Section 9.    Amendment; Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted under Section 10.01 of the Credit Agreement.
Section 10.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
Section 11.    Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this

Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 12.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
Section 13.    Existing Lender Instruction to Administrative Agent and Collateral Agent. Each of the undersigned Revolving Credit Lenders party to the Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Lenders”), who collectively constitute all of the Lenders under the Credit Agreement immediately prior to the effectiveness of this Amendment, hereby (i) authorize and direct the Administrative Agent and Collateral Agent under the Credit Agreement to execute and deliver this Amendment and any documents related hereto, (ii) acknowledge and agree that the undersigned Lenders constitute all of the Existing Lenders necessary to direct the Administrative Agent and the Collateral Agent to execute such documents; and (iii) acknowledge and agree that the direction set forth in this Amendment constitutes an instruction, consent and request of the Existing Lenders under the Loan Documents, including Section 9.03 of the Credit Agreement. Each of the undersigned 2024 Refinancing Revolving Lenders party hereto, who collectively constitute all of the 2024 Refinancing Revolving Lenders under the Credit Agreement immediately following the effectiveness of this Amendment, hereby (i) authorize and direct the Collateral Agent under the Credit Agreement to execute and deliver this Amendment and any documents related thereto, (ii) acknowledge and agree that the undersigned 2024 Refinancing Revolving Lenders constitute all of the 2024 Refinancing Revolving Lenders necessary to direct the Collateral Agent to execute such documents; and (iii) acknowledge and agree that the direction set forth in this Amendment constitutes an instruction, consent and request of the 2024 Refinancing Revolving Lenders under the Loan Documents, including Section 9.03 of the Credit Agreement.
Section 14.    Joinder. Immediately following the effectiveness of the amendments set forth in Section 2 above, the Parent Borrower (i) shall automatically become a party to the Credit Agreement as the Company, (ii) agrees to be bound by all of the provisions of the Credit Agreement and the other Loan Documents applicable to it as the Company and Borrower with the same force and effect as if it were an original signatory to the Credit Agreement in such capacity and (iii) agrees that all references to any “Borrower” or the “Company” in the Credit Agreement and in the other Loan Documents shall be deemed to include the Parent Borrower. Without limiting the generality of the foregoing, the Parent Borrower hereby expressly assumes the obligations of the Company under the Credit Agreement and the other Loan Documents (including, without limitation, the payment of any Commitment Fees and/or fees pursuant to Section 2.03(g) of the Credit Agreement) and shall perform all the obligations of the Company under, and to be bound in all respects by the terms of, the Credit Agreement, to the same extent and with the same force and effect as if the undersigned were a signatory thereto as the Company.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.
SHOALS TECHNOLOGIES GROUP, INC., as Borrower and a Guarantor
By:    /s/ Dominic Bardos
    Name: Dominic Bardos
    Title: Chief Financial Officer
SHOALS INTERMEDIATE PARENT, INC., as a Guarantor
By:    /s/ Dominic Bardos
    Name: Dominic Bardos
    Title: Chief Financial Officer and Treasurer
SHOALS TECHNOLOGIES GROUP, LLC, as a Guarantor
By:    /s/ Dominic Bardos
    Name: Dominic Bardos
    Title: Chief Financial Officer and Treasurer

[Signature Page to Shoals Amendment No. 6]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, L/C Issuer and Additional Lender
By:    /s/ Jason R. Williams
    Name: Jason R. Williams
    Title: Authorized Officer

[Signature Page to Shoals Amendment No. 6]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent
By:    /s/ Jay Campbell
    Name: Jay Campbell
    Title: Assistant Vice President
[Signature Page to Shoals Amendment No. 6]

Bank of America, N.A.,
as a Lender
By:    /s/ Ryan Vetsch
    Name: Ryan Vetsch
    Title: SVP
Citibank, N.A.,
as a Lender
By:    /s/ Thomas Benavides
    Name: Thomas Benavides
    Title: Director
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ J. Austin Rissler
    Name: J. Austin Rissler
    Title: Senior Vice President
GOLDMAN SACHS BANK USA,
as a Lender and L/C Issuer
By:    /s/ Andrew B. Vernon
    Name: Andrew B. Vernon
    Title: Authorized Signatory
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender
By:    /s/ Mylissa Merten
    Name: Mylissa Merten
    Title: Vice President

[Signature Page to Shoals Amendment No. 6]

Exhibit A
Amended Credit Agreement

[See attached]

Exhibit A to Amendment No. ~~5~~6
Conformed through Amendment No. ~~5~~6
dated ~~May 2~~March 19, 202~~2~~4
[***] Certain information in this document has been
excluded pursuant to Regulation S-K, Item 601 (b)(10)

Such excluded information is not material and would likely
cause competitive harm to the registrant if publicl disclosed.

CREDIT AGREEMENT
by and among
~~SHOALS HOLDINGS LLC,~~
~~as Company,~~
SHOALS TECHNOLOGIES GROUP, INC.,
as ~~Parent Borrower~~Company,
~~SHOALS INTERMEDIATE HOLDINGS LLC,~~
~~as Holdings,~~
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as ~~Term Loan Administrative Agent and~~ Collateral Agent,
JPMORGAN CHASE BANK, N.A.,
as ~~Revolving Facility~~ Administrative Agent,
THE LENDERS PARTY HERETO FROM TIME TO TIME
and

JPMORGAN CHASE BANK, N.A. and
GUGGENHEIM SECURITIES, LLC,
as Lead Arrangers and Bookrunners

Originally dated as of November 25, 2020
(as amended by Incremental Facility Amendment No. 1, dated as of December 22, 2020, as further amended by Amendment No. 2, dated as of December 30, 2020, as further amended by Amendment No. 3, dated as of August 26, 2021, as further amended by Amendment No. 4, dated as of March 18, 2022, ~~and~~
as further amended by Amendment No. 5, dated as of May 2, 2022, and as further amended by Amendment No. 6, dated as of March 19, 2024)

Table of Contents
Page
ARTICLE I

Definitions and Accounting Terms

ARTICLE II

The Commitments and Credit Extensions

Section 2.01 The Loans.................................................................................................................... 9~~9~~5
Section 2.02 Borrowings, Conversions and Continuations of Loans............................................... 9~~9~~6
Section 2.03 Letters of Credit...................................................................................................... ~~101~~97
Section 2.04 [Reserved]................................................................................................................. 10~~9~~5
Section 2.05 Prepayments.............................................................................................................. 10~~9~~5
Section 2.06 Termination or Reduction of Commitments............................................................. 1~~1~~06
Section 2.07 Repayment of Loans............................................................................................... 1~~17~~06
Section 2.08 Interest....................................................................................................................... 1~~1~~07
Section 2.09 Fees........................................................................................................................... 1~~1~~07
Section 2.10 Computation of Interest and Fees........................................................................... 1~~18~~07
Section 2.11 Evidence of Indebtedness.......................................................................................... 1~~1~~08
Section 2.12 Payments Generally................................................................................................ 1~~19~~08
Section 2.13 Sharing of Payments................................................................................................. 1~~2~~10
Section 2.14 Incremental Credit Extensions.................................................................................. 1~~2~~11
Section 2.15 Extensions ~~of Term Loans and~~ Revolving Credit Commitments........................... 1~~26~~14
Section 2.16 Defaulting Lenders.................................................................................................. 1~~28~~16
Section 2.17 ~~Permitted Debt Exchanges~~............................................................... [Reserved] 1~~29~~17
Section 2.18 Refinancing Facilities.............................................................................................. 1~~32~~17

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes....................................................................................................................... 1~~33~~18
Section 3.02 Inability to Determine Rates; SOFR Benchmark Replacement.............................. 1~~37~~22
Section 3.03 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term Benchmark Loans..................................................................................................................................................... 1~~39~~24
Section 3.04 Funding Losses....................................................................................................... 1~~40~~26
-i-

Section 3.05 Matters Applicable to All Requests for Compensation........................................... 1~~41~~26
Section 3.06 Replacement of Lenders under Certain Circumstances............................................ 1~~4~~27
Section 3.07 Survival................................................................................................................... 1~~43~~28

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01 Closing Date Conditions......................................................................................... 1~~43~~28
Section 4.02 Conditions to Subsequent Credit Extensions.......................................................... 1~~45~~30

ARTICLE V

Representations and Warranties

Section 5.01 Existence, Qualification and Power; Compliance with Laws................................. 1~~46~~31
Section 5.02 Authorization; No Contravention............................................................................ 1~~46~~31
Section 5.03 Governmental Authorization; Other Consents........................................................ 1~~46~~31
Section 5.04 Binding Effect......................................................................................................... 1~~46~~32
Section 5.05 Financial Statements; No Material Adverse Effect................................................. 1~~47~~32
Section 5.06 Litigation................................................................................................................. 1~~47~~32
Section 5.07 Ownership of Property; Liens................................................................................. 1~~47~~32
Section 5.08 Environmental Compliance..................................................................................... 1~~47~~32
Section 5.09 Taxes....................................................................................................................... 1~~48~~33
Section 5.10 Compliance with ERISA......................................................................................... 1~~48~~33
Section 5.11 Subsidiaries; Capital Stock..................................................................................... 1~~48~~33
Section 5.12 Margin Regulations; Investment Company Act........................................................ 134~~9~~
Section 5.13 Disclosure.................................................................................................................. 134~~9~~
Section 5.14 Intellectual Property; Licenses, Etc........................................................................... 134~~9~~
Section 5.15 Solvency.................................................................................................................... 135~~0~~
Section 5.16 Collateral Documents................................................................................................ 135~~0~~
Section 5.17 Use of Proceeds......................................................................................................... 135~~0~~
Section 5.18 Sanctions and Anti-Corruption Laws........................................................................ 135~~0~~
Section 5.19 Labor Matters.......................................................................................................... 1~~51~~36
Section 5.20 Compliance with Law............................................................................................. 1~~51~~36

ARTICLE VI

Affirmative Covenants

Section 6.01 Financial Statements............................................................................................... 1~~51~~36
Section 6.02 Certificates; Other Information............................................................................... 1~~52~~37
Section 6.03 Notices.................................................................................................................... 1~~54~~39
Section 6.04 Maintenance of Existence....................................................................................... 1~~54~~39
Section 6.05 Maintenance of Properties...................................................................................... 1~~54~~39
Section 6.06 Maintenance of Insurance....................................................................................... 1~~54~~39
Section 6.07 Compliance with Laws............................................................................................ 1~~55~~40
Section 6.08 Books and Records.................................................................................................. 1~~55~~40
Section 6.09 Inspection Rights..................................................................................................... 1~~55~~40
Section 6.10 Covenant to Guarantee Secured Obligations and Give Security............................ 1~~55~~41
Section 6.11 Use of Proceeds...................................................................................................... 1~~56~~41
Section 6.12 Further Assurances and Post-Closing Covenants................................................... 1~~56~~41
-ii-

Section 6.13 Designation of Restricted and Unrestricted Subsidiaries........................................ 1~~57~~42
Section 6.14 Payment of Taxes.................................................................................................... 1~~57~~42
Section 6.15 Lender Calls............................................................................................................ 1~~57~~43
Section 6.16 Maintenance of Ratings.......................................................................................... 1~~58~~43
Section 6.17 Anti-Terrorism; Sanctions; Anti-Corruption........................................................... 1~~58~~43

ARTICLE VII

Negative Covenants

Section 7.01 Liens........................................................................................................................ 1~~58~~43
Section 7.02 [Reserved]............................................................................................................... 1~~59~~44
Section 7.03 Indebtedness............................................................................................................ 1~~59~~44
Section 7.04 Merger and Consolidation....................................................................................... 1~~66~~51
Section 7.05 Limitation on Sales of Assets and Subsidiary Stock............................................... 1~~68~~53
Section 7.06 Restricted Payments & Modification of Subordinated Indebtedness Documents.. 1~~69~~54
Section 7.07 Affiliate Transactions............................................................................................. 1~~78~~62
Section 7.08 Limitation on Restrictions on Distributions from Restricted Subsidiaries and Negative Pledges.................................................................................................................................................. 1~~82~~66
Section 7.09 Financial Covenant................................................................................................. 1~~85~~69
Section 7.10 Permitted Activities of ~~Holdings, Amendment No. 3 Guarantor and the Parent~~ Borrower and Shoals Intermediate........................................................................................................ 1~~85~~69
Section 7.11 Nature of Business.................................................................................................. 1~~86~~71
Section 7.12 Amendments of Material Documents..................................................................... 1~~86~~71
Section 7.13 Changes in Fiscal Year............................................................................................. 1~~8~~71

ARTICLE VIII

Events of Default and Remedies

Section 8.01 Events of Default...................................................................................................... 1~~8~~71
Section 8.02 Remedies Upon Event of Default........................................................................... 1~~89~~74
Section 8.03 Exclusion of Immaterial Subsidiaries..................................................................... 1~~90~~74
Section 8.04 Application of Funds............................................................................................... 1~~90~~74
Section 8.05 Permitted Holders’ Right to Cure........................................................................... 1~~92~~76

ARTICLE IX

Administrative Agent~~s~~ and Other Agents

Section 9.01 Appointment and Authorization of Agents............................................................. 1~~93~~77
Section 9.02 Delegation of Duties............................................................................................... 1~~94~~78
Section 9.03 Liability of Agents.................................................................................................. 1~~94~~78
Section 9.04 Reliance by Agents................................................................................................. 1~~97~~81
Section 9.05 Notice of Default; No Other Duties........................................................................ 1~~97~~82
Section 9.06 Credit Decision; Disclosure of Information by Agents............................................. 1~~9~~83
Section 9.07 Indemnification of Agents......................................................................................... 1~~9~~83
Section 9.08 Agents in their Individual Capacities...................................................................... 1~~99~~84
Section 9.09 Successor Agents.................................................................................................... 1~~99~~84
Section 9.10 Administrative Agent~~s~~ May File Proofs of Claim.................................................. ~~20~~185
Section 9.11 Collateral and Guaranty Matters............................................................................. ~~20~~186
Section 9.12 Other Agents; Arrangers and Managers................................................................ ~~203~~187
-iii-

Section 9.13 Appointment of Supplemental Administrative Agents......................................... ~~203~~187
Section 9.14 Withholding Tax................................................................................................... ~~204~~188
Section 9.15 Secured Cash Management Obligations; Secured Hedge Agreements................. ~~204~~189
Section 9.16 Certain ERISA Matters......................................................................................... ~~204~~189

ARTICLE X

Miscellaneous

Section 10.01 Amendments, Etc.................................................................................................... ~~2~~190~~5~~
Section 10.02 Notices and Other Communications; Facsimile Copies.......................................... ~~2~~1~~0~~94
Section 10.03 No Waiver; Cumulative Remedies.......................................................................... ~~2~~1~~2~~96
Section 10.04 Attorney Costs and Expenses.................................................................................. ~~2~~1~~2~~96
Section 10.05 Indemnification by the Company............................................................................ ~~2~~1~~3~~97
Section 10.06 Payments Set Aside................................................................................................. ~~2~~1~~4~~98
Section 10.07 Successors and Assigns........................................................................................... ~~2~~1~~4~~99
Section 10.08 Confidentiality........................................................................................................ 2~~21~~03
Section 10.09 Setoff....................................................................................................................... 2~~22~~04
Section 10.10 Counterparts............................................................................................................ 2~~22~~04
Section 10.11 Integration............................................................................................................... 2~~23~~04
Section 10.12 Survival of Representations and Warranties........................................................... 2~~23~~05
Section 10.13 Severability............................................................................................................. 2~~23~~05
Section 10.14 GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS....................... 2~~23~~05
Section 10.15 WAIVER OF RIGHT TO TRIAL BY JURY......................................................... 2~~24~~06
Section 10.16 Binding Effect......................................................................................................... 2~~24~~06
Section 10.17 Judgment Currency................................................................................................. 2~~24~~06
Section 10.18 Lender Action......................................................................................................... 2~~25~~06
Section 10.19 USA PATRIOT Act................................................................................................ 2~~25~~07
Section 10.20 Obligations Absolute~~.~~.............................................................................................. 2~~25~~07
Section 10.21 No Advisory or Fiduciary Responsibility............................................................... 2~~26~~07
Section 10.22 Acknowledgment and Consent to Bail-In of Affected Financial Institutions......... 2~~26~~08
Section 10.23 Acknowledgement Regarding Any Supported QFCs............................................. 2~~27~~08
Section 10.24 Acknowledgment of Intercreditor Agreements....................................................... 2~~27~~09
Section 10.25 Interest Rate Limitation........................................................................................... 2~~28~~09

ARTICLE XI

Co-Borrower Arrangements

Section 11.01 Addition of Co-Borrowers...................................................................................... 2~~28~~10
Section 11.02 Status of Co-Borrowers........................................................................................... 2~~29~~11
Section 11.03 Resignation of Co-Borrowers ~~and the Amendment No. 3 Guarantor.~~.................... 2~~30~~11

SCHEDULES
Schedule 2.01(A) —    ~~Initial Term Commitments~~[Reserved]
Schedule 2.01(B) —    Revolving Credit Commitments
Schedule 6.12    —    Post-Closing Covenants
Schedule 10.02    —    ~~Each~~The Administrative Agent’s Office, Certain Addresses for Notices

-iv-

EXHIBITS
Exhibit A    —    Committed Loan Notice
Exhibit C-1    —    ~~Term Note~~[Reserved]
Exhibit C-2    —    Revolving Credit Note
Exhibit D-1    —    Closing Date Certificate
Exhibit D-2    —    Compliance Certificate
Exhibit E    —    Assignment and Assumption
Exhibit F    —    Guaranty
Exhibit G    —    Security Agreement
Exhibit H    —    ~~Discounted Prepayment Option Notice~~[Reserved]
Exhibit I    —    ~~Lender Participation Notice~~[Reserved]
Exhibit J    —    ~~Discounted Voluntary Prepayment Notice~~[Reserved]
Exhibit K    —    Form of Pari Passu Intercreditor Agreement
Exhibit L    —    United States Tax Compliance Certificate
Exhibit M    —    Form of Junior Lien Intercreditor Agreement
Exhibit N    —    Solvency Certificate
Exhibit O    —    Form of Secured Party Joinder
-v-

CREDIT AGREEMENT
This CREDIT AGREEMENT, originally dated as of November 25, 2020 (as amended by Incremental Facility Amendment No. 1, as further amended by Amendment No. 2, ~~and~~ as further amended by Amendment No. 3, as further amended by Amendment No. 4, as further amended by Amendment No. 5, and as further amended by Amendment No. 6, the “Agreement”), is by and among SHOALS ~~HOLDINGS~~TECHNOLOGIES GROUP, ~~LL~~INC., a Delaware ~~limited liability company~~corporation (the “Company”)~~, SHOALS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company (“Holdings”)~~, WILMINGTON TRUST, NATIONAL ASSOCIATION (“Wilmington Trust”), as ~~Term Loan Administrative Agent and~~ Collateral Agent, ~~JPMORGAN CHASE BANK~~JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as ~~Revolving Facility~~ Administrative Agent, and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).
PRELIMINARY STATEMENTS
WHEREAS, ~~the Company has~~ Shoals Holdings LLC, a Delaware limited liability company (the “Initial Borrower”), requested that the Lenders extend credit directly to or on behalf of the Company in the form of (i) Initial Term Loans (as defined in the Original Credit Agreement) in an initial aggregate principal amount equal to $350.0 million and (ii) a Revolving Credit Facility in an initial aggregate principal amount of $100.0 million;
WHEREAS, the proceeds of the Initial Term Loans funded on the Closing Date, together with cash on hand at Shoals Intermediate Holdings LLC, a Delaware limited liability company (“Initial Holdings”) and its Subsidiaries, ~~will be~~were used by the ~~Company~~Initial Borrower on the Closing Date (i) to finance the Closing Distribution (as defined below), (ii) to pay any Transaction Expenses (as defined below), (iii) to pay for the Closing Date Refinancing (as defined below) and (iv) for working capital and general corporate purposes; ~~and~~
WHEREAS, on and as of the Amendment No. 1 Effective Date, the proceeds of any Revolving Credit Loans ~~will be~~were used by the Borrower for working capital, capital expenditures and other general corporate purposes~~.~~;
WHEREAS, on and as of the Amendment No. 3 Effective Date, Shoals Technologies Group, Inc. (the “Parent Borrower”) was added as an additional Borrower under the Revolving Credit Facility~~.~~;
WHEREAS, on and as of the Amendment No. 6 Effective Date, the Parent Borrower assumed the obligations of the Initial Borrower under this Agreement and the other Loan Documents; and
WHEREAS, (a) prior to, or substantially concurrently with, the Amendment No. 6 Effective Date, all Initial Term Loans were repaid in full, and as a result thereof, Wilmington Trust was no longer required to serve as Term Loan Administrative Agent under this Agreement; the provisions of Article III, Article IX and Section 10.04 and Section 10.05, together with any other indemnification, expense reimbursement or similar provision contained in any other Loan Document, continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Term Loan Administrative Agent under this Agreement, (b)on and as of the Amendment No. 6 Effective Date, the Parent Borrower assumed the obligations of the Initial Borrower under this Agreement and the other Loan Documents.
NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I

Definitions and Accounting Terms
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2022 Incremental Revolving Credit Commitments” shall have the meaning provided in Amendment No. 5. For the avoidance of doubt, the 2022 Incremental Revolving Credit Commitments were made pursuant to a Revolving Credit Commitment Increase.
“2022 Incremental Revolving Credit Loans” means a Revolving Credit Loan that is made pursuant to the 2022 Incremental Revolving Credit Commitments. For the avoidance of doubt, each 2022 Incremental Revolving Credit Loan is a Revolving Credit Loan.
“2024 Refinancing Revolving Credit Commitments” shall have the meaning provided in Amendment No. 6. For the avoidance of doubt, the 2024 Refinancing Revolving Credit Commitments were made pursuant to a Refinancing Amendment and each 2024 Refinancing Revolving Credit Commitment is a Revolving Credit Commitment.
“2024 Refinancing Revolving Credit Loans” means a Revolving Credit Loan that is made pursuant to the 2024 Refinancing Revolving Credit Commitments. For the avoidance of doubt, each 2024 Refinancing Revolving Credit Loan is a Revolving Credit Loan.
    ~~“Acceptable Discount” has the meaning specified in Section 2.05(d)(iii).~~
~~“Acceptance Date” has the meaning specified in Section 2.05(d)(ii).~~
“Accounting Changes” has the meaning specified in the definition of “GAAP”.
“Acquired Indebtedness” means with respect to any Person (x) Indebtedness (1) of any other Person or any of its Subsidiaries existing at the time such other Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such other Person or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary, in each case to the extent not contemplated in connection with such transaction and (y) Indebtedness secured by a Lien encumbering any asset acquired by such Person to the extent such Indebtedness is not incurred in contemplation thereof. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (x)(1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (x)(2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (x)(3) of the preceding sentence, on the date of the relevant merger, amalgamation, consolidation or other combination.
“Additional Assets” means:
(1)    any property or assets (other than Capital Stock) used or to be used by the Company, a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of such Asset Disposition shall be deemed an investment in Additional Assets);
(2)    the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or
(3)    Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.
“Additional Lender” has the meaning specified in Section 2.14(d).
“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR, plus 0.10%; provided that Adjusted Daily Simple SOFR shall not be less than the applicable Floor.
“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to ~~(a)~~ Term SOFR for such Interest Period, plus~~,~~  with respect to Revolving Credit Loans that are Term

Benchmark Loans ~~with an Interest Period of (i) one month, 0.10%, (ii) three months, 0.15%, and (iii) six months, 0.25~~, 0.10%; provided that Adjusted Term SOFR shall not be less than the applicable Floor.
“Administrative Agent Fee Letter” means that certain (i) letter agreement, dated as of the Closing Date, by and between the Company, the ~~Term Loan Administrative Agent and the~~ Collateral Agent, and Wilmington Trust, National Association in its capacity as term loan administrative agent under the Original Credit Agreement, and (ii) letter agreement, dated as of December 18, 2020, by and between the Company and the ~~Revolving Facility~~ Administrative Agent.
“Administrative Agent’s Office” means, with respect to ~~any~~the Administrative Agent, such Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as such Administrative Agent may from time to time notify the Company and the Lenders.
~~“Administrative Agents” means, collectively, the Revolving Facility Administrative Agent and the Term Loan Administrative Agent.~~
“Administrative Agent” means, subject to Section 9.13, JPMorgan (and any of its Affiliates selected by JPMorgan to act as administrative agent for any of the applicable facilities provided hereunder), solely in its capacity as administrative agent for the Revolving Credit Lenders under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the ~~applicable~~ Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this Agreement, “control” or “controls”, when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
~~“Affiliate Transaction” has the meaning specified in Section 7.07(a).~~
“Affiliated Lender” means, at any time, any Lender that is an Affiliate of ~~Holdings~~the Company (other than any of its Subsidiaries).
“Affiliate Transaction” has the meaning specified in Section 7.07(a).
“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agents” means, collectively, the ~~Term Loan Administrative Agent, Revolving Facility~~ Administrative Agent, the Collateral Agent, and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Agreement” means this Credit Agreement.
“Agreement Currency” has the meaning specified in Section 10.16.
“AHYDO Catch-Up Payment” means any payment required to be made under the terms of Indebtedness in order to avoid the application of Section 163(e)(5) of the ~~Internal Revenue~~ Code to such Indebtedness.

“Amendment No. 1 Effective Date” means December 22, 2020.
~~“Amendment No. 1 Effective Date Agreement Among Lenders” means the Agreement Among Lenders, dated as of the Amendment No. 1 Effective Date, by and between, the Term Loan Administrative Agent, the Collateral Agent, the Revolving Facility Administrative Agent and each Lender as of the Amendment No. 1 Effective Date.~~
“Amendment No. 2” means that certain Amendment No. 2, dated as of December 30, 2020, by and among the Loan Parties, ~~Term Loan~~  Administrative Agent~~,~~ (as defined in the Original Credit Agreement) the Collateral Agent and the Lenders party thereto.
“Amendment No. 2 Effective Date” shall have the meaning provided in Amendment No. 2.
~~“Amendment No. 3 Contribution and Exchange” means (1) the contribution by the Co-Borrower of one hundred (100) units of the Amendment No. 3 Target (the “Units”) to the Amendment No. 3 Guarantor, subject to the Indebtedness incurred by the Co-Borrower in connection with its acquisition of the Amendment No. 3 Target on the Amendment No. 3 Effective Date (the “Amendment No. 3 Indebtedness”), in exchange for two hundred nine thousand, four hundred thirty-seven (209,437) common units of the Amendment No. 3 Guarantor pursuant to the terms and conditions set forth in the Amendment No. 3 Subscription Agreement, (2) the contribution by the Amendment No. 3 Guarantor of the Units to Holdings, subject to the Amendment No. 3 Indebtedness and (3) the contribution by Holdings of the Units to the Company, subject to the Amendment No. 3 Indebtedness. For the avoidance of doubt, the Amendment No. 3 Contribution and Exchange shall be deemed not to be an issue or sale of the Capital Stock of Holdings or a Restricted Subsidiary or otherwise a contribution to the Company for any other purpose hereunder.~~
“Amendment No. 3” shall mean Amendment No. 3 to this Agreement, dated as of August 26, 2021.
“Amendment No. 3 Effective Date” means August 26, 2021.
~~“Amendment No. 3 Guarantor” means Shoals Parent LLC, a Delaware limited liability company.~~
~~“Amendment No. 3 Target” means Shoals Connect LLC, a Delaware limited liability company.~~
“Amendment No. 3 Subscription Agreement” means that certain Common Unit Subscription Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Co-Borrower and ~~the Amendment No. 3 Guarantor~~Shoals Parent LLC, a Delaware limited liability company.
“Amendment No. 4” shall mean Amendment No. 4 to this Agreement, dated as of March 18, 2022.
“Amendment No. 5” shall mean Amendment No. 5 to this Agreement, dated as of May 2, 2022.
“Amendment No. 5 Effective Date” shall mean May 2, 2022, the first Business Day on which all conditions precedent set forth in Section 4 of Amendment No. 5 are satisfied.
“Amendment No. 6” shall mean Amendment No. 6 to this Agreement, dated as of March 19, 2024.
“Amendment No. 6 Effective Date” shall mean March 19, 2024, the first Business Day on which all conditions precedent set forth in Section 4 of Amendment No. 6 are satisfied.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower.
“Anti-Terrorism Laws” means all applicable laws and regulations or ordinances relating to terrorism or money laundering in any jurisdiction in which ~~Holdings,~~ the Borrower, or any of the Restricted Subsidiaries is located or is doing business, including Executive Order No. 13224, the USA ~~Patriot~~PATRIOT Act, the Bank Secrecy Act, and the Money Laundering Control Act of 1986 (i.e., 18 USC. §§ 1956 and 1957).
~~“Applicable Discount” has the meaning specified in Section 2.05(d)(iii).~~
“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Term Benchmark Loans, Base Rate Loans, L/C Advances or Letters of Credit, as applicable, as notified to the ~~applicable~~ Administrative Agent, any of which offices may be changed by such Lender.
“Applicable Percentage” means, at any time (a) with respect to any Lender with a Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Commitment of such Class at such time and the denominator of which is the aggregate amount of all Commitments of such Class of all Lenders (provided that (i) in the case of Section 2.16 when a Defaulting Lender shall exist, “Applicable Percentage” with respect to the Revolving Credit Facility shall be determined by disregarding any Defaulting Lender’s Revolving Credit Commitment and (ii) if the Revolving Credit Commitments have terminated or expired, the Applicable Percentages of the Lenders shall be determined based upon the Revolving Credit Commitments most recently in effect) and (b) with respect to the Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.
~~“Applicable Proceeds” has the meaning specified in Section 2.05(b)(ii)(A).~~
“Applicable Rate” means a percentage per annum equal to:
(a)    ~~for Term Benchmark Loans that are Initial Term Loans~~[reserved],
~~(i) on and after the Amendment No. 2 Effective Date until the later of either (1) February 28, 2021 or (2) December 31, 2022 so long as the Borrower has prepaid the Initial Term Loans on or prior to February 28, 2021 in an amount that results in the aggregate outstanding principal amount of Initial Term Loans being equal to or less than the sum of (A) $200.0 million minus (B) any mandatory prepayments (including any mandatory prepayments set forth in Section 2.05(b) hereof) of the principal amount of Term Loans or amortization payments made prior to February 28, 2021, 3.25% and~~
~~(ii) thereafter, either (1) if the Borrower has consummated an IPO the Net Cash Proceeds of which have been used to repay the principal amount of Initial Term Loans in an amount no less than $70.0 million, 5.75% or (2) otherwise, 6.00%,~~
(b)    ~~for Base Rate Loans that are Initial Term Loans~~[reserved],
~~(i) on and after the Amendment No. 2 Effective Date until the later of either (1) February 28, 2021 or (2) December 31, 2022 so long as the Borrower has prepaid the Initial Term Loans on or prior to February 28, 2021 in an amount that results in the aggregate outstanding principal amount of Initial Term Loans being equal to or less than the sum of (A) $200.0 million minus (B) any mandatory prepayments (including any mandatory prepayments set forth in Section 2.05(b) hereof) of the principal amount of Term Loans or amortization payments made prior to February 28, 2021, 2.25% and~~

~~(ii) thereafter, either (1) if the Borrower has consummated an IPO the Net Cash Proceeds of which have been used to repay the principal amount of Initial Term Loans in an amount no less than $70.0 million, 4.75% or (2) otherwise, 5.00%,~~
(c)    ~~for Term Benchmark Loans that are~~(i) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing after the Amendment No. 6 Effective Date pursuant to Section 6.01, for Revolving Credit Loans~~,~~ that are Term Benchmark Loans, ~~3.~~2.50% and for Base Rate Loans that are Revolving Credit Loans, ~~2~~1.~~2~~50%~~,~~ and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Secured Leverage Ratio	Term Benchmark Loans	Base Rate Loans
I	greater than 3.00:1.00	3.00%	2.00%
II	less than or equal to 3.00:1.00 and greater than 2.00:1.00	2.75%	1.75%
III	less than or equal to 2.00:1.00 and greater than 1.00:1.00	2.50%	1.50%
IV	less than or equal to 1.00:1.00	2.25%	1.25%

(d)    for letter of credit fees, 3.25%, and
(e)    for the Commitment Fee, (i) until delivery of financial statements and a related Compliance Certificate for the first full fiscal quarter commencing after the Amendment No. ~~1~~6 Effective Date pursuant to Section 6.01, 0.~~5~~30% and (ii) thereafter, the percentages per annum set forth in the table below, based upon the Consolidated First Lien Secured Leverage Ratio as set forth in the most recent Compliance Certificate received by the ~~Revolving Facility~~ Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Secured Leverage Ratio	Commitment Fees
I	greater than ~~5~~3.~~5~~00:1.00	0.~~5~~40%
II	less than or equal to ~~5~~3.~~5~~00:1.00 and greater than ~~4~~2.~~5~~00:1.00	0.3~~7~~5%
III	less than or equal to ~~4~~2.~~5~~00:1.00 and greater than 1.00:1.00	0.~~25~~30%
IV	less than or equal to 1.00:1.00	0.25%

Any increase or decrease in the Applicable Rate pursuant to clause (c) or clause (e) above resulting from a change in the Consolidated First Lien Secured Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a).
Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Consolidated First Lien Secured Leverage Ratio set forth in any Compliance Certificate delivered to the ~~Revolving Facility~~ Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate that is less than that which would have been applicable had the Consolidated First Lien Secured Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Consolidated First Lien Secured Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrower for the relevant period pursuant to Section 2.09 as a result of the miscalculation of the Consolidated First Lien Secured Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.09, as applicable, at the time the interest or fees for such period were required to be paid pursuant to such Section, in accordance with the terms of this Agreement); provided, that, notwithstanding the foregoing, unless an Event of Default described in Section 8.01(f) has occurred and is continuing with respect to the Borrower, such shortfall shall be due and payable five (5) Business Days following the determination described above.
Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Extended Revolving Credit Commitments and any ~~Incremental Term Loans, Extended Term Loans or~~ Revolving Credit Loans made pursuant to any Extended Revolving Credit Commitments shall be the applicable percentages per annum set forth in the relevant Incremental Facility Amendment or Extension Offer.
“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class and (b) with respect to any Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders.
“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5.0 billion.
“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”
“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Asset Disposition” means:
(a)    the voluntary sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Leaseback Transaction) of the Company or any of the Restricted Subsidiaries (each referred to in this definition as a “disposition”); or
(b)    the issuance or sale of Capital Stock of any Restricted Subsidiary (other than Preferred Stock or Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.03 hereof or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions;
in each case, other than:
(1)    a disposition by the Company or a Restricted Subsidiary to the Company or a Restricted Subsidiary, including pursuant to any Intercompany License Agreement; provided that any disposition by a Loan Party to a Restricted Subsidiary that is not a Loan Party shall not exceed in the aggregate the greater of $~~16~~40.0 million and 25.0% of LTM EBITDA; provided further that the foregoing shall not prohibit any non-exclusive licenses of IP Rights pursuant to any Intercompany License Agreement by Loan Parties to Restricted Subsidiaries that are not Loan Parties to utilize intellectual property in the jurisdiction of organization of such Restricted Subsidiaries that are not Loan Parties;
(2)    a disposition of cash, Cash Equivalents or Investment Grade Securities, including any marketable securities portfolio owned by the Company and its Subsidiaries on the Closing Date;

(3)    a disposition of inventory, goods or other assets (including Settlement Assets) in the ordinary course of business or consistent with past practice or held for sale or no longer used in the ordinary course of business, including any disposition of disposed, abandoned or discontinued operations;
(4)    a disposition of obsolete, worn-out, uneconomical, negligible, immaterial, damaged, non-core or surplus property, equipment or other assets or property, equipment or other assets that are no longer economically practical or commercially desirable to maintain or used or useful in the business of the Company and the Restricted Subsidiaries whether now or hereafter owned or leased or acquired in connection with an acquisition or used or useful in the conduct of the business of the Company and the Restricted Subsidiaries (including by conveying, selling, assigning, transferring, licensing or sublicensing, ceasing to enforce, allowing the lapse, abandonment or invalidation of or discontinuing the use, prosecution or maintenance of, putting into the public domain or other disposition of any IP Rights that are, in the reasonable judgment of the Company or the Restricted Subsidiaries, no longer used or useful, or economically practicable to maintain, or in respect of which the Company or any Restricted Subsidiary determines in its reasonable judgment that such action or inaction is desirable);
(5)    transactions permitted under Section 7.04(a) hereof or a transaction that constitutes a Change of Control;
(6)    an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors;
(7)    any dispositions of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) of less than the greater of $~~16~~40.0 million and 25.0% of LTM EBITDA;
(8)    any Restricted Payment that is permitted to be made, and is made, under Section 7.06 and the making of any Permitted Payment or Permitted Investment;
(9)    dispositions in connection with Permitted Liens, Permitted Intercompany Activities, Permitted IPO Reorganization and Permitted Tax Restructuring;
(10)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
(11)    conveyances, sales, assignments, transfers, licenses, sublicenses, cross-licenses or other dispositions of any IP Rights or other general intangibles and licenses, sublicenses, cross-licenses, leases or subleases of other property, in each case, in the ordinary course of business or consistent with past practice or pursuant to a services, research or development agreement in which the counterparty to such agreement receives a license in any IP Rights that result from such agreement;
(12)    the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business or consistent with industry practice;
(13)    foreclosure, condemnation, expropriation, forced disposition or any similar action with respect to any property or other assets or the granting of Liens not prohibited by this Agreement;

(14)    the sale, discount or other disposition (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of inventory, accounts receivable or notes receivable arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;
(15)    any issuance or sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary or any other disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary or an Immaterial Subsidiary (other than, in each case, any Unrestricted Subsidiary the primary assets of which are cash or Cash Equivalents);
(16)    any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
(17)    (i) dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased, (ii) dispositions of property to the extent that the proceeds of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased) and (iii) to the extent allowable under Section 1031 of the Code or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
(18)    (i) any disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility permitted hereunder or (ii) the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;
(19)    any financing transaction with respect to property constructed, acquired, leased, renewed, relocated, expanded, replaced, repaired, maintained, upgraded or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Closing Date, including Sale and Leaseback Transactions and asset securitizations, permitted by this Agreement;
(20)    sales, transfers or other dispositions of Investments in joint ventures or similar entities, to the extent required by, or made pursuant to customary buy/sell arrangements between the parties set forth in the joint venture arrangements or other similar binding arrangements;
(21)    any surrender or waiver of contractual rights or the settlement, release, surrender or waiver of contractual, tort, litigation or other claims of any kind;
(22)    the unwinding of any Cash Management Obligations or Hedging Obligations;
(23)    transfers of property or assets subject to Casualty Events upon receipt of the net proceeds of such Casualty Event; ~~provided that any Cash Equivalents received by Holdings, the Borrower or any of the Restricted Subsidiaries in respect of such Casualty Event shall be deemed to be Net Available Cash of an Asset Disposition and such Net Available Cash shall be applied in accordance with Section 2.05(b)(ii);~~
(24)    [reserved];

(25)    dispositions of (i) assets (including Capital Stock) acquired in a transaction after the Closing Date, which assets are not useful in the core or principal business of the Company and the Restricted Subsidiaries or (ii) assets (including Capital Stock) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the reasonable determination of the Company to consummate any acquisition, provided that, in each case, such disposition shall have been consummated within 365 days of such acquisition;
(26)    any disposition in connection with the Transactions;
(27)    any disposition of non-revenue producing assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any Restricted Subsidiary to such Person;
(28)    any Sale and Leaseback Transactions not prohibited under Section 7.03 hereof so long as ~~Holdings,~~ the Borrower or any Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition;
(29)    dispositions of noncore assets acquired in connection with a Permitted Acquisition or other permitted investment or made to obtain the approval of an anti-trust authority, and any other disposition to comply with any order of an agency, authority or other regulatory body or any applicable law or regulation;
(29)    any disposition of assets not constituting Collateral of less than the greater of $~~1~~32.0 million and 20% of LTM EBITDA.
“Assignees” has the meaning specified in Section 10.07(b).
“Assignment and Assumption” means ~~(a)~~ an Assignment and Assumption substantially in the form of Exhibit E ~~and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the applicable Administrative Agent in accordance with Section 2.17(a)(viii) or, in each case, any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the applicable Administrative Agent.~~.
“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.
“Audited Financial Statements” means the audited consolidated balance sheets of the Company (or a passive holding company of the Company) and related statements of income, changes in equity and cash flows of the Company (or a passive holding company of the Company) for the fiscal years ended December 31, 2019 and December 31, 2018.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Availability Period” means, with respect to the Revolving Credit Facility, the period from and after the Amendment No. ~~5~~6 Effective Date to but excluding the earlier of the Maturity Date for the Revolving Credit Facility and the date of termination of the Revolving Credit Commitments in accordance with the provisions of this Agreement.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.
“Bankruptcy Event” means, with respect to any Person, such Person or its parent entity becomes (other than via an Undisclosed Administration) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the ~~applicable~~ Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.
“Base Rate” means: a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of: (a) the Prime Rate in effect on such day; (b) ½ of 1.00% per annum above the Federal Funds Rate in effect on such day; and (c) solely with respect to Loans from and after the Amendment No. 5 Effective Date, the Adjusted Term SOFR for a one-month Interest Period on such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day), after giving effect to any applicable Floor plus 1.00%. Any change in the Base Rate for Dollar-denominated Loans due to a change in the Prime Rate, the Federal Funds Rate, or the Adjusted Term SOFR shall be effective from and including the ~~Closing~~effective ~~D~~date of such change in the Prime Rate, the Federal Funds Rate, or the Adjusted Term SOFR, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.02 (for the avoidance of doubt, only until an amendment to the applicable rate of interest has become effective in accordance with the terms of this Agreement), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, ~~(i) with respect to the Term Loans, if the Base Rate as determined pursuant to the foregoing would be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement and (ii) with respect to the Revolving Credit Loans,~~ if the Base Rate as determined pursuant to the foregoing would be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement.
“Base Rate Borrowing” means a Borrowing in respect of a Class of Base Rate Loans.
“Base Rate Loan” means a Loan that bears interest at a rate based on the Base Rate.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

    ~~“Blackstone Credit” means Blackstone Alternative Credit Advisors LP and its managed, advised or sub-advised funds and accounts.~~
    ~~“Blackstone Entities” means Blackstone Credit, the Warehouse Entity, any of their respective Affiliates, and shall include, without limitation, each Blackstone Investor and certain funds, accounts and clients managed, or advised by Blackstone Credit or any of their respective Affiliates, as the context may require.~~
    ~~“Blackstone Fee Letter” means that certain letter agreement, dated as of the Closing Date, by and between the Company and Blackstone Credit.~~
    ~~“Blackstone Investor” means any investor (or an Affiliate of such investor) of a fund managed or advised by Blackstone Credit to which investor (or an Affiliate of such investor) Blackstone Credit is providing certain administrative and other services.~~
    ~~“Blackstone Representative” means Blackstone Alternative Credit Advisors LP, and, after the Closing Date, any successor or assign that is a Blackstone Entity appointed by the previous Blackstone Representative that fulfilled the role as Blackstone Representative hereunder.~~
“Board of Directors” means (1) with respect to the Company or any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner, as applicable, of the partnership or any duly authorized committee thereof; (3) with respect to a limited liability company, the managing member or members or any duly authorized controlling committee thereof; and (4) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function. Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval). Unless the context requires otherwise, Board of Directors means the Board of Directors of the Company.
“Borrower” means, collectively, (i) the Company~~, (ii) the Parent Borrower~~  and (ii) each Co-Borrower (or, as the context requires, any one of them).
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” means in the case of a Borrowing denominated in Dollars, $1.0 million.
“Borrowing Multiple” means in the case of a Borrowing denominated in Dollars, $100,000.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, in addition to the foregoing, a Business Day shall be any such day that is only a U.S. Government Securities Business Day (a) in relation to SOFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such SOFR Loan, or any other dealings of such SOFR Loan~~, any such day that is only a U.S. Government Securities Business Day.~~ and (b) in relation to Loans referencing the Adjusted Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing the Adjusted Term SOFR Rate or any other dealings of such Loans referencing the Adjusted Term SOFR Rate.
“Business Successor” means (i) any former Subsidiary of ~~Holdings~~the Company and (ii) any Person that, after the Closing Date, has acquired, merged or consolidated with a Subsidiary of ~~Holdings~~the Company (that results in such Subsidiary ceasing to be a Subsidiary of ~~Holdings~~the Company), or acquired (in one transaction or a series of transactions) all or substantially all of the property and assets or business of a Subsidiary or assets constituting a business unit, line of business or division of a Subsidiary of ~~Holdings~~the Company.

“Capital Stock” of any Person means any and all shares of, rights to purchase or acquire, warrants, options or depositary receipts for, or other equivalents of, or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease (and, for the avoidance of doubt, not a straight-line or operating lease) for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided, that notwithstanding any other provision contained herein, for all purposes under this Agreement and the other Loan Documents, all obligations of the Company and the Restricted Subsidiaries that are or would be characterized as an operating lease prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update shall continue to be accounted for as an operating lease (and not as a Capitalized Lease Obligation) for purposes of this Agreement regardless of any change in GAAP following January 1, 2015 (that would otherwise require such obligation to be recharacterized as a Capitalized Lease Obligation)).
“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
“Captive Insurance Subsidiary” means any Subsidiary of the Company that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash Collateral” has the meaning specified in Section 2.03(f).
“Cash Collateralize” has the meaning specified in Section 2.03(f).
“Cash Equivalents” means any of the following types of Investments, to the extent owned by ~~Holdings~~the Company or any Restricted Subsidiary:
(1)    U.S. Dollars or any other foreign currency held by ~~Holdings~~the Company and its Restricted Subsidiaries from time to time in the ordinary course of business or consistent with past practice;
(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit obligation of the United States is pledged in support thereof), with maturities of 36 months or less from the date of acquisition;
(3)    certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits, demand deposits or bankers’ acceptances having maturities of not more than two years from the date of acquisition thereof issued by any lender or by any bank, trust company or any other financial institution (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company) or (b) having combined capital and surplus in excess of $100.0 million;
(4)    repurchase obligations for underlying securities of the types described in clauses (2), (3), (7) and (8) entered into with any bank meeting the qualifications specified in clause (3) above;

(5)    securities with maturities of two years or less from the date of acquisition backed by standby letters of credit issued by any Person meeting the qualifications in clause (3) above;
(6)    commercial paper and variable or fixed rate notes issued by any Person meeting the qualifications specified in clause (3) above (or by the parent company thereof) maturing within two years after the date of creation thereof, or if no rating is available in respect of the commercial paper or variable or fixed rate notes, the issuer of which has an equivalent rating in respect of its long-term debt;
(7)    marketable short-term money market and similar securities, having a rating of at least “P-2” or “A-2” from either S&P or Moody’s, respectively, (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company);
(8)    readily marketable direct obligations issued by any state, province, commonwealth or territory of the United States of America or any political subdivision, taxing authority or any agency or instrumentality thereof, rated BBB- (or the equivalent) or better by S&P or Baa3 (or the equivalent) or better by Moody’s(or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company) with maturities of not more than two years from the date of acquisition;
(9)    readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or agency or instrumentality thereof, with a rating of “BBB-” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company) with maturities of not more than two years from the date of acquisition;
(10)    Investments with average maturities of 24 months or less from the date of acquisition in money market funds with a rating of “A” or higher from S&P or “A-2” or higher by Moody’s or the equivalent of such rating by such rating organization (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company);
(11)    with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers’ acceptance of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-2” or the equivalent thereof or from Moody’s is at least “P-2” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;
(12)    Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither S&P nor Moody’s is rating such obligations, then a comparable rating from another Nationally Recognized Statistical Rating Organization selected by the Company) with maturities of 24 months or less from the date of acquisition;
(13)    bills of exchange issued in the United States of America, Canada, the United Kingdom, Japan or a member state of the European Union eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(14)    investments in industrial development revenue bonds that (i) “re-set” interest rates not less frequently than quarterly, (ii) are entitled to the benefit of a remarketing arrangement with an established broker dealer and (iii) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by any bank meeting the qualifications specified in clause (3) above;
(15)    Cash Equivalents or instruments similar to those referred to in the clauses above denominated in U.S. Dollars;
(16)    any investment company, money market, enhanced high yield, pooled or other investment fund investing 90.0% or more of its assets in instruments of the types specified in the clauses above;
(17)    for purposes of clause (2) of the definition of “Asset Disposition,” any marketable securities portfolio owned by ~~Holdings~~the Company and its Subsidiaries on the Closing Date; and
(18) credit card receivables and debit card receivables in the ordinary course of business or consistent with past practice, so long as such are considered cash equivalents under GAAP and are so reflected on ~~Holdings’~~the Company’s balance sheet.
In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in the clauses above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in the clauses above and in this paragraph.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above, provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts. For the avoidance of doubt, any items identified as Cash Equivalents under this definition (other than clause (17) above) will be deemed to be Cash Equivalents for all purposes under this Agreement regardless of the treatment of such items under GAAP.
“Cash Management Bank” means (x) any Lender, any Agent or any Affiliate of the foregoing on the Closing Date or at the time it provides any treasury, depository, credit or debit card, purchasing card, and/or cash management services or automated clearing house transfers of funds to ~~Holdings~~the Company or any Restricted Subsidiary or conducting any automated clearing house transfers of funds and (y) any other Person designated by the Company by written notice to ~~each~~the Administrative Agent that enters into any treasury, depository, credit or debit card, purchasing card, and/or cash management services or automated clearing house transfers of funds to ~~Holdings~~the Company or any Restricted Subsidiary or conducting any automated clearing house transfers of funds; provided that, in the case of this clause (y), such Person shall have appointed ~~each~~the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and agreed to be bound by the provisions of Article IX in favor of the Agent as if it were a Lender and shall have been deemed to have made the representations and warranties set forth in Section 9.06 in favor of the Agents, in each case, pursuant to a writing substantially in the form of Exhibit O or otherwise reasonably satisfactory to the Company~~, each~~ and the Administrative Agent ~~and the Blackstone Representative~~.
 “Cash Management Obligations” means obligations in respect of any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements, electronic fund transfer, treasury services and cash management services, including controlled disbursement services, working capital lines, lines of credit, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services, or other cash management arrangements or any automated clearing house arrangements, (2) other obligations in respect of netting or setting off arrangements, credit, debit or purchase card programs, stored value card and similar arrangements and (3) obligations in respect of any other services related, ancillary or complementary to the foregoing (including any overdraft and related liabilities arising from treasury, depository, cash pooling arrangements and cash management services, corporate credit and purchasing cards and related programs or any automated clearing house transfers of funds).
“Casualty Event” means any event that gives rise to the receipt by ~~Holdings~~the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, assets or real property (including any improvements thereon) to replace or repair such equipment, assets or real property.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
~~“Change of Control” means:~~
~~(1)    at any time prior to the consummation of an IPO, the Permitted Holders shall cease to control and own, directly or indirectly, of record and beneficially (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act or any successor provisions) more than 50% of the voting interests (for the election of directors) in the outstanding voting securities having ordinary voting power for the election of directors of Holdings; or~~
~~(2)    at any time following the consummation of an IPO,~~“Change of Control” means (1) any “person” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the ~~Closing~~Amendment No. 6 Effective Date), other than one or more Permitted Holders or a Parent Entity, that is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Closing Date) of more than 50.0% of the total voting power of the Voting Stock of ~~Holdings~~the Company; provided that (x) so long as ~~Holdings~~the Company is a Subsidiary of any Parent Entity (and such Parent Entity shall have provided “know your customer” information reasonably requested by ~~any~~the Administrative Agent and the Lenders and such Parent Entity is not a Sanctioned Person), no Person shall be deemed to be or become a beneficial owner of more than 50.0% of the total voting power of the Voting Stock of ~~Holdings~~the Company unless such Person shall be or become a beneficial owner of more than 50.0% of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in any Voting Stock of which any such Person is the beneficial owner~~;~~  or
(~~3~~2)     ~~Holdings~~Borrower shall fail to beneficially own, directly (or indirectly through one or more Intermediate Holding Companies)~~,~~  100% of the issued and outstanding Capital Stock of ~~the Company~~Shoals Intermediate.
Notwithstanding the foregoing, a Change of Control shall be deemed not to have occurred ~~pursuant to clauses (1) or (2) above~~ at any time if the Permitted Holders have, at such time, directly or indirectly, the right or the ability, by voting power, contract or otherwise, to elect or designate for election at least a majority of the board of directors of ~~Holdings~~the Company.

Notwithstanding the preceding or any provision of Section 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, (ii) if any group includes one or more Permitted Holders, the issued and outstanding Voting Stock of ~~Holdings~~the Company owned, directly or indirectly, by any Permitted Holders that are part of such group shall not be treated as being beneficially owned by such group or any other member of such group for purposes of determining whether a Change of Control has occurred, (iii) a Person or group will not be deemed to beneficially own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns 50.0% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the board of directors (or similar body) of such parent entity and (iv) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a beneficial owner.
“Charges” has the meaning provided in the definition of “Consolidated EBITDA”.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders hold a particular Class of Commitments or Loans, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments, ~~Initial Term Commitments~~ or Extended Revolving Credit Commitments, in each case, that are designated as an additional Class of Commitments~~, or commitments in respect of any Incremental Term Loans that are designated as an additional Class of Term Loans~~  and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans~~, Initial Term Loans, Extended Term Loans that are designated as an additional Class of Term Loans, Incremental Term Loans that are designated as an additional Class of Term Loans~~  and any Loans made pursuant to any other Class of Commitments.
“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Closing Date Certificate” means ~~a~~, collectively, the Closing Date ~~c~~Certificate ~~of~~executed by a Responsible Officer of the Company on the Closing Date substantially in the form attached as Exhibit D-1 hereto as supplemented pursuant to Amendment No. 6 on the Amendment No. 6 Effective Date.
“Closing Date Refinancing” has the meaning specified in Section 4.01(k).
“Closing Distribution” means those certain distributions on or shortly after the Closing Date from the Company to Initial Holdings and from there to direct or indirect equity holders of Initial Holdings in an aggregate amount not to exceed $350.0 million plus amounts funded from cash on hand at Initial Holdings and its Subsidiaries.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Co-Borrowers” means Wholly Owned Subsidiaries that are Restricted Subsidiaries from time to time designated by the Company to the ~~respective~~ Administrative Agent~~s~~ as “borrowers” in accordance with Section 11.01, and “Co-Borrower” means any one of them.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Collateral” means all the “Collateral” as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged (or purported to be) as collateral under any Collateral Document, and shall include the Mortgaged Properties.

“Collateral Agent” means Wilmington Trust, solely in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.
“Collateral and Guarantee Requirement” means, at any time, the requirement that:
(a)    the Collateral Agent shall have received each Collateral Document required to be delivered (i) on the Closing Date pursuant to Section 4.01(a)(iii) or (ii) thereafter pursuant to Section 6.10, Section 6.12 or the Collateral Documents, in each case, duly executed by each Loan Party that is a party thereto;
(b)    all Secured Obligations shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by ~~Holdings,~~ any Intermediate Holding Company, any Holding Company, each Borrower (except as to its own obligations) and each other Restricted Subsidiary that is a Material Subsidiary (other than any Excluded Subsidiary) including as of the ~~Closing~~Amendment No. 6 Effective Date those that are listed on Schedule 1.01D to the Closing Date Certificate (each, a “Guarantor”);
(c)    the Secured Obligations and the Guarantees shall have been secured pursuant to, the Security Agreement or other applicable Collateral Document by a valid and perfected security interest subject to no other Liens (other than Permitted Liens) in (i) all the Capital Stock of the Company and each Intermediate Holding Company, if any, and (ii) all Capital Stock (other than Excluded Equity) held directly by ~~Holdings,~~ the Borrower or any Guarantor in any Wholly Owned Subsidiary, in each case, subject to no Liens other than Permitted Liens.
(d)    except to the extent otherwise provided hereunder or under any Collateral Document, the Secured Obligations and the Guarantees shall have been secured by a perfected security interest (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities and instruments, filing personal property financing statements or other similar documentation, or in the case of IP Rights, to the extent such security interest may be perfected by making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office, as applicable) in, and mortgages on, substantially all tangible and intangible assets of ~~Holdings,~~ the Borrower, any Intermediate Holding Company and each other Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, intellectual property, intercompany receivables, other general intangibles and proceeds of the foregoing but excluding real property (other than with respect to Material Real Property), Excluded Property and IP Rights subsisting outside the United States), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;
(e)    in the event any Guarantor is added that is organized in a Covered Jurisdiction other than the United States, such Loan Party shall grant a perfected lien on substantially all of its assets (other than (i) Excluded Property and (ii) IP Rights subsisting outside of the United States) pursuant to arrangements reasonably agreed between the Administrative Agent~~s~~ and the Company subject to customary limitations in such Covered Jurisdiction to be reasonably agreed to between the Administrative Agent~~s~~ and the Company; ~~and~~
(f)    the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 4.0~~3~~1 (~~b) (~~if applicable), Section 6.10, and/or Section 6.12, as applicable, duly executed and delivered by the record owner of such property, (ii) a title insurance policy for such Mortgaged Property (or marked-up title insurance commitment having the effect of a title insurance policy) (the “Mortgage Policies”), in an amount reasonably acceptable to the ~~Blackstone Representative and the Revolving Facility~~ Administrative Agent, insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as the ~~Blackstone Representative or the Revolving Facility~~ Administrative Agent may reasonably request and to the extent available in each applicable jurisdiction, (iii) a Survey with respect to each Mortgaged

Property, provided, however, that a Survey shall not be required to the extent that (A) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Collateral Agent and the Title Company and (B) the Title Company removes the standard survey exception and provides reasonable and customary survey-related endorsements and other coverages in the applicable Mortgage Policy, (iv) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto), (v) a copy of, or a certificate as to coverage under, and a declaration page relating to, any flood insurance policies required by Section 6.06 hereof, each of which (A) shall be endorsed or otherwise amended to name the Collateral Agent as mortgagee and loss payee, (B) shall (1) identify the addresses of each property located in a special flood hazard area, (2) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (3) provide that the insurer will give the Collateral Agent thirty (30) days written notice of cancellation, non-renewal or change in coverage and (4) shall be otherwise in form and substance reasonably satisfactory to the ~~Blackstone Representative and the Revolving Facility~~ Administrative Agent, (vi) if reasonably requested by the Collateral Agent (acting at the direction of the ~~Blackstone Representative), the Revolving Facility~~Required Lenders) or the Administrative Agent~~, or the Blackstone Representative~~, a legal opinion regarding due authorization, execution and enforceability of such Mortgage from counsel to the Company in form and substance reasonably acceptable to the ~~Blackstone Representative and the Revolving Facility~~ Administrative Agent, and (vii) such existing abstracts, existing appraisals, and other documents as the ~~Blackstone Representative or the Revolving Facility~~ Administrative Agent may reasonably request with respect to any such Mortgaged Property; and
(g)    the Collateral Agent shall not enter into any Mortgage after the Amendment No. 6 Effective Date until the date that occurs thirty (30) days after the Borrower has delivered to the Collateral Agent and the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Loan Party of that fact and (if applicable) notification to the applicable Loan Party that flood insurance coverage is not available and (B) certification by the applicable Loan Party of receipt of such notice; and (iii) if such notice is required to be provided to the applicable Loan Party and flood insurance is available in the community in which such real property is located, evidence of required flood insurance; it being agreed that if the any Lender does not provide a written objection within thirty (30) days following receipt thereof, it shall be deemed to be satisfied.
The foregoing definition shall not require the creation or perfection of pledges of or security interests in particular assets if and for so long as the ~~Blackstone Representative, the Revolving Facility~~ Administrative Agent and the Company agree in writing that the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets (including adverse tax consequences) outweighs the benefits to be obtained by the Lenders therefrom.
The Administrative Agent~~s (with the written consent of the Blackstone Representative)~~  may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Company ~~and the Blackstone Representative~~, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.
Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:
(A)    Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral

Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent~~s, the Blackstone Representative~~  and the Company;
(B)    the Collateral and Guarantee Requirement shall not apply to any Excluded Property;
(C)    no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any deposit account, securities account or other asset specifically requiring perfection through control agreements;
(D)    no actions in any jurisdiction other than the Covered Jurisdictions or that are necessary to comply with the Laws of any jurisdiction other than the Covered Jurisdictions shall be required in order to create any security interests in assets located, titled, registered or filed outside of the Covered Jurisdictions and no actions in any jurisdiction shall be required in order to create any security interests in IP Rights, subsisting outside the United States (it being understood that there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the Laws of any jurisdiction other than the Covered Jurisdictions);
(E)    general statutory limitations, financial assistance, corporate benefit, capital maintenance rules, fraudulent preference, “thin capitalization” rules, retention of title claims and similar principle may limit the ability of a Foreign Subsidiary to provide a Guarantee or Collateral or may require that the Guarantee or Collateral be limited by an amount or otherwise, in each case as reasonably determined by the Company in consultation with the Administrative Agent~~s and the Blackstone Representative~~; and
(F)    no stock certificates of Immaterial Subsidiaries or Unrestricted Subsidiaries shall be required to be delivered to the Collateral Agent.
“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 4.01(a)(iii), Section 6.10 or Section 6.12, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.
“Commitment” means ~~any Term Commitment,~~ a Revolving Credit Commitment or an Extended Revolving Credit Commitment.
“Commitment Fee” has the meaning provided in Section 2.09(a).
“Committed Loan Notice” means a notice of (a) a ~~Term Borrowing, (b) a~~ Revolving Credit Borrowing, (~~c~~b) a conversion of Loans from one Type to the other or (~~d~~c) a continuation of Term Benchmark Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compensation Period” has the meaning specified in Section 2.12(c)(ii).
“Compliance Certificate” means a certificate substantially in the form of Exhibit D-2.
“Compounded SOFR” means the compounded average of SOFRs for the applicable SOFR Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the ~~applicable~~ Administrative Agent in accordance with:
    (1)     the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
    (2)     if, and to the extent that, the ~~applicable~~ Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the ~~applicable~~ Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;
provided, further, that if the ~~applicable~~ Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the ~~applicable~~ Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “SOFR Benchmark Replacement.”
“Consolidated Cash Interest Expense” shall mean, for any period, the Consolidated Interest Expense excluding any non-cash interest expense of ~~Holdings~~the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.
“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees, including amortization or write-off of (i) goodwill, software and intangible assets and non-cash organization costs, (ii) deferred financing and debt issuance fees, costs and expenses, (iii) capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs and incentive payments, media development costs, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities and (iv) capitalized fees related to any Qualified Securitization Financing or Receivables Facility, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet.
“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:
(1)    increased (without duplication) by:
(a)    Fixed Charges of such Person for such period (including (w) non-cash rent expense, (x) net losses or any obligations on any Hedging Obligations or other derivative instruments, (y) bank, letter of credit and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” and any non-cash interest expense), to the extent deducted (and not added back) in computing Consolidated Net Income; plus
(b)    (x) Taxes and tax expenses (including, without limitation, foreign, federal, state, local, provincial, territorial, local, unitary, franchise, excise, foreign withholding, property, value added, withholding and similar taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations) paid or accrued during such period, including penalties and interest related thereto or arising from any tax examination), (y) without duplication, any tax distributions made pursuant to Section 7.06(b)(ix)(C) and (z) the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net

Income” in each case, to the extent deducted (and not added back) in computing Consolidated Net Income; plus
(c)    Consolidated Depreciation and Amortization Expense of such Person for such period to the extent deducted (and not added back) in computing Consolidated Net Income; plus
(d)    any (x) Transaction Expenses and (y) fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense, but including, but not limited to rationalization, tax, legal and other expenses) related to any actual, proposed or contemplated Equity Offering (including any expense relating to enhanced accounting functions or other transaction costs associated with becoming a public company, including Public Company Costs), Permitted Investment, Restricted Payment, acquisition, disposition, consolidation, restructuring recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Closing Date), including (i) such fees, expenses or charges (including rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees) related to the offering or incurrence of, or ongoing administration of this Agreement, the Facilities, and other credit facilities, any Securitization Fees, any other Indebtedness permitted to be Incurred under this Agreement or any Equity Offering, and (ii) any amendment, waiver or other modification of this Agreement, Receivables Facilities, Securitization Facilities, any other credit facilities, any Securitization Fees, any other Indebtedness or any Equity Offering, in each case, whether or not consummated, to the extent deducted (and not added back) in computing Consolidated Net Income; plus
(e)    (i) the amount of any charge, expense, cost, accrual, reserve or loss of any kind (collectively, “Charges”) attributable to or associated with any (a) restructuring, or (b) carve out, integration, implementation of new initiatives, business optimization activities, cost savings, cost rationalization programs, operating expense reductions, synergies and/or similar initiatives, retention, recruiting, relocation, signing bonuses, Charges in connection with a single or one-time event (including without limitation, in connection with facility openings, pre-openings, closings, reconfigurations and/or consolidations), contract termination Charges, stock option and other equity-based compensation expenses, any Charges associated with any stock subscription or shareholder agreement or any employee benefit trust, severance costs, any Charges associated with any modification of any pension or post-retirement employee benefit plan, indemnities and expenses, including, without limitation, any one time expense relating to enhanced accounting function or other transaction costs, including those associated with becoming a standalone entity or a public company (including, for the avoidance of doubt, Public Company Costs) and (ii) fees, costs and expenses associated with acquisition related litigation and settlement thereof, in each case, whether or not consummated, to the extent deducted (and not added back) in computing Consolidated Net Income; provided that the amount added to Consolidated EBITDA pursuant to this clause (e) (with respect to the activities set forth in clause (e)(i)(b)) and clause (g) below, when taken together, shall not exceed ~~35~~20% of Consolidated EBITDA (calculated (i) with respect to any calculation pursuant to Section 7.06, prior to giving effect to the adjustments hereunder and (ii) with respect to any other calculation herein, after giving effect to the adjustments hereunder); plus
(f)    any other non-cash charges, write-downs, write-offs, expenses, losses, increase in expenses or items reducing Consolidated Net Income for such period including (i) non-cash losses on non-cash asset retirement costs, non-cash expense relating to the vesting of warrants, the sale of assets and any write-offs or write-downs, deferred revenue or impairment charges, including such charges, write-downs, write-offs, expenses, losses or other items pushed down to ~~Holdings~~the Company and its Restricted Subsidiaries), (ii) impairment charges, amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including this Agreement) of such Person and its Subsidiaries ~~and/or~~, (iii) the impact of acquisition method accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets, inventory (including any impact of changes to inventory valuation policy methods) or other inventory adjustments and liabilities in connection with the Transactions or any Investment, deferred revenue or any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) and/or (iv) non-cash charges, costs and expenses associated with the Wire Insulation Shrinkback Matter (provided that if any such non-cash charge, write-down, expense, loss or item represents an accrual or reserve for potential cash items in any future period, (A) the Company may elect not to add back such non-cash charge, expense or loss in the current period and (B) to the extent the Company elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA when paid (it being understood that any cash payments in respect of the Wire Insulation Shrinkback Matter may be offset on a dollar-for-dollar basis with any cash settlement or monetary award received from a supplier in litigation related to the Wire Insulation Shrinkback Matter and shall not be subtracted from Consolidated EBITDA), or other items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (excluding any amortization of a prepaid cash item that was paid in a prior period or such non-cash item of income to the extent it represents a receipt of cash in any future period); plus
(g)    the amount of pro forma “run rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies (net of actual cash savings) projected by the Company to result from action either taken or expected to be taken in connection with, and within 18 months following, (i) any acquisition (including the commencement of activities constituting a business) or material disposition (including the termination or discontinuance of activities constituting a business), in each case of business entities or of properties or assets constituting a division or line of business (including, without limitation, a product line), and/or (ii) any other operational change or initiatives (including, to the extent applicable, in connection with the Transactions or any restructuring) (which, in each of the cases (i), (ii) and (iii) above, will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such synergies, cost savings, operating expense reductions, other operating improvements and initiatives had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; or with respect to actions being taken in connection with acquisitions, dispositions, operational changes, initiatives or such other transactions or occurrences described in this clause (g) which occurred prior to the Closing Date, within 18 months of the Closing Date; provided that the amount added to Consolidated EBITDA pursuant to this clause (g) and clause (e) (with respect to ~~business optimization~~the activities set forth in clause (e)(i)(b) above), when taken together, shall not exceed ~~35~~20% of Consolidated EBITDA (calculated (i) with respect to any calculation pursuant to Section 7.06, prior to giving effect to the adjustments hereunder and (ii) with respect to any other calculation herein, after giving effect to the adjustments hereunder); plus
(h)    any costs or expenses incurred by ~~Holdings,~~ the Company or a Restricted Subsidiary or a Parent Entity pursuant to any management equity plan, stock option plan, phantom equity plan, profits interests or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement, and any costs or expenses in connection with the roll-over, acceleration or payout of Capital Stock held by management, in each case to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Stock (other than Disqualified Stock) of the Company; plus
(i)    cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus
(j)    any net loss included in the Consolidated Net Income attributable to non-controlling or minority interests pursuant to the application of Accounting Standards Codification Topic 810-10-45; plus
(k)    the amount of any non-controlling or minority interest Charges; plus
(l)    unrealized or realized losses due to foreign exchange adjustments including, without limitation, losses and expenses in connection with currency and exchange rate fluctuations, and unrealized or realized losses or other obligations from hedging activities or other derivative instruments; plus
(m)    with respect to any joint venture, an amount equal to the proportion of those items described in clauses (b) and (c) above relating to such joint venture corresponding to the Company’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) to the extent deducted (and not added back) in computing Consolidated Net Income; plus
(n)    the amount of any costs or expenses relating to payments made to stock appreciation or similar rights, stock option, restricted stock, phantom equity, profits interests or other interests or rights holders of ~~Holdings~~the Company or any of its Subsidiaries or any Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its Subsidiaries or any Parent Entities, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus
(o)    adjustments and add backs (i) ~~contained in the financial model provided to the Lenders on November 15, 2020, (ii)~~ reflected in a quality of earnings report made available to the Lenders conducted by financial advisors (which financial advisors are (A) nationally recognized or (B) reasonably acceptable to the Administrative Agent~~s and Blackstone Representative~~ (it being understood and agreed that any of the “Big Four” accounting firms, FTI, Alvarez & Marsal and BDO are acceptable)) and retained by the Company or (ii~~i~~) consistent with Regulation S-X; plus
(p)    the amount of any management, monitoring, consulting, transaction or advisory fees and related indemnities and expenses pursuant to any Sponsor management agreement and payments made to the Sponsor for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and payments to outside directors of the Company (or its direct or indirect parent companies), in each case, to the extent permitted to be paid under this Agreement; ~~plus~~

and
(2)    decreased (without duplication) by non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period (other than non-cash gains relating to the application of Accounting Standards Codification Topic 840—Leases) and unrealized or realized gains due to foreign exchange adjustments including, without limitation, gains in connection with currency and exchange rate fluctuations, and unrealized or realized gains or other obligations from hedging activities or other derivative instruments.
“Consolidated First Lien Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) the Consolidated Total Indebtedness that is secured by a Lien on the Collateral (other than a Lien that is junior to the Lien securing the Secured Obligations) as of such date to (y) LTM EBITDA.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (i) Securitization Fees, (ii) penalties and interest relating to taxes, (iii) annual agency or similar fees paid to the administrative agents, collateral agents and other agents under any Facility, (iv) any additional interest or liquidated damages owing pursuant to any registration rights obligations, (v) costs associated with obtaining Hedging Obligations, (vi) accretion or accrual of discounted liabilities other than Indebtedness, (vii) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or purchase accounting in connection with the Transactions or any acquisition, (viii) amortization, expensing or write-off of deferred financing fees, amendment and consent fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, fees and expenses, discounted liabilities, original issue discount and any other amounts of non-cash interest and, adjusted to the extent included, to exclude any refunds or similar credits received in connection with the purchasing or procurement of goods or services under any purchasing card or similar program, (ix) any expensing of bridge, arrangement, structuring, commitment, agency, consent and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, (x) any accretion of accrued interest on discounted liabilities and any prepayment, make-whole or breakage premium, penalty or cost and (xi) interest expense with respect to Indebtedness of any direct or indirect parent of such Person resulting from push-down accounting; plus
(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
(3)    interest income for such period.
For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:
(1)    any net income (loss) of any Person if such Person is not a Restricted Subsidiary (including any net income (loss) from investments recorded in such Person under the equity method of accounting), except that the Company’s receipts from any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or to the extent converted into cash or Cash Equivalents) by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment;
(2)    solely for the purpose of determining the amount available for Restricted Payments under Section 7.06(a) hereof, any net income (loss) of any Restricted Subsidiary (other than the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company or a Guarantor by operation of the terms of such Restricted Subsidiary’s articles, charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (a) restrictions that have been waived or otherwise released (or such Person reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release), (b) restrictions pursuant to this Agreement or other similar indebtedness, and (c) restrictions specified in Section 7.08(b)(xiv)(i)), except that Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or to the extent converted, or having the ability to be converted, into cash or Cash Equivalents) by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);
(3)    any gain (or loss) (a) in respect of facilities no longer used or useful in the conduct of the business of the Company or the Restricted Subsidiaries, abandoned, closed, disposed or discontinued operations (excluding held for sale discontinued operations until actually disposed of) other than in the ordinary course of business, (b) on disposal, abandonment or discontinuance of disposed, abandoned, closed or discontinued operations, and (c) attributable to asset dispositions, abandonments, sales or other dispositions of any asset (including pursuant to any Sale and Leaseback Transaction) or the designation of an Unrestricted Subsidiary other than in the ordinary course of business;
(4)    (a) any extraordinary, exceptional, unusual or nonrecurring loss, charge or expense, Transaction Expenses, Public Company Costs, restructuring and duplicative running costs, restructuring charges or reserves (whether or not classified as restructuring expense on the consolidated financial statements), relocation costs, start-up or initial costs for any project or new production line, division or new line of business, integration and facilities’ or bases’ opening costs, facility consolidation and closing costs, severance costs and expenses, one-time charges (including compensation charges), payments made pursuant to the terms of change in control agreements that the Company or a Subsidiary or a Parent Entity had entered into with employees of ~~Holdings~~the Company, any of its Subsidiaries or a Parent Entity, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs related to facility or property disruptions or shutdowns, signing, retention and completion bonuses (including management bonus pools), recruiting costs, costs incurred in connection with any strategic or cost savings initiatives, transition costs, contract terminations, litigation and arbitration fees, costs and charges, expenses in connection with one-time rate changes, costs incurred with acquisitions, investments and dispositions (including travel and out-of-pocket costs, human resources costs (including relocation bonuses), litigation and arbitration costs, charges, fees and expenses (including payments of legal settlements, fines, judgements or orders), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintain underutilized personnel) and non-recurring product and intellectual property development, other business optimization expenses or reserves (including costs and expenses relating to business optimization programs and new systems design and costs or reserves associated with improvements to IT and accounting functions), retention charges (including charges or expenses in respect of incentive plans), system establishment costs and implementation costs) and operating expenses attributable to the implementation of strategic or cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments) and professional, legal, accounting, consulting and other service fees incurred with any of the foregoing and (b) any charge, expense, cost, accrual or reserve of any kind associated with acquisition related litigation and settlements thereof;
(5)    (a) at the election of the Company with respect to any quarterly period, the cumulative effect of a change in law, regulation or accounting principles and changes as a result of the adoption or modification of accounting policies, (b) subject to the last paragraph of the definition of “GAAP,” the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period (including any impact resulting from accounting changes) and (c) any costs, charges, losses, fees or expenses in connection with the implementation or tracking of such changes or modifications specified in the foregoing clauses (a) and (b);
(6)    (a) any equity-based or non-cash compensation or similar charge, cost or expense or reduction of revenue, including any such charge, cost, expense or reduction arising from any grant of stock, stock appreciation or similar rights, stock options, restricted stock, phantom equity, profits interests or other interests, or other rights or equity- or equity based incentive programs (“equity incentives”), any income (loss) associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of ~~Holdings~~the Company or any Parent Entity or Subsidiary and any positive investment income with respect to funded deferred compensation account balances), roll-over, acceleration or payout of Capital Stock by employees, directors, officers, managers, contractors, consultants, advisors or business partners (or their respective Controlled Investment Affiliates or Immediate Family Members) of ~~Holdings~~the Company or any Parent Entity or Subsidiary, and any cash awards granted to employees of ~~Holdings~~the Company and its Subsidiaries in replacement for forfeited awards, (b) any non-cash losses realized in such period in connection with adjustments to any employee benefit plan due to changes in estimates, actuarial assumptions, valuations, studies or judgments or non-cash compensation expense resulting from the application of Accounting Standards Codification Topic 718, Compensation—Stock Compensation and (c) any net pension or post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, amortization of such amounts arising in prior periods, amortization of the unrecognized obligation (and loss or cost) existing at the date of initial application of Statement of Financial Accounting Standards No. 87, 106 and 112, and any other item of a similar nature;
(7)    any income (loss) from the extinguishment, conversion or cancellation of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing costs written off, premiums paid or other expenses incurred);
(8)    any unrealized or realized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions;

(9)    any fees, losses, costs, expenses or charges incurred during such period (including any transaction, retention bonus or similar payment and earn outs), or any amortization thereof for such period, in connection with (a) any acquisition, recapitalization, Investment, Asset Disposition, disposition, dividend, issuance or repayment of Indebtedness (including such fees, expense or charges related to the offering, issuance and rating of the Loans, other securities and any of the Facilities), issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Loans, other securities and any of the Facilities), in each case, including the Transactions, any such transaction consummated prior to, on or after the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with Accounting Standards Codification Topic 805—Business Combinations and any adjustments resulting from the application of Accounting Standards Codification Topic 460—Guarantees or any related pronouncements) and (b) complying with the requirements under, or making elections permitted by, the documentation governing any Indebtedness;
(10)    any unrealized or realized gain or loss resulting in such period from currency translation increases or decreases or transaction gains or losses, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency risk), intercompany balances, other balance sheet items, Hedging Obligations or other obligations of ~~Holdings~~the Company or any Restricted Subsidiary owing to ~~Holdings~~the Company or any Restricted Subsidiary and any other realized or unrealized foreign exchange gains or losses relating to the translation of assets and liabilities denominated in foreign currencies;
(11)    any unrealized or realized income (loss) or non-cash expense attributable to movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP;
(12)    any non-cash increase in expenses (including expenses pushed down to ~~Holdings~~the Company and its Restricted Subsidiaries) (a) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods) or other inventory adjustments or (b) due to recapitalization accounting or to purchase accounting associated with the Transactions or any other acquisition or the amortization or write-off of any amounts thereof (including, without limitation, with respect to inventory, property and equipment, leases, software, goodwill, intangible assets, in-process research and development, deferred revenue (including deferred costs related thereto and deferred rent) and debt line items thereof, resulting from the application of acquisition method accounting, recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition (by merger, consolidation, amalgamation or otherwise), joint venture investment or other Investment or the amortization or write-off or write-down of any amounts thereof;
(13)    any impairment charge, write-off or write-down, including impairment charges, write-offs or write-downs related to bad debt expense, intangible assets, long-lived assets, goodwill, investments in debt or equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) and investments recorded using the equity method or as a result of a change in law or regulation and the amortization of intangibles arising pursuant to GAAP;
(14)    (a) accruals and reserves (including contingent liabilities) that are established or adjusted in connection with the Transactions or within 18 months after the closing of any acquisition or disposition that are so required to be established or adjusted as a result of such acquisition or disposition in accordance with GAAP, or changes as a result of adoption or modification of accounting policies and (b) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;
(15)    any income (loss) related to any realized or unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment (including embedded derivatives in customer contracts), and the application of Accounting Standards Codification Topic 815—Derivatives and Hedging and its related pronouncements or mark to market movement of other financial instruments pursuant to Accounting Standards Codification Topic 825—Financial Instruments, or the equivalent accounting standard under GAAP or an alternative basis of accounting applied in lieu of GAAP;
(16)    any non-cash expenses, accruals or reserves related to adjustments to historical tax exposures and any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowances related to such item;
(17)    [reserved];
(18)    the amount of loss or discount on sale of Securitization Assets, Receivables Assets and related assets in connection with a Qualified Securitization Financing or Receivables Facility; and
(19)    (i) payments to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments, to the extent expensed, (ii) at the election of the Company with respect to any quarterly period, effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), and (iii) at the election of the Company with respect to any quarterly period, an amount equal to the net change in deferred revenue at the end of such period from the deferred revenue at the end of the previous period.
In addition, to the extent not already excluded (or included, as applicable) in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall be increased by the amount of: (i) any expenses, charges or losses that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Company has made a determination that it reasonably expects that such amount will in fact be paid or reimbursed within 365 days of the date of such evidence (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period) and (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Company has made a determination that it reasonably expects that such amount will in fact be paid or reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such evidence (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period), expenses, charges or losses with respect to liability or Casualty Events or business interruption. In addition, to the extent not already excluded in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall be decreased by the amount of any tax distributions made pursuant to Section 7.06(b)(ix)(C) as though such amounts had been paid as taxes directly by such Person for such periods.
“Consolidated Total Indebtedness” means, with respect to ~~Holdings~~the Company and its Restricted Subsidiaries, as of any date of determination, an amount equal to (a) the aggregate principal amount of outstanding third-party Indebtedness for borrowed money (excluding Indebtedness with respect to Cash Management Obligations and intercompany Indebtedness as of such date), plus (b) the aggregate principal amount of Purchase Money Obligations and unreimbursed drawings under letters of credit of ~~Holdings~~the Company and its Restricted Subsidiaries outstanding on such date (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Total Indebtedness until five Business Days after such amount is drawn), plus (c) the undrawn Reserved Indebtedness Amount (to the extent included in clause (a) above), plus (d) the amount of Indebtedness of the type described in clause (a) or (b) hereof incurred by the ~~Parent Borrower~~the Company and guaranteed by ~~Holdings or~~ its Restricted Subsidiaries minus (e) the aggregate amount of unrestricted cash and Cash Equivalents included on the consolidated balance sheet of ~~Holdings~~Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which consolidated financial statements are available, which shall not be less than $0 (provided that the cash proceeds of any proposed incurrence of Indebtedness shall not be included in this clause (e) for purposes of calculating the Interest Coverage Ratio, the Consolidated Total Leverage Ratio, the Consolidated Total Senior Secured Leverage Ratio or the Consolidated First Lien Secured Leverage Ratio, as applicable) with such pro forma adjustments as are consistent with the pro forma adjustments set forth in Section 1.09. For the avoidance of doubt, Consolidated Total Indebtedness shall exclude ~~obligations under the TRA,~~ Indebtedness in respect of any Hedging Obligations, Capitalized Lease Obligations, operating leases, undrawn letters of credit, earnout obligations not more than five (5) Business Days past due and payable and if not recognized as debt on the balance sheet in accordance with GAAP and any Receivables Facility or Securitization Facility.
“Consolidated Total Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as of such date to (y) LTM EBITDA.
“Consolidated Total Senior Secured Leverage Ratio” means, as of any date of determination, the ratio of (x) the Consolidated Total Indebtedness that is secured by a Lien as of such date to (y) LTM EBITDA.
“Consolidated Working Capital” means, at any date, the excess of (a) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of ~~Holdings~~the Company and its Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (b) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of ~~Holdings~~the Company and its Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Funded Debt or other long-term liabilities, (b) all Indebtedness consisting of Revolving Credit Loans and L/C Obligations to the extent otherwise included therein, (c) the current portion of interest, (d) the current portion of current and deferred income taxes, (e) the current portion of any Capitalized Lease Obligations, (f) deferred revenue arising from cash receipts that are earmarked for specific projects, (g) the current portion of deferred acquisition costs and (h) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any Non-Financing Lease Obligation, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:
(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2)    to advance or supply funds:
(a)    for the purchase or payment of any such primary obligation; or
(b)    to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

~~“Contract Consideration” has the meaning specified in the definition of “Excess Cash Flow.”~~
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” has the meaning specified in the definition of “Affiliate.”
“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Company and/or other companies.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Covered Jurisdiction” means the United States (and each State thereof and the District of Columbia) and the jurisdiction of organization of any Restricted Subsidiary that becomes a Guarantor pursuant to the last sentence of the definition of “Guarantor.”
“Covered Party” shall have the meaning provided in Section 10.2~~1~~3.
“Credit Agreement Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness.”
“Credit Agreement Refinancing Indebtedness” means (a) Permitted Pari Passu Refinancing Debt, (b) Permitted Junior Refinancing Debt, or (c) Permitted Unsecured Refinancing Debt obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, ~~existing Term Loans, Incremental Term Loans, Refinancing Term Loans,~~ Revolving Credit Loans, Incremental Revolving Credit Commitments or Refinancing Revolving Credit Loans hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Credit Agreement Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than (A) the aggregate principal amount of the Credit Agreement Refinanced Debt, plus (B) accrued, capitalized and unpaid interest thereon, any fees, premiums (including any makewhole), accrued interest associated therewith, or other reasonable amount paid, and fees, costs and expenses, commissions or underwriting discounts incurred in connection therewith, (ii) the terms applicable to such Credit Agreement Refinancing Indebtedness comply with the Required Debt Terms and (iii) such Credit Agreement Refinanced Debt (other than contingent indemnification obligations not yet accrued and payable and Letters of Credit that have been Cash Collateralized or back-stopped or as to which other arrangements reasonably satisfactory to the ~~Revolving Facility~~ Administrative Agent and the applicable L/C Issuer have been made) shall be repaid, defeased or satisfied and discharged, and (unless otherwise agreed by all Lenders holding such Credit Agreement Refinanced Debt) all accrued interest, fees and premiums (if any) in connection therewith shall be paid on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.
“Cumulative Consolidated Net Income” means, for any period, Consolidated Net Income for such period, taken as a single accounting period. Cumulative Consolidated Net Income shall not be less than $0.
“Cure Amount” has the meaning specified in Section 8.05.
“Cure Period” has the meaning specified in Section 8.05.
“Cure Right” has the meaning specified in Section 8.05.
“Customary Intercreditor Agreement” means (a) to the extent executed in connection with any incurrence of  Indebtedness secured by Liens on the Collateral that are intended to rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies), a customary intercreditor agreement (which may take the form of a “waterfall” or similar provision) (x) substantially in the form attached as Exhibit K, together with any changes thereto which are reasonably acceptable to the Administrative Agent~~s and the Blackstone Representative and as may be adjusted to reflect the priority of the Priority Payment Obligations~~ or (y) in form and substance reasonably acceptable to the Administrative Agent~~s, the Blackstone Representative~~  and the Company, which agreement shall provide, inter alia, that the Liens on the Collateral securing such other Indebtedness to the extent validly perfected and not subject to other Liens ranking senior to the Liens securing such Indebtedness but junior to the Liens securing the Secured Obligations shall rank equal in priority to the Liens on the Collateral securing the Secured Obligations (but without regard to the control of remedies), (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Secured Obligations, a customary intercreditor agreement (x) substantially in the form attached as Exhibit M, together with any changes thereto which are reasonably acceptable to the Administrative Agent~~s and the Blackstone Representative and as may be adjusted to reflect the priority of the Priority Payment Obligations~~ or (y) in form and substance reasonably acceptable to the Administrative Agent~~s, the Blackstone Representative~~  and the Company, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Secured Obligations and (c) to the extent executed in connection with an Incremental Facility Amendment with respect to the Revolving Credit Facility, a customary agreement among lenders for a first out/last out facility in form and substance reasonably acceptable to the Required Lenders, the Administrative Agent~~s~~ and the Company ~~(which for the avoidance of doubt shall include a customary buy-out right of the Revolving Credit Facility in favor of the Term Lenders). For the avoidance of doubt, the Amendment No. 1 Effective Date Agreement Among Lenders shall constitute a Customary Intercreditor Agreement of the type contemplated by clause (a) and (c) of the preceding sentence.~~.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.
“Debt Fund Affiliate” means an Affiliated Lender that is a bona fide debt fund or investment vehicle that is primarily engaged in, or advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business, and whose managers have fiduciary duties to the investors in such fund or investment vehicle independent of, or in addition to, their fiduciary duties to ~~Holdings~~the Company and its Subsidiaries.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
~~“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).~~
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means, means, solely during the occurrence and continuance of an Event of Default under Section 8.01(a) or under Section 8.01(f), an interest rate equal, (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.0% per annum and (b) with respect to any other overdue amount (including overdue interest), the interest rate applicable to Base Rate Loans ~~that are Term Loans~~ plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws and which shall be payable on demand by the Required Lenders.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) fund any portion of its participations in Letters of Credit required to be funded by it or (iii) pay over to the ~~applicable~~ Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the ~~applicable~~ Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or ~~any~~the Administrative Agent, the L/C Issuer or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by ~~any~~the Administrative Agent, the L/C Issuer or any other Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s, L/C Issuer’s or Lender’s receipt of such certification in form and substance satisfactory to it and the ~~applicable~~ Administrative Agent, or (d) after the date of this Agreement, has become the subject of a Bankruptcy Event.
“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by ~~Holdings~~the Company or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 7.05 hereof.
“Designated Preferred Stock” means Preferred Stock of ~~Holdings~~the Company or a Parent Entity (other than Disqualified Stock) (a) that is issued for cash (other than to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent funded by the Company or such Subsidiary) and (b) that is designated as “Designated Preferred Stock” pursuant to an Officer’s Certificate of the Company at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 7.06(a) hereof.
~~“Discount Range” has the meaning specified in Section 2.05(d)(ii).~~
~~“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(d)(ii).~~
~~“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(d)(i).~~
~~“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(d)(v).~~
“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any options, warrants or other rights in respect of such Capital Stock.
“Disqualified Lenders” means (i) such banks, financial institutions, other institutional lenders (or related funds of such institutional lenders) or other Persons separately identified in writing by the Company to the ~~Term Loan~~ Administrative Agent (as defined in the Original Credit Agreement) prior to November 24, 2020 (~~or identified in writing after November 24, 2020 and prior to the Closing Date, if the disqualification of such person is reasonably acceptable to the Blackstone Representative) (~~a copy of any such writings delivered to ~~the Term Loan Agent~~ Administrative Agent (as defined in the Original Credit Agreement) pursuant to this clause (i) shall have been delivered to the ~~Revolving Facility~~ Administrative Agent prior to the Amendment No. 1 Effective Date), (ii) competitors of the Company or any of its Subsidiaries identified in writing from time to time by email to the Administrative Agent~~s,~~ or (iii) in the case of clauses (i) and (ii), any of their affiliates (other than affiliates that are bona fide debt investment funds primarily engaged in, or that advise funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds or similar extensions of credit or securities in the ordinary course of its business and whose managers have fiduciary duties to the investors therein independent of or in addition to their duties to such bank, financial institution, other institutional lender or competitor, as applicable) that are (A) identified by you or, in the case of clause (i), the Sponsor in writing from time to time or (B) clearly identifiable solely on the basis of similarity of such affiliates’ name to the name of any entity identified in writing pursuant to clauses (i) and (ii) ~~or (iv) Excluded Affiliates~~; provided, that any additional designation permitted by the foregoing shall not become effective until three (3) Business Days following delivery to the Administrative Agent~~s~~ by email at the following address JPMDQ_Contact@jpmorgan.com; provided, further, that in no event shall any notice given pursuant to this definition apply to retroactively disqualify any Person who previously acquired and continues to hold, any Loans, Commitments or participations prior to the receipt of such notice. For the avoidance of doubt, ~~each~~the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders and shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or have any liability with respect to or arising out of any assignment or participation to or disclosure of confidential information to, a Disqualified Lender. ~~Each~~The Administrative Agent shall be permitted, upon request of any Lender or Participant, to make available the list of Disqualified Lenders upon request by the inquiring Lender or disclose to such inquiring Lender or Participant whether such specific potential Assignee or Participant is on the list of Disqualified Lenders. ~~Notwithstanding anything set forth herein, Disqualified Lenders shall not include any entity within the credit division of The Blackstone Group Inc. that is not engaged as a principal primarily in private equity or venture capital transactions.~~
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)    matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or
(2)    is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the earlier of (a) the Stated Maturity of the Loans or (b) the date on which there are no Loans outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 7.06 hereof; provided, however, that if such Capital Stock is issued to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) (excluding the Permitted Holders (but not excluding any future, current or former employee, director, officer, manager, contractor, consultant or advisor) or Immediate Family Members), of ~~Holdings~~the Company, any of its Subsidiaries, any Parent Entity or any other entity in which ~~Holdings~~the Company or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors (or the compensation committee thereof) or any other plan for the benefit of current, former or future employees (or their respective Controlled Investment Affiliates or Immediate Family Members) of ~~Holdings~~the Company or its Subsidiaries or by any such plan to such employees (or their respective Controlled Investment Affiliates or Immediate Family Members), such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by ~~Holdings~~the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount in any other currency, the equivalent in Dollars of such amount, determined by the ~~applicable~~ Administrative Agent or the L/C Issuer, as applicable, pursuant to Section 1.08 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.
“Domestic Foreign Holding Company” means any Domestic Subsidiary substantially all the assets of which consist (directly or indirectly) of Capital Stock (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) and/or indebtedness (as determined for U.S. tax purposes) of one or more Foreign Subsidiaries that are CFCs or other entities described in this definition and incidental cash and Cash Equivalents and other incidental assets related thereto.
“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

        ~~“Effective Yield” means, with respect to any term loan facility or other term loans, as of any date of determination, the sum of (i) the higher of (A) the Adjusted Term SOFR on such date for a deposit in Dollars or Euros, as applicable, with a maturity of three months and (B) the Floor applicable to Adjusted Term SOFR, if any, with respect thereto as of such date, (ii) the Applicable Rate (or other applicable margin) as of such date for Adjusted Term SOFR Loans (or other loans that accrue interest by reference to a similar reference rate) without giving effect to any pricing step-downs and (iii) the amount of original issue discount and upfront fees thereon (converted to yield assuming a four-year average life and without any present value discount or, if less, the remaining life to maturity, and assuming that the commitments under any such facility that is a revolving facility are fully drawn), but excluding the effect of any amendment, arrangement, structuring, commitment, underwriting, syndication and any similar fees payable to any lead arranger (or its Affiliates) in connection with the commitment or syndication of such Indebtedness, consent fees paid to consenting lenders, ticking fees on undrawn commitments, call protection and any other fees not paid or payable generally to all lenders in the primary syndication of such term loan facility or other term loans; provided, that the amounts set forth in clauses (i) and (ii) above for any term loans that are not incurred under this Agreement shall be based on the stated interest rate basis for such term loans.~~
“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws” means any and all applicable Laws relating to pollution, the protection of the environment, natural resources or to the generation, transport, storage, use, treatment, Release or threat of Release of any hazardous materials or, to the extent relating to exposure to hazardous materials, human health.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.
“Equity Offering” means (x) a sale of Capital Stock (other than through the issuance of Disqualified Stock or Designated Preferred Stock or an Excluded Contribution) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions or other equity securities of ~~Holdings~~the Company or any Parent Entity and (b) issuances of Capital Stock to any Subsidiary of ~~Holdings or Holdings~~the Company or the Company or (y) a cash equity contribution to ~~Holdings~~the Company or any of its Restricted Subsidiaries.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent or in reorganization within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); or (i) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in liability to any Loan Party.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
~~“Excess Cash Flow” means, with respect to Holdings and the Restricted Subsidiaries, for any period, an amount equal to the excess of:~~
~~(a)    the sum, without duplication, of:~~
~~(i)    Consolidated Net Income of Holdings and the Restricted Subsidiaries for such period;~~
~~(ii)    an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;~~
~~(iii)    decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by Holdings and the Restricted Subsidiaries completed during such period or the application of purchase accounting);~~
~~(iv)    an amount equal to the aggregate net non-cash loss on Asset Dispositions or other dispositions of property or assets by Holdings and the Restricted Subsidiaries during such period (other than Asset Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and~~
~~(v)    cash receipts in respect of Swap Contracts during such period to the extent not otherwise included in Consolidated Net Income; over~~
~~(b)    the sum, without duplication, of:~~
~~(i)    an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges to the extent included in arriving at such Consolidated Net Income;~~
~~(ii)    without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of capital expenditures or acquisitions made in cash during such period, except to the extent that such capital expenditures or acquisitions were financed with the proceeds of an incurrence or issuance of Funded Debt (other than a revolving line of credit) of Holdings or its Restricted Subsidiaries;~~

~~(iii)    the aggregate amount of all principal payments of Indebtedness of Holdings and its Restricted Subsidiaries (including (A) the principal component of Capitalized Lease Obligations and (B) the amount of repayments of Term Loans pursuant to Section 2.07(a) and any mandatory prepayment of Term Loans pursuant to Section 2.05(b) to the extent required due to an Asset Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans, (Y) all prepayments under the Revolving Credit Facility and (Z) all prepayments in respect of any other revolving credit facility, except, in the case of clause (Z), to the extent there is an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of an incurrence or issuance of other Funded Debt (other than a revolving line of credit) of Holdings or its Restricted Subsidiaries;~~
~~(iv)    an amount equal to the aggregate net non-cash gain on Asset Dispositions by Holdings and its Restricted Subsidiaries during such period (other than Asset Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;~~
~~(v)    increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by Holdings and its Restricted Subsidiaries completed during such period or the application of purchase accounting);~~
~~(vi)    cash payments by Holdings and its Restricted Subsidiaries during such period in respect of long-term liabilities of Holdings and its Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(iii) above);~~
~~(vii)    without duplication of amounts deducted pursuant to clause (xi) below in prior periods, the amount of Investments made during such period pursuant to Section 7.06(b) (other than those under clauses (a), (c), (d) or (e) of the definition of Permitted Investments) except to the extent that such Investments and acquisitions were financed with the proceeds of an incurrence or issuance of Funded Debt (other than a revolving line of credit) of Holdings or its Restricted Subsidiaries;~~
~~(viii)    the amount of Restricted Payments paid during such period (A) pursuant to Section 7.06(b) (other than those under Section 7.06(b)(xvii) or clauses (a), (c), (d) or (e) of the definition of Permitted Investments), (B) with amounts available for Restricted Payments pursuant to Section 7.06(a), except to the extent that such Restricted Payments were financed with the proceeds of an incurrence or issuance of Funded Debt (other than a revolving line of credit) of Holdings or its Restricted Subsidiaries and (C) pursuant to the TRA;~~
~~(ix)    the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of Funded Debt (other than a revolving line of credit) of Holdings or its Restricted Subsidiaries;~~
~~(x)    the aggregate amount of expenditures actually made by Holdings and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or otherwise were not deducted or added back in determining Consolidated Net Income for such period and were not financed with the proceeds of an incurrence or issuance of Indebtedness for borrowed money (other than a revolving line of credit) of Holdings or its Restricted Subsidiaries;~~
~~(xi)    without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Holdings or any of the~~

~~Restricted Subsidiaries pursuant to binding contracts, commitments, letters of intent or purchase orders (the “Contract Consideration”) entered into during such period, relating to Permitted Investments (other than those under clauses (a), (d) or (e) of the definition of Permitted Investments, but including in joint ventures), capital expenditures or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of Holdings following the end of such period except to the extent intended to be financed with the proceeds of an incurrence or issuance of other Indebtedness of Holdings or its Restricted Subsidiaries; provided that to the extent the aggregate amount utilized to finance such Permitted Investments, capital expenditures or acquisitions during such period of four consecutive fiscal quarters (excluding such payments financed with long term Indebtedness for borrowed money (other than a revolving line of credit)) is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters;~~
~~(xiii)    the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and~~
~~(xiv)    cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.~~
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any currency other than Dollars, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the ~~applicable~~ Administrative Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the ~~applicable~~ Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the ~~applicable~~ Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later, provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the ~~applicable~~ Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.
~~“Excluded Affiliate” means any of Blackstone Credit’s or any of its affiliates’ deal teams that are engaged (x) primarily as principals in private equity or venture capital or (y) in the sale of the Company and its subsidiaries, including through the provision of advisory services.~~
“Excluded Contribution” means Net Cash Proceeds or property or assets received by ~~Holdings~~the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of ~~Holdings~~the Company after the Closing Date or from the issuance or sale (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by ~~Holdings~~the Company or any Subsidiary of ~~Holdings~~the Company for the benefit of their employees to the extent funded by ~~Holdings~~the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of ~~Holdings~~the Company.
“Excluded Equity” means Capital Stock (i) of any Unrestricted Subsidiary, any Immaterial Subsidiary and/or any non-Wholly Owned Subsidiary, (ii) of any Subsidiary acquired pursuant to a Permitted Investment financed with Indebtedness permitted pursuant to Section 7.03(v)(x) if such Capital Stock is pledged and/or mortgaged as security for such Indebtedness and if and for so long as the terms of such Indebtedness prohibit the creation of any other Lien on such Capital Stock, (iii) that is voting Capital Stock of any Foreign Subsidiary of the Company that is a CFC or Subsidiary of the

Company that is a Domestic Foreign Holding Company, in excess of 65% of the issued and outstanding voting Capital Stock of such CFC or Domestic Foreign Holding Company, (iv) of any Subsidiary with respect to which the Administrative Agent~~s~~ (acting at the direction of the Required Lenders) and the Company have determined in their reasonable judgment and agreed in writing that the costs of providing a pledge of such Capital Stock or perfection thereof (including adverse tax consequences) outweighs the benefits to be obtained by the Secured Parties therefrom, (v) of any Captive Insurance Subsidiaries, not-for-profit subsidiaries, special purpose entities (including any special purpose entity used to effect a Qualified Securitization Financing) and (vi) of any Subsidiary organized outside the United States the pledge of which is prohibited by applicable Laws or which would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction or other applicable law.
“Excluded Property” means (i) any fee-owned real property that is not a Material Real Property and any leasehold interests in real property (it being understood and agreed that no action shall be required with respect to creation or perfection of security interests with respect to such leasehold interests, including to obtain landlord waivers, estoppels or collateral access letters)), (ii) motor vehicles and other assets subject to certificates of title, to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws in the relevant Covered Jurisdiction), letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws in the relevant Covered Jurisdiction) and commercial tort claims with a value of less than $10.0 million, (iii) assets for which a pledge thereof or a security interest therein is prohibited by applicable law, rule or regulation, of any applicable jurisdiction or other applicable law or which would require governmental (including regulatory) consent, approval, license or authorization to provide such pledge thereof or security interest therein unless such consent, approval, license or authorization has been received, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, (iv) margin stock, (v) any cash, cash equivalents (including securities entitlements and related assets) held in payroll, healthcare, employee wage and benefits, tax (including sales tax) escrow, fiduciary and trust accounts (including any securities entitlements or related assets contained therein) or, except to the extent otherwise constituting proceeds of Collateral, deposit accounts, (vi) any segregated funds held in escrow for the benefit of an unaffiliated third party (other than the Borrower or a Guarantor), (vii) any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or the grant of a security interest therein would violate or invalidate such lease, license or agreement, purchase money, capitalized lease or similar arrangement, or create a right of termination or payment in favor of any other party thereto (other than a Borrower or a Guarantor or a Subsidiary of a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (viii) any intent-to-use trademark or service mark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark or service mark application under applicable U.S. federal law, (ix) Excluded Equity, (x) [reserved], (xi) any governmental licenses or state or local franchises, charters or authorizations, to the extent a security interest in any such licenses, franchise, charter or authorization would be prohibited or restricted thereby (including any legally effective prohibition or restriction) after giving effect to the applicable anti-assignment provisions of the UCC or other similar applicable law, (xii) the assets of any CFC or Domestic Foreign Holding Company or any Subsidiary thereof, (xiii) any assets to the extent a security interest in such assets would result in adverse tax consequences that are not de minimis as reasonably determined by the Company, in consultation with (but without the consent of) the Administrative Agent~~s and the Blackstone Representative~~ and (xiv) any assets with respect to which the Company and the Administrative Agent~~s~~ (acting at the direction of the Required Lenders) reasonably agree in writing that the cost and/or burden of obtaining or perfecting such security are excessive in relation to the benefits to the Lenders afforded thereby.
“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule 1.01C of the Closing Date Certificate, (b) any Subsidiary that is prohibited by applicable Law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date such Subsidiary is acquired (so long as in respect of any such contractual obligation, such prohibition is not incurred in contemplation of such acquisition) from guaranteeing the Secured Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (c) [reserved], (d) any Foreign Subsidiary, (e) any Restricted Subsidiary acquired pursuant to a Permitted Investment that, at the time of such Permitted Investment, has assumed secured Indebtedness permitted under this Agreement not incurred in contemplation of such Permitted Investment and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable), (f) any Immaterial Subsidiary or Unrestricted Subsidiary, (g) Captive Insurance Subsidiaries, (h) not-for-profit Subsidiaries, (i) special purpose entities (including any entity used to effect any Qualified Securitization Financing), (j) any non-Wholly Owned Subsidiary, (k)(i) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC and (ii) any Domestic Foreign Holding Company, (l) JV Entities, (m) any Subsidiary that is an “investment company” under the Investment Company Act of 1940, as amended, (n) any Restricted Subsidiary, the provision of a Guarantee by which would reasonably be expected to result in adverse tax consequences to the Company or any of the Restricted Subsidiaries that are not de minimis, as reasonably determined by the Company, in consultation with (but without the consent of) the Administrative Agent~~s and the Blackstone Representative~~ and (o) any other Subsidiary with respect to which the Administrative ~~Agents (solely in the case of the Term Loan Administrative Agent, acting at the direction of the Blackstone Representative)~~Agent and the Company reasonably agree that the cost, burden or other consequences (including any tax consequences) of providing a Guarantee outweighs, or is excessive in relation to the value afforded thereby; provided, however, that, subject to the consent of the Administrative Agent~~s~~ (not to be unreasonably withheld, delayed or conditioned), any Restricted Subsidiary that would otherwise constitute an Excluded Subsidiary hereunder that elects to become a Guarantor pursuant to the definition thereof shall no longer constitute an Excluded Subsidiary.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and solely to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Collateral Documents to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time.
“Excluded Taxes” means any of the following Taxes imposed on or, with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient’s being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Tax that is imposed on amounts payable to such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect at the time such Lender acquires such interest in the Loan or Commitment (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01, or (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any withholding Taxes imposed pursuant to FATCA.
“Original Credit Agreement” means this Agreement, as in effect immediately prior to the Amendment No. 1 Effective Date.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of May 25, 2017, as amended, restated, supplemented or otherwise modified from time to time, by and among the Company, ~~Holdings,~~ the subsidiary guarantors from time to time party thereto, the lenders and other financial institutions party thereto from time to time and MB Financial Bank, N.A., as administrative agent, swingline lender and issuing lender.
“Extended Revolving Credit Commitment” has the meaning specified in Section 2.15(a).
~~“Extended Term Loans” has the meaning specified in Section 2.15(a).~~
“Extension” has the meaning specified in Section 2.15(a).
“Extension Offer” has the meaning specified in Section 2.15(a).
“Facility” means a ~~Class of Term Loans or a~~ Revolving Credit Facility~~, as the context may require~~.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means current Sections 1471 through 1474 of the Code (and any amended or successor version to the extent such version is substantively comparable and not materially more onerous to comply with) or any current or future Treasury regulations promulgated thereunder or other official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Section of the Code.
“Federal Funds Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letters” mean ~~(a) that certain Blackstone Fee Letter and (b)~~ the Administrative Agent Fee Letters.
“Financial Covenant” has the meaning set forth in Section 7.09.
“Financial Covenant Event of Default” has the meaning set forth in Section 8.01(b).
“Fixed Charges” means, with respect to any Person for any period, the sum of: (without duplication)
(a)    Consolidated Interest Expense of such Person for such period; plus
(b)    all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary of such Person during such period; plus

(c)    all cash dividends, or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person during such period.
“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Floor” means ~~(i) for the Term Loans, a rate of interest equal to 1.00% and (ii) for the Revolving Credit Loans,~~ a rate of interest equal to 0.50%.
“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any Loan Party or any Restricted Subsidiary with respect to employees outside the United States.
“Foreign Subsidiary” means a Subsidiary (which may be a corporation, limited liability company, partnership or other legal entity) that is not organized under the laws of the United States, any state thereof or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” means all Indebtedness of ~~Holdings~~the Company and the Restricted Subsidiaries for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.
“GAAP” means generally accepted accounting principles in the United States of America as in effect on the date of any calculation or determination required hereunder; provided that if the Company notifies the Administrative Agent~~s~~ that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if ~~any~~the Administrative Agent notifies the Company that the Required Lenders request amendment of any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that any such election, once made, shall be irrevocable.
If there occurs a change in GAAP and such change would cause a change in the method of calculation of any standards, terms or measures (including all computations of amounts and ratios) used in this Agreement (an “Accounting Change”), then the Company may elect that such standards, terms or measures shall be calculated as if such Accounting Change had not occurred.
“Global Intercompany Note” collectively, (a) that certain Second Amended and Restated Global Intercompany Note and Subordination Agreement, dated as of the Amendment No. ~~1~~6 Effective Date, by and among ~~Holdings,~~ the Borrower and the other Restricted Subsidiaries party thereto and (b) each other supplement delivered in connection therewith.

“Governmental Authority” means the government of the United States, any other nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (includes any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with any Governmental Authority.
“Granting Lender” has the meaning specified in Section 10.07(h).
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
(2)    entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” will not include (x) endorsements for collection or deposit in the ordinary course of business or consistent with past practice and (y) standard contractual indemnities or product warranties provided in the ordinary course of business, and provided, further, that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Company in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Secured Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent~~s~~ a Guaranty Supplement (as defined in the Guaranty and to satisfy the Collateral and Guarantee Requirement), and any such Restricted Subsidiary shall thereafter be a Guarantor, Loan Party and Subsidiary Guarantor (and not an Excluded Subsidiary) hereunder for all purposes; provided that (i) if such Restricted Subsidiary is not organized in an existing Covered Jurisdiction, the jurisdiction or organization of such Restricted Subsidiary shall be reasonably satisfactory to the Collateral Agent~~,~~ and the Administrative Agent~~s and the Blackstone Representative~~, including taking into account imposition of fiduciary duties and/or (ii) if acting as Collateral Agent or Administrative Agent or entering into Loan Documents with Subsidiaries in such jurisdiction is prohibited by applicable Law or would expose the Collateral Agent or the Administrative Agent, in its capacity as such, to material additional liabilities or political risk.
“Guaranty” means, collectively, (a) the Guaranty substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.
“Hazardous Materials” means all explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any

Environmental Law due to their dangerous or deleterious properties or characteristics, including petroleum or petroleum distillates, friable asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, per- and polyfluoroalkyl substances and toxic mold.
“Hedge Bank” means (x) any Person that is a Lender, an Agent or an Affiliate of the foregoing on the Closing Date, or at the time it enters into a Swap Contract with a Loan Party or any Restricted Subsidiary and (y) any other Person designated by the Company with notice to ~~each~~the Administrative Agent that enters into a Swap Contract with a Loan Party or any Restricted Subsidiary; provided that, in the case of this clause (y), such Person shall have appointed ~~each~~the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and agreed to be bound by the provisions of Article IX in favor of the Agent as if it were a Lender and shall have been deemed to have made the representations and warranties set forth in Section 9.06 in favor of the Agents, in each case, pursuant to a writing substantially in the form of Exhibit O or otherwise reasonably satisfactory to the Company~~, each~~ and the Administrative Agent ~~and the Blackstone Representative~~.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.
“Holding Company” means any Person so long as such Person directly or indirectly holds 100% of the total voting power of the Voting Stock of ~~Holdings~~Shoals Intermediate, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such Person.
~~“Holdings” has the meaning specified in the introductory paragraph to this Agreement.~~
“Honor Date” has the meaning specified in Section 2.03(c)(i).
“Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Company that (i) has not guaranteed any other Indebtedness of the Company and (ii) has Total Assets and total revenues of less than 5.0% of Total Assets and, together with all other Immaterial Subsidiaries (as determined in accordance with GAAP), has Total Assets and total revenues of less than 10.0% of Total Assets, in each case, measured at the end of the most recent fiscal period for which consolidated financial statements are available (which may be internal consolidated financial statements) and revenues on a pro forma basis giving effect to any acquisitions or dispositions of companies, division or lines of business since such balance sheet date or the start of such four quarter period, as applicable, and on or prior to the date of acquisition of such Subsidiary.
“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships, the estate of such individual and such other individuals above) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Increased Amount” has the meaning specified in Section 7.01(b).
“Incremental Facilities” has the meaning specified in Section 2.14(a).
“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).

“Incremental Facility Amendment No. 1” means that certain Incremental Facility Amendment No. 1, dated as of the Amendment No. 1 Effective Date, by and between the Loan Parties, ~~Revolving Facility Administrative Agent,~~the Term Loan Administrative Agent (as defined in the Original Credit Agreement), the Administrative Agent, Collateral Agent and the Lenders party thereto.
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(d).
“Incremental Incurrence Test” has the meaning specified in Section 2.14 (a).
“Incremental Revolving Credit Commitments” has the meaning specified in Section 2.14(~~e~~a).
“Incremental Revolving Lender” has the meaning specified in Section 2.14(d).
~~“Incremental Term Loans” has the meaning specified in Section 2.14(a).~~
“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred,” “Incurring” and “Incurrence” have meanings correlative to the foregoing and any Indebtedness pursuant to any revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)    the principal of indebtedness of such Person for borrowed money;
(2)    the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(3)    all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables and such obligations are satisfied within 30 days of Incurrence);
(4)    the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables or similar obligations, including accrued expenses owed, to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking final delivery and title thereto;
(5)    Capitalized Lease Obligations of such Person;
(6)    the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);
(7)    the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

(8)    Guarantees by such Person of the principal component of Indebtedness of the type referred to in clauses (1), (2), (3), (4), (5) and (9) hereof of other Persons to the extent guaranteed by such Person; and
(9)    to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);
with respect to clauses (1), (2), (3), (4), (5) and (9) above, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.
The amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amount of funds borrowed and then outstanding. The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount of Indebtedness, or liquidation preference thereof, in the case of any other Indebtedness. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815—Derivatives and Hedging and related pronouncements to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
Notwithstanding the foregoing, in no event shall the following constitute Indebtedness:
    (i)    Contingent Obligations Incurred in the ordinary course of business or consistent with past practice, other than Guarantees or other assumptions of Indebtedness;
    (ii)    Cash Management Obligations;
    (iii)    any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP as in effect on December 31, 2018, Non-Financing Lease Obligations, Sale and Leaseback Transactions or any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice;
    (iv)    obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) incurred prior to the Closing Date or in the ordinary course of business or consistent with past practice;
    (v)    in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any deferred or prepaid revenue, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;
    (vi)    for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;
    (vii)     obligations under or in respect of Qualified Securitization Financing or Receivables Facilities;
    (viii)    deferred obligations owing to the Permitted Holders pursuant to management agreements in effect on the Closing Date;

    (ix)    obligations of any Parent Entity appearing on the balance sheet of the Company solely by reason of push down accounting under GAAP;
    (x)    Capital Stock (other than in the case of clause (6) above, Disqualified Stock or Preferred Stock of a Restricted Subsidiary);
    (xi)    amounts owed to dissenting stockholders (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with Section 7.04 hereof; or
    (xii)    ~~obligations under the TRA~~[reserved].
“Indemnified Liabilities” has the meaning specified in Section 10.05.
“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.05.
“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.
“Information” has the meaning specified in Section 10.08.
“Initial Agreement” has the meaning specified in Section 7.08(b)(xvi).
“Initial Holdings” has the meaning specified in the introductory paragraph to this Agreement.
“Initial Revolving Credit Facility Cap” has the meaning specified in Section 2.14(f).
~~“Initial Term Commitment” means, as to any Lender, its obligation to make an Initial Term Loan to the Company on the Closing Date pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(A) under the caption “Initial Term Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. The initial aggregate amount of the Initial Term Commitments is $350.0 million.~~
~~“Initial Term Lender” means, at any time, any Lender that has an Initial Term Commitment or an Initial Term Loan at such time.~~
~~“Initial Term Loan” means a Loan made pursuant to Section 2.01(a)(i). Initial Term Loans made pursuant to Section 2.01(a) on the Closing Date shall be deemed to constitute one Class of Loans for all purposes hereunder.~~
“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sublicense agreement, distribution agreement, services agreement, IP Rights assignment or transfer agreement, any related agreements or similar agreements, in each case where all parties to such agreement are one or more of ~~Holdings,~~ the Company or a Restricted Subsidiary.
“Interest Coverage Ratio” means the ratio of (a) LTM EBITDA as of such date to (b) Consolidated Cash Interest Expense as of such date.

“Interest Payment Date” means (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that if any Interest Period for a Term Benchmark Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.
“Interest Period” means, as to each Term Benchmark Loan, the period commencing on the date such Loan is disbursed or converted to or continued as a Term Benchmark Loan and ending on the date one, three or six months thereafter; provided, that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Intermediate Holding Company” means any wholly-owned Subsidiary of a Holding~~s~~ Company that directly or indirectly through another Intermediate Holding Company, owns 100.0% of the issued and outstanding Capital Stock of the Company.
“Investment” means, with respect to any Person, (a) all investments by such Person in other Persons (including Affiliates) in the form of any advances, loans or other extensions of credit (excluding (i) accounts receivable, trade credit, advances or extensions of credit to customers, suppliers, future, present or former employees, directors, officers, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Person in the ordinary course of business or consistent with past practice, (ii) any debt or extension of credit represented by a bank deposit other than a time deposit, (iii) intercompany advances arising from cash management, tax and accounting operations and (iv) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and (b) any purchase or other acquisition (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business and capital expenditures), of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person; provided, that endorsements of negotiable instruments and documents in the ordinary course of business or consistent with past practice will not be deemed to be an Investment.
For purposes of Sections 6.13 and 7.06 hereof:
(1)    “Investment” will include the portion (proportionate to ~~Holdings’~~the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, ~~Holdings~~the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) ~~Holdings’~~the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to ~~Holdings’~~the Company’s equity interest in such Subsidiary)

of the fair market value of the net assets (as determined by the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;
(2)    any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined by the Company in good faith; and
(3)    if ~~Holdings~~the Company or any Restricted Subsidiary issues, sells or otherwise disposes of Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any investment by ~~Holdings~~the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto shall not be deemed to be an Investment at such time.
The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash and Cash Equivalents by ~~Holdings~~the Company or a Restricted Subsidiary in respect of such Investment to the extent such amounts do not increase any other baskets under this Agreement.
“Investment Grade Securities” means:
(1)    securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);
(2)    securities issued or directly and fully guaranteed or insured by the Canadian, United Kingdom or Japanese governments, a member state of the European Union, or any agency or instrumentality thereof (other than Cash Equivalents);
(3)    debt securities or debt instruments with a rating of “BBB-” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization, but excluding any debt securities or instruments constituting loans or advances among ~~Holdings~~the Company and its Subsidiaries;
(4)    investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution; and
(5)    corresponding instruments in countries other than the United States customarily utilized for high quality investments.
~~“IP Rights” has the meaning specified in Section 5.14.~~
“IPO” means any transaction whereby, or upon the consummation of which, a Parent Entity of ~~Holdings’ or Holdings’~~the Company or the Company’s common equity interests are, or may thereafter be, offered or sold (whether through an initial primary underwritten public offering or otherwise) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, or to the equivalent registration documents filed with the equivalent authority in the applicable foreign jurisdiction.
“IP Rights” has the meaning specified in Section 5.14.
“ISDA CDS Definitions” has the meaning specified in Section 10.01.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices  1998” published by the Institute of International Banking Law & Practice, Inc.  (or such later version thereof as may be in effect at the time of issuance).

“JPMorgan” has the meaning specified in the introductory paragraph to this Agreement.
“Judgment Currency” has the meaning specified in Section 10.17.
“Junior Priority Indebtedness” means Indebtedness of the Borrower and/or the Guarantors that is secured by Liens on the Collateral ranking junior in priority to the Liens securing the Secured Obligations of the Borrower and/or the Guarantors as permitted by this Agreement.
“JV Entity” means any joint venture of ~~Holdings~~the Company or any Restricted Subsidiary that is not a Subsidiary.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the applicable Honor Date or refinanced as a Revolving Credit Borrowing.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
“L/C Exposure” means, at any time, the sum of (a) the undrawn portion of the Outstanding Amount of all Letters of Credit at such time and (b) the Outstanding Amount of all L/C Borrowings in respect of Letters of Credit that have not yet been reimbursed by or on behalf of the Company at such time. The L/C Exposure of any Revolving Credit Lender at any time shall be its Applicable Percentage of the aggregate L/C Exposure at such time.
“L/C Issuer” means (i) each of the Revolving Credit Lenders and (ii) any other Lender (or any of its Affiliates) that becomes an L/C Issuer in accordance with Section 2.03(j) or Section 10.07(j); in the case of each of clause (i) through (ii) above, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Issuer Sublimit” means with respect to (a) (i) JPMorgan, on the Amendment No. ~~1~~6 Effective Date, $~~17.5 million~~20,500,000, (ii) Goldman Sachs Bank USA, on the Amendment No. ~~1~~6 Effective Date, $~~15 million~~7,375,000, (iii) ~~UBS~~ Bank of America, N.A~~G, Stamford Branch,~~. on the Amendment No. ~~1~~6 Effective Date, $~~7.5 million~~7,375,000, (iv) ~~Morgan Stanley Senior Funding, Inc~~Citibank, N.A., on the Amendment No. ~~1~~6 Effective Date, $~~4 million, (v) Credit Suisse AG, Cayman Islands Branch~~7,375,000 and (v) Fifth Third Bank, National Association, on the Amendment No. ~~1~~6 Effective Date, $~~3 million and (vi) Barclays Bank PLC, on the Amendment No. 1 Effective Date, $3 million and~~7,375,000 and (b) with respect to any other L/C Issuer, such amount as may be mutually agreed between the Company and such L/C Issuer and notified in writing to the ~~Revolving Facility~~ Administrative Agent by such parties.
“L/C Obligation” means, as at any date of determination, the aggregate maximum amount then available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts in respect of Letters of Credit, including all L/C Borrowings. For all purpose under this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, the “Outstanding Amount” of such Letter of Credit shall be deemed to be the amount so remaining available to be drawn.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, ~~including the latest maturity date of any Extended Term Loan or Incremental Term Loan,~~ in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“LCT Election” has the meaning specified in Section 1.09(a).
“LCT Public Offer” has the meaning specified in Section 1.09(a).
“LCT Test Date” has the meaning specified in Section 1.09(a).
“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer, and its successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”
~~“Lender Participation Notice” has the meaning specified in Section 2.05(d)(iii).~~
“Letter of Credit” means any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.
“Letter of Credit Expiration Date” means, for Letters of Credit under the Revolving Credit Facility, the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50.0 million and (b) the aggregate amount of Revolving Credit Commitments.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, hypothecation or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall Non-Financing Lease Obligations be deemed to constitute a Lien.
“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise and which may include, for the avoidance of doubt, a transaction that may constitute a Change of Control), whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment; and (3) any dividend or distribution declared by ~~Holdings~~the Company or any of its ~~r~~Restricted ~~s~~Subsidiaries following an initial public offering of such entity.
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a ~~Term Loan or a~~ Revolving Credit Loan (including any ~~Incremental Term Loans, any Extended Term Loans or~~ loans made pursuant to Extended Revolving Credit Commitments).
“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) each Letter of Credit Application, (vi) any Customary Intercreditor Agreement, (vii) the Global Intercompany Note, (viii) the Fee Letters, (ix) Incremental Facility Amendment No. 1, (x) Amendment No. 2 ~~and~~, (xi) Amendment No. 3, (xii) Amendment No. 4, (xiii) Amendment No. 5 and (xiv) Amendment No. 6, in each case as amended.
“Loan Parties” means, collectively, (i) the Borrower~~,~~ and (ii) ~~Holdings, and (iii)~~ each other Guarantor.

“Local Time” means local time in New York City, with respect to the times for (i) the determination of “Dollar Equivalent” and (ii) the receipt and sending of notices by and to and the disbursement by or payment to ~~any~~the Administrative Agent, any L/C Issuer or Lender with respect to Loans and Letters of Credit denominated in Dollars.
“LTM EBITDA” means Consolidated EBITDA of ~~Holdings~~the Company measured for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements are available, in each case with such pro forma adjustments giving effect to such Indebtedness, acquisition or Investment, as applicable, since the start of such four quarter period and as are consistent with the pro forma adjustments set forth in Section 1.09; provided, that to the extent LTM EBITDA is being tested as of the last day of any Test Period, the financial statements used for such calculation shall be those referenced in the definition of “Test Period.”
~~“Make Whole Amount” means, as of any date of determination, an amount in cash equal to the sum of (i) 2.00% of the aggregate amount of Term Loans being prepaid plus (ii) the interest payments that would have been paid on the principal amount of Initial Term Loans so prepaid if such principal amount had been outstanding from the date of prepayment to the first anniversary of the Closing Date and paid on such date, assuming that all such interest accrues at the interest rate applicable to Adjusted Term SOFR Loans (assuming a one-month Interest Period) plus the Applicable Margin for Adjusted Term SOFR Loans, in each case, discounted to the date of prepayment or acceleration at a rate equal to the treasury rate plus 0.50%; provided, that following any acceleration, the Make Whole Amount shall be reduced by the amount of any interest (other than interest payable at the Default Rate) accruing after the date of such acceleration that is actually paid in cash to the Lenders.~~
“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, future, present or former employees, directors, officers, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of any Parent Entity, ~~Holdings~~the Company or any Restricted Subsidiary:
(1)    (a) in respect of travel, entertainment, relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case Incurred in the ordinary course of business or consistent with past practice or (b) for purposes of funding any such person’s purchase of Capital Stock (or similar obligations) of ~~Holdings~~the Company, its Subsidiaries or any Parent Entity with (in the case of this clause (1)(b)) the approval of the Board of Directors;
(2)    in respect of relocation or moving related expenses, payroll advances and other analogous or similar expenses or payroll expenses, in each case Incurred in connection with any closing or consolidation of any facility or office; or
(3)    not exceeding the greater of $~~3~~8.0 million and 5.0% of LTM EBITDA in the aggregate outstanding at the time of incurrence.
“Management Stockholders” means the members of management of ~~Holdings~~the Company (or any Parent Entity) or its Subsidiaries who are holders of Capital Stock of ~~Holdings~~the Company or of any Parent Entity on the Closing Date or become holders of such Capital Stock.
“Master Agreement” has the meaning specified in the definition of “Swap Contract.”
“Material Adverse Effect” means a material adverse effect on (a) the business or financial condition or results of operations of ~~Holdings~~the Company and its Restricted Subsidiaries, taken as a whole, (b) the material rights and remedies (taken as a whole) of the Administrative Agent~~s~~, the Collateral Agent or the Lenders under the Loan Documents (other than due to the action or inaction of ~~any~~the Administrative Agent, the Collateral Agent or the Lenders) or (c) the ability of the Borrower and the Guarantors, taken as a whole, to perform their payment obligations under the Loan Documents.
“Material Acquisition” means any Acquisition in which the aggregate consideration payable by the Company and/or any Restricted Subsidiary has a value of $250,000,000 or more.

“Material Intellectual Property” means any IP Right owned by the Company and its Subsidiaries that is material to the business of Company and the Restricted Subsidiaries after giving effect to any designation of an Unrestricted Subsidiary, taken as a whole (whether owned as of the Closing Date or thereafter acquired).
“Material Real Property” means (a) any fee interest in real property owned by a Loan Party on the ~~Closing~~Amendment No. 6 Effective Date, having a fair market value in excess of $12,5~~,0~~00,000, as set forth on Schedule 1.01B to the Closing Date Certificate and (b) any fee interest in real property acquired by any Loan Party following the ~~Closing~~Amendment No. 6 Effective Date located in the United States with a fair market value in excess of $12,5~~,0~~00,000.
“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Company that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).
“Maturity Date” means (a) with respect to the Revolving Credit Facility (if any), the fifth anniversary of the Amendment No. ~~1~~6 Effective Date~~,~~ and (b) with respect to any Extended Revolving Credit Commitments, the maturity date applicable to such Extended Revolving Credit Commitments ~~in accordance with the terms hereof, (c) with respect to Initial Term Loans, the sixth anniversary of the Closing Date or (d) with respect to any (i) Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (ii) Incremental Term Loan, the maturity date applicable to such Incremental Term Loan~~ in accordance with the terms hereof; provided, that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Rate” has the meaning specified in Section 10.25.
~~“Maximum Tender Condition” has the meaning specified in Section 2.17(b).~~
“MFN Adjustment” has the meaning specified in Section 2.14(b).
~~“MFN Qualifying Term Loans” means any term loans that are (i) secured by the Collateral on a pari passu basis with the Initial Term Loans and (ii) pari passu in right of payment with the Initial Term Loans.~~
~~“Minimum Extension Condition” has the meaning specified in Section 2.15(b).~~
“Minimum ~~Tender~~Extension Condition” has the meaning specified in Section 2.1~~7~~5(b).
“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).
“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Mortgage” means, collectively, the deeds of trust, trust deeds, deeds of hypothecation, security deeds, immovable hypothecs, and mortgages creating and evidencing a Lien on a Mortgaged Property made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Collateral Agent~~,~~ and the Administrative Agent~~s and the Blackstone Representative~~, and any other mortgages executed and delivered pursuant to Section 4.01 and Section 6.10 and/or Section 6.12, as applicable, in each case, as amended, restated, amended and restated, supplemented or modified from time to time.
“Mortgage Policies” has the meaning specified in paragraph (f) of the definition of Collateral and Guarantee Requirement.

“Mortgaged Property” means each Material Real Property which shall be subject to a Mortgage delivered pursuant to Section 4.01, Section 6.10 and/or Section 6.12, as applicable.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.
“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.
~~“Net Available Cash” with respect to any Asset Disposition or Casualty Event (as applicable) means cash proceeds received (including any cash proceeds received from the sale or other disposition of any non-cash consideration received in any Asset Disposition, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:~~
~~(1)    all legal, accounting, consulting, investment banking, survey costs, title and recording expenses, title insurance premiums, payments made in order to obtain a necessary consent or required by applicable law, brokerage and sales commissions, relocation expenses, commissions, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such transaction;~~
~~(2)    all Taxes paid, reasonably estimated to be payable, Tax reserves set aside or payable or accrued as a liability under GAAP (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution or deemed distribution of such proceeds to Holdings or any of its Subsidiaries, transfer taxes, deed or mortgage recording taxes and Taxes that would be payable in connection with any repatriation of such proceeds), as a consequence of such transaction, including distributions made in accordance with Section 7.06(b)(ix)(C) or any transactions occurring or deemed to occur to effectuate a payment under this Agreement;~~
~~(3)    in the case of any Asset Disposition of assets that do not constitute Collateral, all payments made on any Indebtedness which is secured by any assets subject to such transaction, in accordance with the terms of any Lien upon such assets, or which by applicable law is required to be repaid out of the proceeds from such transaction;~~
~~(4)    all distributions and other payments required to be made to non-controlling interest or minority interest holders (other than any Parent Entity, Holdings or any of its respective Subsidiaries) in Subsidiaries or joint ventures as a result of such transaction;~~
~~(5)    all costs associated with unwinding any related Hedging Obligations in connection with such transaction;~~
~~(6)    the deduction of appropriate amounts required to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such transaction and retained by Holdings or any Restricted Subsidiary after such transaction, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction;~~
~~(7)    any portion of the purchase price from such transaction placed in escrow, whether for the satisfaction of any indemnification obligations in respect of such transaction, as a reserve for adjustments to the purchase price associated with any such transaction or otherwise in connection with such transaction; and~~

~~(8)    the amount of any liabilities (other than Indebtedness in respect of this Agreement and any other Indebtedness secured on an equal or junior priority basis with the foregoing) directly associated with such asset being sold and retained by Holdings or any of its Restricted Subsidiaries.~~
“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of Taxes paid or reasonably estimated to be actually payable as a result of such issuance or sale (including, for the avoidance of doubt, any income, withholding and other Taxes payable as a result of the distribution of such proceeds to the Company and after taking into account any available tax credit or deductions and any tax sharing agreements, and including any distributions made in accordance with Section 7.06(b)(ix)(C)).
“Net Short Lender” has the meaning specified in Section 10.01.
“Non-Consenting Lender” has the meaning specified in Section 3.06(d).
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).
“Non-Financing Lease Obligation” means any other lease obligation that is not required to be accounted for as a financing or capital lease in accordance with GAAP. For the avoidance of doubt, an operating lease shall be considered a Non-Financing Lease Obligation.
“Non-Loan Party” means any Restricted Subsidiary that is not a Borrower or Guarantor.
“Note” means a Term Note or a Revolving Credit Note as the context may require.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Rate in effect on such day and (b) the Overnight Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided, that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the ~~applicable~~ Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Obligations” means any principal, interest (including Post-Petition Interest and fees accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Borrower or any Guarantor whether or not a claim for Post-Petition Interest or fees is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.
~~“Offered Loans” has the meaning specified in Section 2.05(d)(iii).~~
“Officer” means, with respect to any Person, (1) the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, any Managing Director, the Secretary or any Assistant Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Agreement by the Board of Directors of such Person.
“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation, the memorandum and articles of association, any certificates of change of name and/or the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
~~“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii)(C).~~
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means (a) with respect to any Loan on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments thereof (including any refinancing of outstanding Unreimbursed Amounts under Letters of Credit or L/C Borrowings as a Revolving Credit Borrowing) occurring on such date; and (b) with respect to any Letter of Credit, Unreimbursed Amount, L/C Borrowing or L/C Obligations on any date, the Dollar Equivalent of the outstanding amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.
“Overnight Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the Federal Reserve Bank of New York’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent Entity” means any direct or indirect parent of ~~Holdings~~the Company.
“Parent Entity Expenses” means:
(1)    fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) Incurred or paid by any Parent Entity in connection with reporting obligations under or otherwise Incurred or paid in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Agreement or any other agreement or instrument relating to the Loans, the Guarantees or any other Indebtedness of ~~Holdings~~the Company or any Restricted Subsidiary, including in respect of any reports filed or delivered with respect to the Securities Act, Exchange Act or the rules and regulations promulgated thereunder;
(2)    customary salary, bonus, severance, indemnity, insurance (including premiums therefor) and other benefits payable to any employee, director, officer, manager, contractor,

consultant or advisor of any Parent Entity or other Persons under its articles, charter, by-laws, partnership agreement or other organizational documents or pursuant to written agreements with any such Person;
(3)    obligations of any Parent Entity in respect of director and officer insurance (including premiums therefor) to the extent relating to ~~Holdings~~the Company and its Subsidiaries;
(4)    (x) general corporate operating and overhead fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) and following the first public offering of the Company’s Capital Stock or the Capital Stock of any Parent Entity, listing fees and other costs and expenses attributable to being a publicly traded company of any Parent Entity and (y) other operational expenses of any Parent Entity related to the ownership or operation of the business of ~~Holdings~~the Company or any of its Restricted Subsidiaries;
(5)    expenses Incurred by any Parent Entity in connection with (i) any offering, sale, conversion or exchange of Capital Stock or Indebtedness (whether or not consummated or successful) and, after the consummation of an initial public offering, any Public Company Costs and (ii) any related compensation paid to employees, directors, officers, managers, contractors, consultants or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of such Parent Entity;
(6)    amounts payable pursuant to any management services or similar agreements or the management services provisions in an investor rights agreement or other equityholders’ agreement (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the reasonable determination of the Company to the Lenders when taken as a whole, as compared to the management services or similar agreements as in effect immediately prior to such amendment or replacement), solely to the extent such amounts are not paid directly by ~~Holdings~~the Company or its Subsidiaries; and
(7)    amounts to finance Investments that would otherwise be permitted to be made pursuant to Section 7.06 hereof if made by ~~Holdings~~the Company or a Restricted Subsidiary; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such Parent Entity shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or equity interests) to be contributed to the capital of ~~Holdings~~the Company or one of its Restricted Subsidiaries or (2) the merger, consolidation or amalgamation of the Person formed or acquired into ~~Holdings~~the Company or one of its Restricted Subsidiaries (to the extent not prohibited by Section 7.04 hereof) in order to consummate such Investment, (C) such Parent Entity and its Affiliates (other than ~~Holdings~~the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent ~~Holdings~~the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement and such consideration or other payment is included as a Restricted Payment under this Agreement, (D) any property received by ~~Holdings~~the Company shall not increase amounts available for Restricted Payments pursuant to Section 7.06(a) hereof and (E) such Investment shall be deemed to be made by ~~Holdings~~the Company or such Restricted Subsidiary pursuant to a provision of Section 7.06 hereof or pursuant to the definition of “Permitted Investment.”
“Pari Passu Indebtedness” means Indebtedness of the Company which ranks equally in right of security to the Secured Obligations ~~(but subject to the priorities applicable to the Priority Payment Obligations)~~ or of any Guarantor if such Indebtedness ranks equally in right of payment and security to the Guaranty of the Secured Obligations ~~(but subject to the priorities applicable to the Priority Payment Obligations)~~.
“Participant” has the meaning specified in Section 10.07(e).
“Participant Register” has the meaning specified in Section 10.07(e).
“Payment” has the meaning assigned to it in Section 9.03(q).

“Payment Notice” has the meaning assigned to it in Section 9.03(q)(i).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years.
“Permitted Acquisition” means the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or equity interests in a Person that, upon the consummation thereof, will be a Restricted Subsidiary of the Company (including as a result of a merger or consolidation); provided that (i) except in the case of a Limited Condition Transaction (in which case, compliance with this clause (i) shall be determined in accordance with Section 1.09(a)), immediately before and immediately after giving pro forma effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing, (ii) after giving effect to any such purchase or other acquisition, the Company shall be in compliance with the covenant in Section 7.11 and (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become Guarantors, in each case in accordance with Section 6.10; provided, further that, to the extent the total consideration for a Permitted Acquisition exceeds $25,000,000, the Company shall have delivered to the Administrative Agent~~s and the Blackstone Representative~~ on or prior to the date of such Permitted Acquisition customary financial information as reasonably requested by ~~any~~the Administrative Agent ~~(solely in the case of the Term Loan Administrative Agent, acting at the direction of the Blackstone Representative) or the Blackstone Representative~~ and a quality of earnings report, in each case, solely to the extent available.
“Permitted Alternative Incremental Facilities Debt” has the meaning specified in Section 7.03(b)(xx).
“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents between the Company or any of the Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 7.05 hereof.
~~“Permitted Debt Exchange” has the meaning specified in Section 2.17(a).~~
~~“Permitted Debt Exchange Notes” has the meaning specified in Section 2.17(a).~~
~~“Permitted Debt Exchange Offer” has the meaning specified in Section 2.17(a).~~
“Permitted Holders” means, collectively, (i) the Sponsor, (ii) Dean Solon, the Management Stockholders (including any Management Stockholders holding Capital Stock through an equityholding vehicle) and rollover equity investors, (iii) any heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of a person identified in clause (ii) above, (iv) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a person identified in clause (ii) above, his or her spouse, parents, siblings, members of his or her immediate family (including adopted children and step children) and/or direct lineal descendants) (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing, any Holding Company, Permitted Plan or any Person or group that becomes a Permitted Holder specified in the last sentence of this definition are members and any member of such group; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons referred to in subclauses (i) through (iv), collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of ~~Holdings~~the

Company or any Parent Entity, (vi) any Holding Company and (vii) any Permitted Plan. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control the Event of Default resulting from which is waived in accordance with the requirements of this Agreement, will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Intercompany Activities” means any transactions between or among the Company and the Restricted Subsidiaries that are entered into in the ordinary course of business or consistent with past practice of the Company and the Restricted Subsidiaries and, in the reasonable determination of the Company are necessary or advisable in connection with the ownership or operation of the business of the Company and the Restricted Subsidiaries, including (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) customary loyalty and rewards programs.
“Permitted Investments” means (in each case, by the Company or any of the Restricted Subsidiaries):
(a)    Investments in (i) a Restricted Subsidiary (including the Capital Stock of, or guarantees of obligations of, a Restricted Subsidiary) or the Company or (ii) a Person (including the Capital Stock of any such Person) that will, upon the making of such Investment, become a Restricted Subsidiary; provided that the aggregate amount of Investments pursuant to this clause (a) in Persons that are not Loan Parties shall not exceed the greater of $~~3~~81.0 million and 50% of LTM EBITDA
(b)    Investments in another Person if such Person is engaged, directly or through entities that will be Restricted Subsidiaries, in any Similar Business and as a result of such Investment such other Person, in one transaction or a series of transactions, is merged, amalgamated, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets (or such division, business unit, product line or business) to, or is liquidated into, the Company or a Restricted Subsidiary, and any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, combination, transfer or conveyance;
(c)    (i) Permitted Acquisitions and (ii) any Investment held by a Restricted Subsidiary acquired pursuant to a Permitted Acquisition at the time of such Permitted Acquisition; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation, combination, transfer or conveyance; provided, further, that the aggregate amount of Investments in Persons pursuant to this clause (c) that are not Loan Parties shall not exceed the greater of $161.0 million and 100% of LTM EBITDA; provided that the foregoing limitation shall not apply in the event that, after giving pro forma effect to the applicable Permitted Acquisition, 75% of Consolidated EBITDA of the target is or will become attributable to the Loan Parties;
(d)    Investments in cash, Cash Equivalents or Investment Grade Securities;
(e)    Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business or consistent with past practice;
(f)    Investments in payroll, travel, entertainment, relocation, moving related and similar advances that are made in the ordinary course of business or consistent with past practice;
(g)    Management Advances;
(h)    Investments (including debt obligations and equity interests) (a) received in settlement, compromise or resolution of debts created in the ordinary course of business or consistent with past practice, (b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit and trade arrangements, (c) as a result of foreclosure, perfection or enforcement of any Lien, (d) in satisfaction of judgments or (e) pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or litigation, arbitration or other disputes or otherwise with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(i)    Investments made as a result of the receipt of promissory notes or other non-cash consideration (including earn-outs) from a sale or other disposition of property or assets, including an Asset Disposition;
(j)    Investments existing or pursuant to binding commitments, agreements or arrangements in effect on the Closing Date; provided that any such Investment in an outstanding amount in excess of $1.0 million shall be listed on Schedule 1.01G to the Closing Date Certificate and (b) any modification, replacement, renewal, reinvestment or extension of Investments existing on the Closing Date; provided that the amount of any such Investment may not be increased except (i) as required by the terms of such Investment or binding commitment as in existence on the Closing Date (including in respect of any unused commitment), plus any accrued but unpaid interest (including any accretion of interest, original issue discount or the issuance of pay-in-kind securities) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Closing Date or (ii) as otherwise permitted under this Agreement;
(k)    Hedging Obligations, including any terminations or unwinding thereof, which transactions or obligations are not prohibited by Section 7.03 hereof;
(l)    pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 7.01 hereof;
(m)    any Investment to the extent made using Capital Stock of ~~Holdings~~the Company (other than Disqualified Stock) or Capital Stock of any Parent Entity or any Unrestricted Subsidiary (other than an Unrestricted Subsidiary whose only material assets are cash and Cash Equivalents) as consideration;
(n)    any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 7.07(b) hereof (except those described in Sections 7.07(b)(i), (iv), (viii), (ix) and (xiv));
(o)    Investments consisting of (i) asset purchases (including acquisitions of inventory, supplies, materials, equipment and similar assets) or (ii) licenses, sublicenses, cross-licenses, leases, subleases, assignments, transfers, contributions or other Investments of IP Rights or other intangibles or services in the ordinary course of business pursuant to any joint research or development, joint venture, strategic alliance or marketing arrangements with other Persons or any Intercompany License Agreement and any other Investments made in connection therewith;
(p)    (i) Guarantees of Indebtedness not prohibited by Section 7.03 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business or consistent with past practice, and (ii) performance guarantees and Contingent Obligations with respect to obligations that are permitted by this Agreement;
(q)    Investments consisting of earnest money deposits required in connection with a purchase agreement, or letter of intent, or other acquisitions to the extent not otherwise prohibited by this Agreement;
(r)    Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged or amalgamated into or consolidated with the Company or merged or amalgamated into or consolidated with a Restricted Subsidiary after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation, or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(s)    any Investment in any Subsidiary or any joint venture in the ordinary course of business or consistent with past practice (including any cash management arrangements, cash pooling arrangements, intercompany loans or activities related thereto);

(t)    [reserved];
(u)    contributions to a “rabbi” trust for the benefit of any employee, director, officer, manager, contractor, consultant, advisor or other service providers or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Company, and Investments relating to non-qualified deferred payment plans in the ordinary course of business or consistent with past practice;
(v)    Investments in joint ventures and similar entities and Unrestricted Subsidiaries having a fair market value, when taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of $~~22~~56.0 million and 35.0% of LTM EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments received by the Company or a Restricted Subsidiary (without duplication for purposes of Section 7.06 of any amounts applied pursuant to Section 7.06(a)) with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value; provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) or (ii) above and shall cease to have been made pursuant to this clause;
(w)    additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (w) that are at that time outstanding, not to exceed the greater of $~~28~~73.0 million and 45.0% of LTM EBITDA (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value) plus unused amounts pursuant to Section 7.06(b)(xvii)(i) and Section 7.06(b)(xxiv), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments received by the Company or a Restricted Subsidiary (without duplication for purposes of Section 7.06 of any amounts applied pursuant to Section 7.06(a)); provided that if such Investment is in Capital Stock of a Person that subsequently becomes the Company or a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (i) or (ii) above and shall not be included as having been made pursuant to this clause (w);
(x)    any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause that are at that time outstanding, not to exceed the greater of $~~16~~40.0 million and 25.0% of LTM EBITDA (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus the amount of any returns (including dividends, payments, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) in respect of such Investments (without duplication for purposes of Section 7.06 of any amounts applied pursuant to Section 7.06(a) hereof) with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value; provided, however, that if any Investment pursuant to this clause is made in any Person that is not the Company or a Restricted Subsidiary at the date of the making of such Investment and such Person becomes the Company or a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) or (b) above and shall cease to have been made pursuant to this clause;
(y)    [reserved];
(z)    [reserved];
(aa)    [reserved];
(bb)    Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary as described under Section 6.13;
(cc)    [reserved];

(dd)    [reserved];
(ee)    guaranty and indemnification obligations arising in connection with surety bonds issued in the ordinary course of business or consistent with past practice;
(ff)    Investments (a) consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice, (b) made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client, franchisee and customer contacts and loans, (c)(i) advances, loans, extensions of credit (including the creation of receivables) or (ii) prepayments made to, and guarantees with respect to obligations of, franchisees, distributors, suppliers, lessors, licensors and licensees, in each case in the ordinary course of business or consistent with past practice or (d) received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or consistent with past practice;
(gg)    Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;
(hh)    Investments consisting of endorsements for collection or deposit and trade arrangements with customers (or any comparable or similar provisions in other applicable jurisdictions) in the ordinary course of business or consistent with past practice;
(ii)    non-cash Investments in connection with tax planning and reorganization activities, Investments in connection with any Permitted Intercompany Activities, Permitted IPO Reorganization and Permitted Tax Restructuring and related transactions;
(jj)    Investments made from casualty insurance proceeds in connection with the replacement, substitution, restoration or repair of assets on account of a Casualty Event; and
(kk)    so long as no Event of Default shall have occurred and is continuing or would result therefrom, any other Investment so long as, immediately after giving pro forma effect to the Investment and the incurrence of any Indebtedness the net proceeds of which are used to make such Investment, the Consolidated Total Leverage Ratio shall be no greater than 4.75 to 1.00.
“Permitted IPO Reorganization” means any transaction taken by ~~Holdings~~the Company or any of its Restricted Subsidiaries in connection with and reasonably related to consummating an initial public offering, so long as, immediately after giving effect thereto, there is no material adverse impact on the value of or ~~any~~the Administrative Agent’s rights in the Collateral, taken as a whole, and such Permitted IPO Reorganization is not otherwise materially adverse to the Lenders provided that, in each case, at the time of giving effect to such Permitted IPO Reorganization, the Borrower and the Restricted Subsidiaries otherwise comply with Section 6.10.
“Permitted Junior Refinancing Debt” means secured Indebtedness incurred by the Company and Guarantees with respect thereto by any Loan Party; provided that (i) such Indebtedness is secured by the Collateral on a junior basis to the Secured Obligations and the obligations in respect of any Permitted Pari Passu Refinancing Debt, in each case pursuant to a Customary Intercreditor Agreement, and is not secured by any property or assets of ~~Holdings~~the Company and its Restricted Subsidiaries other than the Collateral and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of ~~Term Loans, Incremental Term Loans, Refinancing Term Loans,~~ Revolving Credit Loans, Incremental Revolving Credit Commitments or Refinancing Revolving Credit Loans.
“Permitted Liens” means with respect to any Person:
(a)    Liens on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness and other Obligations of such Restricted Subsidiary that is not a Guarantor;

(b)    pledges, deposits or Liens (a) in connection with workmen’s compensation laws, payroll taxes, unemployment insurance laws, employers’ health tax and other social security laws or similar legislation or other insurance related obligations (including in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto), (b) securing liability, reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees or similar instruments) for the benefit of insurance carriers under insurance or self-insurance arrangements or otherwise supporting the payments of items set forth in the foregoing clause (a), or (c) in connection with bids, tenders, completion guarantees, contracts, leases, utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, warranty, release, judgment, customs, appeal, performance bonds, guarantees of government contracts, return of money bonds, bankers’ acceptance facilities and obligations of a similar nature (including those to secure health, safety and environmental obligations), and obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case incurred in the ordinary course of business or consistent with past practice;
(c)    Liens with respect to outstanding motor vehicle fines and Liens imposed by law or regulation, including carriers’, warehousemen’s, mechanics’, landlords’, suppliers’, materialmen’s, repairmen’s, architects’, construction contractors’ or other similar Liens, in each case (i) for amounts not overdue for a period of more than 60 days or, if more than 60 days overdue, are unfiled (or if filed have been discharged or stayed) and no other action has been taken to enforce such Liens or (ii) that are bonded or being contested in good faith by appropriate proceedings;
(d)    Liens for Taxes, assessments or other governmental charges which are not yet due and payable or delinquent or which are being contested in good faith by appropriate proceedings or the nonpayment of which is permitted by applicable bankruptcy law; provided that appropriate reserves to the extent required pursuant to GAAP (or other applicable accounting principles) have been made in respect thereof; or for property Taxes on property of the Company or one of its Subsidiaries has determined to abandon if such abandonment is otherwise permitted hereunder, and the sole recourse for such Tax is to such property;
(e)    encumbrances, charges, ground leases, easements (including reciprocal easement agreements), survey exceptions, restrictions, encroachments, protrusions, by-law, regulation, zoning restrictions or reservations of, or rights of others for, licenses, rights of way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties, exceptions shown on any Mortgage Policy, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, including servicing agreements, development agreements, site plan agreements, subdivision agreements, facilities sharing agreements, cost sharing agreements and other similar agreements, charges or encumbrances, which do not in the aggregate materially interfere with the ordinary course conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole;
(f)    Liens (a) securing Hedging Obligations or Cash Management Obligations and the costs thereof; (b) that are rights of set-off, rights of pledge or other bankers’ Liens (i) relating to treasury, depository and cash management services or any automated clearing house transfers of funds in the ordinary course of business or consistent with past practice, (ii) relating to pooled deposit or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Subsidiaries or consistent with past practice or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice; (c) on cash accounts securing Indebtedness and other Obligations permitted to be Incurred under Section 7.03(b)(viii)(v) with financial institutions; (d) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business or consistent with past practice and not for speculative purposes; and/or (e) (i) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection and (ii) in favor of a banking or other financial institution or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) arising in the ordinary course of business in connection with the maintenance of such accounts and (iii) arising under customary general terms and conditions of the account bank in relation to any bank account maintained with such bank and attaching only to such account and the products and proceeds thereof, which Liens, in any event, do not secure any Indebtedness;
(g)    leases, licenses, subleases and sublicenses and Liens on the property covered thereby (including real property and IP Rights) entered into in the ordinary course of business, consistent with past practice or which do not (x) interfere in any material respect with the business of the Company or any Restricted Subsidiary, taken as a whole or (y) secure any Indebtedness;
(h)    Liens securing or otherwise arising out of judgments, decrees, attachments, orders or awards not giving rise to an Event of Default under Section 8.01(h) hereof;
(i)    Liens (i) securing Capitalized Lease Obligations, or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing Indebtedness or other Obligations Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Agreement and (b) any such Liens may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets and property affixed or appurtenant thereto and accessions, additions, improvements, proceeds, dividends or distributions thereof, including after-acquired property that is (A) affixed or incorporated into the property or assets covered by such Lien, (B) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (C) the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender; and (ii) any interest or title of a lessor, sublessor, franchisor’s, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any Capitalized Lease Obligations or Non-Financing Lease Obligations;
(j)    Liens arising from UCC financing statements, including precautionary financing statements (or similar filings) regarding operating leases or consignments entered into by the Company and the Restricted Subsidiaries;
(k)    Liens existing on the Closing Date, including any Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens; provided that any Lien securing Indebtedness or other obligations in excess of $1.0 million shall be listed on Schedule 1.01H to the Closing Date Certificate;
(l)    Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Subsidiary (or at the time the Company or a Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, amalgamation, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the Obligations relating to any Indebtedness or other obligations to which such Liens relate;
(m)    Liens securing Obligations relating to any Indebtedness or other Obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or

Liens in favor of the Company or any Restricted Subsidiary, ~~any~~the Administrative Agent or the Collateral Agent;
(n)    Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Agreement; provided that any such Lien is limited to all or part of the same property or assets (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Obligations relating to the Indebtedness or other obligations being refinanced or is in respect of property or assets that is or could be the security for or subject to a Permitted Lien hereunder and such Liens have equal or lesser priority than the Liens in respect of the Indebtedness being refinanced;
(o)    (a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property which the Company or any Restricted Subsidiary does not own in fee, but has easement rights over, or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;
(p)    any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture securing financing arrangement, joint venture or similar arrangement pursuant to any joint venture securing financing arrangement, joint venture or similar agreement;
(q)    Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;
(r)    Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale or purchase of goods entered into in the ordinary course of business or consistent with past practice
(s)    Liens securing the Secured Obligations and the Guarantees;
(t)    Liens securing Indebtedness and other Obligations under Section 7.03(b)(v) hereof; provided that if such Indebtedness is assumed, such Liens shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus property and assets affixed or appurtenant thereto and additions, improvements, accessions, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property or assets and (iii) the proceeds and products thereof) acquired, or of any Person acquired or merged, consolidated or amalgamated with or into the Company or any Restricted Subsidiary, in any transaction to which such Indebtedness or other Obligation relates;
(u)    Liens securing Indebtedness and other Obligations under Section 7.03(a) or Sections 7.03(b)(xi), (xiv) or (xx) hereof (provided that, (w) in the case of Section 7.03(b)(vii), the related Indebtedness represented by such Capitalized Lease Obligations, Purchase Money Obligations or other obligations shall not be secured by any property, equipment or assets of the Company or any Restricted Subsidiary other than the property, equipment or assets so acquired, leased, expanded, constructed, installed, replaced, repaired or improved and any proceeds therefrom and other than assets and property affixed or appurtenant thereto and accessions, additions, improvements, proceeds, dividends or distributions thereof, including after-acquired property that is (i) affixed or incorporated into the property or assets covered by such Lien, (ii) after-acquired property or assets subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-

acquired property or assets and (iii) the proceeds and products thereof, (x) in the case of Section 7.03(b)(xi), such Liens cover only the assets of such Non-Loan Party or assets that do not constitute Collateral and (y) in the case of Section 7.03(a) and 7.03(b)(xx), only to the extent permitted to be secured thereby; provided further that, in the event that the Liens granted pursuant to this clause (u) with respect to Indebtedness incurred pursuant to Section 7.03(xiv) are Liens on the Collateral, then the holders of the obligations secured by such Liens, or their duly appointed agent, shall become party to a Customary Intercreditor Agreement;
(v)    Liens on Excluded Property of the Company or any Guarantor securing Indebtedness or other Obligations of the Company and/or any Guarantor in an aggregate amount not in excess of the greater of $~~7~~16.0 million and 10% of LTM EBITDA;
(w)    Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;
(x)    Liens deemed to exist in connection with Investments permitted under clause (4) of the definition of “Cash Equivalents”;
(y)    Liens on (i) goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Company or any Restricted Subsidiary or Liens on bills of lading, drafts or other documents of title arising by operation of law or pursuant to the standard terms of agreements relating to letters of credit, bank guarantees and other similar instruments and (ii) specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(z)    Liens on vehicles or equipment of the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;
(aa)    Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Agreement;
(bb)    (a) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto, and (b) Liens, pledges, deposits made or other security provided to secure liabilities to, or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of), insurance carriers in the ordinary course of business or consistent with past practice;
(cc)    Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement permitted under this Agreement;
(dd)    Liens (i) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment (including any letter of intent or purchase agreement with respect to such Investment), and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in an asset sale, in each case, solely to the extent such Investment or sale, transfer, lease or other disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
(ee)    Liens securing Indebtedness and other Obligations in an aggregate principal amount not to exceed the greater of (a) $~~28~~73.0 million and (b) 45.0% of LTM EBITDA at the time Incurred; provided further that, in the event that the Liens granted pursuant to this clause (ee) are Liens on the Collateral, then such Liens shall rank junior in priority to the Liens on the Collateral securing the Secured Obligations and the holders of the obligations secured by such Liens, or their duly appointed agent, shall become party to a Customary Intercreditor Agreement;

(ff)    Liens then existing with respect to assets of an Unrestricted Subsidiary on the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary as described under Section 6.13 hereof;
(gg)    Liens Incurred to secure Junior Priority Indebtedness permitted to be Incurred pursuant to Section 7.03 hereof; provided that at the time of Incurrence and after giving pro forma effect thereto, if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the ~~Initial Term Loans~~Revolving Credit Facility, the Consolidated Total Senior Secured Leverage Ratio for the most recently ended Test Period does not exceed the greater of (x) 3.30:1.00 (or, to the extent such Indebtedness is incurred in connection with any Permitted Investment, the Consolidated Total Senior Secured Leverage Ratio for the most recently ended Test Period does not exceed the greater of 3.30:1.00 and the Consolidated Total Senior Secured Leverage Ratio immediately prior to such Permitted Investment); provided further that the holders of the obligations secured by such Liens, or their duly appointed agent, shall become party to a Customary Intercreditor Agreement;
(hh)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.03 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;
(ii)    Liens arising in connection with a Qualified Securitization Financing or a Receivables Facility;
(jj)    Settlement Liens;
(kk)    rights of recapture of unused real property in favor of the seller of such property set forth in customary purchase agreements and related arrangements with any government, statutory or regulatory authority;
(ll)    the rights reserved to or vested in any Person or government, statutory or regulatory authority by the terms of any lease, license, grant or permit held by the Company or any Restricted Subsidiary or by a statutory provision, to terminate any such lease, license, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(mm)    restrictive covenants affecting the use to which real property may be put and Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiary;
(nn)    Liens on property, assets or Permitted Investments used to defease or to satisfy or discharge Indebtedness; provided that such defeasance, satisfaction or discharge is not prohibited by this Agreement;
(oo)    Liens relating to escrow arrangements securing Indebtedness, including (i) Liens on escrowed proceeds from the issuance of Indebtedness for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters, arrangers, trustee or collateral agent thereof) and (ii) Liens on cash or Cash Equivalents set aside at the time of the incurrence of any Indebtedness, in either case to the extent such cash or Cash Equivalents prefund the payment of interest or premium or discount on such Indebtedness (or any costs related to the issuance of such Indebtedness) and are held in an escrow account or similar arrangement to be applied for such purpose;
(pp)    Liens arising in connection with any Permitted Intercompany Activities;
(qq)    Liens incurred to cash collateralize letters of credit incurred in the ordinary course of business or consistent with past practice;
(rr)    [reserved];

(ss)    [reserved];
(tt)    [reserved]; and
(uu)    with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by law.
    For purposes of this definition, the term Indebtedness shall be deemed to include interest on such Indebtedness including interest which increases the principal amount of such Indebtedness. In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with Section 7.01 hereof and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of this definition to which such Permitted Lien has been classified or reclassified; provided that Liens incurred pursuant to clause (s) of this definition may not be reclassified.
    “Permitted Pari Passu Refinancing Debt” means any secured Indebtedness incurred by the Company and Guarantees with respect thereto by any Loan Party; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis with the Secured Obligations and is not secured by any property or assets of ~~Holdings~~the Company or the Restricted Subsidiaries other than the Collateral and (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of ~~Term Loans, Incremental Term Loans, Refinancing Term Loans,~~ Revolving Credit Loans, Incremental Revolving Credit Commitments, or Refinancing Revolving Credit Loans.
    “Permitted Payments” has the meaning specified in Section 7.06(b).
    “Permitted Plan” means any employee benefits plan of the Company or any of its Affiliates and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan.
“Permitted Tax Restructuring” means (i) a reorganization pursuant to which certain Foreign Subsidiaries of the Company will become direct or indirect Subsidiaries of a to-be-formed Foreign Subsidiary or Domestic Foreign Holding Company, which will be a direct or indirect Subsidiary of the Company and (ii) any other reorganizations and other activities related to Tax planning and reorganization (as determined by the Company in good faith) entered into prior to, on or after the Closing Date so long as immediately after giving effect thereto, the security interest of the Lenders in the Collateral, taken as a whole, is not impaired in any material respect and such Permitted Tax Restructuring is not otherwise materially adverse to the Lenders; provided that, in each case, at the time of giving effect to such Permitted Tax Restructuring, the Borrower and the Restricted Subsidiaries otherwise comply with Section 6.10.
“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by the Company and Guarantees with respect thereto by any Loan Party; provided that such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of ~~Term Loans, Incremental Term Loans, Refinancing Term Loans,~~ Revolving Credit Loans, Incremental Revolving Credit Commitments, or Refinancing Revolving Credit Loans.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Platform” has the meaning specified in Section 6.02.
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not a claim therefor is allowed or allowable in any such bankruptcy or insolvency proceeding.
“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the ~~applicable~~ Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the ~~applicable~~ Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Principal Amount” means the stated or principal amount of each Loan.
~~“Priority Payment Obligations” means all (i) Obligations arising under any Revolving Credit Commitment with a payment priority ranking higher than the Initial Term Loans (including in respect of principal of loans, letters of credit, interest and fees thereunder and indemnitees and expense reimbursement with respect thereto), (ii) Secured Cash Management Obligations with respect to any Cash Management Bank to the extent designated as “Priority Payment Obligations” by notice in writing to the Collateral Agent and each Administrative Agent and (iii) Obligations arising under any Secured Hedge Agreement to the extent designated as “Priority Payment Obligations” by notice in writing to the Collateral Agent and each Administrative Agent; provided that all Priority Payment Obligations may only be agented by a single agent. For the avoidance of doubt, the Revolving Credit Commitments, Revolving Credit Loans and all interest and fees related thereto constitute Priority Payment Obligations.~~
~~“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).~~
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, stockholder meetings and reports to stockholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, listing fees and other transaction costs, in each case to the extent arising solely by virtue of the listing of such Person’s equity securities on a national securities exchange or issuance of public debt securities.
“Public Lender” has the meaning specified in Section 6.02.
“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.23.
“Qualified Capital Stock” means any Capital Stock of ~~Holdings~~the Company that is not Disqualified Stock.
“Qualified Securitization Financing” means any Securitization Facility that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to ~~Holdings~~the Company and its Restricted Subsidiaries, (ii) all sales of Securitization Assets by ~~Holdings~~the Company or any Restricted Subsidiary to the Securitization Subsidiary or, in the case of a Securitization Subsidiary, to any other Person are made for fair consideration (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be fair and reasonable terms (as determined in good faith by the Company) and (iv) the obligations under the Securitization Facility are non-recourse to ~~Holdings~~the Company and its Restricted Subsidiaries but may include Standard Securitization Undertakings.
    ~~“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).~~
    ~~“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).~~
    “Rate Components” has the meaning specified in Section 10.25.
    “Receivables Assets” means (a) any accounts receivable owed to ~~Holdings~~the Company or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with a non-recourse accounts receivable factoring arrangement.
    “Receivables Facility” means an arrangement between ~~Holdings~~the Company or a Subsidiary and a commercial bank, an asset based lender or other financial institution or an Affiliate thereof pursuant to which (a) ~~Holdings~~the Company or such Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank, asset based lender or other financial institution (or such Affiliate) Receivables Assets and (b) the obligations of ~~Holdings~~the Company or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to ~~Holdings~~the Company and such Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangements.
“Recipient” means (a) ~~any~~the Administrative Agent, (b) any Lender and (c) any L/C Issuer, as applicable.
“refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances,” “refinanced” and “refinancing” as used for any purpose in this Agreement shall have a correlative meaning.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the ~~applicable~~ Administrative Agent~~, the Blackstone Representative~~  (with respect to the Facilities hereunder other than the Revolving Credit Facility) and the Company executed by each of (a) the Company, (b) the ~~applicable~~ Administrative Agent and (c) each Lender and Additional Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness (or unutilized commitment in respect of Indebtedness) existing on the ~~Closing~~Amendment No. 6 Effective Date or Incurred (or established) in compliance with this Agreement (including Indebtedness of ~~Holdings~~the Company that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of ~~Holdings~~the Company or another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, and Indebtedness incurred pursuant to a commitment that refinances any Indebtedness or unutilized commitment; provided, however, that:
(1)    (a) such Refinancing Indebtedness does not mature prior to, and has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, exchanged, renewed, repaid or extended (or requires no or nominal payments in cash (other than interest payments) prior to the date that is 91 days after the maturity date of the ~~Initial Term Loans~~Revolving Credit Facility); and (b) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness, and is subordinated to the Secured Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being refinanced;
(2)    Refinancing Indebtedness shall not include:
    (i)    Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Guarantor; or
    (ii)    Indebtedness, Disqualified Stock or Preferred Stock of ~~Holdings~~the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and
(3)    such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) of the Indebtedness being refinanced plus (y) an amount equal to any unutilized commitment relating to the Indebtedness being refinanced or otherwise then outstanding under a Facility or other financing arrangement being refinanced to the extent the unutilized commitment being refinanced could be drawn in compliance with Section 7.03 hereof immediately prior to such refinancing, plus (z) accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing
(3)     If the Indebtedness being refunded, refinanced, replace, exchanged, renewed, repaid or extended is secured by a Lien on the Collateral such Refinancing Indebtedness may be unsecured or secured by a Lien on the same collateral as such Indebtedness (pursuant to substantially similar collateral documentation), (a) in the case of any such Indebtedness being so refinanced that is secured by a Lien on the Collateral that ranks pari passu with the Lien securing the Obligations, that is pari passu with or junior to the Lien securing the Obligations and (b) in the case of any such Indebtedness being so refinanced that is secured by a Lien ranking junior to the lien securing the Collateral, that is junior to the Lien securing the Obligations, in each case provided that the holders of the obligations secured by such Liens, or their duly appointed agent, shall become party to a Customary Intercreditor Agreement.
“Refinancing Revolving Credit Commitments” means shall mean one or more tranches of Revolving Credit Commitments hereunder that result from a Refinancing Amendment.
“Refinancing Revolving Credit Loans” means one or more tranches of Revolving Credit Loans that result from a Refinancing Amendment.

~~“Refinancing Term Loans” means one or more tranches of Term Loans that result from a Refinancing Amendment.~~
“Refunding Capital Stock” has the meaning specified in Section 7.06(b)(ii).
“Register” has the meaning specified in Section 10.07(d).
“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.
“Regulation S-X” means Regulation S-X under the Securities Act.
~~“Rejection Notice” has the meaning specified in Section 2.05(b)(v).~~
“Related Parties” means, with respect to any person, such person’s Affiliates and the current partners, prospective partners (only with respect to Section 10.08), directors, officers, employees, members, managers, counsels, agents, advisors and sub-advisors of such person and of such person’s Affiliates.
“Release” means any release, spill, emission, discharge, disposal, leaking, pumping, pouring, dumping, emptying, injection, or leaching into the Environment.
“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.
“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of ~~Term Loans or~~ Revolving Credit Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.
“Required Debt Terms” means, ~~(a) in respect of any Refinancing Term Loans: (i) to the extent secured by the Collateral, a Customary Intercreditor Agreement is entered into, (ii) any Refinancing Term Loans do not mature prior to the maturity date of or have a shorter Weighted Average Life to Maturity prior to the Terms Loans being refinanced, (iii) such Refinancing Term Loans have the same guarantors as the Term Loans being refinanced unless such guarantors substantially concurrently guarantee the Secured Obligations, (iv) such Refinancing Term Loans are secured by the same assets as the Term Loans being refinanced unless such assets substantially concurrently secure the Secured Obligations and (vi) the terms and conditions of such Refinancing Term Loans (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Loans or Commitments being refinanced) shall reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Company in good faith) and (b)~~ in respect of any Refinancing Revolving Credit Commitments, (i) to the extent applicable, a Customary Intercreditor Agreement is entered into, (ii) any Refinancing Revolving Credit Commitment does not mature prior to the maturity date of or have scheduled amortization or commitment reductions prior to the maturity date of the Revolving Credit Commitments being refinanced, (iii) such Refinancing Revolving Credit Commitments have the same guarantors unless such guarantors substantially concurrently guarantee the Secured Obligations, (iv) such Refinancing Revolving Credit Commitments are secured by the same assets as the Revolving Credit Commitments being refinanced unless such assets substantially concurrently secure the Secured Obligations, (v) the terms and conditions of such Refinancing Revolving Credit Commitments (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Loans or Commitments being refinanced) shall reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Company in good faith) and (vi) if such Refinancing Revolving Credit Commitments contain any financial maintenance covenants, such covenants shall be added for the benefit of the Revolving Credit Lenders.
~~“Required Facility Lenders” means, (i) with respect to the Revolving Credit Facility, the Required Revolving Credit Lenders and (ii) with respect to the Facilities hereunder other than the Revolving Credit Facility, Lenders having or holding more than 50% of the sum of (a) the aggregate principal amount of outstanding Term Loans under such Facilities and (b) the aggregate unused Commitments under such Facilities; provided that, with respect to this clause (ii), the portion of outstanding Term Loans and the unused Commitments of the applicable Facilities held or deemed held by a Defaulting Lender shall be excluded for purposes of making a determination of Required Facility Lenders.~~
“Required Lenders” means, as of any date of determination, Lenders holding more than 50.0% of the sum of the (a) Total Outstandings (with the aggregate Outstanding Amount of each Lender’s Revolving Credit Exposure being deemed “held” by such Lender for purposes of this definition)~~,~~ and (b~~) aggregate unused Term Commitments and (c~~) aggregate unused Revolving Credit Commitments; provided, further that the unused ~~Term Commitment, unused~~ Revolving Credit Commitments of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for all purposes of making a determination of Required Lenders.
~~“Required Revolving Credit Lenders” means, as of any date of determination, Lenders having more than 50.0% in the aggregate of the Revolving Credit Commitments plus after the termination of the Revolving Credit Commitments, the Revolving Credit Exposure of all Lenders; provided, that the Revolving Credit Commitment and the Revolving Credit Exposure of any Defaulting Lender shall be excluded for all purposes of making a determination of Required Revolving Credit Lenders.~~
“Reserved Indebtedness Amount” has the meaning specified in Section 7.03(c)(ix).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer or other similar officer or director of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
~~“Restricted Casualty Event” has the meaning specified in Section 2.05(b)(vi).~~
~~“Restricted Disposition” has the meaning specified in Section 2.05(b)(vi).~~
“Restricted Investment” means any Investment other than a Permitted Investment.
“Restricted Payment” has the meaning specified in Section 7.06(a).
“Restricted Subsidiary” means any Subsidiary of ~~Holdings~~the Company other than an Unrestricted Subsidiary.
~~“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(v).~~

“Revolving Credit Borrowing” means a borrowing consisting of Revolving Credit Loans of the same Class, Type and currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Revolving Credit Commitment” means with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Loans and to acquire participations in Letters of Credit, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) increased from time to time pursuant to Section 2.14. The initial amount of each Lender’s Revolving Credit Commitment on the Amendment No. ~~5~~6 Effective Date is set forth in the fourth column on Schedule A to Amendment No. ~~5~~6, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as the case may be.
The initial aggregate amount of the Lenders’ Revolving Credit Commitments on the Amendment No. ~~5~~6 Effective Date is $~~15~~200 million.
“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a)
“Revolving Credit Exposure” means, at any time for any Lender, the sum of (a) the Outstanding Amount of the Revolving Credit Loans of such Lender outstanding at such time and (b) the L/C Exposure of such Lender at such time.
“Revolving Credit Facility” means the Revolving Credit Commitments and the extension of credit made thereunder.
“Revolving Credit Lender” means a Lender with a Revolving Credit Commitment or, if the Revolving Credit Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Credit Loan” means a Loan made pursuant to Section 2.01(b).
“Revolving Credit Note” means a promissory note of the applicable Borrower(s) payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender under the Revolving Credit Facility.
~~“Revolving Facility Administrative Agent” means, subject to Section 9.13, JPMorgan (and any of its Affiliates selected by JPMorgan to act as administrative agent for any of the applicable facilities provided hereunder), solely in its capacity as administrative agent for the Revolving Credit Lenders under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.~~
“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.
“Sale and Leaseback Transaction” means any arrangement providing for the leasing by ~~Holdings~~the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by ~~Holdings~~the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.
“Sanctioned Country” means, at any time, a country or territory which is itself the subject or target of any comprehensive economic Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea and non-government controlled areas of the Kherson and Zaporizhzhia ~~R~~regions of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, any Person that is a target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, or ~~Her~~His Majesty’s Treasury of the United Kingdom, (b) any Person ~~operating~~located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons, directly or indirectly.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, or ~~Her~~His Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Obligations” means Cash Management Obligations owed by ~~Holdings~~the Company or any Restricted Subsidiary to any Cash Management Bank.
“Secured Hedge Agreement” means any Swap Contract that is entered into by and between ~~Holdings~~the Company or any Restricted Subsidiary and any Hedge Bank.
“Secured Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, fees, expenses and other amounts that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, fees, expenses and other amounts are allowed claims in such proceeding, (y) obligations of ~~Holdings~~the Company or any Restricted Subsidiary arising under any Secured Hedge Agreement (other than, with respect to any Guarantor, Excluded Swap Obligations of such Guarantor), and (z) Secured Cash Management Obligations. Without limiting the generality of the foregoing, the Secured Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that ~~any~~the Administrative Agent, the Collateral Agent, or any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.
“Secured Parties” means, collectively, the Administrative Agent~~s~~, the Collateral Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the ~~applicable~~ Administrative Agent from time to time pursuant to Section 9.01(c).
“Securities Act” means the Securities Act of 1933.
“Securitization Asset” means (a) any accounts receivable, mortgage receivables, loan receivables, royalty, franchise fee, license fee, patent or other revenue streams and other rights to payment or related assets and the proceeds thereof and (b) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with accounts or assets in connection with a securitization, factoring or receivable sale transaction.

“Securitization Facility” means any of one or more securitization, financing, factoring or sales transactions, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which ~~Holdings~~the Company or any of the Restricted Subsidiaries sells, transfers, pledges or otherwise conveys any Securitization Assets (whether now existing or arising in the future) to a Securitization Subsidiary or any other Person.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or Receivables Asset or participation interest therein issued or sold in connection with, and other fees, expenses and charges (including commissions, yield, interest expense and fees and expenses of legal counsel) paid in connection with, any Qualified Securitization Financing or Receivables Facility.
“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase or otherwise make payments with respect to Securitization Assets or Receivables Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Securitization Subsidiary” means any Subsidiary of ~~Holdings~~the Company in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings or Receivables Facilities and other activities reasonably related thereto or another Person formed for this purpose.
“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties party thereto on the Closing Date substantially in the form of Exhibit G as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.10.
“Security Agreement Supplement” means a supplement to the Security Agreement as contemplated by such Security Agreement.
“Settlement” means the transfer of cash or other property with respect to any credit or debit card charge, check or other instrument, electronic funds transfer, or other type of paper-based or electronic payment, transfer, or charge transaction for which a Person acts as a processor, remitter, funds recipient or funds transmitter in the ordinary course of its business.
“Settlement Asset” means any cash, receivable or other property, including a Settlement Receivable, due or conveyed to a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person or an Affiliate of such Person.
“Settlement Indebtedness” means any payment or reimbursement obligation in respect of a Settlement Payment.
“Settlement Lien” means any Lien relating to any Settlement or Settlement Indebtedness (and may include, for the avoidance of doubt, the grant of a Lien in or other assignment of a Settlement Asset in consideration of a Settlement Payment, Liens securing intraday and overnight overdraft and automated clearing house exposure, and similar Liens).
“Settlement Payment” means the transfer, or contractual undertaking (including by automated clearing house transaction) to effect a transfer, of cash or other property to effect a Settlement.
“Settlement Receivable” means any general intangible, payment intangible, or instrument representing or reflecting an obligation to make payments to or for the benefit of a Person in consideration for a Settlement made or arranged, or to be made or arranged, by such Person.
“Shoals Intermediate” means Shoals Intermediate Parent, Inc., a Delaware corporation.

“Similar Business” means (a) any businesses, services or activities engaged in by ~~Holdings~~the Company or any of its Subsidiaries on the Closing Date, (b) any businesses, services and activities engaged in by ~~Holdings~~the Company or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof and (c) a Person conducting a business, service or activity specified in clauses (a) and (b), and any Subsidiary thereof. For the avoidance of doubt, any Person that invests in or owns Capital Stock or Indebtedness of another Person that is engaged in a Similar Business shall be deemed to be engaged in a Similar Business.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Available Tenor” means, as of any date of determination and with respect to the then-current SOFR Benchmark, as applicable, (x) if such SOFR Benchmark is a term rate, any tenor for such SOFR Benchmark (or component thereof) or payment period for interest calculated with reference to such SOFR Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such SOFR Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such SOFR Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 3.02(II).
“SOFR Benchmark” means, initially, with respect to any Term Benchmark Loan, Term SOFR; provided that if a SOFR Benchmark Transition Event, and the related SOFR Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR, as applicable, or the then-current SOFR Benchmark, then “SOFR Benchmark” means the applicable SOFR Benchmark Replacement to the extent that such SOFR Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.02(II).
“SOFR Benchmark Replacement” means, for any SOFR Available Tenor, the first alternative set forth in the order below that can be determined by the ~~Revolving Facility~~ Administrative Agent ~~or Blackstone Representative~~, as applicable (after consultation with the Borrower) for the applicable SOFR Benchmark Replacement Date:
(1)    the Adjusted Daily Simple SOFR;
(2)    the sum of: (a) the alternate benchmark rate that has been selected for Revolving Credit Loans ~~or Term Loans~~, by the ~~applicable~~ Administrative Agent ~~(if the Term Loan Administrative Agent, acting at the direction of the Blackstone Representative)~~ and the Borrower as the replacement for the then-current Benchmark for the applicable SOFR Corresponding Tenor giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current SOFR Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related SOFR Benchmark Replacement Adjustment;
If, for Revolving Credit Loans, the SOFR Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the 0.50%, the SOFR Benchmark Replacement will be deemed to be 0.50% for the purposes of this Agreement and the other Loan Documents. If~~, for Term Loans,~~  the SOFR Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the 1.00%, the SOFR Benchmark Replacement will be deemed to be 1.00% for the purposes of this Agreement and the other Loan Documents.
“SOFR Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current SOFR Benchmark with a SOFR Unadjusted Benchmark Replacement for any applicable Interest Period and SOFR Available Tenor for any setting of such SOFR Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the ~~applicable~~ Administrative Agent ~~(if the Term Loan Administrative Agent, acting at the direction of the Blackstone Representative)~~ and the Borrower for the applicable SOFR Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such SOFR Benchmark with the applicable SOFR Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable SOFR Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such SOFR Benchmark with the applicable SOFR Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.
“SOFR Benchmark Replacement Conforming Changes” means, with respect to any SOFR Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “~~Alternate~~ Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the ~~applicable Administrative Agent (if the Term Loan~~ Administrative Agent, ~~acting at the direction of the Blackstone Representative),~~ after consulting with the Borrower, decides may be appropriate to reflect the adoption and implementation of such SOFR Benchmark and to permit the administration thereof by the ~~applicable~~ Administrative Agent in a manner substantially consistent with market practice ~~(or, if the applicable Administrative Agent (if the Term Loan Administrative Agent, acting at the direction of the Blackstone Representative)~~, after consulting with the Borrower, decides that adoption of any portion of such market practice is not administratively feasible or if the ~~applicable Administrative Agent (if the Term Loan~~ Administrative Agent, ~~acting at the direction of the Blackstone Representative),~~ after consulting with the Borrower, determines that no market practice for the administration of such SOFR Benchmark exists, in such other manner of administration as the ~~applicable Administrative Agent (if the Term Loan~~ Administrative Agent, ~~acting at the direction of the Blackstone Representative),~~ after consulting with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“SOFR Benchmark Replacement Date” means, with respect to any SOFR Benchmark, the earliest to occur of the following events with respect to such then-current SOFR Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “SOFR Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such SOFR Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all SOFR Available Tenors of such SOFR Benchmark (or such component thereof); or
(2)    in the case of clause (3) of the definition of “SOFR Benchmark Transition Event,” the first date on which such SOFR Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such SOFR Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any SOFR Available Tenor of such SOFR Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the SOFR Benchmark Replacement Date occurs on the same day as, but earlier than, the SOFR Reference Time in respect of any determination, the SOFR Benchmark Replacement Date will be deemed to have occurred prior to the SOFR Reference Time for such determination and (ii) the “SOFR Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any SOFR Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current SOFR Available Tenors of such SOFR Benchmark (or the published component used in the calculation thereof).
“SOFR Benchmark Transition Event” means, with respect to any SOFR Benchmark, the occurrence of one or more of the following events with respect to such then-current SOFR Benchmark:
(1) a public statement or publication of information by or on behalf of the administrator of such SOFR Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all SOFR Available Tenors of such SOFR Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any SOFR Available Tenor of such SOFR Benchmark (or such component thereof);
(2) a public statement or publication of information by the regulatory supervisor for the administrator of such SOFR Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such SOFR Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such SOFR Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such SOFR Benchmark (or such component), in each case, which states that the administrator of SOFR such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all SOFR Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any SOFR Available Tenor of such SOFR Benchmark (or such component thereof); or
(3) a public statement or publication of information by the regulatory supervisor for the administrator of such SOFR Benchmark (or the published component used in the calculation thereof) announcing that all such Benchmark (or such component thereof) or, if such Benchmark is a term rate, SOFR Available Tenors of such SOFR Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “SOFR Benchmark Transition Event” will be deemed to have occurred with respect to any SOFR Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current SOFR Available Tenor of such SOFR Benchmark (or the published component used in the calculation thereof).
“SOFR Benchmark Unavailability Period” means, with respect to any SOFR Benchmark, the period (if any) (x) beginning at the time that a SOFR Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no SOFR Benchmark Replacement has replaced such then-current SOFR Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02(II) and (y) ending at the time that a SOFR Benchmark Replacement has replaced such then-current SOFR Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02(II).
“SOFR Corresponding Tenor” means, with respect to any SOFR Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such SOFR Available Tenor.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SOFR Reference Time” means, with respect to any setting of the then-current SOFR Benchmark means (1) if such SOFR Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such SOFR Benchmark is Daily Simple SOFR, 5:00 a.m. (Chicago time) on the day that is four U.S. Government Securities Business Days preceding the date of such setting or (~~2~~3) if such SOFR Benchmark is none of Term SOFR or Daily Simple SOFR, the time determined by ~~(i) for Revolving Credit Loans, the Revolving Facility~~the Administrative Agent in its reasonable discretion after consulting with the Borrower ~~or (ii) for Term Loans, the Blackstone Representative in its reasonable discretion after consulting with the Borrower~~.
“SOFR Unadjusted Benchmark Replacement” means the applicable SOFR Benchmark Replacement excluding the related SOFR Benchmark Replacement Adjustment.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of debts and liabilities, contingent, subordinated or otherwise, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“SPC” has the meaning specified in Section 10.07(h).
“Specified Default” means the occurrence of an Event of Default under Section 8.01(a), (f) or (g).
“Specified Representations” means the representations and warranties of the Borrower set forth in Sections 5.01(a) (solely as it relates to ~~Holdings and~~  the Borrower), 5.01(b)(ii), 5.02(a) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.02(b)(i) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.04, 5.12, 5.15, 5.16 ~~(subject to the proviso to Section 4.03(b)(iii))~~, and 5.18 (limited to the use of proceeds of the Loans on the applicable date).
“Sponsor” means, individually or collectively, any fund, partnership, co-investment vehicles and/or similar vehicles or accounts, in each case managed or advised by Oaktree Capital Management, L.P. or its Affiliates or any of their respective successors, but not including any portfolio operating companies of any of the foregoing.
“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by ~~Holdings~~the Company or any Subsidiary of ~~Holdings~~the Company which the Company has determined in good faith to be customary in a Securitization Facility or Receivables Facility, including those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse accounts receivable factoring arrangement.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subordinated Indebtedness” means, with respect to any person, collectively, any Indebtedness (whether outstanding on the Closing Date or thereafter Incurred) secured on a junior lien basis with the Obligations, any unsecured Indebtedness for borrowed money incurred in reliance on Section 7.03(a) or Section 7.03(b)(xx) (whether outstanding on the Closing Date or thereafter Incurred), and any Indebtedness (whether outstanding on the Closing Date or thereafter Incurred), which is expressly subordinated in right of payment to the Secured Obligations pursuant to a written agreement.
“Subsidiary” means, with respect to any Person:
(1)    any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or
(2)    any partnership, joint venture, limited liability company or similar entity of which:
(a)    more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and
(b)    such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity; or
(3)    at the election of ~~Holdings~~the Company, any partnership, joint venture, limited liability company or similar entity of which such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
Unless otherwise specified, “Subsidiary” shall mean any Subsidiary of ~~Holdings~~the Company.
“Subsidiary Guarantor” means, collectively, the Subsidiaries of ~~Holdings (other than~~ the Company ~~and any Intermediate Holding Company)~~ that are Guarantors.
“Successor Company” has the meaning specified in Section 7.04(a)(i).
“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.
“Supported QFC” has the meaning assigned to it in Section 10.23.
“Survey” means a survey of any Mortgaged Property (and all improvements thereon) which is (a)(i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property, (iii) certified by the surveyor (in a manner reasonably acceptable to the ~~Blackstone Representative and the Revolving Facility~~ Administrative Agent) to the Administrative Agent~~s~~, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, (v) sufficient for the Title Company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the endorsements of the type required by paragraph (f) of the definition of Collateral and Guarantee Requirement and (vi) otherwise reasonably acceptable to the Administrative Agent~~s~~.
“Swap Contract” means (a) any and all Hedging Obligations, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or the Company, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or the Company, if no Hedge Bank is party to such Swap Contract).
“Taxes” means any and all present or future taxes, levies, imposts, deductions, ~~charges,~~ duties and withholdings and any charges of a similar nature (including backup withholding), ~~interest, penalties and other liabilities with respect thereto)~~ that are imposed by any ~~g~~Governmental ~~or other taxing authority~~Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Benchmark Borrowing” means a Borrowing in respect of a Class of Term Benchmark Loans.
“Term Benchmark Loans” means Loans that bear interest at a rate based on the definition of “Term Benchmark Rate”, other than any Base Rate Loan.
“Term Benchmark Rate” means, with respect to any Term Benchmark Borrowing for any Interest Period, the Adjusted Term SOFR.
~~“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.~~
~~“Term Commitments” means an Initial Term Commitment or a commitment in respect of any Incremental Term Loans or any combination thereof, as the context may require.~~
~~“Term Facility” means the Term Commitments and any extension of credit made thereunder.~~
~~“Term Lenders” means the Initial Term Lenders, the Lenders with Incremental Term Loans and the Lenders with Extended Term Loans.~~

~~“Term Loan Administrative Agent” means, subject to Section 9.13, Wilmington Trust (and any of its Affiliates selected by Wilmington Trust to act as administrative agent for any of the applicable facilities provided hereunder), solely in its capacity as administrative agent for the Term Lenders under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.~~
~~“Term Loans” means the Initial Term Loans, the Incremental Term Loans and the Extended Term Loans.~~
 ~~“Term Note” means a promissory note of the applicable Borrower(s) payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such Term Lender resulting from any Class of Term Loans made by such Term Lender.~~
~~“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.~~
~~“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.~~
“Term SOFR” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Borrowing of Term Benchmark Loans denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum ~~determined by the applicable~~published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on the secured overnight financing rate as administered by the SOFR Administrator. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a SOFR Benchmark Replacement Date with respect to Term SOFR has not occurred, so long as such day is otherwise a U.S. Government Securities Business Day, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.
“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of ~~Holdings~~the Company ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 6.01(a) or 6.01(b); or, if earlier, are internally available to ~~Holdings~~the Company; provided that with respect to the calculation of (i) Applicable Rate and (ii) compliance with Section 7.09, in each case, internally available financial statements shall be disregarded with respect to this definition and such calculations shall instead be based on the financial statements for the most recent period of four consecutive fiscal quarters for which financial statements have been or are required to have been delivered pursuant to Section 6.01(a) or (b), as applicable.
“Threshold Amount” means $~~6.0~~15 million.

“Title Company” means any reputable nationally recognized title insurance company as reasonably acceptable to the Administrative Agent~~s~~ which shall be retained by Company to issue the Mortgage Policies.
“Total Assets” means, as of any date, the total consolidated assets of ~~Holdings~~the Company and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of ~~Holdings~~the Company and its Restricted Subsidiaries, determined on a pro forma basis.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
~~“TRA” means that certain Tax Receivable Agreement to be entered into by any Parent Entity and/or the Borrower in connection with an IPO, in respect of cash savings realized (or that are deemed to be realized) as a result of, but not limited to, the following: (a) any increases in tax basis as a result of (i) any IPO and any related transactions (including actual or deemed distributions by Holdings or any Parent Entity to its members related to any IPO and any related transactions) and (ii) future exchanges of any equity interests in Holdings or any Parent Entity, (b) or tax basis delivered to any Parent Entity in connection with the IPO and (c) any Tax benefits resulting from payments under the TRA being treated as additional purchase price with respect to an interest in Holdings or any Parent Entity or from any payments under the Tax Receivable Agreement being treated as imputed interest for Tax purposes.~~
“Transaction Expenses” means any fees, costs and expenses (including (x) all legal, accounting and other professional fees, costs and expenses and (y) underwriting fees, costs and expenses (including original issue discount, upfront fees or similar fees)) incurred or paid by ~~Holdings,~~ the Borrower~~,~~  or any Restricted Subsidiary in connection with the Transactions.
“Transactions” means the execution, delivery and initial borrowings under the Credit Agreement, the Closing Distribution, the Closing Date Refinancing and the consummation of any other transaction in connection with the foregoing.
“Transformative Disposition” means any disposition by ~~any Holdings,~~ the Company or any Restricted Subsidiary that (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such disposition, would not provide the Company and the Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of its operations following such consummation, as determined by the Company acting in good faith.
“Treasury Capital Stock” has the meaning specified in Section 7.06(b)(ii).
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term Benchmark Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“Unaudited Financial Statements” means the unaudited consolidated balance sheet as of June 30, 2020, and any fiscal quarter ended at least 45 days prior to the Closing Date and related unaudited statement of operation, stockholders’ equity, and cash flows for the 6-month period then ended of the Company (or any passive holding company of the Company) and its Subsidiaries.
“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning specified in Section 3.01.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Incremental Amount” has the meaning specified in Section 2.14(a).
“Unrestricted Subsidiary” means
(1)    any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company in the manner provided in the succeeding paragraph); and
(2)    any Subsidiary of an Unrestricted Subsidiary.
The Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary of the Company through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:
(1)    at the time of such designation, such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;
(2)    such designation and the Investment, if any, of the Company in such Subsidiary complies with Section 7.06 hereof; and
(3)    at the time of such designation no Event of Default shall have occurred and be continuing (or would result therefrom).
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regime” shall have the meaning provided in Section 10.23.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Voluntary Prepayment Amount” has the meaning specified in Section 2.14(a).
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.
“Warehouse Entity” means Goldman Sachs Bank USA.
“Weighted Average Life to Maturity” when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient (in number of years) obtained by dividing: (1) the sum of the products obtained by multiplying (a) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, by (b) the amount of such payment, by (2) the sum of all such payments; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of such determination will be disregarded.
“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares or shares required by any applicable law or regulation to be held by a Person other than such Person) is owned by such Person.
“Wilmington Trust” has the meaning specified in the introductory paragraph to this Agreement.
“Wire Insulation Shrinkback Matter” shall mean that certain wire insulation shrinkback matter involving a subset of wire harnesses used in the Company’s EBOS solutions.
“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)    (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii)    Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)    The term “including” is by way of example and not limitation.
(iv)    The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”
(d)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
Section 1.03    Accounting Terms.
(a)    All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP except as otherwise specifically prescribed herein.
(b)    Where reference is made to “~~Holdings~~the Company and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of ~~Holdings~~the Company other than Restricted Subsidiaries.
(c)    Notwithstanding anything to the contrary contained in the Credit Agreement, Indebtedness of the Company and its Restricted Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded.
Section 1.04    Rounding. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.05    References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
Section 1.06    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
Section 1.07    Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08    Currency Equivalents Generally.
(a)    For purposes of determining compliance with Sections 7.01, 7.03 and 7.06 with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Lien, Indebtedness or Investment is incurred; provided, that for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.
(b)    For purposes of determining compliance under 7.05 and 7.06, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating net income in ~~Holdings’~~the Company’s annual financial statements delivered pursuant to Section 6.01(a); provided, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.
(c)    For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the Exchange Rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.
Section 1.09    Certain Calculations and Tests.
(a)    When calculating the availability under any basket or ratio under this Agreement or compliance with any provision of this Agreement in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Dispositions), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Agreement shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreement for such Limited Condition Transaction is entered into (or, if applicable, the date of delivery of an irrevocable declaration of a Restricted Payment or similar event), or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (an “LCT Public Offer”) in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Dispositions) and any related pro forma adjustments, ~~Holdings~~the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided, that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets, (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Dispositions) and (c) Consolidated Interest Expense for purposes of the Interest Coverage Ratio will be calculated using an assumed interest rate as reasonably determined by the Company.
For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in EBITDA or total assets of ~~Holdings~~the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes (or, if applicable, the irrevocable notice is terminated, expires or passes or, as applicable, the offer in respect of an LCT Public Offer for, such acquisition is terminated), as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.
(b)    Notwithstanding anything to the contrary herein, in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based exceptions, thresholds and baskets, such ratio(s) shall be calculated with respect to such incurrence, issuance or other transaction without giving effect to amounts being utilized under any other basket under the same covenant (other than a ratio basket based on the Interest Coverage Ratio, Consolidated First Lien Secured Leverage Ratio, Consolidated Total Senior Secured Leverage Ratio or Consolidated Total Leverage Ratio) on the same date. Each item of Indebtedness that is incurred or issued, each Lien incurred and each other transaction undertaken will be deemed to have been incurred, issued or taken first, to the extent available, pursuant to the relevant Interest Coverage Ratio, Consolidated First Lien Secured Leverage Ratio, Consolidated Total Senior Secured Leverage Ratio or Consolidated Total Leverage Ratio test.
        (c)    Notwithstanding anything to the contrary herein, (i) in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on a ratio basket based on an Interest Coverage Ratio, Consolidated First Lien Secured Leverage Ratio, Consolidated Total Senior Secured Leverage Ratio or Consolidated Total Leverage Ratio, such ratio(s) shall be calculated without regard to the incurrence of any Revolving Credit Loan or Letter of Credit Incurred or issued, as applicable, immediately prior to or in connection therewith; and (ii) any calculation or measure that is determined with reference to ~~Holdings’~~the Company’s financial statements (including Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Interest Coverage Ratio, Consolidated First Lien Secured Leverage Ratio, Consolidated Total Senior Secured Leverage Ratio and Consolidated Total Leverage Ratio) may be determined with reference to the financial statements of a Parent Entity delivered in accordance with the requirements set forth in the penultimate paragraph of Section 6.01.
(d)    For purposes of making the computations referred to above, any Investments, acquisitions, dispositions, mergers, consolidations, operational changes, business expansions and disposed or discontinued operations that have been made by ~~Holdings~~the Company or any of its Restricted Subsidiaries, during the reference period or subsequent to the reference period and on or prior to or simultaneously with the date of such computation shall be calculated (other than for the purposes of the Financial Covenant or Applicable Rate) on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, operational changes, business expansions and disposed or discontinued operations (and the change in any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into ~~Holdings~~the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, operational change, business expansion or disposed or discontinued operation that would have required adjustment pursuant to this definition, then the applicable computations shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable reference period.
(e)    For purposes of this Agreement, whenever pro forma effect is to be given to a transaction (including the Transactions), the pro forma calculations shall be made in good faith by a responsible financial or chief accounting officer of ~~Holdings~~the Company (and may include, for the avoidance of doubt, cost savings, operating expense reductions and synergies resulting from such transaction which is being given pro forma effect, subject to and without duplication of the applicable limitations and other terms of the definition of Consolidated EBITDA). If any Indebtedness bears a floating rate of interest and is being given pro forma effect), the interest on such Indebtedness shall be calculated as if the rate in effect on the date such Indebtedness was incurred had been the applicable rate for the reference period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of ~~Holdings~~the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computations referred to in the preceding paragraphs, interest on any Indebtedness under a revolving credit facility computed with a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the reference period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, eurocurrency interbank offered rate, Term SOFR, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Company may designate.
Section 1.10    Interest Rates. Upon the occurrence of a SOFR Benchmark Transition Event, Section 3.02 provides a mechanism for determining an alternative rate of interest. The ~~applicable~~ Administrative Agent will promptly notify the applicable parties as and when required by Section 3.02, of any change to the reference rates upon which the interest rates on Term Benchmark Loans are respectively based. Except as otherwise provided in this Agreement, ~~each~~the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Term Benchmark Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 3.02, upon the occurrence of a SOFR Benchmark Transition Event and (ii) the implementation of any SOFR Benchmark Replacement Conforming Changes pursuant to Section 3.02, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Term Benchmark Rate, or have the same volume or liquidity as did the secured overnight financing rate, prior to its discontinuance or unavailability other than, in each case, to the extent of such Administrative Agent’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable decision). Nothing in this Section shall constitute a representation or warranty by ~~Holdings~~the Company or any of its Restricted Subsidiaries nor can it constitute the basis of any Default or Event of Default.
Section 1.11    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.
ARTICLE II

The Commitments and Credit Extensions
Section 2.01    The Loans.
(a)    ~~The Initial Term Loans~~[Reserved].
~~(i)    Subject to the terms and conditions set forth herein, each Lender with an Initial Term Commitment as set forth on Schedule 2.01(A) severally agrees to make to the Company a single loan denominated in Dollars in a principal amount equal to such Lender’s Initial Term Commitment on the Closing Date.~~
~~(ii)    Initial Term Loans made pursuant to Section 2.01(a)(i) on the Closing Date shall be deemed to constitute one Class of Loans for all purposes hereunder. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein.~~
(b)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make (or cause its Applicable Lending Office to make) Revolving Credit Loans from time to time during the Availability Period in Dollars in an aggregate principal amount that will not result in such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein.
(c)    [Reserved].
Section 2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each ~~Term Borrowing, each~~ Revolving Credit Borrowing, each conversion of Loans from one Type to the other and each continuation of Term Benchmark Loans shall be made upon the Company’s irrevocable notice, on behalf of the applicable Borrower, to the ~~applicable~~ Administrative Agent, which may be given by telephone. Each such notice must be received by the ~~applicable~~ Administrative Agent substantially in the form attached hereto as Exhibit A, (i~~) (A) in the case of a Term Benchmark Loan that is a Term Loan, not later than 1:00 p.m., Local Time, ten (10) Business Days before the date of the proposed Borrowing and (B~~) in the case of a Term Benchmark Loan that is a Revolving Credit Loan, not later than 1:00 p.m., Local Time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing (or, in the case of Revolving Credit Loans to be borrowed on the Amendment No. 1 Effective Date, one (1) Business Day before the proposed Borrowing), or (ii) ~~(A)~~ in the case of ~~a Base Rate Loan that is a Term Loan, not later than 11:00 a.m., Local Time, ten (10) Business Days before the date of the proposed Borrowing and (B) in the case of~~ a Base Rate Loan that is a Revolving Credit Loan, not later than 12:00 p.m., Local Time, on the date of the proposed Borrowing. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, telecopy or electronic transmission to the ~~applicable~~ Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company are requesting a ~~Term Borrowing, a~~ Revolving Credit Borrowing, a conversion of Loans from one Type to the other or a continuation of Term Benchmark Loans, and in any case the identity of the applicable Borrower (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(b). If the Company fails to specify a Type of Loan in a Committed Loan Notice or fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to Base Rate Loans. Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the Company requests a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.
(b)    Following receipt of a Committed Loan Notice, the ~~applicable~~ Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Company, the ~~applicable~~ Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the ~~applicable~~ Administrative Agent by wire transfer in immediately available funds at the ~~applicable~~ Administrative Agent’s Office not later than 1:00 p.m., Local Time on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the ~~applicable~~ Administrative Agent shall make all funds so received available to the Borrower designated in the Committed Loan Notice in like funds as received by such Administrative Agent either by (i) crediting the account of such Borrower maintained with such Administrative Agent and designated by the Company in the Committed Loan Notice with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) such Administrative Agent by the Company; provided that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied first, to the payment in full of any such L/C Borrowings, and second, to the applicable Borrower as provided above.
(c)    Except as otherwise provided herein, (I) a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan unless, the applicable Borrower pays the amount due, if any, under Section 3.04 in connection therewith. If an Event of Default has occurred and is continuing and, ~~any~~the Administrative Agent, at the request of the Required Lenders ~~(or, solely with respect to the Revolving Credit Facility, at the request of the Required Revolving Credit Lenders)~~, so notifies the Company, then so long as such Event of Default is continuing: (i) no outstanding Loans may be converted to or continued as a Term Benchmark Loan and (ii) no outstanding Loans may be continued for an Interest Period of more than one month’s duration and (iii) unless repaid, each Term Benchmark Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.
(d)    The ~~applicable~~ Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. The determination of the Adjusted Term SOFR by the ~~applicable~~ Administrative Agent shall be conclusive in the absence of manifest error.
(e)    Anything in clauses (a) to (d) above to the contrary notwithstanding, after giving effect to all ~~Term Borrowings and~~ Revolving Credit Borrowings and all continuations of ~~Term Loans and~~ Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in in effect at any time for all Term Benchmark Borrowings.

Section 2.03    Letters of Credit
(a)    The Letter of Credit Commitments.
(i)    Subject to the terms and conditions set forth herein, (1) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (x) from time to time on any Business Day during the Availability Period for the Revolving Credit Facility, to issue Letters of Credit denominated in Dollars for the account of the Company (provided that any Letter of Credit may be for the benefit of any Subsidiary of the Company) and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (y) to honor drafts under the Letters of Credit and (2) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and, except in the case of the following clause (w), no Lender shall be obligated to participate in any Letter of Credit if immediately after giving effect to such L/C Credit Extension, (w) the aggregate L/C Exposure in respect of Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s L/C Issuer Sublimit, (x) the aggregate L/C Exposure would exceed the Letter of Credit Sublimit or (y) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
    (ii)    An L/C Issuer shall be under no obligation to issue any Letter of Credit (and, in the case of clauses (B) and (C), shall not issue any Letter of Credit) if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which such L/C Issuer is not otherwise compensated hereunder);
(B)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the relevant L/C Issuer has approved such expiry date;
(C)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the relevant L/C Issuer has approved such expiry date (it being understood that the participations of the Revolving Credit Lenders in any undrawn Letter of Credit shall in any event terminate on the Letter of Credit Expiration Date);
(D)    the issuance of such Letter of Credit would violate any Laws binding upon such L/C Issuer;
(E)    the issuance would violate any policies or procedures of such L/C Issuer;
(F)    the face amount of such Letter of Credit (together with all other Letters of Credit issued by such L/C Issuer and outstanding at such time) shall exceed the L/C Issuer Sublimit applicable to such L/C Issuer; or
(G)    the Letter of credit is not a standby letter of credit.
(iii)    An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)    Letter of Credit Reporting. On a monthly basis, each L/C Issuer shall deliver to the ~~Revolving Facility~~ Administrative Agent a complete list of outstanding Letters of Credit issued by such L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto Extension Letters of Credit.
    (i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company hand delivered or telecopied (or transmitted by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer (with a copy to the ~~Revolving Facility~~ Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the relevant L/C Issuer and the ~~Revolving Facility~~ Administrative Agent not later than 1:00 p.m., Local Time, at least three (3) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as the relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. If requested by the L/C Issuer, the Company also shall submit a letter of credit application on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.
    (ii)    Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the ~~Revolving Facility~~ Administrative Agent (by telephone or in writing) that the ~~Revolving Facility~~ Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the ~~Revolving Facility~~ Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the ~~Revolving Facility~~ Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, acquire from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.
    (iii)    With respect to standby Letters of Credit only, if the Company so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the relevant L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Company shall not be required to make a specific request to the relevant L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the applicable Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such extension if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such

Letter of Credit in its extended form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone, followed promptly in writing, or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the ~~Revolving Facility~~ Administrative Agent or any Revolving Credit Lender, as applicable, or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.
    (iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the relevant L/C Issuer will also deliver to the Company and the ~~Revolving Facility~~ Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
    (i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer, will, within period stipulated by terms and conditions of the Letter of Credit, examine the relevant drawing document. After such examination, the relevant L/C Issuer shall notify promptly the Company and the ~~Revolving Facility~~ Administrative Agent thereof. On the Business Day immediately following the Business Day on which the Company shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Company shall have received such notice later than 1:00 p.m. on any Business Day, on the second succeeding Business Day) (such date of payment, an “Honor Date”), the Company shall reimburse such L/C Issuer through the ~~Revolving Facility~~ Administrative Agent in Dollars in an amount equal to the Dollar Equivalent of such drawing using the Exchange Rate in relation to Dollars in effect on the Honor Date. If the Company fails to so reimburse such L/C Issuer on the Honor Date (or if any such reimbursement payment is required to be refunded to the Company for any reason), then, in the case of each L/C Borrowing, the ~~Revolving Facility~~ Administrative Agent shall promptly notify the applicable L/C Issuer and each Appropriate Lender of the Honor Date, the amount of the unreimbursed drawing in Dollars (the “Unreimbursed Amount”), and the amount of such Appropriate Lender’s Applicable Percentage thereof. In the event that the Company does not reimburse the L/C Issuer on the Business Day following the date it receives notice of the Honor Date (or, if the Company shall have received such notice later than 1:00 p.m. on any Business Day, on the second succeeding Business Day), the Company shall be deemed to have requested a Revolving Credit Borrowing denominated in Dollars of Base Rate Loans to be disbursed on such date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments, and subject to the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the ~~Revolving Facility~~ Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. For the avoidance of doubt, if any drawing occurs under a Letter of Credit and such drawing is not reimbursed on the same day, such drawing shall, without duplication, accrue interest at the rate applicable to Base Rate Loans under the Revolving Credit Facility until the date of reimbursement.
    (ii)    Each Revolving Credit Lender (including any such Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the ~~Revolving Facility~~ Administrative Agent in Dollars for the account of the relevant L/C Issuer at the ~~Revolving Facility~~ Administrative Agent’s Office for payments in an amount equal to its Applicable Percentage of any Unreimbursed Amount in respect of a Letter of Credit not later than 1:00 p.m., New York City time, on the Business Day specified in such notice by the ~~Revolving Facility~~ Administrative Agent, whereupon, subject to the provisions of Section 2.03, each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The ~~Revolving Facility~~ Administrative Agent shall remit the funds so received to the relevant L/C Issuer.
    (iii)    With respect to any Unreimbursed Amount in respect of a Letter of Credit that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in Dollars in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the ~~Revolving Facility~~ Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
    (iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the relevant L/C Issuer.
    (v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, a Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans (but not L/C Advances) pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
    (vi)    If any Revolving Credit Lender fails to make available to the ~~Revolving Facility~~ Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the ~~Revolving Facility~~ Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at the greater of the Federal Funds Rate and a rate determined by the ~~Revolving Facility~~ Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the ~~Revolving Facility~~ Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent demonstrable error.
    (vii)    If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with this Section 2.03(c), the ~~Revolving Facility~~ Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the ~~Revolving Facility~~ Administrative Agent), the ~~Revolving Facility~~ Administrative Agent will distribute to each Revolving Credit Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the ~~Revolving Facility~~ Administrative Agent.
    (viii)    If any payment received by the ~~Revolving Facility~~ Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the ~~Revolving Facility~~ Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the ~~Revolving Facility~~ Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate.
(d)    Obligations Absolute. The obligation of the Company to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Secured Obligations of any Loan Party in respect of such Letter of Credit; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;
provided that the foregoing shall not excuse any L/C Issuer from liability to the Company to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are waived by the Company to the extent permitted by applicable Law) suffered by the Company that are caused by such L/C Issuer’s gross negligence or willful misconduct as determined by a court of competent jurisdiction when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.
(e)    Role of L/C Issuers. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Required Lenders ~~or the Required Revolving Credit Lenders~~, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as they may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (iii) of this Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company caused by such L/C Issuer’s willful misconduct or gross negligence as determined by a court of competent jurisdiction or such L/C Issuer’s willful or grossly negligent failure as determined by a court of competent jurisdiction to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(f)    Cash Collateral. (i) If any Event of Default occurs and is continuing and the Administrative Agent~~s~~ or the ~~Required Revolving Credit Lenders or~~ Required Lenders, as applicable, require the Company to Cash Collateralize the L/C Obligations pursuant to Section 8.02(a)(iii) or (ii) an Event of Default set forth under Section 8.01(f) (with respect to the Company) or (g) occurs and is continuing, then the Company shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount plus any accrued or unpaid fees thereon determined as of the date such Cash Collateral is provided). For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the ~~Revolving Facility~~ Administrative Agent, for the benefit of the relevant L/C Issuer and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances in the relevant currencies in an amount equal to the L/C Exposure (determined as of the date of such Event of Default) (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the ~~Revolving Facility~~ Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the ~~Revolving Facility~~ Administrative Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. The ~~Revolving Facility~~ Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Interest or profits, if any, on such investments shall accumulate in such account. Cash Collateral shall be maintained in accounts satisfactory to the ~~Revolving Facility~~ Administrative Agent, in the name of the ~~Revolving Facility~~ Administrative Agent and for the benefit of the Revolving Credit Lenders and may be invested in readily available Cash Equivalents at its sole discretion. If at any time the ~~Revolving Facility~~ Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the ~~Revolving Facility~~ Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the L/C Exposure, the Company will, forthwith upon demand by the ~~Revolving Facility~~ Administrative Agent, pay to the ~~Revolving Facility~~ Administrative Agent, as additional funds to be deposited and held in the deposit accounts specified by the ~~Revolving Facility~~ Administrative Agent, an amount equal to the excess of (a) such L/C Exposure over (b) the total amount of funds, if any, then held as Cash Collateral that the ~~Revolving Facility~~ Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the L/C Exposure plus costs incidental thereto and so long as no other Event of Default has occurred and is continuing, the excess shall be refunded to the Company. If such Event of Default is cured or waived and no other Event of Default is then occurring and continuing, the amount of any Cash Collateral (including any accrued interest thereon) shall be refunded to the Company.
(g)    Letter of Credit Fees. The Company shall pay to the ~~Revolving Facility~~ Administrative Agent in Dollars for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the product of (i) Applicable Rate for Letter of Credit fees and (ii) the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. Such letter of credit fees shall be computed on a quarterly basis in arrears. Such letter of credit fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(h)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Company shall pay directly to each L/C Issuer for its own account a fronting fee (a “Fronting Fee”) in Dollars with respect to each Letter of Credit issued by it equal to 0.125% per annum of the Dollar Equivalent of the daily maximum amount then available to be drawn under such Letter of Credit. Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Company shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.
(i)    Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in any Letter of Credit Application, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(j)    Addition of an L/C Issuer. A Revolving Credit Lender (or any of its Subsidiaries or affiliates) may become an additional L/C Issuer hereunder pursuant to a written agreement among the Company, the ~~Revolving Facility~~ Administrative Agent and such Revolving Credit Lender. The ~~Revolving Facility~~ Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.
(k)    Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.
(l)    Replacement of L/C Issuer.  Any L/C Issuer may be replaced with another Revolving Credit Lender (or an Affiliate of a Revolving Credit Lender) at any time by written agreement among the Company, the ~~Revolving Facility~~ Administrative Agent, the Required ~~Revolving Credit~~ Lenders, and the successor L/C Issuer.  The ~~Revolving Facility~~ Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of such L/C Issuer.  At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced L/C Issuer.  From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the applicable L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor L/C Issuer and all previous L/C Issuers, as the context shall require.  After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.
Section 2.04    [Reserved].
Section 2.05    Prepayments.
(a)    Optional Prepayments.
    (i)    Any Borrower may, upon written notice to the ~~applicable~~ Administrative Agent by the Company, at any time or from time to time voluntarily prepay any Borrowing of any Class of such Borrower in whole or in part without premium or penalty ~~(except as set forth in Section 2.05(e))~~; provided that (1) such notice must be received by such Administrative Agent not later than 1:00 p.m., New York City time (A) three (3) Business Days prior to any date of prepayment of Term Benchmark Loans and (B) on the date of prepayment of Base Rate Loans and (2) any prepayment of Term Benchmark Loans shall be in a principal amount of the Borrowing Minimum or a whole multiple of the Borrowing Multiple in excess thereof, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid and the Borrower making such prepayment. The ~~applicable~~ Administrative Agent will promptly notify each

Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of the Loans pursuant to this Section 2.05(a) ~~or Section 2.05(e)~~ shall be applied to the installments thereof as directed by the Company ~~(it being understood and agreed that if the Company does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans of the relevant Class under Section 2.07 in direct order of maturity)~~ and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages~~; provided, however, notwithstanding anything else set forth herein, any prepayments of Initial Term Loans with the proceeds from an IPO shall be applied to reduce the remaining scheduled repayments of the Initial Term Loans pro rata against all such scheduled repayments.~~.
    (ii)    [Reserved].
    (iii)    Notwithstanding anything to the contrary contained in this Agreement, the Company may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.
(b)    Mandatory Prepayments.
If ~~(i)    Within ten (10) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), commencing with the fiscal year ending December 31, 2021, the Company shall cause to be prepaid an aggregate principal amount of Term Loans equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements, if the extent Excess Cash Flow for such period exceeds $5,000,000 and then, only to the extent of the amount in excess of $5,000,000, minus at the Company’s option, (B) the sum of (i) (x) all voluntary prepayments of Term Loans (or any Credit Agreement Refinancing Indebtedness in respect thereof) during such fiscal year (and, without duplication of any deduction with respect to any other fiscal year, at the Company’s option, following the last day of such fiscal year and on or prior to such required prepayment date) and (y) voluntary prepayments of other Indebtedness permitted hereunder that is secured on a pari passu basis with the Secured Obligations (including, in the case of clauses (x) and (y), any debt buyback or prepayments at a discount to par under such facilities, with credit given for the actual amount of the cash payment) and (ii) all voluntary prepayments of Revolving Credit Loans (or any Credit Agreement Refinancing Indebtedness in respect thereof) during such fiscal year (and, without duplication of any deduction with respect to any other fiscal year, at the Company’s option, following the last day of such fiscal year and on or prior to such required prepayment date) to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments or to the extent drawn to account for any additional OID (or, in each case, any Credit Agreement Refinancing Indebtedness in respect thereof), in the case of each of the immediately preceding clauses (i) and (ii), in each case, to the extent such prepayments are not funded with the proceeds of Indebtedness.~~
~~(ii)(A) Subject to Section 2.05(b)(ii)(B), and any Customary Intercreditor Agreement, if following the Closing Date (x) Company or any Restricted Subsidiary consummates any non-ordinary course sale, transfer or other disposition of property or assets permitted by Section 7.05(a)(ii) and clauses (7) though (28) of the definition of Asset Disposition, or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Company or such Restricted Subsidiary of Net Available Cash in excess of $5,000,000 (and then, only to the extent of the amount in excess of $5,000,000) in the case of each of, a single Asset Disposition or Casualty Event or series of related Asset Dispositions or Casualty Events, the Company shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), of an aggregate principal amount of Term Loans equal to such Net Available Cash (the “Applicable Proceeds”) realized or received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) (I) with respect to such portion of such Net Available Cash that the Company intends to reinvest in accordance with Section 2.05(b)(ii)(B), (II) until the aggregate amount of Net Available Cash is reinvested in accordance with Section 2.05(b)(ii)(B) within the time periods set forth therein or (III) with~~

~~respect to such portion of such Net Available Cash that is used to repay Other Applicable Indebtedness as permitted under Section 2.05(b)(ii)(C).~~
~~(B)    With respect to any Applicable Proceeds realized or received with respect to any Asset Disposition (other than any Asset Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Company, the Company may (x) reinvest (including capital expenditures) an amount equal to all or any portion of such Applicable Proceeds in (i) Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary) or (ii) in any one or more businesses (provided such business will be a Restricted Subsidiary) within twelve (12) months (or one hundred eighty (180) days after the twelve (12) month period following receipt of such Applicable Proceeds if a contractual commitment to reinvest is entered into within twelve (12) months) following receipt of such Applicable Proceeds or (y) such Applicable Proceeds shall be deemed to have been reinvested in assets used or useful in the business of the Company or any Restricted Subsidiary (including pursuant to a Permitted Acquisition, Investment or capital expenditure) pursuant to any such investment occurring in the 90 days preceding the date of receipt of such Applicable Proceeds; provided that if any Applicable Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Applicable Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to such Applicable Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05.~~
~~(C)    On each occasion that the Company must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Company shall, within ten (10) Business Days after the date of realization or receipt of such Applicable Proceeds (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within ten (10) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Company reasonably determines that such Applicable Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to such Applicable Proceeds realized or received; provided, further, that with respect to any prepayment required by Section 2.05(b)(ii)(A), the Company may use a portion of such Applicable Proceeds to prepay or repurchase Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Secured Obligations subject to the priorities applicable to the Priority Payment Obligations (the “Other Applicable Indebtedness”) to the extent required pursuant to the terms of the documentation governing such Other Applicable Indebtedness, in which case, the amount of prepayment required to be made with respect to such Applicable Proceeds pursuant to this Section 2.05(b)(ii)(C) shall be deemed to be the amount equal to the product of (x) the amount of such Applicable Proceeds required to be repaid by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans required to be prepaid pursuant to this Section 2.05(b)(ii)(C) and the denominator of which is the sum of the outstanding principal amount of such Other Applicable Indebtedness required to be prepaid pursuant to the terms of the documents governing such Other Applicable Indebtedness and the outstanding principal amount of Term Loans required to be prepaid pursuant to this paragraph (for the avoidance of doubt, amounts described in this clause (y) in the calculation of such fraction shall be deemed to refer to then outstanding principal amount of such Indebtedness subject to such prepayment requirement, prior to giving effect to any reduction in the amount thereof as the result of such prepayment) and to the extent that the holders of Other Applicable Indebtedness do not accept such prepayment or repurchase, the amount that would otherwise be used to prepay or repurchase such Other Applicable Indebtedness shall be applied to prepayment of the Term Loans in accordance with Section 2.05(b)(v) below.~~
~~(iii)    If, following the Closing Date, Holdings or any Restricted Subsidiary incurs or issues any (A) Refinancing Term Loans, (B) Refinancing Indebtedness with respect to Indebtedness permitted pursuant to Section 7.03(b)(i) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Company shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100.0% of all Net Available Cash received therefrom (x) in the case of (A) or (B), concurrently with the receipt of such net Available Cash or (y) in the case of (C) on or prior to the date which is one (1) Business Day after the receipt of such Net Available Cash.~~
~~(iv)    Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied on a pro rata basis to each Class of Term Loans and within each Class of Term Loans, as directed by the Company or, in the~~

~~case of no direction, first, to the installments thereof pro rata in direct order of maturity for the next four scheduled payments pursuant to Section 2.07(a) following the applicable prepayment event and, second, to the remaining installments thereof pro rata; provided that any mandatory prepayment pursuant to Section 2.05 shall be applied on a pro rata basis to each Class of Initial Term Loans and, except to the extent a lesser prepayment is required pursuant to the applicable Incremental Facility Amendment or Extension Offer with respect to any applicable Class of Incremental Term Loans or Extended Term Loans, any Incremental Term Loans and Extended Term Loans. Each such prepayment of any Class of Term Loans shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).~~
~~(v)    The Company shall notify the Term Loan Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.05(b) prior to 1:00 p.m. at least one (1) Business Day prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Term Loan Administrative Agent will promptly notify each Appropriate Lender of the contents of the Company’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment with respect to any Class of Term Loans. Each Appropriate Lender may reject all or a portion of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) or (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Term Loan Administrative Agent and the Company no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Term Loan Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Term Loan Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Company (“Retained Declined Proceeds”).~~
~~(vi)    Notwithstanding any other provision of this Section 2.05(b), (i) to the extent that any or all of the Net Available Cash of any Asset Disposition by a Foreign Subsidiary otherwise giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Restricted Disposition”), the Net Available Cash of any Casualty Event of a Foreign Subsidiary (a “Restricted Casualty Event”) or Excess Cash Flow attributable to Foreign Subsidiaries would be prohibited or delayed by applicable local law from being distributed or otherwise transferred to the Company, the realization or receipt of the portion of such Net Available Cash or Excess Cash Flow so affected will not be taken into account in measuring the Company’s obligation to repay Term Loans at the times provided in Section 2.05(b)(i), or the Company shall not be required to make a prepayment at the time provided in Section 2.05(b)(ii), as the case may be, for so long, but only so long, as the applicable local law will not permit such distribution or transfer (the Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all commercially reasonable actions available under the applicable local law to permit such repatriation), and once distribution or transfer of any of such affected Net Available Cash or Excess Cash Flow is permitted under the applicable local law, the amount of such Net Available Cash or Excess Cash Flow permitted to be distributed or transferred (net of additional taxes or tax distributions payable or reserved against as a result thereof) will be promptly (and in any event not later than three (3) Business Days after such distribution or transfer is permitted) taken into account in measuring the Company’s obligation to repay the Term Loans pursuant to this Section 2.05(b) to the extent provided herein, and (ii) to the extent that the Company has determined in good faith that repatriation of any or all of the Net Available Cash of any Restricted Disposition or any Restricted Casualty Event or Excess Cash Flow, in each case attributable to Foreign Subsidiaries, would have (x) an adverse tax consequence that is not de minimis (including any withholding tax and taking into account any foreign tax credit or benefit received in connection with such repatriation) or (y) would be material constituent document restrictions (as a result of minority ownership by third parties) and other material agreements (so long as any prohibition is not created in contemplation of such prepayment), the amount of the Net Available Cash or Excess Cash Flow so affected shall not be taken into account in measuring the Company’s obligation to repay Term Loans pursuant to this Section 2.05(b). Notwithstanding the foregoing, (x) Holdings and its Foreign Subsidiaries will undertake to use commercially reasonable efforts for one year to overcome or eliminate any such restrictions (subject to the considerations above and as determined in the Company’s reasonable business judgment) to make the~~

~~relevant prepayment and (y) any prepayments required after application of the above provision shall be net of any costs, expenses or Taxes (other than any Taxes already taken into account in the definition of Net Available Cash or Excess Cash Flow, as applicable) incurred (or Restricted Payments in respect of such Taxes paid) by the Company or any of its Affiliates and arising as a result of compliance with immediately preceding clause (x).~~
~~(vii)    If~~ for any reason the aggregate Revolving Credit Exposures of all Lenders at any time exceeds the aggregate Revolving Credit Commitments then in effect (including, for the avoidance of doubt, as a result of currency fluctuations or the termination of such Revolving Credit Commitments on the Maturity Date with respect thereto), the Borrower shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)~~(vii)~~ unless after the prepayment in full of the Revolving Credit Loans, the aggregate Revolving Credit Exposures exceed the aggregate Revolving Credit Commitments.
(c)    Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon in the currency in which such Loan is denominated, together with, in the case of any such prepayment of a Term Benchmark Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan, as applicable, pursuant to Section 3.04.
Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Term Benchmark Loan prior to the last day of the Interest Period therefor, the applicable Borrower may, in its sole discretion, deposit with the ~~applicable~~ Administrative Agent in the currency in which such Loan is denominated the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the ~~applicable~~ Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the Term Benchmark Loans to be so prepaid, provided that the applicable Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.
~~(b) Discounted Voluntary Prepayments.~~
~~(i)    Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, the Company shall have the right at any time and from time to time to prepay one or more Classes of Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(d), provided that (A) no proceeds from Revolving Credit Loans shall be used to consummate any such Discounted Voluntary Prepayment, (B) any Discounted Voluntary Prepayment shall be offered to all Term Lenders of such Class on a pro rata basis, (C) [reserved] and (D) the Company shall deliver to the Term Loan Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Company (1) stating that no Event of Default under Section 8.01(a) or under Section 8.01(f) or (g) (in each case, with respect to the Company) has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.~~
~~(ii)    To the extent the Company seeks to make a Discounted Voluntary Prepayment, the Company will provide written notice to the Term Loan Administrative Agent substantially in the form of Exhibit H hereto (each, a “Discounted Prepayment Option Notice”) that the Company desires to prepay Term Loans of one or more specified Classes in an aggregate principal amount specified therein by the Company (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less~~

~~than $5.0 million. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Company with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).~~
~~(iii)    Upon receipt of a Discounted Prepayment Option Notice, the Term Loan Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit I hereto (each, a “Lender Participation Notice”) to the Term Loan Administrative Agent (A) a maximum discount to par (the “Acceptable Discount”) within the Discount Range (for example, a Lender specifying a discount to par of 20.0% would accept a purchase price of 80.0% of the par value of the Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Term Loan Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Term Loan Administrative Agent, in consultation with the Company, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Company if the Company has selected a single percentage pursuant to Section 2.05(d)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Company can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Term Loan Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.~~
~~(iv)    The Company shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount, provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Company shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Term Loan Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Company shall prepay all Qualifying Loans.~~
~~(v)    Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Term Loan Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to Section 3.04), upon irrevocable notice substantially in the form of Exhibit J hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Term Loan Administrative Agent no later than 1:00 p.m., New York City time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Term Loan Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the~~

~~Term Loan Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).~~
~~(vi)    To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(d)(ii) above) established by the Term Loan Administrative Agent and the Company, each acting reasonably.~~
~~(vii)    Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Term Loan Administrative Agent, the Company may withdraw or modify its offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Company after the date of such Lender Participation Notice.~~
~~(viii)    Nothing in this Section 2.05(d) shall require the Company to undertake any Discounted Voluntary Prepayment.~~
~~(c) Prepayment Premium.~~
~~(i) Subject to clauses (ii) and (iii) below, in the event that, prior to the third anniversary of the Closing Date, (x) the Company makes any prepayment of any Class of Initial Term Loans pursuant to Section 2.05(a), (y) the Company prepays or refinances any Initial Term Loans pursuant to Section 2.05(b)(iii) or (z) the outstanding principal amount of the Initial Term Loans shall become due pursuant to Section 8.02 (including with respect to any acceleration of the Loans), in each case, the Company shall pay a premium in an amount equal to (I) if such prepayment occurs prior to the first anniversary of the Closing Date, the Make Whole Amount, (II) if such prepayment occurs on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 2.00%, (III) if such prepayment occurs on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, 1.00% and (IV) if such prepayment occurs on or after the third anniversary of the Closing Date, 0.00%, in each case, to the Term Loan Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders and subject to the IPO Claw Exception set forth in Section 2.05(e)(iv) below (the “Refinancing Call Protection Premium”); provided that, notwithstanding the foregoing, in no event shall any Refinancing Call Protection Premium be payable in respect of any voluntary or mandatory prepayment that is made in connection with an IPO, Change of Control or Transformative Disposition (such events in this sub-clause (y), an “Exit Event”).~~
~~(ii) Subject to clause (iii) below, in the event that, prior to the second anniversary of the Closing Date the Company makes any prepayment of any Class of Initial Term Loan in connection with an Exit Event, the Company shall pay a premium in an amount equal to (I) if such prepayment occurs prior to the first anniversary of the Closing Date, 2.00%, (II) if such prepayment occurs after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00%, (III) if such prepayment occurs after the second anniversary of the Closing Date, 0.00%, in each case, to the Term Loan Administrative Agent, for the ratable account of each of the applicable Initial Term Lenders and subject to the IPO Claw Exception set forth in Section 2.05(e)(iv) below (the “Exit Event Call Protection Premium” and, together with the Refinancing Call Protection Premium, each, as calculated by the Blackstone Representative, the “Call Protection Premiums”).~~
~~(iii) Notwithstanding anything to the contrary herein, in the event that, on or after the Amendment No. 2 Effective Date but prior to February 28, 2021, the Company makes any prepayment (including with respect to any acceleration of the Loans), of any Class of Initial Term Loans, the Company shall pay a premium on such prepayments made up to $150.0 million of the principal amount of such Initial Term Loans prepaid in an amount equal to 7.50% multiplied by the principal amount of Initial Term Loans prepaid, which, if applicable, shall be in lieu of any applicable Call Protection Premium set forth above or~~

~~the IPO Claw Exception set forth below; provided that no amortization payments or mandatory prepayments required under this Agreement shall be subject to the prepayment premium set forth in this Section 2.05(e)(iii).~~
~~(iv) Notwithstanding anything to the contrary herein, after February 28, 2021 but prior to the second anniversary of the Closing Date, the Company may prepay up to $175.0 million of the outstanding principal amount of Initial Term Loans upon the consummation of an IPO with proceeds from such IPO, subject to a prepayment premium in an amount equal to 1.00% in lieu of any applicable Call Protection Premium set forth above (the “IPO Claw Exception”).~~
Section 2.06    Termination or Reduction of Commitments.
(a)    Optional. The Company may at any time, without premium or penalty, upon written notice to ~~applicable~~ Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided, that (i) any such notice shall be received by such Administrative Agent three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount that is an integral multiple of $1.0 million and not less than $1.0 million and (iii) the Company shall not terminate or reduce any Class of Revolving Credit Commitments if, after giving effect to any concurrent repayment of the Revolving Credit Loans of such Class, the aggregate Revolving Credit Exposure of all Lenders in respect of the Revolving Credit Facility (excluding the portion of such Class of Revolving Credit Exposures attributable to outstanding Letters of Credit if and to the extent that the Company has made arrangements satisfactory to the ~~Revolving Facility~~ Administrative Agent and the applicable L/C Issuer with respect to such Letters of Credit and such L/C Issuer has released the Revolving Credit Lenders from their participation obligations with respect to such Letters of Credit) would exceed the aggregate Revolving Credit Commitments. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit unless, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility, in which case such sublimit shall be automatically reduced by the amount of such excess. Notwithstanding the foregoing, the Company may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing, which refinancing shall not be consummated or otherwise shall be delayed.
(b)    Mandatory~~. The Initial Term Commitment of each Term Lender shall be automatically and permanently reduced to $0 upon the making of such Initial Term Lender’s Term Loans pursuant to Section 2.01(a)~~. The Revolving Credit Commitments shall terminate on the Maturity Date therefor. The Extended Revolving Credit Commitments shall terminate on the respective maturity dates applicable thereto.
(c)    Application of Commitment Reductions; Payment of Fees. The ~~applicable~~ Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Applicable Percentage of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.06). All Commitment Fees accrued until the Closing Date of any termination of the Revolving Credit Commitments shall be paid on the Closing Date of such termination.
Section 2.07    Repayment of Loans.
~~(a) Initial Term Loans. Commencing on March 31, 2021, the Company shall repay to the Term Loan Administrative Agent for the ratable account of the Term Lenders holding Initial Term Loans (i) on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Initial Term Loans funded on the Closing Date and (ii) on the Maturity Date for the Initial Term Loans, the aggregate principal amount of all Initial Term Loans outstanding on such date; provided that payments required by Section 2.07(a)(i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be~~

~~repaid by the Company in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.~~
(a)    [Reserved].
(b)    Revolving Credit Loans. The Borrower shall repay to the ~~Revolving Facility~~ Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the principal amount of each of its Revolving Credit Loans outstanding on such date in the currency in which such Revolving Credit Loan is denominated (which for the avoidance of doubt shall be Dollars).
(c)    [Reserved].
Section 2.08    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) [reserved] (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term Benchmark Rate determined for such day plus the Applicable Rate.
(b)    The Borrower shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.
(c)    Interest on each Loan shall be due and payable in the currency in which such Loan is denominated in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
Section 2.09    Fees. In addition to certain fees described in Sections 2.03(g) and (h):
(a)    Commitment Fee. The Company shall pay to the ~~Revolving Facility~~ Administrative Agent for the account of each Revolving Credit Lender under the Revolving Credit Facility a commitment fee in Dollars (the “Commitment Fee”) at a per annum rate equal to the Applicable Rate on the actual daily amount by which the Revolving Credit Commitment of such Revolving Credit Lender exceeds the Revolving Credit Exposure of such Lender. The Commitment Fee for the Revolving Credit Facility shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the second such date to occur after the Closing Date, and on the Maturity Date for the Revolving Credit Facility.
(b)    Other Fees. The Company shall pay to the Agents such fees set forth in the ~~applicable~~ Administrative Agent Fee Letter in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Company and the applicable Agent).
Section 2.10    Computation of Interest and Fees.
(a)    All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the ~~applicable~~ Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(b)    For the purposes of this Agreement, whenever interest is to be calculated on the basis of a period of time other than a calendar year, the annual rate of interest to which each rate of interest determined pursuant to such calculation is equivalent for the purposes of the Interest Act (Canada) is such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days used in the basis of such determination.
(c)    The parties acknowledge and agree that all calculations of interest under the Loan Documents are to be made on the basis of the nominal interest rate described herein and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest. The parties acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.
Section 2.11    Evidence of Indebtedness.
(a)    The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Secured Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender made through the ~~applicable~~ Administrative Agent, the Borrower shall execute and deliver to such Lender (through the ~~applicable~~ Administrative Agent) a Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
(b)    In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent~~s~~ shall maintain in accordance with its usual practice accounts or records and, in the case of the ~~Revolving Facility~~ Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit to the extent required under Section 2.13. In the event of any conflict between the Register and the accounts and records of any Lender in respect of such matters, the Register shall be conclusive in the absence of demonstrable error.
Section 2.12    Payments Generally.
(a)    All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the ~~applicable~~ Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the ~~applicable~~ Administrative Agent’s Office and in immediately available funds not later than 2:00 p.m., Local Time, on the date specified herein. The ~~applicable~~ Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by ~~any~~the Administrative Agent after 2:00 p.m., Local Time, shall (in the sole discretion of such Administrative Agent) be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in Dollars.
(b)    If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term Benchmark Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
(c)    Unless the Company or any Lender has notified the ~~applicable~~ Administrative Agent, prior to the date any payment is required to be made by it to the ~~applicable~~ Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the ~~applicable~~ Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the ~~applicable~~ Administrative Agent in immediately available funds, then:
(i)    if the Borrower failed to make such payment, then the applicable Lender agrees to pay to the ~~applicable~~ Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the ~~applicable~~ Administrative Agent to such Lender to the date such amount is repaid to the ~~applicable~~ Administrative Agent in immediately available funds at the greater of the Federal Funds Rate and a rate determined by the ~~applicable~~ Administrative Agent in accordance with banking industry rules on interbank compensation, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the ~~applicable~~ Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder; and
(ii)    if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the ~~applicable~~ Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the ~~applicable~~ Administrative Agent to the Borrower to the date such amount is recovered by the ~~applicable~~ Administrative Agent (the “Compensation Period”) at the greater of the Federal Funds Rate and a rate determined by the ~~applicable~~ Administrative Agent in accordance with banking industry rules on interbank compensation. When such Lender makes payment to the ~~applicable~~ Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the ~~applicable~~ Administrative Agent’s demand therefor, the ~~applicable~~ Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the ~~applicable~~ Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the ~~applicable~~ Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
A notice of the ~~applicable~~ Administrative Agent to any Lender or the Company with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.
(d)    If any Lender makes available to ~~any~~the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by such Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, such Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(e)    The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.
(f)    Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)    Whenever any payment received by ~~any~~the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to such Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the ~~applicable~~ Administrative Agent and applied by the ~~applicable~~ Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If ~~any~~the Administrative Agent receives funds for application to the Secured Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, such Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Secured Obligations then owing to such Lender~~; subject to the priorities applicable to the Priority Payment Obligations in all respects as set forth in this Agreement~~.
Section 2.13    Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or its participations in L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the ~~applicable~~ Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon and (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations to any assignee or participant. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The ~~Revolving Facility~~ Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Secured Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Secured Obligations purchased.
Section 2.14    Incremental Credit Extensions(a)    .
(a)    Subject to Section 2.14(f~~), (including the priorities applicable to the Priority Payment Obligations~~), at any time and from time to time, subject to the terms and conditions set forth herein, the Company or any Subsidiary Guarantor may, by written notice to the Administrative Agent~~s and the Blackstone Representative~~ (whereupon the Administrative Agent~~s~~ shall promptly deliver a copy to each of the Lenders), request to ~~increase the amount of any Class of Initial Term Loans or add one or more additional tranches of term loans (any such Initial Term Loans or additional tranche of term loans, the “Incremental Term Loans”) and/or~~add one or more increases in the Revolving Credit Commitments (a “Revolving Credit Commitment Increase”) and/or the establishment of one or more new revolving credit commitments (an “Additional Revolving Credit Commitment” and, together any Revolving Credit Commitment Increases, the “Incremental Revolving Credit Commitments”~~; together with the~~

~~Incremental Term Loans, the~~ or the “Incremental Facilities”). Notwithstanding anything to contrary herein, the aggregate Dollar Equivalent amount of all Incremental Facilities (other than Refinancing ~~Term Loans and Refinancing Revolving Credit Commitments and, to the extent constituting Priority Payment Obligations, Additional~~ Revolving Credit Commitments, Revolving Credit Commitment Increases and Incremental Revolving Credit Commitments) (determined at the time of incurrence), together with the aggregate principal amount of all Permitted Alternative Incremental Facilities Debt, shall not exceed the sum of (i) the greater of (x) $~~45~~121.0 million and (y) 75.0% of LTM EBITDA (such amount, the “Incremental Starter Amount”) plus (ii) (I) the aggregate amount of any voluntary prepayments, repurchases, redemptions or other retirements of ~~the Term Loans and any other~~any Indebtedness (in the case of such ~~other~~ Indebtedness, to the extent such Indebtedness is (x) secured on a pari passu basis with respect to security with the Obligations, (y) secured on a junior lien basis with the Obligations or (z) unsecured, and solely to the extent it was, in the case of clause (y) or (z), originally incurred pursuant to the Unrestricted Incremental Amount), payments made pursuant to Section 3.06(a) (to the extent such Indebtedness is retired rather than assigned) and voluntary permanent reductions of the Revolving Credit Commitments effected after the Closing Date ~~(in each case, including pursuant to debt buy-backs made by Holdings or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases permitted hereunder, in an amount equal to the principal amount thereof, but excluding (A) any prepayment with the proceeds of substantially concurrent borrowings of new Loans hereunder, (B) any reduction of Revolving Credit Commitments in connection with a substantially concurrent issuance of new revolving commitments hereunder and (C) prepayments with the proceeds of substantially concurrent incurrence of other long term Indebtedness (other than borrowings under the Revolving Credit Facility and other revolving Indebtedness, in each case without a substantially concurrent permanent commitment reduction))~~ and (II) in the case of an Incremental Facility (that is being incurred using the Unrestricted Incremental Amount) that serves to effectively extend the maturity of the ~~Initial Term Loans, the~~ Revolving Credit Facility and/or any other Incremental Facility, an amount equal to the portion of the ~~Initial Term Loans, the~~ Revolving Credit Facility and/or any other Incremental Facilities to be replaced with such Incremental Facility (such amount under this clause (ii), the “Voluntary Prepayment Amount” and, together with the Incremental Starter Amount, the “Incremental Starter Basket,” the “Unrestricted Incremental Amount”) plus (iii) unlimited additional Incremental Facilities and Permitted Alternative Incremental Facilities Debt so long as, after giving pro forma effect thereto and after giving effect to any Permitted Investment consummated in connection therewith, any indebtedness repaid with the proceeds thereof and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustments and all other appropriate pro forma adjustments (but excluding the cash proceeds of any such Incremental Facilities and Permitted Alternative Incremental Facilities Debt and without giving effect to any amount incurred simultaneously under (x) the Unrestricted Incremental Amount, (y) any other fixed dollar incurrence basket or (z) the Revolving Credit Facility) (and, in each case, for the avoidance of doubt, for purposes of calculating the Interest Coverage Ratio, without giving effect to any interest expense attributable to any such Indebtedness in connection therewith), (A) if such Incremental Facility is secured by a Lien on the Collateral that is pari passu with the Liens securing the ~~Initial Term Loans~~Revolving Credit Facility, the Consolidated First Lien Secured Leverage Ratio for the most recently ended Test Period does not exceed 5.75:1.00, (B) if such Incremental Facility is secured by a Lien on the Collateral that is junior to the Liens securing the ~~Initial Term Loans~~Revolving Credit Facility, the Consolidated Total Senior Secured Leverage Ratio for the most recently ended Test Period does not exceed  6.25:1.00 or (C)  if such Incremental Facility is unsecured, the Consolidated Total Leverage Ratio for the most recently ended Test Period does not exceed 6.25:1.00 (this clause (iii), the “Incremental Incurrence Test”); provided that (x) Incremental Facilities may be incurred pursuant to this clause (iii) prior to utilization of the Unrestricted Incremental Amount, (y) assuming for purposes of such calculation that the full committed amount of any new Incremental Revolving Credit Commitments and/or any Permitted Alternative Incremental Facilities Debt constituting a revolving credit commitment then being incurred shall be treated as outstanding Indebtedness and (z) any Indebtedness originally incurred under the Unrestricted Incremental Amount shall be automatically and immediately (without duplication) reclassified (unless the Company otherwise elects from time to time) as having been incurred under this clause (iii), at any time the Company would be permitted to incur under this clause (iii) the aggregate principal amount of the Indebtedness being so reclassified (for purposes of clarity, with any such reclassification having the effect of increasing the Company’s ability to incur Indebtedness under the Unrestricted Incremental Amount on and after the date of such reclassification by the amount of Indebtedness so re-designated). ~~Notwithstanding anything to contrary herein, the aggregate Dollar Equivalent amount of all Incremental Facilities constituting Priority Payment Obligations in the form of~~

~~Additional Revolving Credit Commitments, Revolving Credit Commitment Increases and Incremental Revolving Credit Commitments) (determined at the time of incurrence) shall not exceed the Initial Revolving Credit Facility Cap.~~ Each Incremental Facility shall be in an integral multiple of $1.0 million and be in an aggregate principal amount that is not less than ~~$5.0 million in case of Incremental Term Loans or~~ $5.0 million in case of Incremental Revolving Credit Commitments, provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above.
~~(b) Any Incremental Term Loans (other than Refinancing Term Loans) (i) for purposes of mandatory prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Term Loans, (ii) shall have interest rate margins (including “MFN” protection), (subject to clauses (iii) and (iv)), amortization schedule and other terms as determined by the Company and the Lenders thereunder (provided that, solely in the case of any Incremental Term Loans that are incurred on or prior to the date that is first twenty four (24) months after the Closing Date, if the Effective Yield of any such Incremental Term Loans that are MFN Qualifying Term Loans exceeds the Effective Yield of the Initial Term Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% per annum, the Applicable Rate and/or, as set forth below, the interest rate floor relating to such Initial Term Loans shall be adjusted such that the Effective Yield of such Initial Term Loans is equal to the Effective Yield of such Incremental Term Loans minus 0.50% per annum, it being understood and agreed that the relative rate differentials in any pricing grid specified in the Applicable Rate shall continue to be maintained (the foregoing, including all qualifications and exceptions thereto, collectively, the “MFN Adjustment”); provided, further, that any increase in Effective Yield with respect to the Initial Term Loans due to the application of an interest rate floor to any Incremental Term Loan greater than the interest rate floor applicable to the applicable Initial Term Loans shall be effected solely through an increase in the interest rate floor applicable to such Initial Term Loans), (iii) any Incremental Term Loan shall not have a final maturity date earlier than the Maturity Date applicable to the Initial Term Loans, (iv) any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Initial Term Loans (without giving effect to any prepayments), (v) shall not be guaranteed by any person other than the Loan Parties and, to the extent secured, shall not be secured by any assets other than the Collateral, (vi) for purposes of voluntary and mandatory prepayments, shall, unless less favorable treatment is otherwise agreed by the Lenders providing such Incremental Term Loans, share ratably in (or, if junior in right of payment or as to security, on a junior basis with respect to the Initial Term Loans) any voluntary and mandatory prepayments of the Initial Term Loans and (vii) shall be on terms and conditions and pursuant to documentation to be determined between the Company and the Lenders providing such Incremental Term Loans (provided, that, to the extent such terms and documentation are not consistent with the existing Term Loans (but excluding any terms applicable only after the applicable Maturity Date applicable to the existing Term Loans), they shall either, at the option of the Company, shall (A) reflect market terms and conditions (taken as a whole) at the time of (subject to Section 1.09(a)) incurrence or effectiveness (as determined by the Company in good faith); provided, that if any terms or conditions of such Incremental Term Loans are less favorable to the Company, taken as a whole, than the terms or conditions of the Term Loans existing on the date of incurrence of such Incremental Term Loans, the Term Loans shall receive the benefit of such terms or conditions through their addition to the Loan Documents, or (B) be reasonably satisfactory to the Blackstone Representative (it being understood that no consent shall be required from the Blackstone Representative for any terms or conditions that are not market terms if the Lenders under the Term Loans existing on the date of incurrence of such Incremental Term Loans receive the benefit of such terms or conditions through their addition to the Loan Documents)).~~
(b)    [Reserved].
(c)    Any Incremental Revolving Credit Commitments (other than Refinancing Revolving Credit Commitments) (i) for purposes of mandatory prepayments, shall be treated substantially the same as (and in any event no more favorably than) the Revolving Credit Commitments, (ii) shall have interest rate margins (subject to clauses (iii) and (iv))  as determined by the Company and the lenders thereunder (provided that (A) in the case of a Revolving Credit Commitment Increase, the maturity date of such Revolving Credit Commitment Increase shall be the same as the Maturity Date applicable to the Revolving Credit Commitments, such Revolving Credit Commitment Increase shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date applicable to the Revolving Credit Commitments and the Revolving Credit Commitment Increase shall be on the exact same terms and pursuant to the exact same documentation applicable to the Revolving Credit Commitments and (B) in the case of an Additional Revolving Credit Commitment, the maturity date of such Additional Revolving Credit Commitment shall be no earlier than the Maturity Date applicable to the Revolving Credit Commitments and such Additional Revolving Credit Commitment shall require no scheduled amortization or mandatory commitment reduction prior to the final Maturity Date of the Revolving Credit Commitments), (iii) any Incremental Revolving Credit Commitments shall not have a final maturity date earlier than the Maturity Date applicable to the Revolving Credit Commitments, (iv) any Incremental Revolving Credit Commitments shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Revolving Credit Commitments, and (v) shall be on terms and conditions and pursuant to documentation to be determined between the Company and the Lenders providing such Incremental Revolving Credit Commitments.
(d)    Each notice from the Company pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental ~~Term Loans and/or Incremental~~ Revolving Credit Commitments. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental ~~Term Loans or Incremental~~ Revolving Credit Commitments shall be reasonably satisfactory to the Company and the Administrative Agent~~s~~ (provided, ~~each~~the Administrative Agent’s consent shall only be required if such consent would be required pursuant to Section 10.07 and such consent shall not be unreasonably withheld or delayed) (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by ~~Holdings,~~ the Company, such Additional Lender, the Administrative Agent~~s~~ and, in the case of any Incremental Revolving Credit Commitments and each L/C Issuer; provided, ~~each~~the Administrative Agent’s and/or L/C Issuer’s consent shall only be required if such consent would be required pursuant to Section 10.07 and such consent shall not be unreasonably withheld or delayed or otherwise pursuant to Section 10.01. For the avoidance of doubt, no L/C Issuer is required to act as such for any Additional Revolving Credit Commitments unless they so consent; provided that, no Affiliated Lender or Debt Fund Affiliate shall be permitted to provide Incremental Revolving Credit Commitments. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment. No Lender shall be obligated to provide any Incremental ~~Term Loans or Incremental~~ Revolving Credit Commitments, unless it so agrees. Commitments in respect of any Incremental ~~Term Loans or Incremental~~ Revolving Credit Commitments may become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent~~s~~, to effect the provisions of this Section 2.14. The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed by the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (x) all references to “the date of such Credit Extension” in Section 4.02 shall be deemed to refer to the Incremental Facility Closing Date and (y) if the proceeds of such Incremental Facility are to be used, in whole or in part, (1) to finance a Permitted Investment, (A) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations and (B) no Specified Default shall have occurred and Section 4.02(b) shall not apply or (2) to finance a Limited Condition Transaction, (A) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations and (B) no Specified Default shall have occurred and Section 4.02(b) shall not apply). ~~The proceeds of any Incremental Term Loans will be used only for working capital needs and other general corporate purposes (including, without limitation, capital expenditures, acquisitions and investments, working capital and/or purchase price adjustments, restricted payments, prepayments of Subordinated Indebtedness and related fees and expenses) and for any other purposes not prohibited by this Agreement.~~ Upon each increase in the Revolving Credit Commitments pursuant to this Section 2.14, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Credit Commitment (each, an “Incremental Revolving Lender”) in respect of such increase, and each such Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in Letters of Credit held by each Revolving Credit Lender (including each such Incremental Revolving Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. Additionally, if any Revolving Credit Loans are outstanding at the time any Incremental Revolving Credit Commitments are established, the Revolving Credit Lenders immediately after effectiveness of such Incremental Revolving Credit Commitments shall purchase and assign at par such amounts of the Revolving Credit Loans outstanding at such time as the ~~Revolving Facility~~ Administrative Agent may require such that each Revolving Credit Lender holds its Applicable Percentage of all Revolving Credit Loans outstanding immediately after giving effect to all such assignments. The Administrative Agent~~s~~ and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.
(e)    Any portion of any Incremental Facility incurred other than under the Incremental Incurrence Test may be reclassified at any time, as the Company may elect from time to time, as incurred under the Incremental Incurrence Test if the Company meets the applicable ratio under the Incremental Incurrence Test at such time on a pro forma basis for such reclassification at any time subsequent to the incurrence of such Incremental Facility (or would have met such ratio, in which case, such reclassification shall be deemed to have automatically occurred if not elected by the Company).
~~(f) (x) Unless the Required Revolving Credit Lenders and the Required Lenders consent to a greater amount, at all times after giving effect to any Incremental Facilities, the aggregate principal amount of Priority Payment Obligations (assuming the Revolving Credit Facility and any Incremental Revolving Credit Commitments that are Priority Payment Obligations have been fully-drawn and excluding the aggregate amount of Obligations under Secured Hedge Agreements and Secured Cash Management Obligations that have been designated as Priority Payment Obligations) shall not exceed $150.0 million (the “Initial Revolving Credit Facility Cap”) and (y) unless the Required Revolving Credit Lenders and Required Lenders consent, the Company may not incur any Incremental Revolving Credit Commitments other than a Revolving Credit Commitment Increase. Each Term Lender and each Administrative Agent hereby agree to enter into a Customary Intercreditor Agreement or agreement among lender pursuant to clause (c) of the definition thereof with respect to a Revolving Credit Facility that constitutes Priority Payment Obligations.~~
~~(g) For Incremental Term Loans, each Initial Term Lender shall, by notice to the Company and each Administrative Agent not more than ten (10) Business Days after the date of each Administrative Agent’s receipt of notice from the Company, either agree to provide all or a portion of the offered amount of such Incremental Term Loans or decline (in its sole discretion) to provide such Incremental Term Loans (and any Initial Term Lender that does not deliver such a notice within such period of ten (10) Business Days shall be deemed to have declined to provide such Incremental Term Loans). In the event that the Initial Term Lenders shall have declined to provide all of such Incremental Term Loans, the Company may arrange for one or more banks, financial institutions or other entities, which may include any Lender or Affiliated Lender, to provide the balance of such Incremental Term Loans in the amount so declined and, for the avoidance of doubt, the Company may begin discussions with such other banks, financial institutions or other entities or Additional Lenders their Affiliates during the ten (10) Business Days period after it delivers notice to each Administrative Agent.~~
Section 2.15    Extensions ~~of Term Loans and~~ Revolving Credit Commitments.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Company to all Lenders of any Class of ~~Term Loans or any Class of~~ Revolving Credit Commitments, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective ~~Term Loans or~~ Revolving Credit Commitments of the applicable Class) and on the same terms to each such Lender, the Company is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s ~~Term Loans and/or~~  Revolving Credit Commitments of the applicable Class and otherwise modify the terms of such ~~Term~~

~~Loans and/or~~ Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such ~~Term Loans and/or~~ Revolving Credit Commitments (and related outstandings) ~~and/or modifying the amortization schedule in respect of such Lender’s Term Loans~~) (each, an “Extension,” ~~and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the original Term Loans and the original Revolving Credit Commitments (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted,~~ and any Extended Revolving Credit Commitments (as defined below) shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted, it being understood that an Extension may be in the form of an increase in the amount of any other then outstanding Class of ~~Term Loans or~~ Revolving Credit Commitments otherwise satisfying the criteria set forth below), so long as the following terms are satisfied: (i) except as to interest rates, fees and final maturity (which shall be determined by the Company and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the original Class of Revolving Credit Commitments (and related outstandings); provided that at no time shall there be Revolving Credit Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Credit Commitments) which have more than three different maturity dates, (ii) ~~except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined between the Company and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer, (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a) for periods prior to the Maturity Date for Initial Term Loans may not be increased, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer,~~[reserved], (iii) [reserved], (iv) [reserved], (v) [reserved], (vi) if the aggregate principal amount of the Class of ~~Term Loans (calculated on the face amount thereof) or~~ Revolving Credit Commitments, as the case may be, in respect of which ~~Term Lenders or~~ Revolving Credit Lenders~~, as the case may be,~~  shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of ~~Term Loans or~~ Revolving Credit Commitments of such Class~~, as the case may be,~~  offered to be extended by the Company pursuant to such Extension Offer, then the ~~Term Loans or~~ Revolving Credit Commitments of such Class, ~~as the case may be,~~ of such ~~Term Lenders or~~ Revolving Credit Lenders~~, as the case may be~~, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such ~~Term Lenders or~~ Revolving Credit Lenders~~, as the case may be,~~  have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Company and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the ~~applicable~~ Administrative Agent. No Lender shall be obligated to extend its ~~Term Loans or~~ Revolving Credit Commitments unless it so agrees.
(b)    With respect to all Extensions consummated by the Company pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that (x) the Company may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Company’s sole discretion and may be waived by the Company) of ~~Term Loans or~~ Revolving Credit Commitments ~~(as applicable)~~ of any or all applicable Classes be tendered, (y) ~~no Class of Extended Term Loans shall be in a Dollar Equivalent amount of less than $15.0 million~~[reserved] and (z) no Class of Extended Revolving Credit Commitments shall be in a Dollar Equivalent amount of less than $5.0 million (each amount in clause (y) and (z) above, the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the ~~applicable~~ Administrative Agent. The ~~applicable~~ Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended ~~Term Loans and/or Extended~~ Revolving Credit Commitments on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.
(c)    No consent of any Lender or ~~any~~the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its ~~Term Loans and/or~~ Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of any Class of Revolving Credit Commitments, the consent of the relevant L/C Issuer (if such L/C Issuer is being requested to issue letters of credit with respect to the Class of Extended Revolving Credit Commitments). All Extended ~~Term Loans, Extended~~ Revolving Credit Commitments and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the ~~applicable~~ Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Company as may be necessary in order to establish new Classes in respect of Revolving Credit Commitments ~~or Term Loans~~ so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the ~~applicable~~ Administrative Agent and the Company in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the ~~applicable~~ Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the ~~applicable~~ Administrative Agent).
(d)    In connection with any Extension, the Company shall provide the ~~applicable~~ Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the ~~applicable~~ Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the ~~applicable~~ Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.
Section 2.16    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    The Commitment Fee shall cease to accrue on any of the Revolving Credit Commitments of such Defaulting Lender pursuant to Section 2.09(a);
(b)    the Commitment, Outstanding Amount of ~~Term Loans and~~ Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders~~, the Required Lenders~~  or the Required ~~Revolving Credit~~ Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that any waiver, amendment or modification of a type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Commitments or Secured Obligations owing to such Defaulting Lender shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Commitments or Secured Obligations owing to such Defaulting Lender;
(c)    if any L/C Exposure exists at the time a Lender under the Revolving Credit Facility becomes a Defaulting Lender then:

    (i)    all or any part of the L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;
    (ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company shall within three (3) Business Days following notice by the ~~Revolving Facility~~ Administrative Agent Cash Collateralize for the benefit of the L/C Issuer only the Company’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.03(f) for so long as such L/C Exposure is outstanding;
    (iii)    if the Company Cash Collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Company shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.03(h) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is Cash Collateralized;
    (iv)    if the L/C Exposures of the non-Defaulting Lenders are increased pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Sections 2.09(a) and 2.03(h) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
    (v)    if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor Cash Collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the L/C Issuer or any other Lender hereunder, all letter of credit fees payable under Section 2.03(h) with respect to such portion of such Defaulting Lender’s L/C Exposure shall be payable to the L/C Issuer until and to the extent that such L/C Exposure is reallocated and/or Cash Collateralized; and
(d)    so long as such Lender is a Defaulting Lender under the Revolving Credit Facility, the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit, unless it has received assurances satisfactory to it that non-Defaulting Lenders will cover the related exposure and/or cash collateral will be provided by the Company in accordance with Section 2.16(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(c)(i) (and such Defaulting Lender shall not participate therein).
In the event that the ~~Revolving Facility~~ Administrative Agent, the Company and the L/C Issuer each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Exposures of the Revolving Credit Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment and on such date such Lender shall purchase at par such of the Revolving Credit Loans of the other Revolving Credit Lenders as the ~~Revolving Facility~~ Administrative Agent shall determine may be necessary in order for such Lender to hold such Revolving Credit Loans in accordance with its Applicable Percentage.
Section 2.17    ~~Permitted Debt Exchanges~~[Reserved].
~~(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Company to all Term Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Company, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, the~~

~~Company may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) (such Indebtedness, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:~~
~~(i) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Term Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Company, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;~~
~~(ii) the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except by an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;~~
~~(iii) the stated final maturity of such Permitted Debt Exchange Notes is not earlier than the Latest Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such latest maturity date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);~~
~~(iv) such Permitted Debt Exchange Notes are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the Latest Maturity Date for the Class or Classes of Term Loans being exchanged, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Notes shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;~~
~~(v) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is or substantially concurrently becomes a Loan Party;~~
~~(vi) if such Permitted Debt Exchange Notes are secured, such Permitted Debt Exchange Notes are secured on a pari passu basis or junior priority basis to the Secured Obligations and (A) such Permitted Debt Exchange Notes are not secured by any assets not securing the Secured Obligations unless such assets substantially concurrently secure the Secured Obligations and (B) the beneficiaries thereof (or an agent on their behalf) shall have entered into a Customary Intercreditor Agreement with the Administrative Agents;~~
~~(vii) the terms and conditions of such Permitted Debt Exchange Notes (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Class or Classes of Term Loans being exchanged) reflect market terms and conditions at the time of incurrence or issuance as reasonably determined by the Company in good faith;~~

~~(viii) all Term Loans exchanged under each applicable Class by the Company pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Company on date of the settlement thereof (and any applicable exchanging Lender shall execute and deliver to the Term Loan Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Term Loan Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Company for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Company and the Term Loan Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);~~
~~(ix) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Company pursuant to such Permitted Debt Exchange Offer, then the Company shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Company pursuant to such Permitted Debt Exchange Offer, then the Company shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;~~
~~(x) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Company and the Term Loan Administrative Agent; and~~
~~(xi) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Company.~~
~~Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.~~
~~(b) With respect to all Permitted Debt Exchanges effected by the Company pursuant to this Section 2.17, such Permitted Debt Exchange Offer shall be made for not less than $15.0 million in aggregate principal amount of Term Loans, provided that subject to the foregoing the Company may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Company’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Company’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agents and the Lenders hereby acknowledge and agree that the provisions of Sections 2.05, 2.06 and 2.13 do not apply to the Permitted Debt Exchange and the other transactions contemplated by this Section 2.17 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.17.~~

~~(c) In connection with each Permitted Debt Exchange, the Company shall provide the Term Loan Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Term Loan Administrative Agent) prior written notice thereof, and the Company and the Term Loan Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The Company shall provide the final results of such Permitted Debt Exchange to the Term Loan Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Term Loan Administrative Agent in its sole discretion) and the Term Loan Administrative Agent shall be entitled to conclusively rely on such results.~~
~~(d) The Company shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agents nor any Lender assumes any responsibility in connection with the Company’s compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.~~
Section 2.18    Refinancing Facilities.
(a)    At any time after the Closing Date, the Company may (on behalf of any applicable Borrower) obtain, from any Lender or any Additional Lender (to the extent agreed to by such Lender or Additional Lender in its sole discretion), Credit Agreement Refinancing Indebtedness in respect of all or any portion of the ~~Term Loans,~~ Revolving Credit Loans and/or Revolving Credit Commitments then outstanding under this Agreement (which will be deemed to include any then outstanding Incremental ~~Term Loans under any Incremental Facilities or any Incremental~~ Revolving Credit Commitments then outstanding under this Agreement (or any Revolving Credit Loans outstanding pursuant thereto)) or any then ~~outstanding Refinancing Term Loans or any then~~ outstanding Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments in the form of Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments, respectively, in each case, pursuant to a Refinancing Amendment, together with any applicable Customary Intercreditor Agreement or other customary subordination agreement; provided, that such Credit Agreement Refinancing Indebtedness (i) will, to the extent secured, rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder (but for the avoidance of doubt, such Credit Agreement Refinancing Indebtedness may be unsecured), (ii) will, to the extent permitted by the definition of “Credit Agreement Refinancing Indebtedness,” have such pricing, interest rate margins (including “MFN” provisions), rate floors, discounts, fees, premiums and prepayment or redemption provisions and terms as may be agreed by the Company and the Lenders or Additional Lenders with respect thereto, (iii) will, to the extent in the form of Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments, participate in the payment, borrowing, participation and commitment reduction provisions herein on a pro rata basis with any then outstanding Revolving Credit Loans and Revolving Credit Commitments, except that the Company shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (iv) will, to the extent in the form of Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments and unless the Required ~~Revolving Credit~~ Lenders shall have consented thereto, have terms and conditions (other than interest rate margins and commitment fees) identical to those applicable to the Revolving Credit Commitments and Revolving Credit Loans being refinanced. The effectiveness of any Refinancing Amendment shall be subject to, to the extent reasonably requested by the ~~applicable Administrative Agent (solely in the case of the Term Loan~~ Administrative Agent, ~~acting at the direction of the Blackstone Representative) or the Blackstone Representative,~~ receipt by the ~~applicable~~ Administrative Agent of reaffirmation agreements and board resolutions, officers’ certificates and legal opinions consistent with those delivered on the Closing Date. The ~~applicable~~ Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the

Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing ~~Term Loans, Refinancing~~ Revolving Credit Loans or Refinancing Revolving Credit Commitments, as applicable) and any Indebtedness being replaced or refinanced with such Credit Agreement Refinancing Indebtedness shall be deemed permanently reduced and satisfied in all respects. Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, to effect the provisions of this Section.
(b)    This Section 2.18 shall supersede any provisions of Section 10.01 to the contrary.
ARTICLE III

Taxes, Increased Costs Protection and Illegality
Section 3.01    Taxes.
(a)    Except as required by applicable law, any and all payments by or with respect to any obligation of the Borrower (the term Borrower under this Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued and, for the avoidance of doubt, each Borrower with respect to its Obligations under the Loan Documents) or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes; provided that if any applicable law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent and such Tax is an Indemnified Tax, then (i) the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.01) any Recipient receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and withholdings, and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. In addition, and without duplication of any amounts payable pursuant to Section 3.01(a), the Company agrees to pay, or at the option of the ~~applicable~~ Administrative Agent timely reimburse it for, all Other Taxes.
(b)    Without duplication of any amounts payable pursuant to Section 3.01(a), the Borrower agrees to indemnify each Agent and each Lender, within 10 Business Days after written demand therefor, for (i) the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable by such Agent and such Lender and (ii) any reasonable out-of-pocket expenses arising therefrom or with respect thereto, in each case, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided however that the Borrower shall not be required to indemnify any Agent or Lender pursuant to this Section 3.01(b) for any interest, penalties or expenses to the extent resulting from such Agent’s or such Lender’s failure to notify the Borrower of such possible indemnification claim within 180 days after such Agent or such Lender, as applicable, receives written notice from the applicable Governmental Authority of the specific Tax assessment or deficiency claim giving rise to such indemnification claim. A copy of a receipt or any other document evidencing payment delivered to the Borrower by a Recipient, or by the ~~applicable~~ Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error. If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Indemnified Taxes as to which indemnification or additional amounts have been paid to it by a Borrower or any Guarantor pursuant to this Section 3.01, it shall reasonably promptly pay an amount equal to such refund after it is determined that such refund pertains to Indemnified Taxes (but only to the extent of indemnity payments made, or additional amounts paid, by a Borrower or any Guarantor under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all reasonable out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower or the Guarantor, upon the request of the Lender or Agent, as the case may be, agrees promptly to return an amount equal to such refund (plus any applicable interest, additions to Tax or penalties) to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Notwithstanding anything to the contrary in this paragraph (b), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (b) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. Nothing herein contained shall oblige any Lender or Agent to claim any Tax refund or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof.
(c)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent~~s~~ the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent~~s~~.
(d)    Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (b) with respect to such Lender it will, if requested by the Borrower, use reasonable efforts (subject to legal and regulatory restrictions), at Borrower’s expense, to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, Taxes, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(d) shall affect or postpone any of the Secured Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a) or (b).
(e)    Each Lender shall severally indemnify the Administrative Agent~~s~~, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent~~s~~ for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent~~s~~ in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by ~~any~~the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes ~~each~~the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by such Administrative Agent to the Lender from any other source against any amount due to such Administrative Agent under this paragraph (e).
(f)    Status of the Lenders: (i) Each Lender shall, at such times as are reasonably requested by the Borrower or ~~any~~the Administrative Agent, provide the Borrower and the ~~applicable~~ Administrative Agent with any documentation prescribed by Law, or reasonably requested by the Borrower or the ~~applicable~~ Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. In addition, any Lender, if reasonably requested by the Borrower or ~~any~~the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or ~~any~~the Administrative Agent as will enable the Borrower or such Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, deliver reasonably promptly to the Borrower and the ~~applicable~~ Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or reasonably promptly notify the Borrower and the ~~applicable~~ Administrative Agent in writing of its legal inability to do so.
(ii)    Without limiting the generality of the foregoing:
(A)    Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent~~s~~, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of (x) a Participant, on or before the date on which such Participant purchases the related participation and (y) an assignee, on or before the effective date of such assignment), on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding. Each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Foreign Lender”) shall, to the extent it is legally able to do so, deliver to the Borrower and the Administrative Agent~~s~~, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of (x) a Participant, on or before the date on which such Participant purchases the related participation and (y) an assignee, on or before the effective date of such assignment), and from time to time thereafter when required by Law or upon the reasonable request of the Borrower or ~~any~~the Administrative Agent, two properly completed and duly signed copies of whichever of the following is applicable:
(1)    an executed original of Internal Revenue Service Form W-8BEN, W-8BEN-E, as applicable (with respect to eligibility for benefits under any income tax treaty), or successor and related applicable forms, as the case may be, certifying to such Foreign Lender’s entitlement as of such date to an exemption from or reduction of United States withholding tax with respect to payments to be made under this Agreement,
(2)    Internal Revenue Service Form W-8ECI (or any successor forms),
(3)    in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit L (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent~~s~~ and Borrower, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two properly completed and duly executed copies of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),
(4)    to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by Internal Revenue Service Form W-8ECI, W-8BEN or W-8BEN-E, as applicable (or any successor forms), United States Tax Compliance Certificate, Internal Revenue Service Form W-9, Form W-8IMY (or other successor forms) and/or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender on behalf of such direct or indirect partner(s)), or
(5)    any other form prescribed by applicable U.S. federal income tax Laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

Further, each Foreign Lender agrees, (i) to the extent it is not precluded from doing so by a Change in Law and otherwise legally able to do so, to deliver to the Borrower and the Administrative Agent~~s~~, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased), from time to time, an executed original of the applicable Form W-8 or successor and related applicable forms or certificates, on or before the date that any such form or certificate, as the case may be, expires or becomes obsolete or invalid in accordance with applicable U.S. laws and regulations, and (ii) to notify promptly the Borrower and the Administrative Agent~~s~~ (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or certificate previously delivered by it pursuant to this Section 3.01(f).
(A)    In addition, but without duplication of the covenant as to United States withholding tax contained in Section 3.01(f)(i) and (ii), any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction(s) in which the Borrower is organized, or any treaty to which any such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent~~s~~), at the time or times prescribed by applicable law, such properly completed and executed original documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.
(B)    If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent~~s~~ at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent~~s~~ such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent~~s~~ as may be necessary for the Borrower and the Administrative Agent~~s~~ to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for the purposes of this clause (B), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver. Each Lender authorizes the ~~applicable~~ Administrative Agent to deliver to the Borrower and to any successor Agent any documentation provided by the Lender to the Agent pursuant to this Section 3.01(f).
(g)    The Administrative Agent~~s~~ shall provide the Borrower with two properly completed and duly executed original copies of, if it is a United States person (as defined in Section 7701(a)(30) of the Code), Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a United States person, (1) Internal Revenue Service Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) Internal Revenue Service Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Borrower, and whenever a lapse in time or change in circumstances renders any such form or documentation expired, obsolete or inaccurate in any material respect, or promptly notify the Borrower in writing of its legal ineligibility to do so. Notwithstanding any other provision of this clause (g), the Administrative Agent~~s~~ shall not be required to deliver any form that ~~such~~the Administrative Agent is not legally eligible to deliver.
Section 3.02    Inability to Determine Rates; SOFR Benchmark Replacement.
(I)    [Reserved.]
(II)    Term Benchmark Loans

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.02(II), if, commencing on and/or after the Amendment No. 5 Effective Date:
(i) if the ~~applicable~~ Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Borrowing of Term Benchmark Loans, that adequate and reasonable means do not exist for ascertaining the Adjusted ~~Term SOFR or~~ Term SOFR (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR~~, Daily Simple SOFR~~; or
(ii) the ~~applicable~~ Administrative Agent is advised by ~~(x) for the Revolving Credit Loans,~~ the Required ~~Revolving Credit~~ Lenders ~~or (y) for the Term Loans, the Blackstone Representative~~ that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;
then the ~~applicable~~ Administrative Agent ~~(if the Term Loan Administrative Agent, acting at the direction of the Blackstone Representative)~~ shall give notice thereof to the Borrower~~, Blackstone Representative~~  and the Revolving Credit Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the ~~applicable~~ Administrative Agent notifies the Borrower and the Revolving Facility Lenders ~~or Blackstone Representative~~, as applicable, that the circumstances giving rise to such notice no longer exist with respect to the relevant SOFR Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02 requesting a new Borrowing or continuation, any Committed Loan Notice that requests the conversion of any Revolving Credit Borrowing ~~or Term Borrowing, as applicable~~ to, or continuation of any Revolving Credit Borrowing ~~or Term Borrowing,~~ as ~~applicable, as~~, a Term Benchmark Borrowing and any Committed Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be a Committed Loan Notice requesting a Borrowing of or conversion to, as applicable, a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Interest Period applicable to Term Benchmark Borrowings, then Borrowings or continuations of Term Benchmark Loans using any other Interest Period shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the interest election notice from the ~~applicable~~ Administrative Agent referred to in this Section 3.02(II)(a) with respect to an interest rate applicable to such Term Benchmark Loan, then until (x) the ~~applicable~~ Administrative Agent notifies the Borrower~~, Blackstone Representative~~  and the Revolving Credit Lenders that the circumstances giving rise to such interest election notice no longer exist with respect to the relevant SOFR Benchmark and (y) the Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02 requesting a new Borrowing or continuation, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the ~~applicable~~ Administrative Agent to, and shall constitute a Base Rate Loan. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted.
(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Contract shall be deemed not to be a “Loan Document” for purposes of this Section 3.02(II), if a SOFR Benchmark Transition Event and its related SOFR Benchmark Replacement Date have occurred prior to the SOFR Reference Time in respect of any setting of the then-current SOFR Benchmark, then (x) if a SOFR Benchmark Replacement is determined in accordance with clause (1) of the definition of “SOFR Benchmark Replacement” for such SOFR Benchmark Replacement Date, such SOFR Benchmark Replacement will replace such SOFR Benchmark for all purposes hereunder and under any Loan Document in respect of such SOFR Benchmark setting and subsequent SOFR Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a SOFR Benchmark Replacement is determined in accordance with clause (2) of the definition of “SOFR Benchmark Replacement” for such SOFR Benchmark Replacement Date, such SOFR Benchmark Replacement will replace such SOFR Benchmark for all purposes hereunder and under any Loan Document in respect of any SOFR Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such SOFR Benchmark Replacement is provided to the Revolving Credit Lenders ~~or Term Lenders, as applicable~~, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the ~~applicable~~ Administrative Agent has not received, by such time, written notice of objection to such SOFR Benchmark Replacement from Lenders comprising the Required ~~Revolving Credit~~ Lenders of each affected Class ~~or the Blackstone Representative~~, as applicable.
(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the ~~applicable~~ Administrative Agent will have the right to make SOFR Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such SOFR Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that such amendment shall be null and void to the extent such amendment would otherwise require the consent of the ~~Term Loan~~ Administrative Agent pursuant to Section 10.01.
(d) The ~~applicable~~ Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a SOFR Benchmark Transition Event, (ii) the implementation of any SOFR Benchmark Replacement, (iii) the effectiveness of any SOFR Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a SOFR Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any SOFR Benchmark Unavailability Period. Any determination, decision or election that may be made by the ~~applicable~~ Administrative Agent or~~, if applicable, the Blackstone Representative,~~  any Revolving Credit Lender (or group of Revolving Credit Lenders) pursuant to this Section 3.02(II), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02(II).
(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a SOFR Benchmark Replacement), (i) if the then-current SOFR Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such SOFR Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the ~~applicable~~ Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such SOFR Benchmark has provided a public statement or publication of information announcing that any tenor for such SOFR Benchmark is not or will not be representative, then the ~~applicable~~ Administrative Agent, after consulting with the Borrower, may modify the definition of “Interest Period” for any SOFR Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a SOFR Benchmark (including a SOFR Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a SOFR Benchmark (including a SOFR Benchmark Replacement), then the ~~applicable~~ Administrative Agent, after consulting with the Borrower, may modify the definition of “Interest Period” for all SOFR Benchmark settings at or after such time to reinstate such previously removed tenor.
(f) Upon the Borrower’s receipt of notice of the commencement of a SOFR Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any SOFR Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to a Base Rate Borrowing. During any SOFR Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an SOFR Available Tenor, the component of the Base Rate based upon the then-current SOFR Benchmark or such tenor for such SOFR Benchmark, as applicable, will not be used in any determination of the Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a SOFR Benchmark Unavailability Period with respect to an interest rate applicable to such Term Benchmark Loan, then until such time as a

SOFR Benchmark Replacement is implemented pursuant to this Section 3.02(II), any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the ~~applicable~~ Administrative Agent to, and shall constitute a Base Rate Loan on such day.
Section 3.03    Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term Benchmark Loans.
(a)    If any Lender determines that as a result of any Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan or issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.03(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01, (ii) Excluded Taxes described in clauses (b) through (d) of the definition of Excluded Taxes or (iii) ~~Excluded~~ Taxes described in clause (a) of the definition of Excluded Taxes to the extent such Taxes are imposed on or measured by such Lender’s net income or profits (however denominated) or are franchise Taxes or branch profits Taxes and are Other Connection Taxes with respect to such Lender, or (iv) reserve requirements contemplated by Section 3.03(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the ~~applicable~~ Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.
(b)    If any Lender determines that as a result of any Change in Law regarding capital adequacy or liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Applicable Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the ~~applicable~~ Administrative Agent given in accordance with Section 3.05), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.
(c)    The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits, additional interest on the unpaid principal amount of each Term Benchmark Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of demonstrable error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Term Benchmark Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the ~~applicable~~ Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days after receipt of such notice.
(d)    Subject to Section 3.05(b), failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.03 shall not constitute a waiver of such Lender’s right to demand such compensation.
(e)    If any Lender requests compensation under this Section 3.03, then such Lender will, if requested by the Company, use reasonable efforts to designate another Applicable Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.03(e) shall affect or postpone any of the Secured Obligations of the Borrower or the rights of such Lender pursuant to Section 3.03(a), (b), (c) or (d).
Section 3.04    Funding Losses. Upon demand of any Lender (with a copy to the ~~applicable~~ Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Term Benchmark Loan on a day other than the last day of the Interest Period for such Loan; or
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrower;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.04, each Lender shall be deemed to have funded each Term Benchmark Loan made by it at the Term Benchmark Rate for such Loan by a matching deposit or other borrowing in the applicable market for a comparable amount and for a comparable period, whether or not such Term Benchmark Rate Loan was in fact so funded.
Section 3.05    Matters Applicable to All Requests for Compensation.
(a)    Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Company setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
(b)    With respect to any Lender’s claim for compensation under Section 3.02, Section 3.03 or Section 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Company of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.03, the Company may, by notice to such Lender (with a copy to the ~~applicable~~ Administrative Agent), suspend the obligation of such Lender to make or continue Term Benchmark Loans, from one Interest Period to another, or to convert Base Rate Loans into Term Benchmark Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.05(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
(c)    If the obligation of any Lender to make or continue any Term Benchmark Loan from one Interest Period to another, or to convert Base Rate Loans into Term Benchmark Loans shall be suspended pursuant to Section 3.05(b) hereof, such Lender’s Term Benchmark Loans denominated in Dollars shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Term Benchmark Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to such conversion no longer exist:
(i)    to the extent that such Lender’s Term Benchmark Loans denominated in Dollars have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Term Benchmark Loans, shall be applied instead to its Base Rate Loans; and

(ii)    all Loans denominated in Dollars that would otherwise be made or continued from one Interest Period to another by such Lender as Term Benchmark Loans shall, as applicable be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Term Benchmark Loans, as applicable, shall, as applicable, remain as Base Rate Loans.
(d)    If any Lender gives notice to the Company (with a copy to the Administrative Agent) that the circumstances specified in Section 3.02, Section 3.03 or Section 3.04 hereof that gave rise to the conversion of such Lender’s Term Benchmark Loans, denominated in Dollars pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans, made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted to Term Benchmark Loans, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans, to the extent necessary so that, after giving effect thereto all Loans held by the Lenders holding Term Benchmark Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
Section 3.06    Replacement of Lenders under Certain Circumstances.
(a)    If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections or any Lender ceases to make Term Benchmark Loans as a result of any condition described in Section 3.02 or Section 3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Company may, on prior written notice to the ~~applicable~~ Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Company in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees; provided that neither the ~~applicable~~ Administrative Agent nor any Lender shall have any obligation to the Company to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.
(b)    Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the Borrower or the ~~applicable~~ Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans and participations in L/C Obligations, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
(c)    Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C

Issuer, or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the ~~Revolving Facility~~ Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.
(d)    In the event that (i) the Company or the ~~applicable~~ Administrative Agent have requested that the Lenders (A) consent to an extension of the Maturity Date of any Class of Loans as permitted by Section 2.15, (B) consent to a departure or waiver of any provisions of the Loan Documents or (C) agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
Section 3.07    Survival. All of the Borrower’s and Lenders’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Secured Obligations hereunder and any assignment of rights by or replacement of a Lender or L/C Issuer.
ARTICLE IV

Conditions Precedent to Credit Extensions
Section 4.01    Closing Date Conditions. The following conditions precedent to effectiveness of the Original Credit Agreement and the obligation of each Lender to make a Credit Extension on the Closing Date were satisfied or waived on or before the Closing Date:
(a)        Loan Documents. The Administrative Agent (as defined in the Original Credit Agreement) and each of the Lenders shall have received each of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent (as defined in the Original Credit Agreement) ~~and the Blackstone Representative~~:
(i)    This Agreement. This Agreement from each of the parties listed on the signature pages hereto and thereto.
(ii)    Guaranty Agreement. Executed counterparts of the Guaranty from each of the parties listed on the signature pages thereto.
(iii)    Collateral Documents. Executed counterparts of each Collateral Document set forth on Schedule 1.01A to the Closing Date Certificate required to be executed on the Closing Date, duly executed by each Loan Party thereto and each of the other parties listed on the signature pages thereto;
(b)    Notes. The Administrative Agent (as defined in the Original Credit Agreement) and each requesting Lender, as applicable, shall have received Notes executed by the Borrower in favor of such Lender that has requested a Note at least five (5) Business Days in advance of the Closing Date.
(c)    Secretary’s Certificate. The Administrative Agent (as defined in the Original Credit Agreement) and the Lenders shall have received, (A) a certificate from each Loan Party, signed by an Responsible Officer of such Loan Party, and attested to by the secretary or any assistant secretary of such Loan Party, together with (x) copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents), as applicable, of such Loan Party, (y) the resolutions of such Loan Party referred to in such certificate, and (z) a signature and incumbency certificate to the officers of such persons executing the Loan Documents, in each case, each of the foregoing shall be in form and substance reasonably acceptable to the Agents (B) certificates of good standing or status (to the extent that such concepts exist) from the applicable secretary of state (or equivalent authority) of the jurisdiction of organization or formation of each Loan Party (in each case, to the extent applicable).

(d)    Fees and Expenses. All fees required to be paid on the Closing Date pursuant to the Fee Letters, to the extent invoiced at least two (2) Business Days prior to the Closing Date, shall, upon the initial ~~Borrowing of the Initial Term Loans~~availability of the Revolving Credit Commitments, have been, or will be substantially simultaneously, paid (which amounts may be offset against the proceeds of the Facilities).
(e)    Committed Loan Notice. The Administrative Agent (as defined in the Original Credit Agreement) shall have received a Committed Loan Notice or Letter of Credit Application, as applicable, relating to each Credit Extension to be made on the Closing Date.
(f)    Legal Opinion. A customary legal opinion from Kirkland & Ellis LLP, counsel to the Loan Parties, addressed to the Agents and the Lenders on the Closing Date, and a customary legal opinion from Bradley Arant Boult Cummings LLP, Tennessee and Alabama counsel to the Loan Parties, addressed to the Agents and the Lenders on the Closing Date.
(g)    KYC; Patriot Act; Beneficial Ownership Certificate. The Administrative Agent (as defined in the Original Credit Agreement) and the Lenders shall have received, at least three (3) business days prior to the Closing Date, all documentation and other information about ~~Holdings and~~ the Borrower as has been reasonably requested by the Administrative Agent (as defined in the Original Credit Agreement) and the Lenders in writing at least five (5) business days prior to the Closing Date and that is reasonably required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and a beneficial ownership certificate to the extent expressly required under the Beneficial Ownership Regulation (a “Beneficial Ownership Certificate”).
(h)    Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided, that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(i)    No Default or Event of Default. No Default or Event of Default shall exist, or would result from the funding of the ~~Initial Term Loans~~ availability of the Revolving Credit Commitments on the Closing Date.
(j)    Collateral and Guarantee Requirement. The ~~Blackstone Representative~~Collateral Agent shall have received evidence that all other actions, recordings and filings that the ~~Blackstone Representative~~Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the ~~Blackstone Representative~~Collateral Agent (including, without limitation, receipt of duly executed payoff letters and UCC-3 termination statements).
(k)    Closing Date Refinancing. Prior to, or substantially concurrently with the ~~funding of the Initial Term Loans~~availability of the Revolving Credit Commitments, all existing indebtedness of Initial Holdings and its Subsidiaries under the Existing Credit Agreement, and all Liens and guarantees in support thereof, will be repaid, redeemed, defeased, discharged, refinanced or terminated and all commitments thereunder terminated (the foregoing, collectively, the “Closing Date Refinancing”).
(l)    Insurance. The Administrative Agent (as defined in the Original Credit Agreement) and the Lenders shall have received evidence that all insurance certificates required to be maintained pursuant to the Loan Documents has been obtained and is in effect and that the Administrative Agent (as defined in the Original Credit Agreement) and Collateral Agent has been named as loss payee and additional insured under each United States insurance policy with respect to such insurance required under the Loan Documents.

(m)    Closing Date Certificate. The Administrative Agent (as defined in the Original Credit Agreement) and the Lenders shall have received a Closing Date Certificate.
(n)    Solvency Certificate. The Administrative Agent (as defined in the Original Credit Agreement) and the Lenders shall have received a certificate from the chief financial officer of ~~Holdings~~the Company substantially in the form of Exhibit N hereto.
~~(o) Financial Statements. The Blackstone Representative shall have received the Audited Financial Statements and the Unaudited Financial Statements.~~
For purposes of determining whether the Closing Date has occurred, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Lender, as the case may be.
Section 4.02    Conditions to Subsequent Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension after the Closing Date is subject to satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:
(a)    The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)    The ~~applicable~~ Administrative Agent and, if applicable, the relevant L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than ~~(i)~~ a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term Benchmark Loans ~~or (ii) a Credit Extension of Incremental Term Loans in connection with a Limited Condition Transaction~~) submitted by the Company shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and, if applicable, (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V

Representations and Warranties
~~Each of Holdings and the~~The Borrower represents and warrant to the Agents and the Lenders, at the time of each Credit Extension that:
Section 5.01    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws (including the USA PATRIOT Act, Anti-Corruption Laws, anti-money laundering laws and Sanctions), orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to ~~Holdings and~~ the Borrower), (b)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transactions, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by ~~any~~the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
Section 5.05    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements and Unaudited Financial Statements fairly present in all material respects the consolidated financial condition of ~~Holdings and~~ the Company~~, as applicable,~~  in accordance with GAAP.
(b)    Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
Each Lender and the Administrative Agent~~s~~ hereby acknowledges and agrees that ~~Holdings~~the Company and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or the interpretation thereof, and that such restatements will not result in a Default under the Loan Documents.
Section 5.06    Litigation. Except as set forth on Schedule 5.06 to the Closing Date Certificate, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against ~~Holdings~~the Company or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07    Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes, Permitted Liens and any Liens and privileges arising mandatorily by Law and, in each case, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.08    Environmental Compliance. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:
(a)    there are no pending or, to the knowledge of the Company, threatened claims, actions, suits, notices of violation, notices of potential responsibility or proceedings by or against ~~Holdings~~the Company or any Subsidiary alleging ~~potential~~any Environmental ~~l~~Liability ~~or responsibility for violation of,~~ or otherwise relating to~~,~~  any Environmental Law;
(b)    (i) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any other Subsidiary; and (ii) there has been no Release of Hazardous Materials by any of the Loan Parties or any other Subsidiary at, on, under or from any location in a manner which would reasonably be expected to give rise to ~~liability under~~any Environmental ~~Laws~~Liability;
(c)    neither ~~Holdings~~the Company nor any of its Subsidiaries is undertaking, or has completed, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;
(d)    all Hazardous Materials transported from any property currently or, to the knowledge of ~~Holdings~~the Company or its Subsidiaries, formerly owned or operated by any Loan Party or any other Subsidiary for off-site disposal have been disposed of in compliance with all Environmental Laws and not reasonably expected to give rise to any Environmental Liability;
(e)    none of the Loan Parties nor any other Subsidiary has contractually assumed any ~~liability or obligation under or relating to any~~ Environmental ~~Law~~Liability;
(f)    none of the Loan Parties is subject to any Environmental Liability; and
(g)    the Loan Parties and each other Subsidiary and their respective businesses, operations and properties are and have been in compliance with all Environmental Laws.
Section 5.09    Taxes. ~~Holdings~~ The Company and each Restricted Subsidiary have timely filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.10    Compliance with ERISA.
(a)    Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and applicable foreign laws, respectively.
(b)    (i) No ERISA Event or similar event with respect to a Foreign Plan has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
Section 5.11    Subsidiaries; Capital Stock. As of the ~~Closing~~Amendment No. 6 Effective Date, neither ~~Holdings~~the Company nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11 to the Closing Date Certificate, and all of the outstanding Capital Stock in ~~Holdings~~the Company and its Subsidiaries have been validly issued, are fully paid and, in the case of Capital Stock representing corporate interests, non-assessable and, on the Closing Date, all Capital Stock owned directly or indirectly by ~~Holdings~~the Company or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents, (ii) those Liens permitted under Section 7.01. As of the Closing Date, Schedule 5.11 (a) sets forth the name and jurisdiction of organization or incorporation of each Subsidiary, (b) sets forth the ownership interest of ~~Holdings,~~ the Company and any of their Subsidiaries in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Capital Stock of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.
Section 5.12    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U or Regulation X of the FRB. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the applicable Borrower only or of the Company and its Restricted Subsidiaries on a consolidated basis) will be margin stock.
(b)    None of the Borrower, any Person Controlling the Borrower~~, the Amendment No. 3 Guarantor~~  or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 5.13    Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole is incorrect in any material respect when furnished or contains, when furnished any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto); provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was furnished; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.
As of the Closing Date, the information included in any Beneficial Ownership Certificate is true and correct in all material respects.
Section 5.14    Intellectual Property; Licenses, Etc. Each of the Loan Parties and the other Restricted Subsidiaries owns, or has a license or possesses a valid and enforceable right to use, all of the trademarks, service marks, trade names, domain names, together with the goodwill associated with the foregoing, copyrights, patents, patent rights, technology, software, know-how, data, database rights, design rights, inventions, original works of authorship, trade dress, trade secrets, confidential information, know-how, as well as all registrations and applications for patents and registration and all other intellectual property rights (collectively, “IP Rights”) that are used in or necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Company, without violation of the rights of any Person, except to the extent such failures or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, the conduct of the respective business of any Loan Party or other Restricted Subsidiary as currently conducted does not infringe, misappropriate or otherwise violate any IP Rights held by any other Person, except to the extent such infringements, misappropriations or violations which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No written claim or litigation regarding any IP Rights is pending or, to the knowledge of Company, threatened in writing against any Loan Party or other Restricted Subsidiary, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Each of the Loan Parties and the other Restricted Subsidiaries has complied with all applicable Laws relating to the privacy and security of personal information or personal data, except to the extent any non-compliance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of any of the Loan Parties’ or the other Restricted Subsidiaries’ information technology assets and equipment, computers, information technology systems, networks, hardware, software, websites, applications, data and databases, including the data and information of their respective customers and employees or collected, maintained, processed or stored by or on behalf of the Loan Parties or the other Restricted Subsidiaries, except to the extent any such incident, access, disclosure or other compromise, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.
Section 5.15    Solvency. On the Closing Date after giving effect to the Transactions, ~~Holdings~~the Company and its Subsidiaries, on a consolidated basis, are Solvent.
Section 5.16    Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law and to the extent required by any Collateral Document fully perfected first-priority Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than Permitted Liens.
Section 5.17    Use of Proceeds. The proceeds of the ~~Term Loans and the~~ Revolving Credit Loans will be used in accordance with Section 6.11; provided that the proceeds of any Incremental Facility may be used for any purpose agreed to by the lenders thereof to the extent not otherwise in violation of this Agreement.
Section 5.18    Sanctions and Anti-Corruption Laws.
(a)    Each Loan Party will maintain in effect and enforce policies and procedures that are reasonably designed to promote compliance by the Loan Parties and their respective directors, officers, employees and agents with the FCPA and other applicable ~~a~~Anti-~~c~~Corruption ~~l~~Laws.
(b)    Each of ~~Holdings~~the Company and its Subsidiaries is in compliance, in all material respects, with all applicable Sanctions. No Borrowing or Letter of Credit, or use of proceeds will violate or result in the violation of any Sanctions applicable to any party hereto.

(c)    None of (I) the Borrower or any other Loan Party and (II) the Restricted Subsidiaries that are not Loan Parties, nor any director, manager, officer, employee or, to the knowledge of the Borrower, agent of ~~Holdings~~the Company or any of their Restricted Subsidiaries, in each case, is a Sanctioned Person.
(d)    No part of the proceeds of any Loan or any Letter of Credit will be used for any improper payments, directly or, to the knowledge of the Company, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of Anti-Corruption Laws.
Section 5.19    Labor Matters. Except those that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date, (i) there are no strikes, lockouts or other labor disputes against any Loan Party pending or, to the knowledge of the Company, threatened and (ii) the hours worked by and payments made to employees of the Loan Parties have not violated the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. The execution, delivery and performance by each Loan Parties of the Loan Documents to which they are a party and the consummation of the financing contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any material collective bargaining agreement by which any Loan Party is bound.
Section 5.20    Compliance with Law. Each of ~~Holdings, the Amendment No. 3 Guarantor, the Borrower~~the Company and each Restricted Subsidiary is in compliance with all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such Laws or order, writ, injunction or decree is being contested in good faith by appropriate proceedings or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
ARTICLE VI

Affirmative Covenants
From and after the Closing Date and for so long as any Lender shall have any Commitment hereunder, any Loan or other Secured Obligation shall remain unpaid or unsatisfied (other than contingent indemnification obligations not yet due and payable, obligations under Secured Hedge Agreements and Secured Cash Management Obligations), or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been Cash Collateralized or as to which other arrangements reasonably satisfactory to the ~~Revolving Facility~~ Administrative Agent and the applicable L/C Issuer have been made), ~~Parent Borrower and Amendment No. 3 Guarantor shall, and Holdings~~the Company and shall, and the Company shall cause each Restricted Subsidiary to:
Section 6.01    Financial Statements. Deliver to ~~each~~the Administrative Agent ~~for~~, who shall promptly ~~further~~ distribut~~ion~~e to each Lender:
(a)    Annual Financials. Within one hundred and twenty (120) days after the end of each fiscal year of ~~Holdings~~the Company ending after the Closing Date, a consolidated balance sheet of ~~Holdings~~the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by (a) a report and opinion of an independent registered public accounting firm of nationally recognized standing or other accounting firm reasonably acceptable to the Administrative Agent~~s~~ (it being understood that BDO is reasonably acceptable to the Administrative Agent~~s~~), which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any qualification (for the avoidance of doubt, excluding an emphasis of the matter or explanatory paragraph) as to “going concern” (other than any “going concern” qualification with respect to or as a result of (x) an upcoming maturity date under any Indebtedness or (y) any breach or impending breach of the covenant in Section 7.09 or any other financial covenant in the documentation evidencing any Indebtedness) or any qualification or exception as to the scope of such audit and (b) prior to the consummation of an IPO, a customary management discussion and analysis (in form reasonably acceptable to the ~~Blackstone Representative and the Revolving Facility~~ Administrative Agent) of the financial performance of ~~Holdings~~the Company and its Restricted Subsidiaries;
(b)    Quarterly Financials. Within sixty (60) days after the end of each of the first three (3) fiscal quarters of each fiscal year of ~~Holdings~~the Company (or, with respect to the first two (2) fiscal quarters for which financial statements are due, seventy five (75) days) beginning with the first fiscal quarter ending March 31, 2021, a consolidated balance sheet of ~~Holdings~~the Company and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of ~~Holdings~~the Company as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of ~~Holdings~~the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes;
(c)    Reconciliation. Simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a), (b) and (c) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (c) of this Section 6.01 may be satisfied with respect to financial information of ~~Holdings~~the Company and its Subsidiaries by furnishing (A) the applicable consolidated financial statements of any direct or indirect parent of ~~Holdings~~the Company that, directly or indirectly, holds all of the Capital Stock of ~~Holdings~~the Company or (B) ~~Holdings’~~the Company’s (or any direct or indirect parent thereof, as applicable) Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, to the extent such information relates to a parent of ~~Holdings~~the Company, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to ~~Holdings~~the Company (or such parent), on the one hand, and the information relating to ~~Holdings~~the Company and its Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion an independent registered public accounting firm of nationally recognized standing, which report and opinion, subject to the same exceptions set forth above in Section 6.01, shall be prepared in accordance with generally accepted auditing standards.
Any information required to be delivered pursuant to Section 6.01(a), (b) or (c) shall not be required to include acquisition method accounting adjustments relating to the Transactions (if applicable) or any Permitted Investment to the extent it is not practicable to include any such adjustments in such financial statement.
Section 6.02    Certificates; Other Information. Deliver to ~~each~~the Administrative Agent ~~for~~, who shall promptly ~~further~~ distribut~~ion~~e to each Lender:
(a)    Compliance Certificate. No later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company;
(b)    SEC Filings. Promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to ~~each~~the Administrative Agent pursuant hereto;
(c)    Material Notices. Promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party or any of its Restricted Subsidiaries (other than in the ordinary course of business) that could reasonably be expected to result in a Material Adverse Effect;
(d)    Other Required Information. Together with the delivery of the financial statements pursuant to Section 6.01(a) and each Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 4(b) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate, (ii) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a prepayment under Section 2.05(b), (iii) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary or an Immaterial Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (iv) such other information required by the Compliance Certificate;
(e)    Annual Budget. Prior to the consummation of an IPO, concurrently with the delivery of any financial statements under Section 6.01(a) above, an annual budget (on a quarterly basis) for such fiscal year in form customarily prepared by the Borrower; and
(f)    Additional Information. Promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as ~~any~~the Administrative Agent or any Lender through ~~any~~the Administrative Agent may from time to time reasonably request; provided that none of ~~Holdings,~~ the Borrower nor any other Restricted Subsidiary will be required to disclose or permit the inspection or discussion of any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to ~~any~~the Administrative Agent or any Lender (or their respective contractors) is prohibited by law, or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Documents required to be delivered pursuant to Section 6.01(a) and (b), Section 6.02(a), or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on ~~Holdings’~~the Company’s or the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency, Debtdomain or another relevant website, if any, to which each Lender and the Administrative Agent~~s~~ have access (whether a commercial, third-party website or whether sponsored by ~~any~~the Administrative Agent); provided that the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent~~s~~ of the posting of any such documents and provide to the Administrative Agent~~s~~ by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent~~s~~ and maintaining its copies of such documents.
~~Holdings~~the Company hereby acknowledges that (a) the Administrative Agent~~s~~ will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of ~~Holdings~~the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Debtdomain or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to ~~Holdings~~the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. ~~Holdings~~The Company hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” ~~Holdings~~the Company shall be deemed to have authorized the Administrative Agent~~s~~, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to ~~Holdings~~the Company or its Affiliates or any of their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent~~s~~ shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
Section 6.03    Notices. Promptly after a Responsible Officer obtains actual knowledge thereof, notify ~~each~~the Administrative Agent ~~for~~, who shall promptly ~~further~~ distribut~~ion~~e to each Lender:
(a)    of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action ~~Holdings~~the Company proposes to take with respect thereto;
(b)    of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against ~~Holdings~~the Company or any of the Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect; and
(c)    of the occurrence of any ERISA Event or similar event with respect to a Foreign Plan that could reasonably be expected to have a Material Adverse Effect.
Section 6.04    Maintenance of Existence. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, and licenses necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to ~~Holdings and~~ the Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.
Section 6.05    Maintenance of Properties. Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, (b) maintain, protect, preserve and renew all of its IP Rights and (c) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto with respect to tangible properties in accordance with prudent industry practice.
Section 6.06    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as ~~Holdings~~the Company and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then, to the extent required by applicable Laws, ~~Holdings~~the Company shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws or as otherwise reasonably required by the Lenders and (ii) upon request, deliver to ~~each~~the Administrative Agent evidence of such compliance in form reasonably acceptable to the Administrative Agent~~s~~. Any such insurance (excluding business interruption insurance) maintained in the United States or Canada shall name the Collateral Agent as additional insured or loss payee, as applicable.
Section 6.07    Compliance with Laws.
Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to ~~Holdings,~~ the Borrower or any Subsidiary Guarantor or to their business or property (including without limitation Environmental Laws, ERISA, Anti-Corruption Laws and Sanctions), except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
Section 6.08    Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of ~~Holdings~~the Company or such Subsidiary, as the case may be.
Section 6.09    Inspection Rights. Permit representatives and independent contractors of ~~each~~the Administrative Agent and each Lender to visit and inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to ~~Holdings~~the Company; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent~~s~~ or ~~their~~its respective designees on behalf of the Lenders may exercise rights of the Administrative Agent~~s~~ and the Lenders under this Section 6.09 and ~~each~~the Administrative Agent (or its designee) shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Company’s expense; provided, further, that when an Event of Default exists, ~~any~~the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of ~~Holdings~~the Company at any time during normal business hours and upon reasonable advance notice. The Administrative Agent~~s~~ (or their respective designees) and the Lenders shall give ~~Holdings~~the Company the opportunity to participate in any discussions with ~~Holdings’~~the Company’s independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of ~~Holdings~~the Company or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to ~~any~~the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.
Section 6.10    Covenant to Guarantee Secured Obligations and Give Security. At the Company’s expense, take all action necessary or reasonably requested by ~~any~~the Administrative Agent ~~(solely in the case of the Term Loan Administrative Agent, acting at the direction of the Blackstone Representative) or the Blackstone Representative~~ to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:
(a)    upon the formation or acquisition of any new direct or indirect Wholly Owned Subsidiary (in each case, other than an Excluded Subsidiary) by ~~any Holdings,~~ the Company or any Subsidiary Guarantor, the designation in accordance with Section 6.13 of any existing direct or indirect Wholly Owned Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary:
    (i)    within sixty (60) days after such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent~~s and Blackstone Representative~~ may agree in their reasonable discretion:
(A)    cause each such Restricted Subsidiary to deliver any and all certificates representing Capital Stock (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (if applicable) instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent; and
(B)    take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action may be necessary in the reasonable opinion of the ~~Blackstone Representative and the Revolving Facility~~ Administrative Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected first priority Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law).
Section 6.11    Use of Proceeds. Use the proceeds of any Credit Extension (i) on the Closing Date, whether directly or indirectly, in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement and (ii) after the Closing Date, whether directly or indirectly, for working capital, capital expenditures, other general corporate purposes (including the financing of Permitted Acquisitions, other Permitted Investments, working capital and/or purchase price adjustments, prepayments of Subordinated Indebtedness and related fees and expenses, and dividends and other distributions permitted under this Agreement) and any other use not prohibited by this Agreement.
Section 6.12    Further Assurances and Post-Closing Covenants.
(a)    Promptly upon reasonable request by ~~any~~the Administrative Agent ~~(solely in the case of the Term Loan Administrative Agent, acting at the direction of the Blackstone Representative),~~or the Collateral Agent ~~or the Blackstone Representative~~, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) subject to the limitations set forth in the Collateral and Guarantee Requirement, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as ~~any~~the Administrative Agent~~,~~ or the Collateral Agent ~~or Blackstone Representative~~ may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents; provided, however, that except as set forth in clause (e) of the Collateral and Guarantee Requirement, notwithstanding anything to the contrary contained in this Agreement or in any Loan Document, nothing in this Agreement or any other Loan Document shall require the Borrower or Loan Party (A) to make any filings or take any actions to record or to perfect the Collateral Agent’s lien on or security interest in any IP Rights other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office and United States Patent and Trademark Office, (B) to grant any lien on or security interest in (or to make any filings or take any actions to record or to perfect any lien on or security interest in) any IP Rights subsisting outside of the United States or (C) to reimburse the Agents for any costs or expenses incurred in connection with making such filings or taking any other such action;
(b)    Within the time periods specified on Schedule 6.12 hereto (as each may be extended by the Administrative Agent~~s and Blackstone Representative~~ in their reasonable discretion), complete such undertakings as are set forth on Schedule 6.12 hereto.
Section 6.13    Designation of Restricted and Unrestricted Subsidiaries.
(a)    The Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause an Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by ~~Holdings~~the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted

Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments pursuant to Section 7.06 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Notwithstanding the foregoing, no Subsidiary designated an Unrestricted Subsidiary shall own any Material Intellectual Property.
(b)    Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Administrative Agent~~s~~ by an Officer’s Certificate certifying that such designation complies with the preceding conditions and was permitted by Section 7.06.
(c)    The Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 7.03 (including pursuant to Section 7.03(b)(v) treating such redesignation as an acquisition for the purpose of such clause (v)), calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Event of Default would be in existence following such designation. Any such designation by the Company shall be evidenced to the Administrative Agent~~s~~ by an Officer’s Certificate certifying that such designation complies with the preceding conditions.
Section 6.14    Payment of Taxes. ~~Holdings~~The Company will pay and discharge or cause to paid and discharged, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of ~~Holdings~~the Company or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither ~~Holdings~~the Company nor any of the Restricted Subsidiaries shall be required to pay or cause to be paid any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP, or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.
Section 6.15    Lender Calls. ~~Holdings~~The Company will hold a conference call (at a time mutually agreed upon by ~~Holdings, the Revolving Facility~~the Company, the Administrative Agent ~~and the Blackstone Representative~~ but, in any event, no earlier than the Business Day following the delivery of applicable financial information pursuant to Sections 6.01(a) and (b) above) with all Lenders who choose to attend such conference call to discuss the results of the previous fiscal quarter; provided that, notwithstanding the foregoing, the requirement set forth in this Section 6.15 may be satisfied with an earnings call held for the benefit of the Borrower’s securities holders that is open to the Lenders.
Section 6.16    Maintenance of Ratings~~. The Company will use commercially reasonable efforts to obtain and to maintain public corporate credit facility ratings in respect of the Initial Term Loans and corporate family ratings in respect of the Company, in each case, from Moody’s and S&P; provided, however, in each case, that the Borrower shall not be required to obtain or maintain any specific rating.~~
. [Reserved].
Section 6.17    Anti-Terrorism; Sanctions; Anti-Corruption.
(a)     Comply in all material respects with all applicable Sanctions, Anti-Corruption Laws and Anti-Terrorism Laws;
(b)    Not use the proceeds of the Loans to fund any activities or business of or with any Sanctioned Person or in any Sanctioned Country in any manner that would cause a violation of Anti-Terrorism Laws or applicable Sanctions or any other applicable requirement of Law by any Person participating in the Loans or Letters of Credit; and

(c)    (i) Not repay the Loans, or make any other payment to any Lender, using funds or properties of ~~Holdings,~~  the Borrower or any Restricted Subsidiaries that are, to the knowledge of the Borrower, the property of any Person that is the subject or target of applicable Sanctions or that are, to the knowledge of the Borrower, beneficially owned, directly or indirectly, by any Person that is the subject or target of ~~applicable~~ Sanctions, in each case, that would cause a violation of Anti-Terrorism Laws or applicable Sanctions or any other applicable requirement of Law by any Person participating in the Loans or Letters of Credit or (ii) to the knowledge of Borrower, not permit any Person that is the subject of Sanctions to have any direct or indirect interest~~,~~  in ~~Holdings,~~ the Borrower or any of the Subsidiaries, with the result that the investment in ~~Holdings,~~ the Borrower or any of the Subsidiaries (whether directly or indirectly) or the Loans made by the Lenders would be in violation of any applicable Sanctions.
ARTICLE VII

Negative Covenants
From and after the Closing Date and for so long as any Lender shall have any Commitment hereunder, any Loan or other Secured Obligation shall remain unpaid or unsatisfied (other than contingent indemnification obligations not yet due and payable, obligations under Secured Hedge Agreements and Secured Cash Management Obligations), or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been Cash Collateralized or as to which other arrangements reasonably satisfactory to the ~~Revolving Facility~~ Administrative Agent and the applicable L/C Issuer have been made):
Section 7.01    Liens.
(a)    The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or permit to exist any Lien on any asset or property of the Company or any Restricted Subsidiary, unless such Lien is a Permitted Lien.
(b)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.
Section 7.02    [Reserved].
Section 7.03    Indebtedness.
(a)    The Company shall not, and shall not permit any of the Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any of the Restricted Subsidiaries may Incur additional Indebtedness (including Acquired Indebtedness) for any purpose, in an aggregate principal amount equal to the sum of any unused portion of the (1) Unrestricted Incremental Amount and (2) additional unlimited amounts, if on the date of such Incurrence and after giving pro forma effect thereto (including pro forma application of the proceeds thereof) and after giving effect to any Permitted Investment consummated in connection therewith, any indebtedness repaid with the proceeds thereof and any other acquisition, disposition, debt incurrence, debt retirement and other appropriate pro forma adjustments and all other appropriate pro forma adjustments (but excluding the cash proceeds of any such Indebtedness and without giving effect to any amount incurred simultaneously under (x) the Unrestricted Incremental Amount, (y) any other fixed dollar incurrence basket or (z) the Revolving Credit Facility) (and, in each case, for the avoidance of doubt, for purposes of calculating the Interest Coverage Ratio, without giving effect to any interest expense attributable to any such Indebtedness in connection therewith), (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Liens securing the ~~Initial Term Loans~~Revolving Credit Facility, the Consolidated First Lien Secured Leverage Ratio for the most recently ended Test Period does not exceed 5.75:1.00 after giving pro forma effect thereto, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the ~~Initial Term Loans~~Revolving Credit Facility , the Consolidated Total Senior Secured Leverage Ratio for the most recently ended Test Period does not exceed 6.25:1.00 after giving pro forma effect thereto or (C) if such Indebtedness is secured by assets not constituting Collateral or is unsecured, Consolidated Total Leverage Ratio for the most recently ended Test Period does not exceed 6.25:1.00 after giving pro forma effect thereto; provided, further, that to the extent so utilized, such incurrence pursuant to Section 7.03(a)(1) above shall reduce, dollar for dollar, the availability under the Unrestricted Incremental Amount for all other purposes (provided, that such amounts may be reclassified at any time, as the Company may elect from time to time, as incurred under the applicable incurrence ratio set forth in this clause (a) if the Company meets the applicable leverage (or coverage) ratio at such time on a pro forma basis; provided, further, that (A) upon the effectiveness of such Indebtedness, except in connection with a Limited Condition Transaction (in which case no Specified Default shall have occurred and is continuing or would result therefrom), no Default or Event of Default has occurred and is continuing or shall result therefrom (or, in the case of incurrences in connection with a Permitted Investment or other Investment not prohibited hereunder, no Specified Default shall have occurred and is continuing or would result therefrom), (B) such Indebtedness shall not mature earlier than the Maturity Date applicable to the ~~Initial Term Loans~~Revolving Credit Facility, (C) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the ~~Term Loans~~Revolving Credit Facility, (D) the other terms and conditions of such Indebtedness (excluding pricing, optional prepayment or redemption terms) reflect market terms on the date of incurrence or issuance of such Indebtedness (as reasonably determined by the Company in good faith), (E) if such Indebtedness is secured by the Collateral, such Indebtedness shall be subject to a Customary Intercreditor Agreement (which, to the extent such Indebtedness is funded into escrow, may be effective (or entered into) only immediately after the proceeds thereof are released from such escrow), (F) ~~if such Indebtedness is in the form of MFN Qualifying Term Loans, then the MFN Adjustment shall be made to the Initial Term Loans to the extent otherwise required under Section 2.14(b) (other than to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged would not otherwise be subject to the MFN Adjustments)~~[reserved] and (G) the aggregate principal amount of such Indebtedness incurred by Restricted Subsidiaries that are not Loan Parties shall not exceed the greater of (x) $~~3~~81.0 million and (y) 50.0% of LTM EBITDA at the time of Incurrence.
(b)    Section 7.03(a) shall not prohibit the Incurrence of the following Indebtedness;
(i)    Indebtedness of Company and any of the Restricted Subsidiaries under the Loan Documents, including any refinancing thereof incurred under Section 2.18, Indebtedness incurred under Section 2.14~~,~~ or Section 2.15 ~~or Section 2.17~~, and in each case, any Refinancing Indebtedness thereof (or successive Refinancing Indebtedness thereof);
(ii)    Guarantees by the Company or any Restricted Subsidiary of Indebtedness or other obligations of Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness or other obligations is not prohibited by the terms of this Agreement;
(iii)    Indebtedness of Company to any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary to Company or any Restricted Subsidiary; provided that Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Loan Party incurred pursuant to this clause (iii) shall be subordinated in right of payment to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent~~s and Blackstone Representative~~ (provided, for the avoidance of doubt a Global Intercompany Note shall be reasonably satisfactory); provided, further, that:
(A)    any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than ~~Holdings~~the Company or a Restricted Subsidiary; and

(B)    any sale or other transfer of any such Indebtedness to a Person other than ~~Holdings~~the Company or a Restricted Subsidiary, shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by ~~Holdings~~the Company or such Restricted Subsidiary, as the case may be;
(iv)    Indebtedness represented by (i) any Indebtedness outstanding on the Closing Date; provided that any such Indebtedness in a principal amount in excess of $1.0 million is set forth on Schedule 7.03 to the Closing Date Certificate, (ii) Refinancing Indebtedness Incurred in respect of any Indebtedness described in clause (iv)(i) and (iii) Management Advances;
(v)    Indebtedness of (x) the Company or any Restricted Subsidiary incurred or issued to finance a Permitted Investment or (y) Persons that are acquired by ~~Holdings~~the Company or any Restricted Subsidiary in accordance with the terms of this Agreement or merged into, amalgamated or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of the this Agreement (including designating an Unrestricted Subsidiary as a Restricted Subsidiary); provided that after giving pro forma effect to such acquisition, merger, amalgamation or consolidation, either:
(A)    the Company would be permitted to incur such Indebtedness pursuant to Section 7.03(a); or
(B)    such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness incurred in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by ~~Holdings~~the Company or a Restricted Subsidiary), and after giving pro forma effect to such Acquired Indebtedness, (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Liens securing the ~~Initial Term Loans~~Revolving Credit Facility, the Consolidated First Lien Secured Leverage Ratio for the most recently ended Test Period does not exceed  the Consolidated First Lien Secured Leverage Ratio immediately prior to the acquisition of such Acquired Indebtedness, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the ~~Initial Term Loans~~Revolving Credit Facility, the Consolidated Total Senior Secured Leverage Ratio for the most recently ended Test Period does not exceed  the Consolidated Total Senior Secured Leverage Ratio immediately prior to the acquisition of such Acquired Indebtedness or (C) if such Indebtedness is secured by assets not constituting Collateral or is unsecured, Consolidated Total Leverage Ratio for the most recently ended Test Period does not exceed the Consolidated Total Leverage Ratio immediately prior to the acquisition of such Acquired Indebtedness;
(vi)    Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);
(vii)    the incurrence of (i) Indebtedness (including Indebtedness represented by Capitalized Lease Obligations or Purchase Money Obligations) Incurred to finance the purchase, lease, expansion, construction, installation, replacement, repair or improvement of property (real or personal), equipment or other assets, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this subclause (i) and then outstanding, does not exceed the greater of (x) $~~16~~40.0 million and (y) 25.0% of LTM EBITDA at the time of Incurrence and any Refinancing Indebtedness in respect thereof and (ii) Indebtedness arising out of Sale and Leaseback Transactions in an aggregate outstanding principal amount, which does not exceed the greater of (a) $~~16~~40.0 million and (b) 25.0 % of LTM EBITDA at the time of incurrence, and any Refinancing Indebtedness in respect thereof;
(viii)    Indebtedness in respect of (i) workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, customer guarantees, performance, indemnity, surety, judgment, bid, appeal, advance payment (including progress premiums), customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or consistent with past practice; (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or consistent with past practice; (iii) customer deposits and advance payments (including progress premiums) received from customers for goods or services purchased in the ordinary course of business or consistent with past practice; (iv) letters of credit, bankers’ acceptances, discounted bills of exchange, discounting or factoring of receivables or payables for credit management purposes, warehouse receipts, guarantees or other similar instruments or obligations issued or entered into, or relating to liabilities or obligations Incurred in the ordinary course of business or consistent with past practice; (v) Cash Management Obligations and (vi) Settlement Indebtedness;
(ix)    Indebtedness arising from agreements providing for guarantees, indemnification, obligations in respect of earn-outs, deferred purchase price or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets, a Person (including any Capital Stock of a Subsidiary) or Investment (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business, assets, Person or Investment for the purpose of financing such acquisition or disposition);
(x)    Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (x) and then outstanding, will not exceed 100.0% of the Net Cash Proceeds received by ~~Holdings~~the Company from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock or otherwise contributed to the equity (in each case, other than through the issuance of Disqualified Stock, Designated Preferred Stock or an Excluded Contribution) of ~~Holdings~~the Company, in each case, subsequent to the Closing Date, and any Refinancing Indebtedness in respect thereof; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent ~~Holdings~~the Company and its Restricted Subsidiaries Incur Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this clause (x) to the extent such Net Cash Proceeds or cash have been applied to make Restricted Payments;
(xi)    Indebtedness of Non-Loan Parties and joint ventures in an aggregate principal amount not to exceed the greater of (i) $~~28~~73.0 million and (ii) 45.0% of LTM EBITDA at the time of incurrence, and any Refinancing Indebtedness in respect thereof;
(xii)    (i) Indebtedness issued by Company or any of its Subsidiaries to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of ~~Holdings~~the Company, any of its Subsidiaries or any Parent Entity (or permitted transferees, assigns, estates, or heirs of such employee, director, contractor or consultant), in each case to finance the purchase or redemption of Capital Stock of ~~Holdings~~the Company or any Parent Entity that is permitted by Section 7.06 hereof and (ii) Indebtedness consisting of obligations under deferred compensation or any other similar arrangements incurred in the ordinary course of business, consistent with past practice or in connection with the Transactions, any Investment or any acquisition (by merger, consolidation, amalgamation or otherwise);
(xiii)    Indebtedness of Company or any of the Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case Incurred in the ordinary course of business or consistent with past practice;
(xiv)     Indebtedness in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (xiv) and then outstanding, will not exceed the greater of (a) $~~28~~73.0 million and (b) 45.0% of LTM EBITDA and, any Refinancing Indebtedness in respect thereof; provided, if secured by a Lien on the Collateral, Indebtedness incurred pursuant to clause (xiv) shall be secured on a junior basis to the Liens on securing the Facilities;

(xv)    Indebtedness in respect of any Qualified Securitization Financing or any Receivables Facility;
(xvi)    any obligation, or guaranty of any obligation, of Company or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of ~~Holdings~~the Company or a Restricted Subsidiary incurred in the ordinary course of business or consistent with past practice for all or any portion of the amounts payable by such customers to the Person extending such credit;
(xvii)    Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Closing Date, including, if so consistent, that (1) the repayment of such Indebtedness is conditional upon such customer ordering a specific amount of goods or services and (2) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;
(xviii)    Indebtedness of Company or any of the Restricted Subsidiaries arising pursuant to any Permitted Intercompany Activities, Permitted IPO Reorganization and Permitted Tax Restructuring or related transaction;
(xix)    [Reserved];
(xx)    (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes (issued in a public offering, Rule 144A offering or other private placement or a bridge financing in lieu of the foregoing) or loans) (such Indebtedness incurred pursuant to this clause (xx) being referred to as “Permitted Alternative Incremental Facilities Debt”) incurred by Company or any Restricted Subsidiary to the extent that the Company could establish such Permitted Alternative Incremental Facilities Debt under the Unrestricted Incremental Amount or satisfy the Incremental Incurrence Test were such Permitted Alternative Incremental Facilities Debt an Incremental Facility, and such Indebtedness shall be deemed to be incurred in reliance on Section 2.14 and, solely to the extent incurred in reliance on the Unrestricted Incremental Amount, result in a dollar-for-dollar reduction of the amount of Indebtedness that may be incurred under the Unrestricted Incremental Amount; provided that (A) upon the effectiveness of such Indebtedness, except in connection with a Limited Condition Transaction (in which case no Specified Default shall have occurred and is continuing or would result therefrom), no Default or Event of Default has occurred and is continuing or shall result therefrom (or, in the case of incurrences in connection with a Permitted Investment or other Investment not prohibited hereunder, no Specified Default shall have occurred and is continuing or would result therefrom), (B) such Indebtedness shall not mature earlier than the Maturity Date applicable to the ~~Initial Term Loans~~Revolving Credit Facility, (C) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the ~~Term Loans~~Revolving Credit Facility (without giving effect to any prepayments), (D) no Subsidiary is an obligor with respect to such Indebtedness unless such Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed the Secured Obligations, (E) the other terms and conditions of such Indebtedness (excluding pricing, interest rate margins, rate floors, discounts, premiums, fees and prepayment or redemption terms and provisions, which shall be determined by the Company) either, at the option of the Company, (x) reflect market terms and conditions (taken as a whole) on the date of incurrence, issuance or effectiveness of such Indebtedness (as determined by the Company in good faith) or are reasonably acceptable to the Administrative Agent~~s and Blackstone Representative~~ or (y) are not materially more restrictive of ~~Holdings~~the Company and its Restricted Subsidiaries (when taken as a whole) than the terms and conditions of this Agreement (when taken as a whole) (except, in the case of either clause (x) or (y), for covenants or other provisions applicable only to periods after the Maturity Date applicable to the ~~Initial Term Loans~~Revolving Credit Facility) (it being understood that (A) to the extent that any financial maintenance covenant is added for the benefit of any such Indebtedness, the terms and conditions of such Indebtedness shall be deemed not to be more restrictive than the terms and conditions of this Agreement if such financial maintenance covenant is also added for the benefit of all Facilities hereunder, and (B) no consent shall be required from the Administrative Agent~~s~~ for terms or conditions that are not market terms or are more restrictive than this Agreement if such terms are added to this Agreement)~~,~~ and (F) such Indebtedness shall not be secured by any assets that are not Collateral and shall be subject to a Customary Intercreditor Agreement (which, to the extent such Indebtedness is funded into escrow, may be effective

(or entered into) only immediately after the proceeds thereof are released from such escrow)~~, (G) if such Indebtedness is in the form of MFN Qualifying Term Loans, then the MFN Adjustment shall be made to the Initial Term Loans to the extent otherwise required under Section 2.14(b) (other than to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged would not otherwise be subject to the MFN Adjustments) and (H) any Indebtedness incurred pursuant to this clause (xx)(i) in the form of notes shall not have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or events of default and, if applicable, AHYDO Catch-Up Payments) that could result in prepayments or redemptions of such Indebtedness prior to the Maturity Date applicable to the Initial Term Loans~~  and (ii) any Refinancing Indebtedness incurred under the foregoing clause (xx)(i);
(xxi)    seller paper or other indebtedness incurred to finance the payment of earn-out obligations with respect to Permitted Investments;
(xxii)    trade letters of credit in an amount not to exceed the greater of (a) $~~7~~16.0 million and (b) 10.0% of LTM EBITDA at any one time outstanding; and
(xxiii)    Disqualified Stock so long as the Consolidated Total Leverage Ratio for the most recently ended Test Period does not exceed 6.25:1.00 after giving pro forma effect thereto.
(c)    For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 7.03:
(i)    in the event that all or any portion of any item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in Sections 7.03(a) and (b), the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness (or any portion thereof) and only be required to include the amount and type of such Indebtedness in Section 7.03(a) or in one of the clauses of Section 7.03(b);
(ii)    additionally, all or any portion of any item of Indebtedness may later be reclassified as having been Incurred pursuant to any type of Indebtedness described in Sections 7.03(a) and (b) so long as such Indebtedness is permitted to be Incurred pursuant to such provision and any related Liens are permitted to be incurred at the time of reclassification (it being understood that any Indebtedness incurred pursuant to one of the clauses of Section 7.03(b) shall cease to be deemed incurred or outstanding for purposes of such clause but shall be deemed incurred for the purposes of Section 7.03(a) from and after the first date on which the Company or the Restricted Subsidiaries could have incurred such Indebtedness under Section 7.03(a) without reliance on such clause);
(iii)    all Indebtedness under this Agreement shall be deemed to have been incurred under Section 7.03(b)(i) and such Indebtedness shall at all times be deemed incurred under such clause and shall not be reclassified;
(iv)    in the case of any Refinancing Indebtedness, when measuring the outstanding amount of such Indebtedness, such amount shall not include the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing;
(v)    Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;
(vi)    [Reserved];
(vii)    the principal amount of any Disqualified Stock of Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;
(viii)    Indebtedness permitted by this Section 7.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section 7.03 permitting such Indebtedness;
(ix)    for all purposes under this Agreement, including for purposes of calculating the Interest Coverage Ratio, the Consolidated First Lien Secured Leverage Ratio, the Consolidated Total Senior Secured Leverage Ratio or the Consolidated Total Leverage Ratio, as applicable, in connection with the incurrence, issuance or assumption of any Indebtedness pursuant to Sections 7.03(a) or (b) or the incurrence or creation of any Lien pursuant to the definition of “Permitted Liens,” the Company may elect, at its option, to treat all or any portion of the committed amount of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by such Lien, as the case may be (any such committed amount elected until revoked as described below, the “Reserved Indebtedness Amount”), as being incurred as of such election date, and, if such Interest Coverage Ratio, the Consolidated First Lien Secured Leverage Ratio, the Consolidated Total Leverage Ratio or other provision of this Agreement, as applicable, is complied with (or satisfied) with respect thereto on such election date, any subsequent borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be deemed to be permitted under this Section 7.03 or the definition of “Permitted Liens,” as applicable, whether or not the Interest Coverage Ratio, the Consolidated First Lien Secured Leverage Ratio, the Consolidated Total Senior Secured Leverage Ratio, the Consolidated Total Leverage Ratio or other provision of this Agreement, as applicable, at the actual time of any subsequent borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) is complied with (or satisfied) for all purposes (including as to the absence of any continuing Default or Event of Default); provided that for purposes of subsequent calculations of the Interest Coverage Ratio, the Consolidated First Lien Secured Leverage Ratio, the Consolidated Total Senior Secured Leverage Ratio, the Consolidated Total Leverage Ratio or other provision of this Agreement, as applicable, the Reserved Indebtedness Amount shall be deemed to be outstanding, whether or not such amount is actually outstanding, for so long as such commitments are outstanding or until the Company revokes an election of a Reserved Indebtedness Amount;
(x)    [Reserved];
(xi)    notwithstanding anything in this Section 7.03 to the contrary, in the case of any Indebtedness incurred to refinance Indebtedness initially incurred in reliance on a clause of Section 7.03(b) measured by reference to a percentage of LTM EBITDA at the time of incurrence, if such refinancing would cause the percentage of LTM EBITDA restriction to be exceeded if calculated based on the percentage of LTM EBITDA on the date of such refinancing, such percentage of LTM EBITDA restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing; and
(xii)    the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.
(d)    Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP, will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 7.03.
(e)    If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the

Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 7.03, the Company shall be in default of this Section 7.03).
(f)    For purposes of determining compliance with any U.S. Dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of accrued and unpaid interest, dividends, premiums (including tender premiums), defeasance costs, underwriting discounts, fees, costs and expenses (including original issue discount, upfront fees or similar fees) in connection with such refinancing.
(g)    Notwithstanding any other provision of this Section 7.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this Section 7.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
(h)    The Company shall not, and shall not permit any Guarantor to Incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Secured Obligations or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.
Section 7.04    Merger and Consolidation:
(a)    The Borrower will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless either:
(i)    such Borrower is the surviving Person or
(ii)    if such Borrower is not the surviving Person,
(A)    the resulting, surviving or transferee Person (the “Successor Company”) will be a Person organized or existing under the laws of the jurisdiction of the Borrower or the United States of America, any State of the United States or the District of Columbia or any territory thereof and the Successor Company (if not the Borrower) will expressly assume all the obligations of the Borrower hereunder;
(B)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the applicable Successor Company or any Subsidiary of the applicable Successor Company as a result of such transaction as having been incurred by the applicable Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing; and
(C)    the Administrative Agent~~s~~ shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act reasonably requested by the Lenders, including a beneficial ownership certificate;
(b)    For purposes of this Section 7.04, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Borrower, which properties and assets, if held by the Borrower instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Borrower on a consolidated basis, shall be deemed to be a transfer of all or substantially all of the properties and assets of the Borrower.
(c)    [Reserved].
(d)    [Reserved].
(e)    Notwithstanding any other provision of this Section 7.04, (i) any Restricted Subsidiary (other than a Borrower) may consolidate, amalgamate or otherwise combine with, merge into or transfer all or part of its properties and assets to the Borrower or a Guarantor, (ii) any Restricted Subsidiary (other than a Borrower) may consolidate, amalgamate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary and (iii) the Borrower and the Restricted Subsidiaries may complete any Asset Disposition permitted under this Agreement, Permitted Investment, Permitted IPO Reorganization or Permitted Tax Restructuring.
(f)    The foregoing provisions (other than the requirements of Section 7.04(b)) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary of the Borrower.
(g)    No Guarantor may consolidate with or merge or amalgamate with or into, or convey, transfer or lease all or substantially all its assets, in one or a series of related transactions, to any Person, unless:
(i)    the other Person is the Company or any Restricted Subsidiary that is Guarantor or becomes a Guarantor concurrently with the transaction; or
(ii)    (A) either (x) the Company or a Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes all of the obligations of the Guarantor under its Guarantee of the Secured Obligations, this Agreement and the Collateral Documents; and (B) immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing; or
(iii)    the transaction constitutes a sale, disposition (including by way of consolidation, merger or amalgamation) or transfer of the Guarantor or the sale, disposition, conveyance, transfer or lease of all or substantially all of the assets of the Guarantor (in each case other than to the Borrower or a Restricted Subsidiary) otherwise permitted by this Agreement.
(h)    Notwithstanding any other provision of this Section 7.04, any Guarantor (other than a Borrower) may (a) consolidate, amalgamate or otherwise combine with, merge into or transfer all or part of its properties and assets to another Guarantor or the Borrower, (b) consolidate, amalgamate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction, or changing the legal form of the Guarantor, (c) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, (d) liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and (e) complete any Asset Disposition permitted under this Agreement, Permitted Investment, Permitted IPO Reorganization or Permitted Tax Restructuring. Notwithstanding anything to the contrary in this Section 7.04, the Borrower may contribute Capital Stock of any or all of its Subsidiaries to any Guarantor.
(i)    [Reserved].

(j)    Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 7.05    Limitation on Sales of Assets and Subsidiary Stock.
(a)    The Company shall not, and shall not permit any of the Restricted Subsidiaries to, make any Asset Disposition other than Asset Dispositions contemplated on the Closing Date; provided that any such Asset Dispositions in a principal amount in excess of $1.0 million is set forth on Schedule 7.05 to the Closing Date Certificate, unless:
(i)    Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap);
(ii)    any such Asset Disposition, or series of related Asset Dispositions with a purchase price in excess of the greater of $~~10~~24.0 million and 15.0% of LTM EBITDA, at least 75.0% of the consideration from such Asset Disposition, together with all other Asset Dispositions since the Closing Date (on a cumulative basis), (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and
~~(iii) the Company complies with Section 2.05(b)(ii).~~
(b)    [Reserved].
(c)    [Reserved].
(d)    [Reserved].
(e)    [Reserved].
(f)    For the purposes of Section 7.05(a)(ii) hereof, the following shall be deemed to be cash:
(i)    the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness of the Company or a Guarantor) and the release of the Borrower or such Restricted Subsidiary from all liability on such Indebtedness or other liability in connection with such Asset Disposition;
(ii)    securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash and Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 270 days following the closing of such Asset Disposition;
(iii)    ~~any Capital Stock or assets of the kind~~ [re~~f~~ser~~r~~ved ~~to in Section 2.05(b)(ii)(B)(i) and (ii)~~];

(iv)    Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;
(v)    consideration consisting of Indebtedness of the Company (other than Disqualified Stock or Subordinated Indebtedness) received after the Closing Date from Persons who are not ~~Holdings~~the Company or any Restricted Subsidiary; and
(vi)    any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 7.05 that is at that time outstanding, not to exceed the greater of $~~19~~48.0 million and 30.0% of LTM EBITDA (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
Notwithstanding the foregoing, in no event shall any Loan Party or other Restricted Subsidiary be permitted to dispose of any Material Intellectual Property, whether as an Asset Disposition, Investment, Restricted Payment or otherwise in the ordinary course of such Loan Party’s business, to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party (including without limitation Securitization Subsidiary); provided that Loan Parties, and other Restricted Subsidiaries shall be permitted to grant non-exclusive licenses to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party in the ordinary course of business.
Section 7.06    Restricted Payments & Modification of Subordinated Indebtedness Documents.
(a)    ~~Holdings~~The Company shall not, and shall not permit any of its Restricted Subsidiaries, directly or indirectly, to:
(i)    declare or pay any dividend or make any distribution on or in respect of ~~Holdings~~the Company or any Restricted Subsidiary’s Capital Stock (including any such payment in connection with any merger, amalgamation or consolidation involving ~~Holdings~~the Company or any of its Restricted Subsidiaries) except:
(A)    dividends, payments or distributions payable in Capital Stock of ~~Holdings~~the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of ~~Holdings~~the Company; and
(B)    dividends, payments or distributions payable to ~~Holdings~~the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than ~~Holdings~~the Company or another Restricted Subsidiary on no more than a pro rata basis);
(ii)    purchase, repurchase, redeem, retire or otherwise acquire or retire for value any Capital Stock of ~~Holdings,~~ the ~~Borrower~~Company or any Parent Entity held by Persons other than ~~Holdings~~the Company or a Restricted Subsidiary;
(iii)    purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness in excess of $6,000,000, or
(iv)    make any Restricted Investment;
(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (i) through (iv) above are referred to herein as a “Restricted Payment”), if at the time ~~Holdings~~the Company or such Restricted Subsidiary makes such Restricted Payment (I) an Event of Default has occurred and is continuing (or would result therefrom) or (II) the aggregate amount of such Restricted Payment and all other Restricted Payments made subsequent to the Closing Date (and not returned or rescinded) (including Permitted Payments made pursuant to Section 7.06(b)(i) (without duplication) and (vii), but excluding all other Restricted Payments permitted by Section 7.06(b)) would exceed the sum of (without duplication):
(1)    50% of Cumulative Consolidated Net Income of ~~Holdings~~the Company and the Restricted Subsidiaries for the period from the first day of the first full fiscal quarter commencing after the Closing Date until the last day of the then-most recent fiscal quarter or fiscal year of ~~Holdings~~the Company, as applicable, for which financial statements have been delivered pursuant to Section 6.01; provided that (x) in the case of Restricted Payments (other than pursuant to clause (iv) above), immediately after giving pro forma effect to such transaction, the Consolidated Total Leverage Ratio for the most recently ended Test Period does not exceed 5.75:1.00 and (y) in the case of Restricted Investments, immediately after giving pro forma effect to such transaction, the Interest Coverage Ratio for the most recently ended Test Period does not exceed 2.00:1.00;
(2)    100.0% of the aggregate amount of cash, and the fair market value of property or assets or marketable securities, received by ~~Holdings~~the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preferred Stock) or as a result of a merger or consolidation with another Person subsequent to the Closing Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preferred Stock) of ~~Holdings~~the Company or a Restricted Subsidiary (including the aggregate principal amount of any Indebtedness of ~~Holdings~~the Company or a Restricted Subsidiary contributed to ~~Holdings~~the Company or a Restricted Subsidiary for cancellation) or that becomes part of the capital of ~~Holdings~~the Company or a Restricted Subsidiary through consolidation or merger subsequent to the Closing Date and, in each case, contributed to the Company (other than (w) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to a Restricted Subsidiary or an employee stock ownership plan or trust established by ~~Holdings~~the Company or any Subsidiary of ~~Holdings~~the Company for the benefit of its employees to the extent funded by ~~Holdings~~the Company or any Restricted Subsidiary, (x) cash or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 7.06(b)(vi) hereof, and (y) Excluded Contributions;
(3)    100.0% of the aggregate amount of cash, and the fair market value of property or assets or marketable securities, received by ~~Holdings~~the Company or any Restricted Subsidiary from the issuance or sale (other than to ~~Holdings~~the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by ~~Holdings~~the Company or any Subsidiary of ~~Holdings~~the Company for the benefit of their employees to the extent funded by ~~Holdings~~the Company or any Restricted Subsidiary) by ~~Holdings~~the Company or any Restricted Subsidiary subsequent to Closing Date of any Indebtedness or Disqualified Stock or Designated Preferred Stock that has been converted into or exchanged for Capital Stock of ~~Holdings~~the Company (other than Disqualified Stock or Designated Preferred Stock) plus, without duplication, the amount of any cash, and the fair market value of property or assets or marketable securities, received by ~~Holdings~~the Company or any Restricted Subsidiary upon such conversion or exchange and, in each case, contributed to the Company;
(4)    100.0% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by means of: (i)

the sale or other disposition (other than to ~~Holdings~~the Company or a Restricted Subsidiary) of, or other returns, profits, distributions and similar amounts on Investments from, Restricted Investments made by ~~Holdings~~the Company or its Restricted Subsidiaries and repurchases and redemptions of, or cash distributions or cash interest received in respect of, such Investments from ~~Holdings~~the Company or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by ~~Holdings~~the Company or its Restricted Subsidiaries, in each case after the Closing Date; or (ii) the sale or other disposition (other than to ~~Holdings~~the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a JV Entity or a dividend, payment or distribution from an Unrestricted Subsidiary or a JV Entity (other than to the extent of the amount of the Investment that constituted a Permitted Investment and will increase the amount available under the applicable clause of the definition of “Permitted Investment”) or a dividend, payment or distribution from a Person that is not a Restricted Subsidiary after the Closing Date (other than to the extent of the amount of the Investment that constituted a Permitted Investment and will increase the amount available under the applicable clause of the definition of “Permitted Investment”);
(5)    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into ~~Holdings~~the Company or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to ~~Holdings~~the Company or a Restricted Subsidiary after the Closing Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in good faith by ~~Holdings~~the Company, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged, amalgamated or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment that constituted a Permitted Investment and will increase the amount available under the applicable clause of the definition of “Permitted Investment” below; and
(6)    the greater of $~~19~~48.0 million and 30.0% of LTM EBITDA~~; and~~.
~~(7)    Retained Declined Proceeds.~~
(b)    Section 7.06(a) will not prohibit any of the following (collectively, “Permitted Payments”):
(i)    the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement or the redemption, repurchase or retirement of Indebtedness if, at the date of any redemption notice, such payment would have complied with the provisions of this Agreement as if it were and is deemed at such time to be a Restricted Payment at the time of such notice;
(ii)    (a) any prepayment, purchase, repurchase, redemption, defeasance, discharge or other acquisition or retirement of Capital Stock, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of ~~Holdings~~the Company (other than Disqualified Stock or Designated Preferred Stock) or a contribution to the equity of ~~Holdings~~the Company (other than through the issuance of Disqualified Stock or Designated Preferred Stock or through an Excluded Contribution) (“Refunding Capital Stock”) (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance of such Treasury Capital Stock (other than to a Subsidiary of ~~Holdings~~the

Company or to an employee stock ownership plan or any trust established by ~~Holdings~~the Company or any of its Subsidiaries); and (c) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under Section 7.06(b)(xiii) hereof, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Capital Stock of a Parent Entity) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
(iii)    any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge or other acquisition or retirement of Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 7.03 hereof;
(iv)    any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge or other acquisition or retirement of Preferred Stock of ~~Holdings~~the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Preferred Stock of ~~Holdings~~the Company or a Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to Section 7.03 hereof;
(v)    any prepayment, purchase, repurchase, redemption, defeasance, discharge or other acquisition or retirement of Subordinated Indebtedness of ~~Holdings~~the Company or a Restricted Subsidiary:
(A)    [reserved]; or
(B)    to the extent required by the agreement governing such Subordinated Indebtedness, following the occurrence of (A) a Change of Control (or other similar event described therein as a “change of control”) or (B) an Asset Disposition (or other similar event described therein as an “asset disposition” or “asset sale”) but only if the Company shall have first complied with the terms described under Section 2.05 and shall not be in default of Section 8.01(j) hereof, as applicable; or
(C)    consisting of Acquired Indebtedness (other than Indebtedness Incurred (x) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by ~~Holdings~~the Company or a Restricted Subsidiary or (y) otherwise in connection with or contemplation of such acquisition);
(vi)    a Restricted Payment to pay for the prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of Capital Stock (other than Disqualified Stock) of ~~Holdings~~the Company or of any Parent Entity held by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliate or Immediate Family Members) of ~~Holdings~~the Company, any of its Subsidiaries or of any Parent Entity (or permitted transferees, assigns, estates, trusts or heirs of such employee, director, officer, manager, contractor, consultant or advisor or their respective Controlled Investment Affiliates or Immediate Family Members) either pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by ~~Holdings~~the Company or any Parent Entity in connection with such prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition), including any Capital Stock rolled over, accelerated or paid out by or to any employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of ~~Holdings~~the Company, any of its Subsidiaries or any Parent Entity in connection with any transaction; provided, however, that the aggregate Restricted Payments made under this clause

(vi) do not exceed the greater of $~~3~~8 million and 5.0% of LTM EBITDA in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:
(A)    the cash proceeds from the sale of Capital Stock (other than Disqualified Stock, Designated Preferred Stock or Excluded Contributions) of ~~Holdings~~the Company and, to the extent contributed to the capital of ~~Holdings~~the Company, the cash proceeds from the sale of Capital Stock of any Parent Entity, in each case to any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of ~~Holdings~~the Company, any of its Subsidiaries or any Parent Entity that occurred after the Closing Date, to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of Section 7.06(a) hereof; plus
(B)    the cash proceeds of key man life insurance policies received by ~~Holdings~~the Company or any of its Restricted Subsidiaries after the Closing Date (or any Parent Entity to the extent contributed to ~~Holdings~~the Company); less
(C)    the amount of any Restricted Payments made in previous calendar years pursuant to clauses (A) and (B) of this Section 7.06(b)(vi);
and provided, further, that (i) cancellation of Indebtedness owing to ~~Holdings~~the Company or any Restricted Subsidiary from any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of ~~Holdings~~the Company or its Restricted Subsidiaries or any Parent Entity in connection with a repurchase of Capital Stock of ~~Holdings~~the Company or any Parent Entity and (ii) the repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or similar instruments if such Capital Stock represents all or a portion of the exercise price thereof and payments, in lieu of the issuance of fractional shares of such Capital Stock or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement;
(vii)    the declaration and payment of dividends on Disqualified Stock of ~~Holdings~~the Company or any of its Restricted Subsidiaries or Preferred Stock of a Restricted Subsidiary, issued in accordance with the terms of Section 7.03 hereof;
(viii)    payments made or expected to be made by ~~Holdings~~the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable in connection with the exercise or vesting of Capital Stock or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of ~~Holdings~~the Company or any Restricted Subsidiary or any Parent Entity and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof or payments in respect of withholding or similar taxes payable upon exercise or vesting thereof;
(ix)    dividends, loans, advances or distributions to any Parent Entity or other payments by ~~Holdings~~the Company or any Restricted Subsidiary in amounts equal to (without duplication):
(A)    the amounts required for any Parent Entity to pay any Parent Entity Expenses;
(B)    the amounts required to permit any Parent Entity to pay franchise and similar taxes, and other fees and expenses of such Parent Entity, in each case,

required to maintain the corporate or other organizational existence of such Parent Entity;
(C)    ~~(a)~~ with respect to any taxable year (or portion thereof) in which ~~Holdings~~the Company or any Subsidiary is a member (or a disregarded entity of a member) of a group filing a consolidated, combined, group, affiliated or unitary tax return with any Parent Entity or Subsidiary of a Parent Entity (or in which ~~Holdings~~the Company is a disregarded entity wholly owned, directly or indirectly, by a corporate Parent Entity), any dividends or other distributions to fund any income or in-lieu of income Taxes for such taxable year (or portion thereof) for which such Parent Entity or Subsidiary is liable up to an amount not to exceed the amount of any such Taxes that ~~Holdings~~the Company and/or its applicable Subsidiaries would have been required to pay for such taxable year (or portion thereof) if ~~Holdings~~the Company and/or its applicable Subsidiaries had paid such Taxes on a separate company basis, or a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of ~~Holdings~~the Company and such Subsidiaries, for all relevant taxable periods; ~~or (b) for any taxable year (or portion thereof) for which Holdings is treated as a disregarded entity, partnership, or other flow-through entity for U.S. federal, state, provincial, territorial, and/or local income Tax purposes, the payment of dividends or other distributions to the direct or indirect owner or owners of equity of Holdings in an aggregate amount equal to each of the direct or indirect owners’ Tax Amount. Each direct or indirect owner’s “Tax Amount” is the product of (i) the aggregate taxable income of Holdings and its Subsidiaries allocated to such owners for U.S. federal income tax purposes for such taxable year (or portion thereof), determined without regard to any “basis step-up” allocable to any direct or indirect owner or owners of equity of Holdings so long as no Event of Default has occurred and is continuing and (ii) an assumed rate equal to the highest combined marginal federal, state and/or local income tax rate that would be applicable to any direct or indirect individual or corporate equity owner of Holdings residing in California or New York, New York (whichever is higher for the relevant taxable year or portion thereof); provided that any payments pursuant to this clause (C) for Taxes attributable to the income of an Unrestricted Subsidiary shall be limited to the amount of any cash actually paid by such Unrestricted Subsidiary to the Company or any Guarantor for such purpose; provided further that, notwithstanding the foregoing, payments may be made pursuant to this clause (C) to satisfy any payment obligations of Borrower, Holdings or any Parent Entity under the TRA;~~
(D)    amounts constituting or to be used for purposes of making payments to the extent specified in Section 7.07(b)(ii), (iii), (v), (xi), (xii), (xiii), (xv) and (xix); or
(x)    (a) so long as no Specified Default has occurred and is continuing (or would result therefrom), the declaration and payment of dividends on the common stock or common equity interests of ~~Holdings~~the Company or any Parent Entity (and any equivalent declaration and payment of a distribution of any security exchangeable for such common stock or common equity interests to the extent required by the terms of any such exchangeable securities and any Restricted Payment to any such Parent Entity to fund the payment by such Parent Entity of dividends on such entity’s Capital Stock), following a public offering of such common stock or common equity interests (or such exchangeable securities, as applicable), in an amount in any fiscal year not to exceed an aggregate amount equal to ~~up to the lesser of (x)~~ 6.0% of the amount of net cash proceeds received by or contributed to the Company or any of its Restricted Subsidiaries from any ~~such public offering and (y) the aggregate principal amount of Term Loans prepaid with the proceeds of~~ such public offering; or (b) in lieu of all or a portion of the dividends permitted by clause (a), any prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition of the Capital Stock of ~~Holdings~~the Company or any Parent Entity (and any equivalent declaration and payment of a distribution of any security exchangeable for such common stock or common equity interests to the extent required by the terms of any such exchangeable securities and any Restricted Payment to any such Parent Entity to fund the payment by such Parent Entity of dividends on such entity’s Capital Stock) for aggregate consideration that, when taken together with dividends permitted by clause (a), does not exceed the amount contemplated by clause (a);
(xi)    payments by ~~Holdings~~the Company, or loans, advances, dividends or distributions to any Parent Entity to make payments, to holders of Capital Stock of ~~Holdings~~the Company or any Parent Entity in lieu of the issuance of fractional shares of such Capital Stock, provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this Section 7.06 or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by ~~Holdings~~the Company);
(xii)    Restricted Payments that are made (a) in an amount not to exceed the amount of Excluded Contributions or (b) in an amount equal to the amount of net cash proceeds from an asset sale or disposition in respect of property or assets acquired, if the acquisition of such property or assets was financed with Excluded Contributions; provided that the amount of Restricted Payments permitted pursuant to this clause (b) shall not exceed the original amount of Excluded Contributions that were used to finance the acquisition or such property or assets;
(xiii)    (i) the declaration and payment of dividends on Designated Preferred Stock of ~~Holdings~~the Company or any of its Restricted Subsidiaries issued after the Closing Date; (ii) the declaration and payment of dividends to a Parent Entity in an amount sufficient to allow the Parent Entity to pay dividends to holders of its Designated Preferred Stock issued after the Closing Date; and (iii) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock; provided, however, that, in the case of clause (ii), the amount of dividends declared and paid to a Person pursuant to such clause shall not exceed the cash proceeds received by ~~Holdings~~the Company or the aggregate amount contributed in cash to the equity of ~~Holdings~~the Company (other than through the issuance of Disqualified Stock or an Excluded Contribution of ~~Holdings~~the Company), from the issuance or sale of such Designated Preferred Stock; provided, further, in the case of clauses (i) and (iii), that for the most recently ended four fiscal quarters for which consolidated financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or declaration of such dividends on such Refunding Capital Stock, after giving effect to such payment on a pro forma basis ~~Holdings~~the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 7.03(a) hereof;
(xiv)    [reserved];
(xv)    distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing or Receivables Facility;
(xvi)    the Closing Distribution and any fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related thereto, including Transaction Expenses, or used to fund amounts owed to Affiliates in connection with the Transactions (including dividends to any Parent Entity to permit payment by such Parent Entity of such amounts);
(xvii)    so long as no Event of Default has occurred and is continuing (or would result therefrom), (i) Restricted Payments (including loans or advances) in an aggregate amount outstanding at the time made not to exceed the greater of $~~16~~40.0 million and 25.0% of LTM EBITDA at such time minus amounts reallocated to clause (w) of the definition of “Permitted Investments” or to Section 7.03(xiv), (ii) any Restricted Payments, so long as, immediately after giving pro forma effect to the payment of any such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to make such Restricted Payment, the Consolidated Total Leverage Ratio shall be no greater than 3.75 to 1.00;
(xviii)    mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment;

(xix)    so long as no Event of Default has occurred and is continuing (or would result therefrom), the redemption, defeasance, repurchase, exchange or other acquisition or retirement of Subordinated Indebtedness, so long as, immediately after giving pro forma effect to the payment of any such Restricted Payment and the incurrence of any Indebtedness the net proceeds of which are used to make such Restricted Payment, the Consolidated Total Leverage Ratio shall be no greater than 3.75 to 1.00;
(xx)    payments or distributions to dissenting stockholders pursuant to applicable law (including in connection with, or as a result of, exercise of dissenters’ or appraisal rights and the settlement of any claims or action (whether actual, contingent or potential)), pursuant to or in connection with a merger, amalgamation, consolidation or transfer of assets that complies with Section 7.04 hereof;
(xxi)    Restricted Payments to a Parent Entity to finance Investments that would otherwise be permitted to be made pursuant to this Section 7.06 if made by ~~Holdings~~the Company; provided that (a) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (b) such Parent Entity shall, promptly following the closing thereof, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the capital of ~~Holdings~~the Company or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into ~~Holdings~~the Company or one of its Restricted Subsidiaries (to the extent not prohibited by Section 7.04 hereof) to consummate such Investment, (c) such Parent Entity and its Affiliates (other than ~~Holdings~~the Company or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent ~~Holdings~~the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Agreement, (d) any property received by ~~Holdings~~the Company shall not increase amounts available for Restricted Payments pursuant to Section 7.06(a), except to the extent the fair market value at the time of such receipt of such property exceeds the Restricted Payment made pursuant to this clause (xxi) and (e) such Investment shall be deemed to be made by ~~Holdings~~the Company or such Restricted Subsidiary pursuant to another provision of this Section 7.06 (other than pursuant to Section 7.06(b)(xiii)) or pursuant to the definition of “Permitted Investment” (other than pursuant to clause (l) thereof);
(xxii)    any Restricted Payment made in connection with a Permitted Intercompany Activity or Permitted Tax Restructuring;
(xxiii)    [reserved];
(xxiv)    prepayments, purchases or redemptions of Subordinated Indebtedness in an aggregate amount outstanding at the time made not to exceed the greater of $~~16~~40.0 million and 25.0% of LTM EBITDA at such time minus amounts reallocated to clause (w) of the definition of “Permitted Investments”;
(xxv)    [reserved];
(xxvi)    conversions of Subordinated Indebtedness into Common Stock or other Qualified Capital Stock; and
(xxvii)    ~~payments pursuant to the TRA~~[reserved].
(c)    The Company shall not, and shall not permit any of the Restricted Subsidiaries, directly or indirectly, to amend, modify or change any term or condition of documents evidencing Subordinated Indebtedness in a manner that violates the applicable subordination agreement or such document evidencing Subordinated Indebtedness in a manner that is material and adverse to the Lenders.
(d)    [Reserved].
(e)    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment, property or assets other than cash shall be determined conclusively by the Company acting in good faith.
(f)    For the avoidance of doubt, this Section 7.06 shall not restrict the making of, or dividends or other distributions in amounts sufficient to make, any “AHYDO Catch-Up Payment” with respect to any Indebtedness of any Parent Entity, the Borrower or any of the Restricted Subsidiaries permitted to be Incurred under this Agreement.
(g)    ~~Notwithstanding anything to the contrary in this Section 7.06, Holdings, the Company and its Restricted Subsidiaries shall not make any Restricted Payments (other than pursuant to clause (a)(iii) and (iv) above) permitted under clause (a) or (b)(xvii) until such time after the Closing Date as the Company shall have prepaid at least $100.0 million of the Term Loans in accordance with the terms of this Agreement.~~[Reserved].
(h)    Notwithstanding the foregoing, in no event shall any Loan Party or other Restricted Subsidiary be permitted to dispose of any Material Intellectual Property, whether as an Asset Disposition, Investment, Restricted Payment or otherwise in the ordinary course of such Loan Party’s business, to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party; provided that Loan Parties and other Restricted Subsidiaries shall be permitted to grant non-exclusive licenses to any Unrestricted Subsidiary or any Restricted Subsidiary that is not a Loan Party in the ordinary course of business.
Section 7.07    Affiliate Transactions.
(a)    ~~Holdings~~The Company shall not, and shall not permit any of its Restricted Subsidiaries to enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of ~~Holdings~~the Company (an “Affiliate Transaction”) involving aggregate value in excess of the greater of $~~5.25~~12.0 million and 7.5% of LTM EBITDA unless:
(i)    the terms of such Affiliate Transaction taken as a whole are not materially less favorable to ~~Holdings~~the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s length dealings with a Person who is not such an Affiliate; and
(ii)    in the event such Affiliate Transaction involves an aggregate value in excess of the greater of $~~7~~16.0 million and 10.0% of LTM EBITDA, the terms of such transaction have been approved by a majority of the members of the Board of Directors.
Any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in Section 7.07(a)(ii) if such Affiliate Transaction is approved by a majority of the Disinterested Directors, if any.
(b)    Section 7.07(a) shall not apply to:
(i)    any Restricted Payment or other transaction permitted to be made or undertaken pursuant to Section 7.06 hereof (including Permitted Payments), or any Permitted Investment;
(ii)    any issuance, transfer or sale of (a) Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise to any Parent Entity, Permitted Holder or future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Company, any of its Subsidiaries or any of its Parent Entities and (b) directors’ qualifying shares and shares issued to foreign nationals as required under applicable law;
(iii)    any Management Advances and any waiver or transaction with respect thereto;

(iv)    (a) any transaction between or among ~~Holdings~~the Company and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among Restricted Subsidiaries and (b) any merger, amalgamation or consolidation with any Parent Entity, provided that such Parent Entity shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger, amalgamation or consolidation is otherwise permitted under this Agreement;
(v)    the payment of compensation, fees, costs and expenses to, and indemnities (including under insurance policies) and reimbursements, employment and severance arrangements, and employee benefit and pension expenses provided on behalf of, or for the benefit of, future, current or former employees, directors, officers, managers, contractors, consultants, distributors or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members) of ~~Holdings~~the Company, any Parent Entity or any Restricted Subsidiary (whether directly or indirectly including through any Person owned or controlled by any of such employees, directors, officers, managers, contractors, consultants, distributors or advisors (or their respective Controlled Investment Affiliates or Immediate Family Members));
(vi)    the entry into and performance of obligations of ~~Holdings~~the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Closing Date or entered into on or about the Closing Date in connection with the Transactions (provided that any such Affiliate Transaction in a principal amount in excess of $1.0 million is set forth on Schedule 7.07 to the Closing Date Certificate), as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this Section 7.07 or to the extent not more disadvantageous to the Lenders in any material respect in the reasonable determination of ~~Holdings~~the Company when taken as a whole as compared to the applicable agreement as in effect on the Closing Date or when entered into in connection with the Transactions, as applicable;
(vii)    any transaction effected as part of a Qualified Securitization Financing or Receivables Facility, any disposition or acquisition of Securitization Assets, Receivables Assets or related assets in connection with any Qualified Securitization Financing or Receivables Facility;
(viii)    transactions with customers, vendors, clients, joint venture partners, suppliers, contractors, distributors or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to ~~Holdings~~the Company or the relevant Restricted Subsidiary, in the reasonable determination of ~~Holdings~~the Company, or are on terms, taken as a whole, that are not materially less favorable as might reasonably have been obtained at such time from an unaffiliated party;
(ix)    any transaction between or among ~~Holdings~~the Company or any Restricted Subsidiary and any Person (including a joint venture or an Unrestricted Subsidiary) that is an Affiliate of ~~Holdings~~the Company or similar entity solely because ~~Holdings~~the Company or a Restricted Subsidiary or any Affiliate of ~~Holdings~~the Company or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate or similar entity;
(x)    issuances, sales or transfers of Capital Stock (other than Disqualified Stock or Designated Preferred Stock) of ~~Holdings~~the Company, any Parent Entity or any of the Restricted Subsidiaries or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights (and the performance of the related obligations) in connection therewith or any contribution to capital of ~~Holdings~~the Company or any Restricted Subsidiary;
(xi)    so long as no Specified Default has occurred and is continuing (or would result therefrom), the payment of financial advisory, monitoring, management, consulting, oversight and similar fees (including refinancing, subsequent transaction and termination fees) under any management agreement in an amount not to exceed the greater of $~~3,500,000~~8.0 million and 5.0% of LTM EBITDA and expenses and indemnities of the Sponsor and to directors (with no restrictions on the payment of such advisory, monitoring, management, consulting, oversight and similar fees or the payment of such expenses and indemnities);

(xii)    payment to any Permitted Holder of all out of pocket expenses Incurred by such Permitted Holder in connection with its direct or indirect investment in ~~Holdings~~the Company and its Subsidiaries;
(xiii)    the Transactions and the payment of all fees, costs and expenses (including all legal, accounting and other professional fees, costs and expenses) related to the Transactions, including Transaction Expenses;
(xiv)    transactions in which ~~Holdings~~the Company or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent~~s~~ a letter from an Independent Financial Advisor stating that such transaction is fair to ~~Holdings~~the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 7.07(a)(i) hereof;
(xv)    the existence of, or the performance by ~~Holdings~~the Company or any Restricted Subsidiary of its obligations under the terms of, any equityholders, investor rights or similar agreement (including any registration rights agreement or purchase agreements related thereto) to which it is party as of the Closing Date and any similar agreement that it (or any Parent Entity) may enter into thereafter; provided, however, that the existence of, or the performance by ~~Holdings~~the Company or any Restricted Subsidiary (or any Parent Entity) of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date will only be permitted under this clause to the extent that the terms of any such amendment or new agreement are not otherwise, when taken as a whole, more disadvantageous to the Lenders in any material respect in the reasonable determination of the Company than those in effect on the Closing Date;
(xvi)    any purchases by ~~Holdings’~~the Company’s Affiliates of Indebtedness or Disqualified Stock of ~~Holdings~~the Company or any of the Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not ~~Holdings’~~the Company’s Affiliates;
(xvii)    (i) investments by Affiliates in securities or loans of ~~Holdings~~the Company or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by ~~Holdings~~the Company or such Restricted Subsidiary generally to other non-affiliated third party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities or loans of ~~Holdings~~the Company or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than ~~Holdings~~the Company and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities or loans;
(xviii)    payments by any Parent Entity, ~~Holdings~~the Company and its Restricted Subsidiaries pursuant to any tax sharing agreement to the extent permitted by Section 7.06(b)(ix)(B) or Section 7.06(b)(ix)(C);
(xix)    payments, Indebtedness and Disqualified Stock (and cancellation of any thereof) of ~~Holdings~~the Company and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) of ~~Holdings~~the Company, any of its Subsidiaries or any of its Parent Entities pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement with any such employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by ~~Holdings~~the Company in good faith;
(xx)    any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement between ~~Holdings~~the Company or its Restricted Subsidiaries and any distributor, employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled

Investment Affiliates or Immediate Family Members) approved by the reasonable determination of ~~Holdings~~the Company or entered into in connection with the Transactions;
(xxi)    any transition services arrangement, supply arrangement or similar arrangement entered into in connection with or in contemplation of the disposition of assets or Capital Stock in any Restricted Subsidiary permitted under Section 7.05 hereof or entered into with any Business Successor, in each case, that ~~Holdings~~the Company determines in good faith is either fair to ~~Holdings~~the Company or otherwise on customary terms for such type of arrangements in connection with similar transactions;
(xxii)    transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary under Section 6.13 and pledges of Capital Stock of Unrestricted Subsidiaries;
(xxiii)    (i) any lease entered into between ~~Holdings~~the Company or any Restricted Subsidiary, as lessee, and any Affiliate of ~~Holdings~~the Company, as lessor and (ii) any operational services arrangement entered into between ~~Holdings~~the Company or any Restricted Subsidiary and any Affiliate of ~~Holdings~~the Company, in each case, which is approved as being on arm’s length terms by the reasonable determination of ~~Holdings~~the Company;
(xxiv)    any licenses or sublicenses under any IP Rights or research or development agreements in the ordinary course of business or consistent with past practice;
(xxv)    payments to or from, and transactions with, any Subsidiary or any joint venture in the ordinary course of business or consistent with past practice (including any cash management arrangements or activities related thereto);
(xxvi)    the payment of fees, costs and expenses related to registration rights and indemnities provided to equityholders pursuant to equityholders, investor rights, registration rights or similar agreements;
(xxvii)    transactions undertaken in the ordinary course of business pursuant to membership in a purchasing consortium;
(xxviii)    any Permitted Intercompany Activities, Permitted Tax Restructuring, Permitted IPO Reorganization and Intercompany License Agreements;
(xxix)    transfer pricing or shared services agreements and intercompany loans in connection therewith; and
(xxx)    ~~the execution and delivery of the TRA and the consummation of the transactions thereunder to the extent not otherwise prohibited by this Agreement~~[reserved].
(c)    In addition, if ~~Holdings~~the Company or any of its Restricted Subsidiaries (i) purchases or otherwise acquires assets or properties from a Person which is not an Affiliate, the purchase or acquisition by an Affiliate of ~~Holdings~~the Company of an interest in all or a portion of the assets or properties acquired shall not be deemed an Affiliate Transaction (or cause such purchase or acquisition by ~~Holdings~~the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction) or (ii) sells or otherwise disposes of assets or other properties to a Person who is not an Affiliate, the sale or other disposition by an Affiliate of ~~Holdings~~the Company of an interest in all or a portion of the assets or properties sold shall not be deemed an Affiliate Transaction (or cause such sale or other disposition by ~~Holdings~~the Company or a Restricted Subsidiary to be deemed an Affiliate Transaction).
Section 7.08    Limitation on Restrictions on Distributions from Restricted Subsidiaries and Negative Pledges.

(a)    ~~Holdings~~the Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
(i)    to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, or which requires the grant of any security for an obligation if security is granted for another obligation;
(ii)    pay dividends or make any other distributions in cash or otherwise on its Capital Stock or pay any Indebtedness or other obligations owed to ~~Holdings~~the Company or any Restricted Subsidiary;
(iii)    make any loans or advances to ~~Holdings~~the Company or any Restricted Subsidiary; or
(iv)    sell, lease or transfer any of its property or assets to ~~Holdings~~the Company or any Restricted Subsidiary;
    provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to ~~Holdings~~the Company or any Restricted Subsidiary to other Indebtedness Incurred by ~~Holdings~~the Company or any Restricted Subsidiary shall not be deemed to constitute such an encumbrance or restriction.
(b)    Section 7.08(a) shall not prohibit:
(i)    any encumbrance or restriction pursuant to any agreement or instrument, in each case, in effect at or entered into on the Closing Date in connection with the Transactions;
(ii)    any encumbrance or restriction pursuant to this Agreement, the Collateral Documents and the Guarantees;
(iii)    [reserved];
(iv)    any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which such Person was acquired by or merged, amalgamated, consolidated or otherwise combined with or into ~~Holdings~~the Company or any Restricted Subsidiary, or was designated as a Restricted Subsidiary or on which such agreement or instrument is assumed by ~~Holdings~~the Company or any Restricted Subsidiary in connection with an acquisition of assets (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by ~~Holdings~~the Company or was merged, amalgamated, consolidated or otherwise combined with or into ~~Holdings~~the Company or any Restricted Subsidiary or entered into in contemplation of or in connection with such transaction) and outstanding on such date; provided that, for the purposes of this clause (iv), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by ~~Holdings~~the Company or any Restricted Subsidiary when such Person becomes the Successor Company;
(v)    any encumbrance or restriction:
(A)    that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract or agreement, or the assignment or transfer of any lease, license or other contract or agreement;
(B)    contained in mortgages, pledges, charges or other security agreements permitted under this Agreement and the Collateral Documents or securing

Indebtedness of ~~Holdings~~the Company or a Restricted Subsidiary permitted under this Agreement and the Collateral Documents to the extent such encumbrances or restrictions restrict the transfer or encumbrance of the property or assets subject to such mortgages, pledges, charges or other security agreements;
(C)    contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which ~~Holdings~~the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business or consistent with past practice; provided that such agreement prohibits the encumbrance of solely the property or assets of ~~Holdings~~the Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of ~~Holdings~~the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary; or
(D)    pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of ~~Holdings~~the Company or any Restricted Subsidiary;
(vi)    any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Agreement and the Collateral Documents, in each case, that impose encumbrances or restrictions on the property so acquired;
(vii)    any encumbrance or restriction imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of ~~Holdings~~the Company or any Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;
(viii)    customary provisions in leases, licenses, equityholder agreements, joint venture agreements, organizational documents and other similar agreements and instruments;
(ix)    encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order, or required by any regulatory authority;
(x)    any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business or consistent with past practice;
(xi)    any encumbrance or restriction pursuant to Hedging Obligations;
(xii)    other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be Incurred or issued subsequent to the Closing Date pursuant to the provisions of Section 7.03 that impose restrictions solely on the Foreign Subsidiaries party thereto or their Subsidiaries;
(xiii)    restrictions created in connection with any Qualified Securitization Financing or Receivables Facility that, in the good faith determination of the Company, are necessary or advisable to effect such Securitization Facility or Receivables Facility;
(xiv)    any encumbrance or restriction arising pursuant to an agreement or instrument (which, if it relates to any Indebtedness, shall only be permitted if such Indebtedness is permitted to be Incurred pursuant to the provisions of Section 7.03 hereof) if (i) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lenders than (a) the encumbrances and restrictions contained in the this Agreement, together with the security documents associated therewith or (b) in comparable financings (as determined in good faith by the Company) or (ii) either (a) the Company determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Secured Obligations or (b) such encumbrance or restriction applies only during the continuance of a default in respect of a payment relating to such agreement or instrument;
(xv)    any encumbrance or restriction existing by reason of any Lien permitted under Section 7.01 hereof; or
(xvi)    any encumbrance or restriction pursuant to an agreement or instrument effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise refinances, an agreement or instrument referred to in clauses (i) to (xv) of this Section 7.08(b) or this clause (xvi) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in clauses (i) to (xv) of this Section 7.08(b) or this clause (xvi); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Lenders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company).
Section 7.09    Financial Covenant. Except with the written consent of the Required ~~Revolving Credit~~ Lenders and subject to Section 8.05, ~~Holdings~~the Company shall not permit the Consolidated First Lien Secured Leverage Ratio as of the last day of any Test Period (~~x~~w) commencing with the last day of the first full fiscal quarter of ~~Holdings~~the Company commencing after the Amendment No. 1 Effective Date through the last day of the fiscal quarter of ~~Holdings~~the Company ending after the Amendment No. 5 Effective Date, to be greater than 8.25:1.00 ~~and~~, (~~y~~x) commencing with the first day of the first full fiscal quarter of ~~Holdings~~the Company commencing after the Amendment No. 5 Effective Date to be greater than 6.50:1.00 ~~(this clause~~, (y)~~, the “Financial Covenant”)~~ commencing with the first day of the first full fiscal quarter of the Company commencing after the Amendment No. 6 Effective Date through the last day of the fourth fiscal quarter of the Company ending after the Amendment No. 6 Effective Date, to be greater than 4.25:1.00 and (z) commencing with the first day of the fifth full fiscal quarter of the Company commencing after the Amendment No. 6 Effective Date, to be greater than 4.00:1.00 (clauses (y) and (z) together, the “Financial Covenant”); provided, in the event the Company or any Restricted Subsidiary shall complete any Material Acquisition, the Company may, by notice delivered to the Administrative Agent, increase the maximum Consolidated First Lien Secured Leverage Ratio permitted under this Section 7.09, commencing with the first day of the fiscal quarter in which the closing of such Material Acquisition occurs and for a period of six months thereafter, to (i) in the case of clause (y), 4.75:1.00 and (ii) in the case of clause (z), 4.50:1:00. Notwithstanding the foregoing, solely with respect to clause (x) above, this Section 7.09 shall only be tested when the sum of (i) the Outstanding Amount of Letters of Credit (other than those (x) that remain undrawn in an amount not to exceed $12,500,000 and (y) that are Cash Collateralized in an amount equal to the Outstanding Amount thereof) and (ii) the Outstanding Amount of Revolving Credit Loans exceeds 35.0% of the Revolving Credit Commitments as of the last day of such Test Period.
Section 7.10    Permitted Activities of ~~Holdings, Amendment No. 3 Guarantor and the Parent~~ Borrower and Shoals Intermediate~~.~~
~~Holdings~~. Borrower (and any Intermediate Holding Companies)~~, Amendment No. 3 Guarantor and the Parent Borrower~~ and Shoals Intermediate shall not:
(a)    incur any Indebtedness for borrowed money other than (i) Guarantees of Indebtedness or other obligations of ~~Holdings,~~ the Borrower and/or any Restricted Subsidiary, which Indebtedness or other obligations are otherwise permitted hereunder, and (ii) ~~the Revolving Credit Loans incurred by the Co-Borrower on the Amendment No. 3 Effective Date in the aggregate principal amount of $15,000,000 and (iii) (I) prior to the resignation of Parent Borrower and the Amendment No. 3 Guarantor pursuant to Section 11.03, any Indebtedness for borrowed money owed to the Company or any Restricted Subsidiary otherwise permitted hereunder so long as such Indebtedness is outstanding immediately prior to the Amendment No. 3 Effective Date and (II) after the resignation of Parent Borrower and the Amendment No. 3 Guarantor pursuant to Section 11.03,~~ any such Indebtedness owed to the Company or any Restricted Subsidiary otherwise permitted hereunder; or

(b)    create or suffer to exist any Lien on any property or asset now owned or hereafter acquired by it other than (i) the Liens created under the Collateral Documents and, subject to any Customary Intercreditor Agreement, as applicable, to which it is a party, (ii) [reserved], or (iii) Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause(a)(i) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 7.01 and (iv) Liens of the type permitted under Section 7.01 (other than in respect of Indebtedness for borrowed money not referred to in clause (a)(i) of this Section 7.10); or
(c)    engage in any material business activity or own any material assets other than (i) in the case of ~~Holdings~~Borrower, holding the Capital Stock of ~~the Borrower~~Shoals Intermediate, and, indirectly, any other subsidiary of the ~~Borrower~~Shoals Intermediate (and/or any joint venture of any thereof) ~~and, in the case of Parent Borrower, holding the Capital Stock of Holdings or any intermediate holding company of Holdings~~; (ii) performing its obligations under the Loan Documents and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder; (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock permitted hereunder); (iv) filing tax reports and paying Taxes, including tax distributions made pursuant to Section 7.06(b)(ix) and other customary obligations in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Laws; (vii) effecting any initial public offering of its Capital Stock; (viii) holding (A) cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or Permitted Investments or permitted Asset Dispositions made by, any of its subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Capital Stock of, ~~Holdings or Parent~~ Borrower or Shoals Intermediate (as applicable) pending the application thereof, or otherwise received and held so long as such other assets are not “operated” and (B) the proceeds of Indebtedness permitted by Section 7.03; (ix) providing indemnification for its officers, directors, members of management, employees and advisors or consultants; (x) participating in tax, accounting and other administrative matters; (xi) making payments of the type permitted under Section 7.07(b)(xi) and the performance of its obligations under any document, agreement and/or Investment contemplated by the Transactions or otherwise not prohibited under this Agreement; (xii) complying with applicable Laws (including with respect to the maintenance of its existence); (xiii) financing activities, including the receipt and payment of dividends and distributions, making contributions to the capital of its Subsidiaries and guaranteeing the obligations of ~~Holdings, the Borrower and the Borrower’s~~Borrower, the Shoals Intermediate and the Shoals Intermediate’s Subsidiaries to the extent permitted hereunder; (xiv) repurchases of Indebtedness through open market purchases and/or “Dutch Auctions” permitted hereunder; (xv) activities incidental to Permitted Acquisitions or similar Investments consummated by the Company and/or any Restricted Subsidiaries, including the formation of acquisition vehicle entities and intercompany loans and/or Investments incidental to such Permitted Acquisitions or similar Investments to the extent permitted herein; (xvi) consummating any Permitted IPO Reorganization or any Permitted Tax Restructuring; (xvii) the maintenance of its legal existence (including the ability to incur and pay, as applicable, fees, costs and expenses and taxes related to such maintenance); (xviii) any transaction expressly permitted pursuant to clauses (a), (b) and/or (d) of this Section 7.10 and (xix) activities incidental or reasonably related to any of the foregoing; or
(d)    consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided that, so long as no Event of Default exists or would result therefrom, ~~Holdings~~Shoals Intermediate may consolidate or amalgamate with, or merge with or into, any other Person (other than the Company and any of its Subsidiaries) so long as (i) ~~Holdings~~Shoals Intermediate is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not ~~Holdings~~Shoals Intermediate, (x) (i) the successor Person expressly assumes all obligations of ~~Holdings~~Shoals Intermediate under this Agreement and the other Loan Documents to which ~~Holdings~~Shoals Intermediate is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent~~s and Blackstone Representative~~ and (ii) the successor Person will be a Person organized or existing under the laws of the jurisdiction of the Company or the United States of America, any State of the United States or the District

of Columbia or any territory thereof, (y) the Company delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (~~A~~d)(ii), and (z) the Administrative Agent~~s~~ shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act reasonably requested by the Lenders.
Section 7.11    Nature of Business. ~~Parent Borrower, Holdings~~The Company and its Restricted Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by ~~Parent Borrower, Holdings~~the Company and its Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary or ancillary thereto.
Section 7.12    Amendments of Material Documents. The Borrower shall not, nor shall the Borrower permit any Loan Party to, amend or modify its organizational documents in a manner that is materially adverse to the Lenders (in their capacities as such) without obtaining the prior written consent of the Administrative Agent~~s~~; provided that, for the avoidance of doubt, it is understood and agreed that the Borrower and/or any Loan Party may amend or modify its organizational documents to effect a change to its respective organizational form and/or consummate any other transaction that is permitted under Section 7.04.
Section 7.13    Changes in Fiscal Year. ~~Holdings~~The Company will not permit any change to its fiscal year; provided, that ~~Holdings~~the Company may change its fiscal year end one or more times with the consent of the Administrative Agent~~s~~, subject to such adjustments to this Agreement as the Borrower and Administrative Agent~~s~~ shall reasonably agree are necessary or appropriate in connection with such change (and the parties hereto hereby authorize the Borrower and the Administrative Agent~~s~~ to make any such amendments to this Agreement as they jointly deem necessary to give effect to the foregoing).
ARTICLE VIII

Events of Default and Remedies
Section 8.01    Events of Default. Any of the following events referred to in any of clauses (a) through (j) inclusive of this Section 8.01 shall constitute an “Event of Default”:
(a)    Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or
(b)    Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or Section 6.04 (solely with respect to the Borrower), Section 6.11 or Article VII (other than Section 7.09) or Section 7.09; provided that, (i) a Default or an Event of Default in respect of Section 7.09 (a “Financial Covenant Event of Default”) shall not occur until the earlier of (x) the expiration of the fifteenth (15th) Business Day subsequent to the date the financial statements for the applicable fiscal quarter or fiscal year are required to be delivered pursuant to Section 6.01(a) or Section 6.01(b) and (y) the date on which the Company notifies the ~~Revolving Facility~~ Administrative Agent that the Cure Right shall not be exercised with respect to such breach, and then shall occur only if the Cure Amount has not been received on or prior to such date ~~and (ii)  a Financial Covenant Event of Default (or in each case, under any revolving facility that constitutes a Refinancing Indebtedness thereof) shall not constitute an Event of Default with respect to any Term Loans (and any Incremental Revolving Credit Commitments if such Incremental Revolving Lenders shall have agreed not to have the benefit of the Financial Covenant) unless and until the Required Revolving Credit Lenders have declared all amounts outstanding under the Revolving Credit Facility to be immediately due and payable and all outstanding Revolving Credit Commitments to immediately terminated, in each case, in accordance with this Agreement and such declaration has not been rescinded on or before such date (the “Term Loan Standstill Period”); or~~; or

(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after receipt by the Company of written notice thereof by the Administrative Agent~~s~~ or the Required Lenders; provided that the Administrative Agent~~s~~ shall not be entitled to notify the Company of a Default under this Section 8.01(c) for actions taken and reported by the Company to the Administrative Agent~~s~~ and the Lenders pursuant to a notice provided by the Company to the Administrative Agent~~s~~ more than two years prior to such notice of Default and no Default or Event of Default can occur as a result thereof; provided that such two year limitation shall not apply if (i) ~~any~~the Administrative Agent has commenced any remedial action in respect of any such Event of Default or (ii) any Loan Party had actual knowledge of such Default or Event of Default and failed to notify to the Administrative Agent~~s~~ as required hereby; or

(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days; or
(e)    Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount exceeding the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap Contracts and (ii) any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control offers events and excess cash flow and indebtedness sweeps), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that (x) such failure is unremedied and is not waived by the required holders of such Indebtedness and (y) for the avoidance of doubt, any event or condition set forth under this paragraph (e) shall not, until the expiration of any applicable grace period or the delivery of notice by the applicable holder or holders of such Indebtedness, constitute a Default or an Event of Default for purposes of this Agreement; or
(f)    Insolvency Proceedings, Etc. Except with respect to any dissolution or liquidation of a Restricted Subsidiary expressly permitted by Section 7.04 in connection with the consummation of a Permitted IPO Reorganization or Permitted Tax Restructuring, any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) days after such judgment becomes final;
(i)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or as a result of acts by ~~any~~the Administrative Agent in the sole control of such Administrative Agent or, omissions by ~~any~~the Administrative Agent in the sole control of such Administrative Agent or the payment in full of all the Obligations and termination of all Commitments, ceases to be in full force and effect or ceases to create a valid and perfected lien on a material portion the Collateral covered thereby other than Collateral having a fair market value not exceeding $10.0 million; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document;
(j)    Change of Control. There occurs any Change of Control; or
(k)    ERISA Event. An ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.
Notwithstanding anything to the contrary contained herein, any “Default” under this Section 8.01 will not constitute an “Event of Default” until the Loan Parties do not cure such “Default” within the time period (if any) specified in the applicable clauses of this Section 8.01 after receipt of any required notice provided for therein to the extent such clauses of Section 8.01 provide for such cure periods; provided that the Administrative Agent~~s~~ shall not be entitled to notify the Company of a Default under this Section 8.01 for actions taken and reported by the Company to the Administrative Agent~~s~~ and the Lenders pursuant to a notice provided by the Company to the Administrative Agent~~s~~ more than two years prior to such notice of Default and no Default or Event of Default can occur as a result thereof; provided that such two year limitation shall not apply if (i) ~~any~~the Administrative Agent has commenced any remedial action in respect of any such Event of Default or (ii) any Loan Party had actual knowledge of such Default or Event of Default and failed to notify to the Administrative Agent~~s~~ as required hereby.
Section 8.02    Remedies Upon Event of Default.
(a)    Subject to any Customary Intercreditor Agreement then in effect, if any Event of Default occurs and is continuing, the Administrative Agent~~s~~ may, and shall, at the request of the Required Lenders ~~(or, with respect to clause (iii) below, the Required Revolving Credit Lenders)~~, take any or all of the following actions ~~(or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, if the only Events of Default then having occurred and continuing are pursuant to a Financial Covenant Event of Default, at the request of the Required Revolving Credit Lenders under the Revolving Credit Facility only, and in such case only with respect to the Revolving Credit Commitments, Revolving Credit Loans, L/C Obligations, any Letters of Credit and L/C Credit Extensions):~~:

(i)    declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;
(iii)    require that the Company Cash Collateralizes the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(iv)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an Event of Default under Section 8.01(f), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent~~s~~ or any Lender.
Section 8.03    Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f), (g) or (h) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Company, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the Consolidated EBITDA of such Subsidiary together with the Consolidated EBITDA of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 5.0% of the Consolidated EBITDA of ~~Holdings~~the Company and its Restricted Subsidiaries.
Section 8.04    Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Secured Obligations (and proceeds of Collateral) shall be applied by the Administrative Agent~~s~~, subject to any Customary Intercreditor Agreement then in effect, in each case, in the following order:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities and all other amounts (other than principal and interest but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;
Second, to payment of that portion of the Secured Obligations ~~in respect of Priority Payment Obligations~~ constituting fees, indemnities and other amounts (other than principal, interest, and obligations under Secured Hedge Agreements and Secured Cash Management Obligations) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Secured Obligations ~~in respect of Priority Payment Obligations~~ constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations ~~in respect of Priority Payment Obligations~~ constituting unpaid principal, Unreimbursed Amounts or face amounts of the Revolving Credit Loans, L/C Borrowings and Swap Termination Value under Secured Hedge Agreements and Secured Cash Management Obligations and for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
~~Fifth, to payment of that portion of the Secured Obligations (other than in respect of Priority Payment Obligations) constituting fees, indemnities and other amounts (other than principal, interest, and obligations under Secured Hedge Agreements and Secured Cash Management Obligations) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Fifth payable to them;~~
~~Sixth, to payment of that portion of the Secured Obligations (other than Priority Payment Obligations) constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Sixth payable to them;~~
~~Seventh, to payment of that portion of the Secured Obligations (other than Priority Payment Obligations) constituting unpaid principal, Unreimbursed Amounts or face amounts of the Revolving Credit Loans, L/C Borrowings and Swap Termination Value under Secured Hedge Agreements and Secured Cash Management Obligations and for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Secured Parties in proportion to the respective amounts described in this clause Seventh held by them;~~
~~Eighth~~Fifth, to the payment of all other Secured Obligations that are due and payable to the Secured Parties (other than the Agents) on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Secured Parties (other than the Agents) on such date; and
~~Last~~Sixth, the balance, if any, after all of the Secured Obligations have been paid in full, to the Company or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above and, if no Secured Obligations remain outstanding, to the Company.
Notwithstanding the foregoing, (a) amounts received from the Borrower or any Guarantor that is not a “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations (it being understood, that in the event that any amount is applied to Secured Obligations other than Excluded Swap Obligations as a result of this clause (a), to the extent permitted by applicable law, the Administrative Agent~~s~~ shall make such adjustments as it determines are appropriate to distributions pursuant to clause Fourth above from amounts received from “Eligible Contract Participants” to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to obligations described in clause Fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other obligations pursuant to clause Fourth above) and (b) Secured Cash Management Obligations and Obligations under Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent~~s~~ have not received written notice thereof, together with such supporting documentation as the Administrative Agent~~s~~ may request, from the applicable Cash Management Bank or Hedge Bank. Each Cash Management Bank and Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent~~s~~ pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 8.05    Permitted Holders’ Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that ~~Holdings~~the Company fails to comply with the requirement of the Financial Covenant as of the last day of any applicable Test Period, any of the Permitted Holders shall have the right, during the period beginning at the start of any fiscal quarter in which ~~Holdings~~the Company determines that a breach of the Financial Covenant may occur, until the expiration of the fifteenth Business Day (the “Cure Period”) after the date on which financial statements with respect to the applicable Test Period in which the Financial Covenant is being measured are required to be delivered pursuant to Section 6.01, to make a direct or indirect equity investment in ~~Holdings~~the Company in cash in the form of common Capital Stock (or other Qualified Capital Stock reasonably acceptable to the ~~Revolving Facility~~ Administrative Agent), which proceeds shall be contributed to the Company (the “Cure Right”), and upon the receipt by the Company of Net Cash Proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenant shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided, that (x) such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenant with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document (including for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII) for the quarter with respect to which such Cure Right was exercised and (y) there shall be no reduction in Indebtedness in connection with any Cure Amounts for determining compliance with Section 7.09 and no Cure Amounts will reduce (or count towards) the Consolidated First Lien Secured Leverage Ratio, Consolidated Total Senior Secured Leverage Ratio or the Consolidated Total Leverage Ratio for purposes of any calculation thereof for the fiscal quarter with respect to which such Cure Right was exercised.
(b)    If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Company shall then be in compliance with the requirements of the Financial Covenant during such Test Period (including for purposes of Section 4.02), ~~Holdings~~the Company shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided, that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Cure Right is exercised, and (iii) with respect to any exercise of the Cure Right, the Cure Amount shall not be given effect in an amount greater than the amount required to cause ~~Holdings~~the Company to be in compliance with the Financial Covenant.
(c)    Notwithstanding anything herein to the contrary, prior to the expiration of the Cure Period (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under Article VII on the basis of a breach of the Financial Covenant so as to enable ~~Holdings~~the Company to consummate its Cure Rights as permitted under this Section 8.05(c) and (y) the Lenders shall not be required to make any Credit Extension, unless and until ~~Holdings~~the Company has received the Cure Amount required to cause ~~Holdings~~the Company to be in compliance with the Financial Covenant or all existing Events of Default are waived or cured.
ARTICLE IX

Administrative Agent~~s~~ and Other Agents
Section 9.01    Appointment and Authorization of Agents.
(a)    Each ~~Term Lender hereby irrevocably confirms its appointment of Wilmington Trust to act on its behalf as Term Loan Administrative Agent. Each Revolving Credit~~ Lender hereby irrevocably appoints JPMorgan to act on its behalf as ~~Revolving Facility~~ Administrative Agent. Each Lender hereby irrevocably appoints Wilmington Trust to act on its behalf as Collateral Agent. Each Lender, with respect to each such appointment, hereby irrevocably, designates and authorizes the applicable Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to them by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. ~~Each reference herein to “the applicable Administrative Agent” and each similar reference shall be a referenced to (i) with respect to the Revolving Facility and the Revolving Credit Lenders, the Revolving Facility Administrative Agent and (ii) with respect to any Facility other than the Revolving Credit Facility and any Lenders other than the Revolving Credit Lenders, the Term Loan Administrative Agent.~~ Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.
(b)    Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)    The Collateral Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, L/C Issuer (if applicable) and a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent~~s~~ pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent~~s~~), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 9.02    Delegation of Duties. The Agents may execute any of their duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by such Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined by a final non-appealable judgment of competent jurisdiction).
Section 9.03    Liability of Agents.

(a)    No Agent-Related Person shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing.
(b)    No Agent-Related Person shall be liable for any action taken or omitted to be taken by any of them in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or (ii) ~~solely with respect to the Term Loan Administrative Agent, with the consent or at the request of the Blackstone Representative, (iii) solely with respect to the Revolving Faculty Administrative Agent, with the consent or at the request of the Required Revolving Credit Lenders or (iv)~~  in the absence of its own gross negligence or willful misconduct (as determined by a final non-appealable judgment of competent jurisdiction).
(c)    No Agent-Related Person shall be responsible in any manner to any Lender or participant for (i) any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the any Agent under or in connection with, this Agreement or any other Loan Document, (ii) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, (iii) ~~the calculation of any Discounted Voluntary Prepayment, Make Whole Amount or Call Protection Premium, or~~[reserved] or (iv) the existence, value or collectability of the Collateral, any failure to monitor or maintain any part of the Collateral, any loss or diminution in the value of the Collateral, or for any failure of the Loan Parties or any other party to any Loan Document to perform its obligations hereunder or thereunder.
(d)    No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by ~~(x) in the case of the Revolving Facility Administrative Agent, the Required Revolving Credit Lenders and (y) in the case of the Term Loan Administrative Agent,~~  the Required Lenders (or ~~in each case~~  such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct (as determined by a final non-appealable judgment of competent jurisdiction).
(e)    No Agent-Related Person shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Loan Parties or any of its Affiliates that is communicated to or obtained by the Person serving as an Administrative Agent or the Collateral Agent or any of its Affiliates in any capacity.
(f)    No Agent-Related Person shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, the Collateral Documents, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing or any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral.

(g)    No Agent-Related Person shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement or the other Loan Documents arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics, riots; business interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.
(h)    No Agent-Related Person shall be (i) required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as such Agent or (ii) required to take any enforcement action against any Loan Party or any other obligor outside of the United States.
(i)    No Agent-Related Person shall be responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than that the Administrative Agent~~s~~ or the Collateral Agent, as applicable, shall confirm receipt of items expressly required to be delivered to the ~~applicable~~ Administrative Agent or the Collateral Agent, respectively.
(j)    No Agent-Related Person shall be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement and any other Loan Document to which such Agent is a party, whether or not an original or a copy of such agreement has been provided to such Agent.
(k)    No Agent-Related Person shall be responsible for nor have any duty to monitor the performance or any action of any Loan Party, the Lenders, or any of their directors, members, officers, agents, affiliates or employee, nor shall they have any liability in connection with the malfeasance or nonfeasance by such party; the Agents may assume performance by all such Persons of their respective obligations.
(l)    No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Loan Parties or any Affiliate thereof. Notwithstanding the foregoing, the Administrative Agent~~s~~ and the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent~~s~~ or the Collateral Agent is required to exercise as directed in writing by ~~(i)~~ the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents)~~, (ii) solely in the case of the Term Loan Administrative Agent, the Blackstone Representative and (iii) solely in the case of the Revolving Facility Administrative Agent, the Required Revolving Credit Lenders~~; provided that the Administrative Agent~~s~~ and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Administrative Agent or the Collateral Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.
(m)    No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent~~s~~ and the Collateral Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of any Loans, or disclosure of confidential information, to any Disqualified Lender.
(n)     Phrases such as “satisfactory to the Collateral Agent”, “approved by the Collateral Agent”, “acceptable to the Collateral Agent”, “as determined by the Collateral Agent”, “in the Collateral Agent’s discretion”, “selected by the Collateral Agent”, and phrases of similar import authorize and permit the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion, it being understood that the Collateral Agent in exercising such discretion under the Loan Documents shall be acting on the instructions of the Administrative Agent~~s, the Blackstone Representative, the Required Lenders or the Required Revolving Credit~~ or the Lenders (or all Lenders to the extent required hereunder), as applicable, and shall be fully protected in, and shall incur no liability in connection with, acting or failing to (or failing to act while awaiting such instruction) pursuant to such instructions. Upon request from the Collateral Agent, the Administrative Agent~~s~~ shall confirm that the Lenders executing any document or delivering any direction are, in fact, the Required Lenders ~~or the Required Revolving Credit Lenders~~, as applicable.
(o)    Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agents to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to any ~~a~~Anti-~~t~~Terrorism ~~l~~Law, including any programs involving any of the following items relating to or in connection with the Borrower or its respective Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identity verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under any ~~a~~Anti-~~t~~Terrorism ~~l~~Law.
(p)    Nothing in this Agreement shall require the Agents to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
(q)    (i) Each Lender and L/C Issuer hereby agrees that (x) if the Administrative Agent notifies such Lender or L/C Issuer that such Administrative Agent has determined in its commercially reasonable discretion that any funds received by such Lender or L/C Issuer from such Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or L/C Issuer (whether or not known to such Lender or L/C Issuer), and demands the return of such Payment (or a portion thereof), such Lender or L/C Issuer shall promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing) and so long as such demand was made no more than 180 days after the date of such Payment, return to such Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by such Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to such Administrative Agent at the greater of the NYFRB Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or L/C Issuer shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by such Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or L/C Issuer under this Section 9.03(q) shall be conclusive, absent manifest error.
(ii)    Each Lender and L/C Issuer hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by such Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment.  Each Lender and L/C Issuer agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or L/C Issuer shall promptly notify such Administrative Agent of such occurrence and, upon demand from such Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as such Administrative Agent, may, in its sole discretion, specify in writing), return to such Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by such Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or L/C Issuer to the date such amount is repaid to such Administrative Agent at the greater of the NYFRB Rate and a rate determined by such Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(iii)    The Company and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or L/C Issuer that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or L/C Issuer with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
Section 9.04    Reliance by Agents.
(a)    Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement, order from any court or Governmental Authority or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the ~~Blackstone Representative, the~~ Required ~~Lenders or Required Revolving Credit~~ Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the ~~Blackstone Representative, the~~ Required Lenders ~~or Required Revolving Credit Lenders~~ (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. Upon the request by ~~any~~the Administrative Agent at any time the Lenders will promptly confirm in writing any action taken or to be taken by the any Agent. ~~Each party hereto agrees that, in the event that any Agent is expressed to act at the direction of the Blackstone Representative in accordance with this Agreement or other Loan Documents, such Agent may conclusively rely on such direction without further inquiry on whether other additional approval is needed for such Agent in order to take such action.~~
(b)    For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent (as defined in the Original Credit Agreement) shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 9.05    Notice of Default; No Other Duties.
(a)    The Administrative Agent~~s~~ shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the ~~applicable~~ Administrative Agent for the account of the Lenders, unless such Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The ~~applicable~~ Administrative Agent will notify the Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the ~~applicable~~ Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders ~~(or, if a Financial Covenant Event of Default occurs and is continuing and prior to the expiration of the Term Loan Standstill Period, if the only Events of Default then having occurred and continuing are pursuant to a Financial Covenant Event of Default, the Required Revolving Credit lenders under the Revolving Credit Facility only, and in such case only with respect to Revolving Credit Commitments, Revolving Credit Loans, L/C Obligations, Letters of Credit and L/C Credit Extensions)~~ in accordance with Article VIII; provided that unless and until ~~any~~the

Administrative Agent has received any such direction, such Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
(b)    ~~Any~~The Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents any Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from ~~(i) in the case of the Revolving Facility Administrative Agent, the Required Revolving Credit Lenders and (ii) in the case of the Term Loan Administrative Agent, the Blackstone Representative or~~ the Required Lenders. Without limiting the foregoing, no Person shall have any right of action whatsoever against the Agents as a result of any Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders ~~or the Required Revolving Credit Lenders, as applicable,~~ and, notwithstanding the instructions of the ~~Blackstone Representative, the~~ Required ~~Revolving Credit Lenders or the Required~~ Lenders (as applicable), the Agents shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable law or exposes such Agent to any liability for which it is not entitled to satisfactory reimbursement and indemnification in accordance with the provisions of Section 10.04 and Section 10.05.
Section 9.06    Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.
Section 9.07    Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the ~~Blackstone Representative or the Required Lenders or, with respect to the Revolving Facility Administrative Agent, the Required Revolving Credit~~Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

Without limitation of the foregoing, each Lender shall reimburse the Agents upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agents are not reimbursed for such expenses by or on behalf of the Company, provided that such reimbursement by the Lenders shall not affect the Company’s continuing reimbursement obligations with respect thereto, if any. Notwithstanding the forgoing, to the extent any Agent-Related Person is indemnified by, or receives other reimbursement payments from, a Loan Party or other third-party Person in connection with any Indemnified Liabilities (such amount, the “Third-Party Reimbursement Amount”) following the payment of any amounts pursuant to this Section 9.07 by the Lenders with respect to such Indemnified Liabilities (an “Agent Indemnification Payment”), such Agent-Related Person shall promptly (but in any event within thirty (30) days) pay to each Lender its pro rata share of such Agent Indemnification Payment received by the Agent-Related Person up an amount not to exceed the Third-Party Reimbursement Amount in the aggregate. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of ~~any~~the Administrative Agent.
Section 9.08    Agents in their Individual Capacities. Wilmington Trust and JPMorgan and their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Wilmington Trust or JPMorgan, as applicable, were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Wilmington Trust, JPMorgan or their respective Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent~~s~~ shall be under no obligation to provide such information to them. With respect to their respective Loans, Wilmington Trust and JPMorgan shall each have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not ~~an~~the Administrative Agent, and the terms “Lender” and “Lenders” include Wilmington Trust and JPMorgan in their individual capacity.
Section 9.09    Successor Agents. ~~Each~~The Administrative Agent may resign as ~~the applicable~~ Administrative Agent ~~or, if applicable,~~and the Collateral Agent may resign as Collateral Agent in respect of this Agreement or one or more Facilities hereunder upon ten (10) days’ notice to the Company and the Lenders (or, in the case of a resignation in respect of one or more Facilities hereunder, the Lenders in respect of such Facilities). If ~~any~~the Administrative Agent or Collateral Agent resigns under this Agreement, the Required Lenders (or, in the case of a resignation in respect of one or more Facilities hereunder, the Required ~~Facility~~ Lenders in respect of such Facilities) shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Company at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Company shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the resigning ~~Administrative~~ Agent, the resigning ~~Administrative~~ Agent may, but shall have no obligation to do so, appoint, after consulting with the Company and the Lenders (or, in the case of a resignation in respect of one or more Facilities hereunder, the Required ~~Facility~~ Lenders in respect of such Facilities)~~,~~, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring ~~Administrative~~ Agent ~~(and Collateral Agent, if applicable)~~ and the term “~~Term Loan~~ Administrative Agent” or “~~Revolving Facility Administrative~~Collateral Agent”, as applicable, shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be (~~and~~or, if applicable, the term “Collateral Agent” shall mean such successor collateral agent and/or supplemental agent, as described in Section 9.01(c)), and the retiring ~~Administrative~~ Agent’s appointment, powers and duties as the ~~applicable Administrative Agent and, if applicable, Collateral~~ Agent shall be terminated. After the retiring ~~Administrative~~ Agent’s resignation hereunder as the ~~applicable~~ Administrative Agent ~~and, if applicable,~~or Collateral Agent, the provisions of Article III, this Article IX and Section 10.04 and Section 10.05, together with any other indemnification, expense reimbursement or similar provision contained in any other Loan Document, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Administrative Agent or Collateral Agent, as applicable, under this Agreement. If no successor agent has accepted appointment as the ~~applicable~~ Administrative Agent ~~and, if applicable,~~or Collateral Agent by the date which is thirty (30) days following the retiring ~~Administrative~~ Agent’s notice of resignation, the retiring ~~Administrative~~ Agent’s resignation as the ~~applicable~~ Administrative Agent ~~and, if applicable,~~or Collateral Agent shall nevertheless thereupon become effective, the applicable retiring Agent~~s~~ shall be discharged from ~~their~~its duties and obligations under the Loan Documents, and the Lenders (or, in the case of a resignation in respect of one or more Facilities hereunder, the Lenders in respect of such Facilities) shall perform all of the duties of the ~~applicable~~ Administrative Agent ~~and, if applicable,~~ or Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except, if applicable, that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as the ~~applicable~~ Administrative Agent ~~and, if applicable,~~or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to any Mortgages, and such other security agreements, instruments or notices, as may be necessary or desirable, or as the Required Lenders (or, in the case of a resignation in respect of one or more Facilities hereunder, the Required ~~Facility~~ Lenders in respect of such Facilities) may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent ~~and, if applicable,~~or Collateral Agent, and the retiring Administrative Agent ~~and, if applicable,~~or Collateral Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents.
Any corporation or association into which ~~any~~the Administrative Agent or the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which ~~any~~the Administrative Agent or the Collateral Agent is a party, will be and become the ~~applicable~~ successor Administrative Agent and/or, if successor Collateral Agent, as applicable, under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
In addition, the Required Lenders may at any time cause an Agent to resign as an Agent ~~(provided that the Required Revolving Credit Lenders shall be required to cause the Revolving Facility Administrative Agent to resign)~~ and, upon payment of all amounts due and owing such Agent under this Agreement or any other Loan Document, the retiring Administrative Agent’s resignation as the ~~applicable~~ Administrative Agent and, if applicable, Collateral Agent shall thereupon become effective, the retiring Agents shall be discharged from their duties and obligations under the Loan Documents, and the Lenders shall perform all of the duties of such Administrative Agent ~~and, if applicable,~~or Collateral Agent hereunder until such time, if any, as the Required Lenders ~~(or the Required Revolving Credit Lenders in the case of the Revolving Facility Administrative Agent)~~ appoint a successor agent as provided for above (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed).
Section 9.10    Administrative Agent~~s~~ May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, ~~each~~the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the ~~applicable~~ Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the ~~applicable~~ Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the ~~applicable~~ Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(c)    any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to such Administrative Agent and, in the event that such Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to such Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to such Administrative Agent under Section 2.09 and Section 10.04.
Nothing contained herein shall be deemed to authorize ~~any~~the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or to authorize ~~any~~the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.11    Collateral and Guaranty Matters. The Lenders irrevocably agree:
(a)    that any Lien on any property granted to or held by ~~any~~the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Secured Obligations (other than (x) obligations under Secured Hedge Agreements not yet due and payable, (y) Secured Cash Management Obligations not yet due and payable and (z) contingent indemnification obligations not yet accrued and payable), the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or back-stopped or as to which other arrangements reasonably satisfactory to the ~~Revolving Facility~~ Administrative Agent and the applicable L/C Issuer have been made), (ii) at the time the property subject to such Lien is transferred as part of or in connection with any transfer permitted hereunder (including any Asset Disposition permitted hereunder) or under any other Loan Document to any Person other than any other Loan Party (provided that in the event of a transfer of assets from a Loan Party to another Loan Party organized in a different jurisdiction, the Collateral Agent shall, upon request of the Borrower or any other Loan Party, release such Lien if such transferee Loan Party takes all actions reasonably necessary to grant a Lien in such transferred assets to the Collateral Agent (to the extent required by the Collateral and Guarantee Requirement)), (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) or (d) below or (v) if the property subject to such Lien becomes Excluded Property~~;~~ (provided that the release of any Subsidiary Guarantor from its obligations under the Loan Documents solely as a result of such Subsidiary Guarantor becoming an Excluded Subsidiary of the type described in clause (j) or (l) of the definition thereof shall only be permitted if such Subsidiary Guarantor becomes such an Excluded Subsidiary pursuant to a transaction with a third party that is not otherwise an Affiliate of the Company and such transaction was not for the primary purpose of release the Guarantee of such Subsidiary Guarantor, and, in the case of an Excluded Subsidiary of the type described in clause (j) of the definition thereof, only if such Subsidiary Guarantor ceases to be a Restricted Subsidiary);
(b)    to release or subordinate any Lien on any property granted to or held by ~~any~~the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is a Permitted Lien under clauses (i) or (l) (in the case of clause (l), upon the reasonable request of the Company, to the extent required by the terms of the agreements governing such Permitted Lien) of the definition thereof~~.~~;
(c)    if any Subsidiary Guarantor ceases to be a Restricted Subsidiary, or becomes an Excluded Subsidiary, in each case as a result of a transaction permitted hereunder or designation permitted hereunder (as certified in writing delivered to the Administrative Agent~~s~~ by a Responsible Officer of the Company) (provided that the release of any Subsidiary Guarantor from its obligations under the Loan Documents solely as a result of such Subsidiary Guarantor becoming an Excluded Subsidiary of the type described in clause (j) or (l) of the definition thereof shall only be permitted if such Subsidiary Guarantor becomes such an Excluded Subsidiary pursuant to a transaction with a third party that is not otherwise an Affiliate of the Company and such transaction was not for the primary purpose of release the Guarantee of such Subsidiary Guarantor, and, in the case of an Excluded Subsidiary of the type described in clause (j) of the definition thereof, only if such Subsidiary Guarantor ceases to be a Restricted Subsidiary).
Notwithstanding anything contained herein to the contrary, upon request by ~~any Administrative~~an Agent at any time, the Required Lenders shall confirm in writing such ~~Administrative~~ Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11; provided that the absence of such confirmation shall not affect in any way the validity of the automatic releases of security interest or Guaranty contemplated by this Agreement or ~~each Administrative~~such Agent’s obligations to comply with the provisions of the immediately following sentence. In each case as specified in this Section 9.11, ~~the Administrative~~an Agent~~s~~ will promptly (and each Lender irrevocably authorizes the Administrative Agent~~s~~ to), at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request (i) to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents (including the filing of termination statements or the return of pledged collateral), or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11; provided, that prior to any such request, the Company shall have in each case delivered to ~~the Administrative~~such Agent~~s~~ written request therefor and, to the extent requested by ~~any Administrative~~such Agent, a certificate of the Company to the effect that the release of such Guarantor or Collateral, as applicable, is in compliance with the Loan Documents. Each of the Lenders irrevocably authorizes ~~the Administrative~~such Agent~~s~~ to conclusively rely on any such certificate without independent investigation and release its interests in any Collateral or release any Guarantor from its obligations under the Loan Documents pursuant to this Section 9.11 (including, in each case of the foregoing, by filing applicable termination statements and/or returning pledged Collateral); it being acknowledged and agreed by each Secured Party that ~~each Administrative~~such Agent, in its capacity as such, shall have no liability with respect to relying on such certificate and taking actions to evidence such release.
Section 9.12    Other Agents; Arrangers and Managers. None of the Lenders, the Agents or other Persons identified on the facing page or signature pages of this Agreement as a “co-arranger” shall have any obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Agents, Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
Section 9.13    Appointment of Supplemental Administrative Agents.
(a)    It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case ~~any Administrative~~an Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, such ~~Administrative~~ Agent is hereby authorized to appoint an additional individual or institution selected by such ~~Administrative~~ Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental ~~Administrative~~ Agent” and, collectively, as “Supplemental ~~Administrative~~ Agents”).
(b)    In the event that ~~any Administrative~~an Agent appoints a Supplemental ~~Administrative~~ Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to such ~~Administrative~~ Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental ~~Administrative~~ Agent to the extent, and only to the extent, necessary to enable such Supplemental ~~Administrative~~ Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental ~~Administrative~~ Agent shall run to and be enforceable by either such ~~Administrative~~ Agent or such Supplemental ~~Administrative~~ Agent, and (ii) the provisions of Article III, this Article IX and of Section 10.04 and Section 10.05, together with any other indemnification, expense reimbursement or similar provision contained in any other Loan Document, that refer to such ~~Administrative~~ Agent shall inure to the benefit of such Supplemental ~~Administrative~~ Agent and all references therein to such ~~Administrative~~ Agent shall be deemed to be references to such ~~Administrative~~ Agent and/or such ~~Supplemental~~ Administrative Agent, as the context may require.
(c)    Should any instrument in writing from any Loan Party be required by any Supplemental ~~Administrative~~ Agent so appointed by ~~any Administrative~~an Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Company shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by such ~~Administrative~~ Agent. In case any Supplemental ~~Administrative~~ Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental ~~Administrative~~ Agent, to the extent permitted by Law, shall vest in and be exercised by such ~~Administrative~~ Agent until the appointment of a new Supplemental ~~Administrative~~ Agent.
Section 9.14    Withholding Tax. To the extent required by any applicable Law, the Administrative Agent~~s~~ may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that ~~an~~the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify such Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless such Administrative Agent fully for all amounts paid, directly or indirectly, by such Administrative Agent as Tax or otherwise, including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by ~~any~~the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent~~s~~ to set off and apply any amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due such Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the ~~applicable~~ Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term “Lender” shall, for purposes of this Section 9.14, include any L/C Issuer and (2) this Section 9.14 shall not limit or expand the obligations of the Borrower or any Guarantor under Section 3.01 or any other provision of this Agreement.
Section 9.15    Secured Cash Management Obligations; Secured Hedge Agreements. Except as otherwise expressly set forth herein or in any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent~~s~~ shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Obligations or Obligations arising under Secured Hedge Agreements unless ~~an~~the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as such Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
Section 9.16    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent~~s~~ and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)     such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)     the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable, and the conditions of such exemption have been satisfied, with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)     (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between ~~each~~the Administrative Agent, in its sole discretion, and such Lender.

(b)     In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent~~s~~ and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent~~s~~ are not a fiduciary with respect to the Collateral or the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent~~s~~ under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

Miscellaneous
Section 10.01    Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document ~~(other than the Amendment No. 1 Effective Date Agreement Among Lenders)~~, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the ~~applicable~~ Administrative Agent, the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:
(a)    extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)    postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby (it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, covenant, Event of Default, waiver of ~~(or amendment to the terms of) any mandatory prepayment of the Term Loans, waiver of~~ default interest, waiver of the MFN Adjustment or mandatory reduction of the Commitments shall not constitute a postponement of any date scheduled for the payment of principal or interest);
(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of Consolidated First Lien Secured Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest or fees; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”, to waive any obligation of the Borrower to pay interest at the Default Rate or to waive the MFN Adjustment;
(d)    change any provision of this Section 10.01 or the definition~~s~~ of “Required Lenders,” or ~~“Required Revolving Credit Lenders” or~~ Sections ~~2.05(b)(iv),~~ 2.13 or 8.04 that would alter the pro rata sharing payments without the written consent of each Lender directly and adversely affected thereby; provided that to the extent necessary to give effect to the incurrence or establishment under this Agreement of any Additional Revolving Credit Commitments, Revolving Credit Commitment Increases and/or Incremental Revolving Credit Commitments, in no event shall this clause (d) apply to any amendment, waiver or consent made to give effect to any such incurrence or establishment;
(e)    release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (e) to the extent such transaction does not result in the release of all or substantially all of the Collateral;
(f)    release all or substantially all of the Guarantees in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guarantees;

(g)    modify any of (i) the definitions of “Customary Intercreditor Agreement”~~, “Initial Revolving Credit Facility Cap”,~~ or “Pari Passu Indebtedness~~” or “Priority Payment Obligations~~” set forth in Section 1.01 (or any of the defined terms used in any such definitions solely as they relate to such definitions), (ii) the proviso to clause (ee) of the definition of “Permitted Liens” set forth in Section 1.01, or (iii) Section ~~2.05(b)(ii)(A), Section 2.05(b)(ii)(C), Section~~ 2.12(g), Section 2.13, the proviso to Section 2.14(f), Section 4.02 (solely with respect to Credit Extensions pertaining to the Revolving Credit Facility) or Section 7.09 ~~or (iv) any provision of the Amendment No. 1 Effective Date Agreement Among Lenders that would alter the priority status of the Revolving Credit Facility, in each case, without the written consent of each Revolving Credit Lender~~;
(h)    modify any of Section 2.14(f), Section 8.04, Section 10.24 or any Customary Intercreditor Agreement without the written consent of each Revolving Credit Lender ~~and the Required Facility Lenders in respect of the Term Loans~~;
(i)    modify any provision in this Agreement or any other Loan Document that expressly provides for the consent of the Required ~~Revolving Credit Lenders or the Required Facility~~ Lenders with respect to any Facility, in each case, without the written consent of the Required ~~Revolving Credit Lenders or the Required Facility~~ Lenders with respect to such Facility; or
(j)    (A) subordinate the Liens on the Collateral for the benefit of any of the Revolving Credit Lenders (in its capacity as a Secured Party hereunder) in respect of any of its Obligations to any other Lien in respect of any Indebtedness without the prior written consent of each Revolving Credit Lender adversely affected thereby or (B) effectuate any payment subordination with respect to the Obligations owing to any Revolving Credit Lender without the prior written consent of each Revolving Credit Lender adversely effected thereby;
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of a L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) [reserved]; (iii) no amendment, waiver or consent shall, unless in writing and signed by the applicable ~~Administrative~~ Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, ~~such~~the Administrative Agent or the Collateral Agent under this Agreement or any other Loan Document; (iv) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders~~; (vi) only the consent of the Required Revolving Credit Lenders (and no other Lenders) shall be necessary to amend, restatement, supplement or otherwise modify this Agreement or any other Loan Document to give effect to any Additional Revolving Credit Commitments, Revolving Credit Commitment Increases and/or Incremental Revolving Credit Commitments hereunder, to add, expand, amend, supplement, waive or otherwise modify the terms and provisions of Sections 7.09, 8.01(b)(ii) and 8.05 (and related definitions as used in such Sections, but not as used in other Sections of this Agreement), any other financial covenant, representation, affirmative covenant, negative covenant, event of default or any other provision or definition that applies to the Revolving Credit Facility and/or that is more restrictive against the Borrower than what is otherwise reflected in the Loan Documents for the Term Loans, as negotiated for the benefit of the Revolving Credit Lenders; provided that if any representation, affirmative covenant, negative covenant (other than a financial covenant), event of default or any other provision or definition if more restrictive to the Borrower than what is otherwise reflected in the Loan Documents for the Term Loans, such negative covenant, event of default or any other provision or definition shall (i) be incorporated herein for the benefit of the Term Lenders or (ii) shall only apply after the Maturity Date for the Term Loans provided that any Default or Event of Default with respect to the breach of any covenant (including any financial covenant, subject to any cure right) that applies solely to the Revolving Credit Facility shall not constitute a Default or Event of Default with respect to any Term Loans unless and until the Required Revolving~~

~~Credit Lenders have declared all amounts outstanding Revolving Credit Commitments to be immediately terminated, in each case, in accordance with this Agreements and such declaration has not been rescinded on or before such date; (vii) the consent of the Required Revolving Credit Lenders and the Required Lenders shall be necessary to permit the Company to incur additional Indebtedness that is pari passu with or senior to the Revolving Credit Facility in right of payment and with respect to security; and (viii) the consent of all adversely affected Revolving Credit Lenders shall be necessary to modify the order of payments pursuant to Section 8.04 to the extent such modification adversely impacts Priority Payment Obligations~~. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent~~s~~ and the Company (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the ~~Term Loans, the~~ Revolving Credit Loans~~, the Incremental Term Loans, if any,~~  and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders ~~and, if applicable, the Required Revolving Credit Lenders; provided that for the avoidance of doubt, the consent of the Required Revolving Credit Lenders shall be required with respect to any amendment that permits the Loan Parties to incur Indebtedness that ranks pari passu with or senior to the Revolving Credit Facility in right of security and payment.~~.
Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the ~~Administrative~~Collateral Agent~~s and Blackstone Representative~~ and may be, together with this Agreement, amended, supplemented and waived with the consent of the ~~Administrative~~Collateral Agent~~s~~ at the request of the Company without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, inconsistencies, omissions, mistakes or defects (including to correct or cure incorrect cross references or similar inaccuracies), (iii) to effect administrative changes of a technical or immaterial nature or (iv) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents. Furthermore, with the consent of the ~~Administrative~~Collateral Agent~~s~~ at the request of the Company (without the need to obtain any consent of any Lender), any Loan Document may be amended to cure ambiguities, inconsistencies, omissions, mistakes or defects (including to correct or cure incorrect cross references or similar inaccuracies.
Notwithstanding anything in this Section 10.01 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Company and the ~~applicable~~ Administrative Agent to the extent necessary (i) to integrate any Incremental Facilities, Refinancing Revolving Credit Commitments~~, Refinancing Term Loans, Extended Term Loans~~  or Extended Revolving Credit Commitments, (ii) to integrate or make administrative modifications with respect to borrowings and issuances of Letters of Credit and (iii) to integrate and terms or conditions from any Incremental Facility Amendment that are more restrictive than this Agreement in accordance with Section 2.14(d) and (b) without the consent of any Lender or L/C Issuer, the Loan Parties, the Administrative Agent~~s~~ or the Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y)  any applicable intercreditor agreement contemplated by this Agreement, in each case with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral. Without limitation of the foregoing, the Company may, without the consent of any Lenders, upon delivery to the ~~applicable~~ Administrative Agent (i) increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder, (ii) increase, expand and/or extend the call protection provisions and any “most favored nation” provisions benefiting any Class or Classes of Lenders hereunder (including, for the avoidance of doubt, the provisions of ~~Section 2.05(e) and~~ 2.14(b)(ii) hereof) and/or (iii) with the consent of the applicable ~~Administrative~~ Agent (provided that any amendment shall not become effective unless the Lenders have received at least five Business Days’ prior written notice thereof and the applicable ~~Administrative~~ Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment), modify any other provision hereunder or under any other Loan Document in a manner, as determined by the applicable ~~Administrative~~ Agent in its sole discretion, more favorable to the then-existing Lenders or Class or Classes of Lenders, in each case in connection with the issuance or incurrence of any Incremental Facilities or other Indebtedness permitted hereunder, where the terms of any such Incremental Facilities or other Indebtedness are more favorable to the lenders thereof than the corresponding terms applicable to other Loans or Commitments then existing hereunder, and it is intended that one or more then-existing Classes of Loans or Commitments under this Agreement share in the benefit of such more favorable terms in order to comply with the provisions hereof relating to the incurrence of such Incremental Facilities or other Indebtedness; provided that the applicable ~~Administrative~~ Agent will have at least five Business Days (or such shorter period to which the applicable ~~Administrative~~ Agent may consent in its reasonable discretion) after written notice from the Company to provide such consent and may, in its sole discretion, provide written notice to the Lenders regarding any such proposed amendment.
        Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required ~~any Administrative~~an Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Credit Lender) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders.  For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrower or other Loan Parties or any instrument issued or guaranteed by any of the Borrower or other Loan Parties shall not be deemed to create a short position with respect to the Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5.0% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrower or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transactions, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrower or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrower and other Loan Parties and any instrument issued or guaranteed by any of the Borrower or other Loan Parties, collectively, shall represent less than 5.0% of the components of such index.  In connection with any such determination, each Lender (other than (x) any Lender that is a Regulated Bank and (y) any Revolving Credit Lender as of the Closing Date) shall promptly notify the applicable ~~Administrative~~ Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrower and the applicable ~~Administrative~~ Agent that it is not a Net Short Lender (it being understood and agreed that the applicable ~~Administrative~~ Agent shall be entitled to rely on each such representation and deemed representation and shall have no duty to (x) inquire as to or investigate the accuracy of any such representation or deemed representation or (y) otherwise ascertain or monitor whether any Lender, Eligible Assignee or Participant or prospective Lender, Eligible Assignee or Participant is a Net Short Lender or make any calculations, investigations or determinations with respect to any derivative contracts and/or net short positions). Without limiting the foregoing, ~~the Administrative~~no Agent~~s~~ shall ~~not~~ (A) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to the Net Short Lenders or (B) have any liability with respect to or arising out of any assignment or participation of Loans to any Net Short Lender).

Section 10.02    Notices and Other Communications; Facsimile Copies.
(a)    General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower, any ~~Administrative~~ Agent or an L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person (or in the case of any borrower, specified for the Company) on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Company, ~~each Administrative~~the Agents and the L/C Issuers.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent~~s~~ and the L/C Issuers pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the ~~applicable~~ Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the ~~applicable~~ Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. ~~Any~~The Administrative Agent, the Collateral Agent, or the Company may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the applicable ~~Administrative~~ Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any ~~Administrative~~ Agent or any of its Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or ~~any Administrative~~the applicable Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of ~~Holdings,~~ the Borrower, ~~any~~the Administrative Agent, the Collateral Agent, any L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent~~s~~ the Collateral Agent, and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent~~s~~ from time to time to ensure that such Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or their securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Agents and Lenders. The Administrative Agent~~s~~, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct (as determined by a final non-appealable judgment of competent jurisdiction).

(f)    Notice to other Loan Parties. The Borrower agrees that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Company in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.
Section 10.03    No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent~~s~~ to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
Section 10.04    Attorney Costs and Expenses. The Company agrees (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent~~s,~~ and Collateral Agent ~~and Blackstone Credit~~ for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of King & Spalding LLP, Ballard Spahr LLP and Davis Polk & Wardwell LLP (and any other counsel retained with the Company’s consent (such consent not to be unreasonably withheld or delayed)) and one local and foreign counsel in each relevant jurisdiction, and (b) to pay or reimburse the Administrative Agent~~s~~, Collateral Agent~~, Blackstone Credit~~  and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and, in the case of legal fees, limited to all Attorney Costs of one counsel for all such Persons (and, in the case of an actual or perceived conflict of interest, where such Person affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Company of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the ~~applicable~~ Administrative Agent in its sole discretion.
Section 10.05    Indemnification by the Company. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender, and their respective Related Parties and other representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one counsel for each of (i) the Agents and (ii) all other Indemnitees ~~and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for each of (i) the Agents and (ii) all other Indemnitees~~ (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Company of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) and, in each case, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Company, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transactions, including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan

Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or, to the extent ~~arising from the former ownership or operation of the Company, any~~giving rise to liability of the Borrower, any of its Restricted Subsidiar~~y~~ies or any other Loan Party, formerly owned, leased or operated by the Company, any Subsidiary or any other Loan Party, or any Environmental Liability ~~related in any way to~~of the Company, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the officers, directors, employees, agents, advisors or members of any of the foregoing, in each case who are involved in or aware of the Transactions (as determined by a court of competent jurisdiction in a final and non-appealable decision), (x) other than with respect to the Agents and each of their Agent-Related Persons, a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision), or (y) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Company or any of its Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or similar role under the Loan Documents, unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a final non-appealable judgment of competent jurisdiction)). No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks, Debtdomain or other similar information transmission systems in connection with this Agreement. No Indemnitee nor any Loan Party shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that nothing contained in this sentence shall limit the Company’s indemnification obligations under the Loan Documents to the extent such special, punitive, indirect or consequential damages are included in any third-party claim in connection with which any Indemnitee is entitled to indemnification hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of any ~~applicable Administrative~~ Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.
Section 10.06    Payments Set Aside. To the extent that any payment by or on behalf of a Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued

in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent~~s~~ upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate.
Section 10.07    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein (including without limitation as permitted under Section 7.04), neither ~~Holdings~~the Company nor any of its Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e), ~~the Blackstone Representative to the extent provided in Sections 9.04, 9.06, 9.12, 10.07 and 10.21,~~ and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)    the Company, provided that, no consent of the Company shall be required for an assignment (1) ~~of any Term Loan to any other Lender, a Blackstone Entity, any Affiliate of Blackstone Entity or Lender or any Approved Fund~~[reserved], (2) of any Revolving Credit Loans or Revolving Credit Commitment to any other Revolving Credit Lender, any Affiliate of a Revolving Credit Lender or any Approved Fund of a Revolving Credit Lender or, (3) of any ~~Term Loan,~~ Revolving Credit Loans or Revolving Credit Commitment, if an Event of Default under Section 8.01(a) or under Section 8.01(f) has occurred and is continuing, to any Assignee; provided, further, that such consent shall be deemed to have been given if the Company has not responded within 10 Business Days after notice by the ~~applicable~~ Administrative Agent;
(B)    the ~~applicable~~ Administrative Agent; provided that no consent of such Administrative Agent shall be required for an assignment to another Lender~~, a Blackstone Entity~~  or any Affiliate of ~~Blackstone Entity or~~a Lender or an Approved Fund;
(C)    each L/C Issuer at the time of such assignment~~, provided that no consent of such L/C Issuers shall be required for any assignment of a Term Loan~~; and
(D)    in the case of any assignment of any of the Revolving Credit Facility, the consent of each L/C Issuer.
    (ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the ~~applicable~~ Administrative Agent) shall not be less than $5.0 million (in the case of the Revolving Credit Facility) ~~or $1.0 million (in the case of a Term Loan)~~ unless the Company and the ~~applicable~~ Administrative Agent otherwise consents, provided that (1) no such consent of the Company shall be required if an Event of Default under Section 8.01(a) or (f) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
(B)    the parties to each assignment shall execute and deliver to the ~~applicable~~ Administrative Agent an Assignment and Assumption;
(C)    the Assignee, if it shall not be a Lender, shall deliver to the ~~applicable~~ Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f);
(D)    the Assignee shall not be a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), a Disqualified Lender or~~, except to the extent permitted pursuant to Section 2.17 or Section 10.07(k), Holdings~~ the Company or any of its Subsidiaries;
(E)    the Assignee shall not be a Defaulting Lender.
This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
(c)    Subject to acceptance and recording thereof by the ~~applicable~~ Administrative Agent pursuant to Section 10.07(d) and receipt by the ~~applicable~~ Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that (i) the ~~applicable~~ Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (ii) such fee shall not be applicable in the case of an assignment to an Affiliate of the assigning Lender ~~or to a Blackstone Entity or any Affiliate of a Blackstone Entity~~), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including, for the avoidance of doubt, any rights and obligations pursuant to Section 3.01), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrower (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.
(d)    ~~Each~~The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the ~~applicable~~ Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) and currencies of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings, owing to, each Lender (as applicable) pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender (but in the case of any Lender solely with respect to such Lender’s outstanding Loans or Commitments) at any reasonable time and from time to time upon reasonable prior notice. No assignment shall be effective unless recorded in the Register. The parties hereto agree and intend that the Secured Obligations shall be treated as being in registered form for the purposes of the Code (including Sections 163(f), 871(h)(2), 881(c)(2), and 4701 of the Code).
(e)    Any Lender may at any time, without the consent of, or notice to, the Borrower, any L/C Issuer or ~~any~~the Administrative Agent, sell participations to any Person (other than a natural person or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), provided that each Participant shall be subject to the requirements and limitations of such Sections (including Sections 3.01(f) and (g) and Sections 3.05 and 3.06) (it being understood that the Participant shall deliver the forms described in Section 3.01(f) solely to the participating Lender, it being understood that copies of such forms may be required to be included (and, if so, will be included) as part of a ~~non-U.S. Granting~~Foreign Lender’s IRS Form W-8IMY provided to the ~~applicable~~ Administrative Agent or the Borrower), to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant complies with Section 2.13 as though it were a Lender. Any Lender that sells participations shall maintain a register on which it enters the name and the address of each Participant and the principal and interest amounts of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and the Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrower solely for purposes of applicable United States federal income tax law and undertakes no other duty, responsibility or obligation to the Borrower (without limitation, in no event shall such Lender be a fiduciary of the Borrower for any purpose). No Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code.
(f)    A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.03 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent or except to the extent such entitlement to a greater payment results from a Change in Law after the Participant became a Participant.
(g)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(h)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the ~~applicable~~ Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including Section 3.01(f) and (g) and Sections 3.05 and 3.06 (it being understood that the SPC shall deliver the forms described in Section 3.01(f) solely to the Granting Lender, it being understood that copies of such forms may be required to be included (and, if so, will be included) as part of a Foreign Lender’s IRS Form W-8IMY provided to the ~~applicable~~ Administrative Agent or the Borrower)), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.03 or 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the ~~applicable~~ Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC. Any Granting Lender shall maintain a register with respect to any grant described in this clause (h) on which it enters the name and the address of each SPC and the principal and interest amounts of each SPC’s interest in the granted Commitments and/or Loans (or other rights or obligations with respect thereto), which shall be maintained in a manner similar to any Participant Register described in Section 10.07(e), mutatis mutandis.
(i)    Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(j)    Notwithstanding anything to the contrary contained herein, any L/C Issuer may, upon thirty (30) days’ notice to the Company and the Lenders, resign as an L/C Issuer, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified, in consultation with the Company, a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, as applicable. In the event of any such resignation of an L/C Issuer, the Company shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer; provided that no failure by the Company to appoint any such successor shall affect the resignation of the relevant L/C Issuer, as the case may be. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).
~~(k) Any Lender may, so long as (i) no proceeds of Revolving Credit Loans are applied to fund the consideration for any such assignment and (ii) no Event of Default has occurred and is then continuing, at any time, assign all or a portion of its rights and obligations with respect to Term Loans under this Agreement to Holdings or any of its Subsidiaries through (x) Dutch auctions open to all Term Lenders in~~

~~accordance with procedures of the type described in Section 2.17 or (y) notwithstanding Section 2.05(d) or Section 2.17 or any other provision in this Agreement, open market purchase on a non-pro rata basis; provided, that, in connection with assignments pursuant to this clause (k):~~
~~(i) the assigning Lender and Holdings or such Subsidiary, as applicable, shall execute and deliver to the Term Loan Administrative Agent an Assignment and Assumption in form and substance reasonably satisfactory to the Term Loan Administrative Agent and all parties to the relevant repurchases shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption;~~
~~(ii) if Holdings or any of its Subsidiaries (other than the Company) is the assignee, upon such assignment, transfer or contribution, Holdings or such Subsidiary shall automatically be deemed to have contributed the principal amount of such Term Loans, plus all accrued and unpaid interest thereon, to the Company; and~~
~~(iii) if the assignee is the Company (including through contribution or transfers set forth in clause (ii) above), (a) the principal amount of such Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Company shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Term Loans of the remaining Term Lenders shall reflect such cancellation and extinguishing of the Term Loans then held by the Company and (c) the Company shall promptly provide notice to the Term Loan Administrative Agent of such contribution, assignment or transfer of such Term Loans, and the Term Loan Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.~~
~~(l) Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to any Affiliated Lender; provided that:~~
~~(i) no Affiliated Lender (other than a Debt Fund Affiliate) shall have any right to (x) attend or participate in (including, in each case, by telephone) any meeting (including “Lender only” meetings) or discussions (or portion thereof) among any Administrative Agent or any Lender to which representatives of the Company are not then present or invited thereto, (y) receive any information or material prepared by any Administrative Agent or any Lender or any communication by or among any Administrative Agent and one or more Lenders or any other material which is “Lender only”, except to the extent such information or materials have been made available to the Company or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Section 2) or receive any advice of counsel to any Administrative Agent or (z) make any challenge any Administrative Agent’s or any other Lender’s attorney-client privilege on the basis of its status as a Lender;~~
~~(ii) except with respect to any amendment, modification, waiver, consent or other action (a) that requires the consent of all Lenders, all Lenders directly and adversely affected or specifically such Lender, (b) that alters the applicable Affiliated Lender’s pro rata share of any payments given to all Lenders, or (c) affects the applicable Affiliated Lender (in its capacity as a Lender) in a manner that is disproportionate to the effect on any Lender in the same Class, the Term Loans held by the applicable Affiliated Lender (other than a Debt Fund Affiliate) shall be disregarded in both the numerator and denominator in the calculation of any Lender vote (and, in the case of a plan of reorganization that does not affect the applicable Affiliated Lender in a manner that is adverse to such Affiliated Lender relative to other Lenders, such Affiliated Lender shall be deemed to have voted its interest in the Term Loans in the same proportion as the other Lenders in the same Class) (and shall be deemed to have been voted in the same percentage as all other applicable Lenders voted if necessary to give legal effect to this paragraph) (but, in any event, in connection with any amendment, modification, waiver, consent or other action, shall be entitled to any consent fee, calculated as if all of the applicable Affiliated Lender’s Term Loans had voted in favor of any matter for which a consent fee or similar payment is offered); and~~
~~(iii) no such acquisition by an Affiliated Lender (other than a Debt Fund Affiliate) shall be permitted if, after giving effect to such acquisition, the aggregate principal amount of Term Loans of any~~

~~Class held by Affiliated Lenders (other than Debt Fund Affiliates) would exceed 25% of the aggregate principal amount of all Term Loans, of such Class outstanding at the time of such purchase; provided that to the extent any assignment to an Affiliated Lender (other than a Debt Fund Affiliate) would result in the aggregate principal amount of the applicable Term Loans held by Affiliated Lenders (other than Debt Fund Affiliates) exceeding such 25% threshold at the time of such purchase, the purchase of such excess amount will be void ab initio.~~
~~Each Affiliated Lender agrees to notify the Administrative Agents promptly (and in any event within 10 Business Days) if it acquires any Person who is also a Lender, and each Lender agrees to notify the Administrative Agents promptly (and in any event within ten (10) Business Days) if it becomes an Affiliated Lender.~~
~~(m) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders,” or “Required Revolving Credit Lenders” to the contrary, for purposes of determining whether the Required Lenders and Required Revolving Credit Lenders (in respect of a Class of Loans) have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action (other than a Debt Fund Affiliate) with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to Section 10.07(l)(ii), any plan of reorganization pursuant to the U.S. Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agents or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, no Affiliated Lender (other than a Debt Fund Affiliate) shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agents or any Lender to take (or refrain from taking) any such action (other than any such amendment, waiver, consent, modification or other action that requires the consent of each Lender, each affected Lender, affects such Affiliated Lender as compared to other Lenders in a disproportionately adverse manner or that deprives such Affiliated Lender of its pro rata share of any payments to which it is entitled, as to which items each Affiliated Lender shall have the right to vote, consent, act or direct or require the Administrative Agents to take (or refrain from taking) action) and:~~
~~(i) all Loans held by any Affiliated Lenders (other than a Debt Fund Affiliate) shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders and Required Revolving Credit Lenders (in respect of a Class of Loans) have taken any actions; and~~
~~(ii) all Loans held by Affiliated Lenders (other than a Debt Fund Affiliate) shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.~~
~~(n) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender (other than a Debt Fund Affiliate) hereby agrees that if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender (other than a Debt Fund Affiliate), such Affiliated Lender irrevocably authorizes and empowers the applicable Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated Lender in any manner in the applicable Administrative Agent’s sole discretion, unless such Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as such Administrative Agent directs; provided that such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the applicable Administrative Agent) in connection with any plan of reorganization to the extent any such plan of reorganization proposes to treat any Obligations held by such Affiliated Lender in a disproportionately adverse manner to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders.~~
~~(o) Notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, (ii) otherwise acted on any matter related to any Loan Document or (iii) directed or required the applicable Administrative Agent or any Lender to~~

~~undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans held by Debt Fund Affiliates may not account for more than 49.9% (pro rata among such Debt Fund Affiliates) of the Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01.~~
Section 10.08    Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates, its Affiliates’ respective Related Parties ~~(if such Person is a Blackstone Entity, then it may make disclosures to any other Blackstone Entity and its Related Parties)~~ and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority, to any pledgee referred to in Section 10.07(g); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process (in which case such Agent or Lender agrees (except with respect to any audit or examination conducted by bank accountants or any regulatory authority including any self-regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the applicable Loan Party promptly thereof prior to disclosure and upon the reasonable request of any Loan Party cooperate with the Loan Party to obtain a protective order or similar confidential treatment) or required or requested by any regulatory authority purporting to have jurisdiction over such person~~, any Blackstone Entity~~  or any of their respective Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) and which shall include, without limitation any routine audits conducted by such regulatory authority; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Company), to any pledgee referred to in Section 10.07(i), counterparty to a Swap Contract or Qualified Securitization Financing, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Company; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or; (k) to ~~a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by a Blackstone Entity; or (l) to any current or prospective funding source of any Blackstone Entity, including any current and prospective investors or funding sources of a fund administered, managed, advised or sub-advised by Blackstone Credit~~the extent such Information (i) becomes available on a nonconfidential basis from a source other than the Borrower and (ii) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 10.08. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. ~~Blackstone Credit may publicize in its marketing materials or tombstone summary information about the Borrower and this Agreement and Blackstone Credit will direct any such recipient to keep any such information confidential. No Loan Party shall, and no Loan Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Loan Party) using the name, logo or otherwise referring to Blackstone Credit or of any of its Affiliates (including any Blackstone Entity), this Agreement, the other Loan Documents or any transaction contemplated herein or therein to which Blackstone Credit or any of its respective Affiliates is party without the prior written consent of the Blackstone Representative or such Affiliate except to the extent required to do so under applicable Law and then, only after consulting with Blackstone Credit or such Affiliate.~~ For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to

~~Holdings,~~ the Borrower or any of their Subsidiaries or their business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.
Section 10.09    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, no Lender or its Affiliates and no L/C Issuer or its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Lender or its Affiliates or such L/C Issuer or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary or a Domestic Foreign Holding Company. Each Lender and L/C Issuer agrees promptly to notify the Company and the ~~applicable~~ Administrative Agent after any such set off and application made by such Lender or L/C Issuer, as the case may be; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each ~~Administrative~~ Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Administrative Agent, such Lender and such L/C Issuer may have.
Section 10.10    Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.11    Integration. This Agreement, together with the other Loan Documents and the Fee Letters, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
Section 10.12    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
Section 10.13    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 10.14    GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS.
(a)    THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).
(b)    EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, ~~HOLDINGS,~~ EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, ~~HOLDINGS,~~ EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT~~S~~, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.
Section 10.15    WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED

THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section 10.16    Binding Effect. This Original Credit Agreement became effective as of the Closing Date, and this Agreement is binding upon and inures to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
Section 10.17    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the ~~applicable~~ Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the ~~applicable~~ Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the ~~applicable~~ Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the ~~applicable~~ Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the ~~applicable~~ Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the ~~applicable~~ Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the ~~applicable~~ Administrative Agent in such currency, the ~~applicable~~ Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).
Section 10.18    Lender Action. The Lenders and each other holder of an Obligation under a Loan Document shall act collectively through the applicable ~~Administrative~~ Agent for any right or remedy against any Loan Party under any of the Loan Documents (other than set-off rights) in each case with respect to the Collateral or any other property of any Loan Party. Without limiting the delegation of authority to the ~~applicable Administrative~~ Agents set forth herein, only the Required Lenders ~~(or, if applicable, the Required Revolving Credit Facility Lenders)~~ shall have the authority to direct the applicable ~~Administrative~~ Agent with respect to the exercise of rights and remedies hereunder and under the other Loan Documents (including with respect to alleging the existence or occurrence of, and exercising rights and remedies as a result of, any Default or Event of Default) with respect to (i) the Loans and (ii) any Collateral, and (ii) any other property of any Loan Party.  Any such rights and remedies arising under the Loan Documents shall not be exercised other than through the ~~applicable Administrative~~ Agents. Each Lender agrees that it shall not, and hereby waives any right to, take or institute any actions or proceedings, judicial or otherwise, for any such right or remedy under any Loan Document against any Loan Party or any past, present, or future Subsidiary of any Loan Party concerning any Collateral, or any other property of any Loan Party or any past, present or future Loan Party other than through the applicable ~~Administrative~~ Agent; provided, that, for the avoidance of doubt, this sentence may be enforced against any Secured Party by the Required Lenders, any Agent or the Borrower (or any of its Affiliates) and each Secured Party expressly acknowledge that this sentence shall be available as a defense of the Borrower (or any of its Affiliates) in any such action, proceeding or remedial procedure. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.
Section 10.19    USA PATRIOT Act. Each Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes the name and address of the Borrower and the Guarantors and other information that will allow such Lender to identify the Borrower and the Guarantors in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.
Section 10.20    Obligations Absolute~~.~~. To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)    any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;
(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.
Section 10.21    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower ~~and Holdings~~  acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent~~s and the Blackstone Representative~~ are arm’s-length commercial transactions between the Borrower~~, Holdings and their respective~~ and its Affiliates, on the one hand, and the Administrative Agent~~s and Blackstone Representative~~, on the other hand, (B) ~~each of~~ the Borrower ~~and Holdings have~~has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) ~~each of~~ the Borrower ~~and Holdings are~~is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each ~~of the Administrative~~ Agent~~s,~~ and each Lender ~~and the Blackstone Representative~~ is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower~~, Holdings~~  or any of ~~their respective~~its Affiliates, or any other Person and (B) neither ~~the Administrative~~ Agent~~s,~~  nor any Lender ~~or the Blackstone Representative~~ has any obligation to the Borrower~~, Holdings~~  or any of ~~their respective~~its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) ~~the Administrative~~each Agent~~s,~~ and each Lender and ~~the Blackstone Representative and~~ their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower~~, Holdings and their respective~~ and its Affiliates, and ~~neither the Administrative Agents nor the Blackstone Representative has any~~such Agent has no obligation to disclose any of such interests to the Borrower~~, Holdings,~~  or any of ~~their~~its respective Affiliates. To the fullest extent permitted by law, ~~each of~~ the Borrower ~~and Holdings~~ hereby waives and releases any claims that it may have against each ~~Administrative~~ Agent~~,~~ and each Lender ~~and the Blackstone Representative~~ with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 10.22    Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 10.24    Acknowledgment of Intercreditor Agreements. The Lenders and the other Secured Parties hereby irrevocably authorize and instruct the Administrative Agent~~s~~ and the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Customary Intercreditor Agreement, with the collateral agent or other representatives of the holders of Indebtedness that is to be secured by a Lien on the Collateral that is permitted (including as to priority) under this Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof (any of the foregoing, an “Specified Intercreditor Agreement”). The Lenders and the other Secured Parties irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether any such other Liens are not prohibited and (y) any Specified Intercreditor Agreement entered into by the Administrative Agent~~s~~ and/or the Collateral Agent shall be binding on the Secured Parties, and each Lender and the other Secured Parties hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Specified Intercreditor Agreement. No Lender is nor shall it be deemed to be a fiduciary of any kind for any other Lender or any other Person. The foregoing provisions are intended as an inducement to any provider of any Indebtedness not prohibited by Section 7.03 hereof to extend credit to the Loan Parties and such persons are intended third-party beneficiaries of such provisions.
Section 10.25    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Rate Components”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Rate Components payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Rate Components that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Rate Components payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender
ARTICLE XI
Co-Borrower Arrangements
Section 11.01    Addition of Co-Borrowers. From time to time on or after the Amendment No. 3 Effective Date, the Borrower may, upon ten (10) Business Days’ prior notice to the ~~applicable~~ Administrative Agent, designate one or more Restricted Subsidiaries that are Wholly Owned Subsidiaries as a “Co-Borrower” with respect to any designated tranche of ~~Term Loans and/or~~ Revolving Credit Loans; provided that such Restricted Subsidiary designated on or after the Amendment No. 3 Effective Date shall not become a Co-Borrower hereunder unless and until each of the following has occurred or is satisfied, as applicable:
(a)    the ~~applicable~~ Administrative Agent, the Collateral Agent and the Lenders shall have received a Beneficial Ownership Certification and all other documentation and other information about such Co-Borrower as has been reasonably requested in writing by the ~~applicable~~ Administrative Agent, the Collateral Agent and such Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and Beneficial Ownership Regulation;
(b)    such Co-Borrower shall (i) be organized in the United States (or any State thereof or the District of Columbia)~~,~~ and (ii~~) be treated as a corporation for U.S. federal income tax purposes and (iii~~) not, by its designation as a Co-Borrower, cause an adverse tax consequence for the Lenders in the aggregate (as compared to the position of the Lenders in the aggregate before the designation of such Co-Borrower);
(c)    no Default or Event of Default shall exist, or would result from such proposed Restricted Subsidiary being designated as a Co-Borrower;
(d)    the representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of designation of any Co-Borrower, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality);
(e)    such Co-Borrower shall have delivered to the ~~applicable~~ Administrative Agent duly authorized and executed documentation joining such Co-Borrower to this Agreement in a form reasonably satisfactory to the ~~applicable~~ Administrative Agent and, if applicable, intercreditor arrangements, intercompany subordination agreements and a guaranty or guaranty supplement pursuant to the Guaranty; provided that such joinder documentation and such guaranty or guaranty supplement will incorporate any provisions specific to the designated Co-Borrower’s jurisdiction of organization and applicable Laws of such jurisdiction of organization;
(f)    such Co-Borrower shall have delivered to the ~~applicable~~ Administrative Agent and Collateral Agent executed counterparts of a joinder or supplement to the, Guaranty, the Collateral Documents and other security documents and deliverables consistent with those required pursuant to Section 6.10 and 6.12 or in order to satisfy the Collateral and Guarantee Requirement with respect to such Co-Borrower (it being understood and agreed that the ~~applicable~~ Administrative Agent and the Borrower may waive or modify any such requirements to the extent they deem in their mutual discretion such changes are necessary or appropriate under the circumstances, including taking into account the designated Co-Borrower’s jurisdiction of organization and applicable Laws);
(g)    the ~~applicable~~ Administrative Agent shall have received an opinion of local counsel and/or New York counsel, as applicable and depending on the circumstances and relevant market standard, in each case, addressed to the ~~applicable~~ Administrative Agent, the Collateral Agent and the Lenders (in each case, where, and as, consistent with generally accepted market practice);
(h)    the ~~applicable~~ Administrative Agent shall have received a copy of a resolution of the Board of Directors, if required by applicable Law, of such Co-Borrower: (i) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party; (ii) authorizing a specified person or persons to execute the Loan Documents and any related documents to which it is a party on its behalf; and (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Committed Loan Notice or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party; and
(i)    the ~~applicable~~ Administrative Agent shall have received a certificate of a Responsible Officer of the Co-Borrower certifying that (i) its Organization Documents and each copy document relating to it specified in clause (h) above, is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the joinder documentation referred to in clause (e) above and (ii) each of the conditions set forth in in clauses (c) and (d) above have been satisfied.
Section 11.02    Status of Co-Borrowers. Once a Co-Borrower has become a Co-Borrower in accordance with Section 11.01, it shall be a “Borrower” under any ~~Term Facility (with respect to the applicable tranche of Term Loans) or any~~ Revolving Credit Facility (with respect to the applicable tranche of Revolving Credit Loans)~~, as applicable~~. From the Amendment No. ~~3~~6 Effective Date, the Parent Borrower shall be the “Company” and a “Borrower” under the Revolving Credit Facility. Each of the Co-Borrowers and the Company shall be jointly and severally liable hereunder with respect to the Obligations under the applicable tranche of ~~Term Loans of the applicable Term Facility or the applicable tranche of~~ Revolving Credit Loans of the applicable Revolving Credit Facility under the Loan Documents. Each of the Co-Borrowers and the Company shall be jointly and severally liable hereunder with respect to the Obligations under the Administrative Agent Fee Letter. ~~The Parent Borrower and the Company shall be jointly and severally liable hereunder with respect to Obligations under the Revolving Credit Loans.~~
Section 11.03    Resignation of Co-Borrowers ~~and the Amendment No. 3 Guarantor.~~ . A Co-Borrower may elect to terminate its eligibility to request ~~Term Borrowings or~~ Revolving Credit Borrowings~~, as applicable,~~  and to cease to be a Co-Borrower hereunder upon the occurrence of, and such resignation shall effective when, such resigning Co-Borrower shall have delivered to the ~~applicable~~ Administrative Agent and the Collateral Agent a notice of resignation in form and substance reasonably satisfactory to the ~~applicable~~ Administrative Agent. ~~On the fifth (5th) Business Day (or such later date as may be reasonably agreed by the Borrower) after the consummation of the Amendment No. 3 Contribution and Exchange, (x) the Parent Borrower shall terminate its eligibility to request Revolving~~

~~Credit Borrowings, shall cease to be the Parent Borrower or a Borrower hereunder and shall cease to be a Guarantor under the Guaranty and (y) the Amendment No. 3 Guarantor shall cease to be a Guarantor under the Guaranty. Except as set forth in the immediately preceding sentence, any~~Any such Co-Borrower ~~or Parent Borrower~~ resignation shall not, to the extent applicable, have any impact on such Person’s obligations as a Guarantor and such obligations, to the extent applicable, shall continue to be effective in accordance with the Guaranty and the other provisions and undertakings hereunder related thereto.
Section 11.04    Designation of Company. ~~The Parent Borrower and e~~Each person that becomes a “Co-Borrower” pursuant to this Article 11 hereby irrevocably appoints the Company to act as its agent for all purposes of this Credit Agreement and the other Loan Documents and agrees that (i) the Company may execute such documents or provide consents on behalf of ~~the Parent Borrower or~~ such Co-Borrower as the Company deems appropriate in its sole discretion and each Co-Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by the Administrative Agent~~s~~ or the Lenders to the Company shall be deemed delivered to each Co-Borrower and (iii) the Administrative Agent~~s~~ or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of each of the Loan Parties.
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